SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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North Shore Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

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This proxy statement is dated __________, 2009 and is first being mailed to North Shore Acquisition Corp. stockholders on or about _________, 2009.

NORTH SHORE ACQUISITION CORP.
545-7 Dogok-Dong
SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul Korea 135-270

NOTICE OF SPECIAL MEETING
OF
STOCKHOLDERS
TO BE HELD ON __________, 2009

TO THE STOCKHOLDERS OF NORTH SHORE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of NORTH SHORE ACQUISITION CORP. (“North Shore”), a Delaware corporation, will be held at 10:00 a.m. eastern standard time, on ________, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., North Shore’s counsel, at The Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon a proposal to approve the Securities Purchase and Share Exchange Agreement (the “Purchase Agreement”) dated as of September 8, 2009, among North Shore, Sungdong Industries Co. Ltd. (“SDI”), Hwi Young Jung (“HY Jung”), a principal stockholder of SDI, and Hong Jun Jung (“Pledgor”), which, among other things, provides for the acquisition of up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI in exchange for cash consideration to SDI and 7,341,102 shares of the common stock of North Shore to HY Jung – this proposal is referred to herein as the “acquisition proposal”;

(2) to consider and vote upon a proposal to approve an amendment to the certificate of incorporation of North Shore to change its name from “North Shore Acquisition Corp.” to “North Shore Corp.” – this proposal is referred to herein as the “name change proposal”;

(3) to consider and vote upon a proposal to approve an amendment to North Shore’s certificate of incorporation to increase the number of authorized shares of North Shore common stock from 20,000,000 to 35,000,000 – this proposal is referred to herein as the “capitalization amendment proposal”;

(4) to consider and vote upon a proposal to approve an amendment to the certificate of incorporation of North Shore to make its corporate existence perpetual and to remove provisions that are no longer applicable to North Shore – this proposal is referred to herein as the “charter amendment proposal”;

(5) to elect four directors to North Shore’s board of directors, of whom one will serve until the annual meeting to be held in 2010, one will serve until the annual meeting to be held in 2011 and two will serve until the annual meeting to be held in 2012 and, in each case, until their successors are elected and qualified – this proposal is referred to herein as the “director election proposal”; and

(6) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, North Shore is not authorized to consummate the acquisition – this proposal is referred to herein as the “stockholder adjournment proposal”.

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of North Shore common stock at the close of business on , 2009 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The acquisition proposal must be approved by the vote in favor of the proposal by holders of a majority of the outstanding shares of North Shore common stock sold in its initial public offering (“IPO”), including holders who purchased such shares subsequent to the IPO, that are voted at the special meeting. Such outstanding shares are referred to herein as the “Public Shares.” The name change proposal, capitalization amendment proposal and charter amendment proposal must each be approved by the holders of a majority of all outstanding shares of North Shore common stock. Those directors who receive a plurality of votes cast for the respective positions will be elected. A stockholder adjournment proposal, if presented, must be approved by the holders of a majority of the shares of North Shore common stock present in person or by proxy at the special meeting. Abstentions will have the same effect as a vote against the name change proposal, the capitalization amendment proposal, the charter amendment proposal and the stockholder adjournment proposal, if the latter is presented, but will have no effect on the election of directors and the acquisition proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of votes against the name change proposal, the capitalization amendment proposal and the charter amendment proposal, but will have no effect on the election of directors, the acquisition proposal and the stockholder adjournment proposal, if presented. If the acquisition proposal is not approved, the other proposals, including the election of directors, will not be presented to the stockholders for a vote.

Each North Shore stockholder who holds Public Shares has the right to vote against the acquisition proposal and at the same time demand that North Shore convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of North Shore’s IPO was deposited. See the section entitled “Special Meeting of North Shore Stockholders —  Conversion Rights” for the procedures to be followed if you wish to convert your shares into cash. The conversion price will be the amount equal to the funds in the trust account, determined as of two business days prior to the consummation of the acquisition, divided by the number of Public Shares on such date. No fees or expenses of any nature will be deducted from or charged to the trust account. North Shore’s board of directors will review and confirm the calculation. On , 2009, the conversion price (calculated in such manner) would have been $7.82 in cash for each Public Share. Public Shares owned by North Shore stockholders who validly exercise their conversion rights will be converted into cash only if the acquisition is consummated. If, however, the holders of 40% (2,541,200) or more of the Public Shares vote against the acquisition proposal and demand conversion of their shares, North Shore will not be able to consummate the acquisition under any circumstances pursuant to the terms of its certificate of incorporation. Moreover, if the holders of more than 10% (635,300) of the Public Shares vote against the acquisition proposal and demand conversion of their shares, North Shore will not consummate the acquisition pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights. SDI has covenanted in the Purchase Agreement that it shall cause its affiliated company to purchase up to a maximum of 2,541,200 shares of North Shore common stock (equivalent to 40% of the Public Shares) prior to the special meeting if necessary to secure approval of the acquisition. SSME’s board of directors has already endorsed such purchase. Prior to exercising conversion rights, North Shore stockholders should verify the market price of North Shore’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of North Shore’s common stock are listed on the OTC Bulletin Board under the symbol NSAQ. On , 2009, the record date for the stockholder meeting, the closing price of North Shore common stock was $_____.

North Shore’s initial stockholders, who purchased their shares of common stock prior to its IPO, have agreed to vote all of the shares issued prior to the IPO (an aggregate of approximately 20% of the outstanding shares of North Shore common stock) on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of Public Shares. As a consequence, the voting of such shares will not have any effect on the outcome of the vote on the acquisition proposal.

After careful consideration, North Shore’s board of directors has determined that the acquisition proposal and the other proposals are fair to and in the best interests of North Shore and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals and the persons nominated by North Shore’s management for election as directors.

All North Shore stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of North Shore common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the name change amendment, the capitalization amendment proposal and the charter amendment.

A complete list of North Shore stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at the principal executive offices of North Shore for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Sang-Chul Kim
Chairman

___________, 2009

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

SEE “RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF NORTH SHORE’S IPO ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE ACQUISITION PROPOSAL AND DEMAND THAT NORTH SHORE CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE ACQUISITION PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST TENDER YOUR STOCK TO NORTH SHORE’S STOCK TRANSFER AGENT PRIOR TO THE SPECIAL MEETING OF NORTH SHORE STOCKHOLDERS. YOU MAY TENDER YOUR STOCK EITHER BY DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE ACQUISITION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE “THE ACQUISITION PROPOSAL — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

PROXY STATEMENT FOR SPECIAL MEETINGS OF STOCKHOLDERS OF
NORTH SHORE ACQUISITION CORP.

North Shore Acquisition Corp., a Delaware corporation (“North Shore”), is pleased to report that its board of directors has approved a Securities Purchase and Share Exchange Agreement (the “Purchase Agreement”), dated as of September 8, 2009, among North Shore, Sungdong Industries Co. Ltd. (“SDI”), Hwi Young Jung (“HY Jung”), a principal stockholder of SDI, and Hong Jun Jung (“Pledgor”), which, among other things, provides for the acquisition of up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI in exchange for cash consideration to SDI and 7,341,102 shares of the common stock of North Shore to HY Jung. Upon consummation of the acquisition, HY Jung will initially become the holder of 48.04% of the outstanding common stock of North Shore assuming that no holders of shares of North Shore common stock sold in North Shore’s initial public offering (“IPO,” and such shares, “Public Shares”) exercise their conversion rights. If holders of 10% of the Public Shares elect to convert their shares into cash, HY Jung will own 50.12% and the remaining holders of Public Shares will own 49.88% of the shares of North Shore common stock outstanding immediately after the closing of the acquisition.

SDI is the parent company of the Sungdong Group of companies, which is comprised of wholly-owned subsidiaries Sungdong Engineering & Machinery Manufacturing Co., Ltd. (“SEM”) and Sungdong Industries (Yantai) Co., Ltd. (“Sungdong Yantai”) and various affiliates in which SDI holds a minority interest, including Sungdong Shipbuilding & Marine Engineering Co., Ltd. (“SSME”), a shipbuilding company that ranks in the top ten shipyards in the world in terms of order book size and capacity, and Sungdong Steel Co., Ltd. (“Sungdong Steel”). SDI is engaged primarily in the manufacture of welding machinery used in the shipbuilding industry and the production of conventional shipbuilding equipment, such as floating docks, deck houses and mega-blocks. Since its founding in 1991, SDI has become one of the major subcontractors for Hyundai Heavy Industries, Samsung Heavy Industries, and Daewoo Shipbuilding & Marine Engineering in addition to SSME.

Proposals to approve the Purchase Agreement and the other matters discussed in this proxy statement will be presented at the special meeting of stockholders of North Shore scheduled to be held on         , 2009.

North Shore’s common stock, units and warrants are currently listed on the OTC Bulletin Board under the symbols NSAQ, NSAQU and NSAQW, respectively.

This proxy statement provides you with detailed information about the acquisition and other matters to be considered by the North Shore stockholders. You are encouraged to carefully read the entire document and the documents incorporated by reference. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 22.

Your vote is very important.  Whether or not you expect to attend the special meetings, the details of which are described on the following pages, please complete, date, sign and promptly return the accompanying proxy in the enclosed envelope.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement is dated           , 2009, and is first being mailed on or about           , 2009.

North Shore consummated its IPO on November 30, 2007. EarlyBird Capital, Inc. (“EarlyBird”) acted as underwriter in the IPO. Upon consummation of the acquisition, EarlyBird will be entitled to receive up to an aggregate of approximately $1,524,720 of deferred underwriting commissions. If the acquisition is not consummated and North Shore is required to be liquidated, EarlyBird will not receive any of such funds and such funds will be returned to North Shore’s public stockholders upon its liquidation.

i

SUMMARY OF THE PROXY STATEMENT

The following summary highlights some of the information in this proxy statement. It does not contain all of the information that you should consider before deciding how to vote on any of the proposals described herein. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this proxy statement.

•	The parties to the acquisition are North Shore, SDI, HY Jung and Pledgor (Hong Jun Jung).
•	SDI is the parent company of the Sungdong Group of companies, which is comprised of wholly-owned subsidiaries SEM and Sungdong Yantai and various affiliates in which SDI holds a minority interest, including SSME and Sungdong Steel. SDI is engaged primarily in the manufacture of welding machinery used in the shipbuilding industry and the production of conventional shipbuilding equipment, such as floating docks, deck houses and mega-blocks. Since its founding in 1991, SDI has become one of the major subcontractors for Hyundai Heavy Industries, Samsung Heavy Industries, and Daewoo Shipbuilding & Marine Engineering.
•	Pursuant to the Purchase Agreement, North Shore shall acquire shares of newly issued convertible voting preferred stock of SDI, representing up to 22.24%, but not less than 20.12%, of the voting capital stock of SDI, in exchange for the payment of the amount of cash remaining in North Shore’s trust account at closing after deduction of amounts for payment of transaction expenses (estimated to be approximately $7,012,416), payments to North Shore’s public stockholders that exercise their conversion rights and the holdback of $971,382 for operating expenses post-acquisition. Total cash consideration is expected to be approximately $41,717,442 assuming no stockholders exercise their conversion rights, or $36,747,318 if stockholders owning up to 10% of the Public Shares exercise their conversion rights (or $34,262,256 in the event SDI were to permit up to 15% of the Public Shares to exercise their conversion rights); such payments are referred to in this proxy statement as the cash consideration. Pursuant to the Purchase Agreement, North Shore shall also acquire 7,722 shares of currently issued and outstanding shares of common stock of SDI from HY Jung, representing at least 30.02% of the voting capital stock of SDI, in exchange for an aggregate of 7,341,102 newly issued shares of common stock of North Shore. The number of shares of SDI convertible voting preferred stock to be issued pursuant to the Purchase Agreement shall equal the quotient obtained by dividing (x) the amount of total cash remaining in North Shore’s trust account at closing after deduction of amounts for (i) payment of North Shore’s transaction expenses and (ii) payments to North Shore’s public stockholders that exercise their conversion rights, by (y) $7,292.
•	Following closing of the transactions, North Shore shall own up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI, and HY Jung shall initially own 48.04% of North Shore’s outstanding common stock based on the amount of shares currently outstanding and assuming that no holders of Public Shares vote against the acquisition and elect to convert their shares into cash in accordance with North Shore’s amended and restated certificate of incorporation. If holders of 10% of the Public Shares elect to convert their shares into cash, HY Jung will own 50.12% and the remaining holders of North Shore common stock will own 49.88% of the shares of North Shore common stock outstanding immediately after the closing of the acquisition.
•	To provide a fund for payment to North Shore with respect to its post-closing rights to indemnification under the Purchase Agreement for breaches of representations and warranties and covenants by SDI and HY Jung, there will be placed in escrow (with an independent escrow agent) 1,468,220 (or 20%) of the shares to be issued to HY Jung at closing (“Indemnity Escrow Fund”). The escrow will be the sole remedy for North Shore for its rights to indemnification under the Purchase Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by North Shore once its damages exceed a $1,500,000 threshold and will be reimbursable to the full extent of the damages in excess of such amount. Indemnification claims may be made until one year after the closing date. Shares of North Shore common stock remaining in the Indemnity Escrow Fund on that date, less amounts paid in, and reserved for, settlement of indemnification claims, will be released to HY Jung. See the section entitled “The Acquisition Proposal — Indemnification of North Shore.”
•	It is possible that the present holders of 40% or more of the Public Shares will vote against the acquisition and seek conversion of their Public Shares into cash in accordance with North Shore’s amended and restated certificate of incorporation. If such event were to occur, the acquisition could not be completed pursuant to the terms of North Shore’s amended and restated certificate of incorporation. Moreover, if the holders of more than 10% of the Public Shares vote against the acquisition proposal and demand conversion of their shares, North Shore will not be able to consummate the acquisition pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights. In the event that 15% of the Public Shares exercised their conversion rights, the cash consideration would be approximately $34,262,256. To preclude such possibility, North Shore, certain of its directors and officers, SDI, HY Jung and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the acquisition and seek conversion or otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the acquisition proposal. SDI has covenanted in the Purchase Agreement that it shall cause SSME to purchase up to a maximum of 2,541,200 shares of North Shore common stock (equivalent to 40% of the Public Shares) prior to the special meeting if necessary to secure approval of the transactions. SSME’s board of directors has already endorsed such purchase. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “The Acquisition Proposal — Actions That May Be Taken to Secure Approval of North Shore’s Stockholders.”
•	At the closing of the acquisition, the funds in North Shore’s trust account will be released to pay transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities and reimbursement of expenses of directors and officers of North Shore and their affiliates and to make purchases of Public Shares, if any. The balance of the funds will be used to pay North Shore stockholders who properly exercise their conversion rights and to pay the cash consideration for the shares of SDI preferred stock.
•	After the acquisition, assuming election of such persons at the special meeting of stockholders in accordance with the director election proposal, the directors of North Shore Corp. will be HY Jung, Tiger Y.W. Kim and Soo-Bum Kang, who are both designees of HY Jung, and Sang-Chul Kim, who is a designee of North Shore. The executive officers of North Shore Corp. will be HY Jung as Chairman, Chief Executive Officer and President, and Tiger Y.W. Kim as Chief Financial Officer and Secretary.
•	Pursuant to the Purchase Agreement, following the closing SDI shall issue dividend payments on the shares of SDI preferred stock to be acquired by North Shore as follows: (i) 4% of the cash consideration described above with respect to the fiscal year ended December 31, 2009 to be issued to North Shore no later than March 31, 2010; and (ii) 12.5% of the cash consideration with respect to each subsequent fiscal year to be issued to North Shore in each instance no later than March 31 following the end of such fiscal year; provided that no such dividends shall be required to be paid with respect to the preceding fiscal year following conversion of the shares of SDI preferred stock into shares of SDI common stock. The SDI preferred stock shall automatically convert into an equal number of shares of SDI common stock that maintains North Shore’s equivalent voting power of SDI upon the earlier to occur of the following: (i) for the two-month period commencing November 1, 2013 and ending December 31, 2013, if the weighted average stock price (as defined below) of the North Shore common stock has increased at least 24% above $8.00 (the “Price Condition”), and (ii) in the event that the Price Condition has not been met by December 31, 2013, at any time following such date when the weighted average stock price exceeds the calculated rate of 6% multiplied by the number of years elapsed from the closing date of the acquisition, as determined during the period commencing on November 1 and ending on December 31 for each such year (the “Post-2013 Price Condition”). The guaranteed dividend payment of 12.5% on the SDI preferred stock shall no longer prevail with respect to fiscal year 2013 in the event that the Price Condition is met or any subsequent fiscal year if the Post-2013 Price Condition is met. “Weighted average stock price” refers to the number of shares traded per day multiplied by the closing price of the stock per day, divided by the total volume of shares of North Shore common stock traded during each day during the period. In the event of the non-payment or delay in payment of any dividends on the SDI preferred stock, an interest rate of 16% per annum shall apply to the unpaid amount from the first day following the scheduled payment date of the applicable dividend until the actual payment date of such dividend.

•	Pursuant to the Purchase Agreement, following the closing, North Shore, SDI and HY Jung have agreed to cause North Shore to issue cash dividends to its holders of common stock in an amount equal to (i) the amount of the after-tax dividends received on the SDI preferred stock divided by (ii) the number of issued and outstanding shares of North Shore common stock less the number of shares of North Shore common stock owned by HY Jung as a result of the share exchange, provided that such amount is legally available for the payment of such dividends. Such dividend payments shall be made no later than the tenth calendar day following North Shore’s receipt of the dividend payment on its shares of SDI preferred stock. HY Jung has agreed to waive his rights to any such dividends payable with respect to the North Shore shares; provided, however, that HY Jung shall participate in any dividend payments on shares of North Shore common stock that are not acquired pursuant to the Purchase Agreement. In addition, Sang-Chul Kim has also agreed to waive his rights to any such dividends payable with respect to 1,488,250 shares of North Shore common stock to be acquired by him for as long as he owns such shares (which will not be less than one year following the business combination due to contractual restrictions on the transfer of such shares).
•	In order to secure the payment to North Shore of the dividends on the shares of SDI preferred stock, Pledgor has entered into a pledge agreement with North Shore pursuant to which Pledgor has agreed to pledge to North Shore all of his rights, title and interest in 280,000 common shares of SSME owned by Pledgor to North Shore. At closing, Pledgor shall deliver the certificates representing the SSME pledged shares, together with any other documentation assigning such rights to such shares, to North Shore, to be held in escrow by a collateral agent in accordance with the terms of the pledge agreement. In the event that SDI defaults on its obligation to pay any of the dividends on the shares of SDI preferred stock and such dividends continue to be unpaid for a period of 60 days following the applicable payment date, North Shore shall be entitled to take full possession of the SSME pledged shares and liquidate the SSME pledged shares, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation in satisfaction of the obligation to pay the dividends on the shares of SDI preferred stock as more fully described in the pledge agreement.
•	In addition to voting on the acquisition proposal, the stockholders of North Shore will vote on proposals to:
(i)	approve an amendment to the certificate of incorporation of North Shore to increase the number of authorized shares of North Shore common stock from 20,000,000 to 35,000,000;
(ii)	approve an amendment to the certificate of incorporation of North Shore to make its corporate existence perpetual and to remove provisions that will no longer be applicable;
(iii)	approve an amendment to the certificate of incorporation of North Shore to make its corporate existence perpetual and to remove provisions that will no longer be applicable;
(iv)	elect four directors to North Shore’s board of directors, of whom one will serve until the annual meeting to be held in 2010, one will serve until the annual meeting to be held in 2011 and two will serve until the annual meeting to be held in 2012 and, in each case, until their successors are elected and qualified; and
(v)	adjourn the stockholder special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, North Shore is not authorized to consummate the acquisition.

QUESTIONS AND ANSWERS
FOR NORTH SHORE STOCKHOLDERS AND WARRANTHOLDERS ABOUT THE PROPOSALS

Q. Why am I receiving this proxy statement?

A.

North Shore has agreed to a business combination under the terms of the Securities Purchase and Share Exchange Agreement that is described in this proxy statement. This agreement is referred to throughout this proxy statement as the Purchase Agreement. A copy of the Purchase Agreement is attached to this proxy statement as Annex A, which you are encouraged to read.

Stockholders are being asked to consider and vote upon proposals entitled “The Acquisition Proposal,” “The Name Change Proposal,” “The Capitalization Amendment Proposal,” “The Charter Amendment Proposal,” “The Director Election Proposal” and “The Stockholder Adjournment Proposal,” all as described in more detail in this proxy statement.

North Shore will hold a special meeting of its stockholders to consider these proposals. This proxy statement contains important information about the proposed acquisition and the other matters to be acted upon at the special meeting. You should read it carefully.

Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement.
Q. Do I have conversion rights?

A.

If you are a holder of Public Shares, you have the right to vote against the acquisition proposal and demand that North Shore convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of North Shore’s IPO are held. These rights to vote against the acquisition and demand conversion of the Public Shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

Q. How do I exercise my conversion rights?

A.

If you are a holder of Public Shares and wish to exercise your conversion rights, you must (i) vote against the acquisition proposal, (ii) demand that North Shore convert your shares into cash, and (iii) deliver your stock to North Shore’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting.

Any action that does not include an affirmative vote against the acquisition will prevent you from exercising your conversion rights. Your vote on any proposal other than the acquisition proposal will have no impact on your right to convert.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company (“Continental”), North Shore’s transfer agent, at the address listed at the end of this section. If you (i) initially vote for the acquisition proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the acquisition proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Continental to exercise your conversion rights, or (iii) initially vote against the acquisition but later wish to vote for it, you may request North Shore to send you another proxy card on which you may indicate your intended vote. You may make such request by contacting North Shore or Continental at the phone numbers or addresses listed at the end of this section.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the acquisition proposal. If you delivered your shares for conversion to Continental and decide prior to the special meeting not to elect conversion, you may request that Continental return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section.

Any corrected or changed proxy card must be received by North Shore’s secretary prior to the special meeting. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to Continental prior to the meeting.

If the acquisition is completed, then, if you have also properly exercised your conversion rights, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the date of the consummation of the acquisition. As of , 2009, there was $49,701,240 in the trust account, which would amount to approximately $7.82 per Public Share upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of North Shore common stock for cash and will no longer own these shares.

Exercise of your conversion rights does not result in either the exercise or loss of any North Shore warrants that you may hold. Your warrants will continue to be outstanding following a conversion of your common stock. If the acquisition is not consummated and North Shore does not complete a different business combination by January 31, 2010, the warrants will be worthless upon dissolution and liquidation of North Shore in accordance with its charter.

Q. Do I have appraisal rights if I object to the proposed acquisition?	A. No. North Shore stockholders do not have appraisal rights in connection with the acquisition.
Q. What happens to the funds deposited in the trust account after consummation of the acquisition?

A.

At the closing of the acquisition, the funds in the trust account will be released to pay approximately $7,012,416 in estimated transaction fees and expenses, including up to approximately $1,524,720 million in deferred underwriting discounts and commissions, approximately $3,707,616 in accounting, legal and financial advisory fees, approximately $1,450,519 in tax liabilities and approximately $329,561 in reimbursement of expenses of the persons, including current and former officers and directors, and to make purchases of Public Shares, if any. North Shore may also use the funds in the trust account to consummate any stock purchase contracts it enters into with stockholders who have indicated to it that they intend to vote against the acquisition. The balance of the funds will be used to pay North Shore stockholders who properly exercise their conversion rights and to pay the cash consideration to SDI for the shares of SDI preferred stock.

Q. Since North Shore’s IPO prospectus contained certain differences in what is being proposed at the meeting, what are my legal rights?

A.

You should be aware that North Shore’s IPO prospectus did not disclose that it might use funds in its trust account, directly or indirectly, to purchase Public Shares from holders who have indicated their intention to vote against the acquisition and seek conversion of their shares to cash (as it may contemplate doing). Accordingly, each holder of Public Shares at the time of the acquisition who purchased such shares in the IPO and still holds them at the time of the acquisition without seeking to convert them into cash may have securities law claims against North Shore for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Any holder of Public Shares who votes against the acquisition proposal and converts Public Shares into cash upon consummation of the acquisition will no longer own any stock in North Shore and therefore will not have any claim for rescission.

Such claims may entitle stockholders asserting them to as much as $8.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants, plus interest from the date of North Shore’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See “The Acquisition Proposal — Rescission Rights.”

Q. What are the interests of North Shore’s directors and officers in the acquisition and its approval?

A.

In considering the recommendation of the board of directors of North Shore to vote for approval of the acquisition proposal, you should be aware that North Shore’s directors and officers have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of North Shore stockholders generally. These interests include, among other things:

    •

If the acquisition is not consummated by January 31, 2010, North Shore’s amended and restated certificate of incorporation provides that it will automatically be liquidated. In such event, the 1,588,250 shares of North Shore common stock held by certain of North Shore’s former and current directors and officers that were acquired before the IPO for an aggregate purchase price of $25,000 (the “Founders’ Shares”), including 1,488,250 Founders’ Shares to be transferred to Mr. Kim upon consummation of a business combination, would be worthless because the holders are not entitled to receive any of the liquidation proceeds with respect to such shares. Such shares had an aggregate market value of approximately $ based upon the common stock’s closing price of $____ on the OTC Bulletin Board on , 2009, the record date for the North Shore special meeting. If the acquisition is consummated, Mr. Kim will acquire 1,488,250 of the 1,588,250 Founders’ Shares at no cost.

    •

North Shore’s initial stockholders (“North Shore Founders”) also purchased warrants to purchase 1,600,000 shares of North Shore common stock, for an aggregate purchase price of $1,600,000 (or $1.00 per warrant), pursuant to agreements with North Shore that were entered into in connection with North Shore’s IPO (“Founders’ Warrants”). These purchases took place on a private placement basis simultaneously with the consummation of North Shore’s IPO. All of the proceeds North Shore received from these purchases were placed in North Shore’s trust account. The Founders’ Warrants are identical to the North Shore warrants except that the warrants (i) will not be transferable or saleable until the date on which North Shore completes a business combination, (ii) will be exercisable on a cashless basis if North Shore calls the warrants for redemption, so long as they are still held by the insiders or their affiliates and (iii) may be exercised for unregistered shares if a registration statement relating to the common stock issuable upon exercise of the warrants is not effective and current. The Founders’ Warrants are subject to an option to purchase by Mr. Kim upon consummation of the acquisition. All of the Founders’ Warrants will become worthless if the acquisition is not consummated and North Shore is liquidated (as will the public warrants). Such Founders’ Warrants had an aggregate market value of $, based on the warrants’ closing price of $____ on the OTC Bulletin Board on , 2009, the record date for the North Shore special meeting.

    •

If North Shore liquidates prior to the consummation of a business combination, Sang-Chul Kim, North Shore’s Chairman, will be personally liable in certain situations to pay debts and obligations to vendors and other entities that are owed money by North Shore for services rendered or products sold to North Shore, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account. Although North Shore has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and from the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account notwithstanding such agreements or that other vendors who did not execute such waivers will not seek recourse against the trust account.

    •

If North Shore is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Kim has agreed to advance North Shore the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Q. What are some of the actions that may be taken by North Shore, its directors and officers, SDI, HY Jung and/or their respective affiliates to secure the approval of North Shore’s stockholders?

A.

Based on recently completed business combinations by other similarly structured blank check companies, it is believed by North Shore that the present holders of 40% or more of the Public Shares may have the intention to vote against the acquisition and seek conversion of their Public Shares into cash in accordance with North Shore’s amended and restated certificate of incorporation. If such event were to occur, the acquisition could not be completed. Moreover, if the holders of more than 10% of the Public Shares vote against the acquisition proposal and demand conversion of their shares, North Shore will not be able to consummate the acquisition pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights. To preclude the possibility of too many stockholders voting against the acquisition for it to be consummated, North Shore, certain of its directors and officers, SDI, HY Jung and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the acquisition and seek conversion or otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the acquisition proposal. SDI has covenanted in the Purchase Agreement that it shall cause SSME to purchase up to a maximum of 2,541,200 shares of North Shore common stock (equivalent to 40% of the Public Shares) prior to the special meeting if necessary to secure approval of the transactions. SSME’s board of directors has already endorsed such purchase. Although it is anticipated that the maximum purchase price that will be offered to the holders of Public Shares for their shares will be the per-share conversion price at the time of the business combination, the arrangements the parties enter into might also include non-cash arrangements to provide such holders of Public Shares with incentives to vote in favor of the acquisition proposal. As of the date of this proxy statement, none of North Shore, its directors and officers, SDI, HY Jung or their respective affiliates have acquired any Public Shares in the open market, through privately negotiated transactions or otherwise.

It is anticipated that North Shore and/or SDI, HY Jung or their respective affiliates would approach a limited number of large holders of North Shore common stock that have voted against the acquisition proposal and demanded conversion of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. Arrangements of such nature would only be entered into and effected with the prior approval of SDI and HY Jung (with respect to shares purchased) in accordance with applicable law at a time when North Shore, the North Shore Founders, SDI, HY Jung and/or their respective affiliates are not aware of any material non-public information regarding North Shore and its securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but might include:

    •

Agreements between North Shore and the holders of Public Shares pursuant to which North Shore would agree to purchase Public Shares from such holders immediately after the closing of the acquisition for the price and fees specified in the arrangements.

• Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares during the period beginning on the date following the mailing of this proxy statement.
Q. What happens if the acquisition is not consummated?

A.

If North Shore is unable to complete the acquisition or another business combination by January 31, 2010, its amended and restated certificate of incorporation provides that it must liquidate. In any liquidation of North Shore, the funds deposited in the trust account, plus any interest earned thereon and remaining in trust, less claims requiring payment from the trust account by creditors who have not waived their rights against the trust account, if any, will be distributed pro rata to the holders of North Shore’s Public Shares. Holders of shares of North Shore common stock issued prior to its initial public offering have waived any right to any liquidation distribution with respect to those shares. Mr. Sang-Chul Kim, Chairman of North Shore, has agreed to be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by North Shore for services rendered or products sold to it. North Shore cannot assure you that Mr. Kim will be able to satisfy those obligations. See the section entitled “Other Information Related to North Shore — Liquidation If No Business Combination” for additional information.

Q. When do you expect the acquisition to be completed?

A.

It is currently anticipated that the acquisition will be consummated promptly following the North Shore special meeting on         , 2009. For a description of the conditions for the completion of the acquisition, see the section entitled “The Acquisition Agreement — Conditions to Closing.”

Q. What do I need to do now?

A.

North Shore urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the acquisition and other proposals will affect you as a stockholder of North Shore. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q. How do I vote?

A.

If you are a holder of record of North Shore common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the meetings and vote in person, obtain a proxy from your broker, bank or nominee.

Q. If my shares or warrants are held in “street name,” will my broker, bank or nominee automatically vote my shares or warrants for me?

A.

No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q. May I change my vote after I have mailed my signed proxy card?

A.

Yes. Send a later-dated, signed proxy card to North Shore’s secretary at the address set forth below so that it is received by North Shore’s secretary prior to the special meetings or attend the special meetings in person and vote. You also may revoke your proxy by either sending a notice of revocation to North Shore’s secretary, which must be received by North Shore’s secretary prior to the special meetings, or by attending the special meetings and revoking your proxy and voting in person.

Q. What should I do with my stock, warrant and unit certificates?

A.

If you are not electing conversion in connection with your vote on the acquisition proposal, the acquisition is approved and consummated, and you hold your securities in North Shore in certificate form, as opposed to holding your securities through your broker, you do not need to exchange your existing certificates for new certificates issued by North Shore under its current name. Your current North Shore certificates will automatically continue to represent your rights in North Shore’s securities. You may, however, exchange your certificates, if you choose, by contacting Continental’s Reorganization Department after the consummation of the acquisition and following their requirements for reissuance. North Shore stockholders who affirmatively vote against the acquisition and exercise their conversion rights must deliver their shares to Continental (either physically or electronically) as instructed by North Shore or Continental prior to the vote at the meeting.

Q. What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your North Shore shares.

Q. Who can help answer my questions?	A. If you have questions about the acquisition or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:
Yeon-Su Kim — Secretary North Shore Acquisition Corp. 545-7 Dogok-Dong, SoftForum B/D, 7th Floor Gangnam-Gu, Seoul Korea 135-270 Tel: (82) (2) 526-8531 Fax: (82) (2) 526-8474
or
Morrow & Co., Inc. 470 West Avenue 3rd Floor Stamford, CT 06902 E-mail: northshore.info@morrowco.com Banks and brokerage firms, please call (203) 658-9400. Stockholders, please call (800) 607-0088.

You may also obtain additional information about North Shore from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to affirmatively vote against the acquisition and seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to Continental prior to the vote at the meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Tel: (212) 845-3287 Fax: (212) 616-7616

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF
SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

Sungdong Industries Co., Ltd. and Subsidiaries (“SDI”) is providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the acquisition.

The following selected historical and pro forma consolidated financial information of SDI as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 are derived from SDI’s unaudited financial statements, which are included elsewhere in this proxy statement. The following selected historical consolidated financial information of SDI as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007, and 2006 are derived from SDI’s audited financial statements, which are included elsewhere in this proxy statement. The results of operations for interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

The following information is only a summary and should be read in conjunction with the unaudited interim consolidated financial statements of SDI for the nine months ended September 30, 2009 and 2008 and the audited financial statements of SDI for the years ended December 31, 2008, 2007, and 2006 and the notes thereto and “Sungdong Industries Co., Ltd. and Subsidiaries’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement.

Certain notable events or activity affecting the financial results of SDI for periods included in this report include the following:

•	The consolidated financial statements include the accounts of SDI and its majority-owned subsidiaries. SDI had four majority-owned subsidiaries as of December 31, 2006. In early January 2007, SDI’s ownership of three of the four majority-owned subsidiaries were diluted, sold, or exchanged and as a result, SDI owned less than 50% of common stock of these subsidiaries. SDI deconsolidated these three majority-owned subsidiaries in the beginning of fiscal 2007 and as a result, fiscal 2008 and 2007 consolidated financial statements do not include the financial results of the three subsidiaries that were deconsolidated. The consolidated financial results for the 2008 and 2007 may not be comparative to fiscal year 2006.
•	SDI acquired certain land, building, and equipment, including the Masan Yard from Hanjin Heavy Industries in December 2007 and the Mirae Shipbuilding and Engineering Co., Ltd. in June 2008. The purpose of such acquisitions was to establish a shipbuilding business. This business was not fully operative during 2008 or the first nine months of fiscal year 2009. As a result, the consolidated financial results for fiscal 2008, 2007, and 2006 do not include a shipbuilding business.
•	SDI’s functional currency is the Korean won (KRW). The financial information is translated to the U.S. dollar in accordance with SFAS No. 52, “Foreign Currency Translation,” (“SFAS 52”) using the rate of exchange prevailing at the balance sheet date (2008 – $1:KRW1,257.50, 2007 – $1:KRW938.20, and 2006 – $1:KRW929.60) and the statements of operations and cash flows are translated at an average rate during the reporting period (2008 – $1:KRW1,102.59, 2007 – $1:KRW929.20, and 2006 – $1:KRW955.51). Such changes in the consolidated financial results between periods 2008, 2007, and 2006 may be impacted due to fluctuations in the currency exchange rate.

•	For the periods ended September 30, 2009 and 2008, the financial information is translated to the U.S. dollar in accordance with SFAS 52 using the rate of exchange rate as follows:

	(Average Rate) Nine Months Ended						(Average Rate) Three Months Ended
September 30,	2009			2008			2009			2008
Korean won (KRW)		KRW	1,312.71		KRW	1,012.57		KRW	1,240.89		KRW	1,062.74
United States dollar ($)	$		1.00	$		1.00	$		1.00	$		1.00

Exchange rate at	September 30, 2009			December 31, 2008
Korean won (KRW)		KRW	1,188.70		KRW	1,257.50
United States dollar ($)	$		1.00	$		1.00

Sungdong Industries Co., Ltd. and Subsidiaries
Selected Historical Consolidated Financial Information
(In Thousands of U.S. Dollars, except share data)

	(Unaudited) Nine-Months Ended September 30,		(Audited) Years Ended December 31,
Statements of Operations	2009	2008	2008	2007	2006
Net sales
Product
Affiliates	$101,256	$111,739	$143,530	$39,815	$34,724
Non-affiliates	11,247	15,118	30,340	34,538	57,198
Total product sales	112,503	126,857	173,870	74,353	91,922
Service
Affiliates	—	—	—	—	—
Non-affiliates	—	—	—	—	27,312
Total service sales	—	—	—	—	27,312
Total net sales	$112,503	$126,857	$173,870	$74,353	$119,234
Cost of sales
Product
Affiliates	83,494	96,253	120,135	31,139	27,327
Non-affiliates	9,418	13,112	27,724	25,612	43,166
Total product cost of sales	92,912	109,365	147,859	56,751	70,493
Service
Affiliates	—	—	—	—	—
Non-affiliates	—	—	—	—	18,183
Total service cost of sales	—	—	—	—	18,183
Total cost of sales	92,912	109,365	147,859	56,751	88,676
Gross profit	19,591	17,492	26,011	17,602	30,558
Operating expenses	7,415	6,678	8,203	3,926	17,436
Total operating income	12,176	10,814	17,808	13,676	13,122
Non-operating expense, net	13,971	4,625	11,277	2,778	2,106
Income before income taxes, minority interest, and equity investments	(1,795)	6,189	6,531	10,898	11,016
Income taxes	106	811	1,686	2,306	2,965
Net income (loss) before minority interest and loss on equity investments in affiliates	(1,901)	5,378	4,845	8,592	8,051
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates net loss (income)	(4,670)	(4,864)	5,122	(749)	(3,597)
Gain on deconsolidation of subsidiaries	—	—	—	(28,159)	—
Loss (gain) on exchange of equity investments in affiliates	—	19,426	19,393	—	—
Net income (loss) before minority interest	2,769	(9,184)	(19,670)	37,520	11,648
Minority interest in net income of subsidiary	—	—	—	—	4,059
Net income (loss)	$2,769	$(9,184)	$(19,670)	$37,520	$7,589
Earnings (loss) per share – basic and diluted	$138.45	$(459.20)	$(983.50)	$1,876.00	$379.45
Weighted average number of common shares outstanding – basic and diluted	20,000	20,000	20,000	20,000	20,000

	(Unaudited) September 30,	(Audited) December 31,
	2009	2008	2007
Balance Sheet Information:
Total current assets	$74,185	$68,369	$35,971
Total assets	479,936	407,368	282,896
Total current liabilities	216,106	154,613	221,929
Total liabilities	436,606	378,831	229,270
Stockholders’ equity	$43,330	$28,537	$53,626

	(Unaudited) Nine-Months Ended June 30,		(Audited) Years Ended December 31,
	2009	2008	2008	2007	2006
Other Cash Flow Data:
Cash flow from operating activities	$(51,470)	$16,817	$87,615	$11,899	$49,611
Cash flow used in investing activities	(41,167)	(237,010)	(332,810)	(48,540)	(27,732)
Cash flow from financing activities	92,546	227,350	245,398	33,346	33,325
Effect on cash from exchange rates	721	(1,930)	(1,093)	1,967	1,053
Net change in cash	$180	$5,227	$(890)	$(1,328)	$56,257

SELECTED HISTORICAL FINANCIAL INFORMATION OF NORTH SHORE ACQUISITION CORP.

North Shore is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the acquisition.

The following selected historical financial information of North Shore as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 are derived from North Shore’s unaudited financial statements, which are included elsewhere in this proxy statement. The following selected historical financial information of North Shore’s as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007, and 2006 are derived from SDI’s audited financial statements, which are included elsewhere in this proxy statement. The results of operations for interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

The following information is only a summary and should be read in conjunction with the unaudited interim financial statements of North Shore for the nine months ended September 30, 2009 and 2008 and the audited financial statements of SDI for the years ended December 31, 2008, 2007, and 2006 and the notes thereto and “North Shore Acquisition Corporation’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement.

North Shore Acquisition Corp.
Selected Historical Financial Information
(In Thousands of U.S. Dollars Except Share Data)

	(Unaudited) Nine Months Ended September 30,		December 31, 2008	Period from June 26, 2007 (Date of Inception) to December 31, 2007
Statements of Operations	2009	2008

Revenue	$—	$—	$—	$—
Formation and administrative expenses	688	210	383	68
Loss before other income and income tax expense	(688)	(210)	(383)	(68)
Other income, interest	128	733	769	129
Income before income tax expense	(560)	523	385	61
Income tax expense	51	280	291	37
Net income (loss) applicable to common stockholders	$(611)	$243	$94	$24
Earnings per share — basic and diluted
Basic	$(0.08)	$0.03	$0.01	$0.01
Diluted	$(0.08)	$0.02	$0.01	$0.01
Weighted average common shares outstanding
Basic	7,941,250	7,947,454	7,945,895	2,644,583
Diluted	7,941,250	10,336,546	10,312,742	2,943,147

	September 30, 2009	December 31,
		2008	2007
Balance Sheet Information:
Total current assets	$148	$292	$200
Total assets	49,855	50,126	49,612
Total current liabilities	438	98	88
Total liabilities	1,963	1,623	1,600
Common stock subject to possible conversion	19,877	19,877	19,714
Stockholders’ equity	$28,015	$28,626	$28,299

	(Unaudited) Nine-Months Ended September 30,		(Audited) Years Ended December 31,
	2009	2008	2008	2007(*)
Other Cash Flow Data:
Cash flow from operating activities	$(231)	$221	$92	$20
Cash flow used in investing activities	127	(388)	(422)	(49,412)
Cash flow from financing activities	—	409	409	49,499
Net change in cash	$(104)	$242	$79	$107

(*)	– Period represents period from June 26, 2007 (date of inception) to December 31, 2007

SELECTED UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The selected unaudited condensed combined pro forma financial information has been derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial information included elsewhere in this proxy statement.

The unaudited condensed combined pro forma statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 give pro forma effect to the acquisition as if it had occurred on January 1, 2008. The unaudited condensed combined pro forma balance sheet as of September 30, 2009 gives pro forma effect to the acquisition as if it had occurred on such date. The unaudited condensed combined pro forma statements of operations and balance sheet are based on the historical financial statements of SDI and North Shore for the nine months ended September 30, 2009 and for the year ended December 31, 2008.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the acquisition, are factually supportable and, in the case of the unaudited pro forma statement of operations data, are expected to have continuing impact on the combined results. The adjustments presented on the unaudited condensed combined pro forma financial information have been identified and presented in “Unaudited Condensed Combined Pro Forma Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisition.

This information should be read together with the consolidated financial statements of SDI and the notes thereto, the financial statements of North Shore and the notes thereto, “Unaudited Condensed Combined Pro Forma Financial Data,” “SDI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “North Shore’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement. Please refer also to pages 80 to 82 for a detailed explanation of pro forma adjustments.

The unaudited condensed combined pro forma financial statements have been prepared using the assumptions below with respect to the number of outstanding shares of North Shore common stock:

•	Assuming No Conversion: This presentation assumes that no North Shore stockholders exercise conversion rights with respect to their shares of North Shore common stock into a pro rata portion of the trust account; and
•	Assuming Maximum Conversion Pursuant to the Purchase Agreement: This presentation assumes that North Shore stockholders holding 10% of the North Shore Public Shares (635,300 shares) exercise their conversion rights and that such shares were converted into their pro rata share of the funds in the trust account.
•	Assuming Maximum Conversion in the Event SDI Agrees to a Limited Waiver of the Conversion Covenant: This presentation assumes that North Shore stockholders holding 15% of the North Shore Public Shares (952,950 shares) exercise their conversion rights and that such shares were converted into their pro rata share of the funds in the trust account.

The unaudited condensed combined pro forma financial statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of SDI will own the largest portion of the voting rights in the combined entity, the stockholders of SDI will have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and SDI’s senior management will dominate the management of the combined entity immediately following the completion of the transaction in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141R (revised 2007), “Business Combinations” (“SFAS 141R”). Accordingly, SDI will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of SDI. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of SDI and are recorded at the historical cost basis of SDI. North Shore’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SDI after consummation of the acquisition.

Selected Unaudited Condensed Combined
Pro Forma Statements of Operations
September 30, 2009
(In Thousands of U.S. Dollars, Except per Share Data)

	SDI	North Shore	Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion	Pro Forma Adjustments 10% Allowable Conversion	Pro Forma Combined 10% Allowable Conversion	Pro Forma Combined 15% Allowable Conversion	Pro Forma Combined 15% Allowable Conversion
Net sales	$112,503	$—	$—	$112,503	$—	$112,503	$—	$112,503
Cost of sales	92,912	—	—	92,912	—	92,912	—	92,912
Gross profit	19,591	—	—	19,591	—	19,591	—	19,591
Operating expenses	7,415	688	240	8,343	—	8,343	—	8,343
Total operating income	12,176	(688)	(240)	11,248	—	11,248	—	11,248
Non-operating expense (income), net	13,971	(128)	—	13,843	—	13,843	—	13,843
Income before income taxes, and equity investments	(1,795)	(560)	(240)	(2,595)	—	(2,595)	—	(2,595)
Income taxes	106	51	—	157	—	157	—	157
Net income (loss) before gain on equity investment	(1,901)	(611)	(240)	(2,752)	—	(2,752)	—	(2,752)
Gain on equity investment	(4,670)	—	—	(4,670)	—	(4,670)	—	(4,670)
Net income (loss)	$2,769	$(611)	$(240)	$1,918	$—	$1,918	$—	$1,918
Earnings per share — basic and diluted	$138.45	$(0.08)	—	$0.13	—	$0.13	—	$0.13
Weighted average common shares outstanding –
Basic	20,000	7,941,250	—	15,282,352	—	14,647,052	—	14,329,402
Diluted	20,000	7,941,250	—	15,282,352	—	14,647,052	—	14,329,402

	SDI	North Shore	Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion	Pro Forma Adjustments 10% Allowable Conversion	Pro Forma Combined 10% Allowable Conversion	Pro Forma Combined 15% Allowable Conversion	Pro Forma Combined 15% Allowable Conversion
Balance Sheet Information:
Total current assets	$74,185	$148	$42,695	$117,028	$(4,970)	$112,058	$(7,455)	$109,573
Total assets	479,936	49,855	(7,012)	522,779	(4,970)	517,809	(7,455)	515,324
Total current liabilities	216,106	438	—	216,544	—	216,544	—	216,544
Total liabilities	436,606	1,963	(1,525)	437,044	—	437,044	—	437,044
Common stock subject to possible conversion	—	19,877	(19,877)	—	—	—	—	—
Total stockholders’ equity	$43,330	$28,015	$14,390	$85,735	$(4,970)	$80,765	$(7,455)	78,280

Selected Unaudited Condensed Combined
Pro Forma Statements of Operations
December 31, 2008
(In Thousands of U.S. Dollars, Except per Share Data)

	SDI	North Shore	Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion	Pro Forma Adjustments 10% Allowable Conversion	Pro Forma Combined 10% Allowable Conversion	Pro Forma Adjustments 15% Allowable Conversion	Pro Forma Combined 15% Allowable Conversion
Net sales	$173,870	$—	$—	$173,870	$—	$173,870	$—	$173,870
Cost of sales	147,859	—	—	147,859	—	147,859	—	147,859
Gross profit	26,011	—	—	26,011	—	26,011	—	26,011
Operating expenses:
Selling, general, and administrative expenses	7,844	383	320	8,547	—	8,547	—	8,547
Depreciation and amortization	359	—	—	359	—	359	—	359
Total operating expenses	8,203	383	320	8,906	—	8,906	—	8,906
Income (loss) from operation	17,808	(383)	(320)	17,105	—	17,105	—	17,105
Non-operating expense (income):
Interest expense	15,152	—	—	15,152	—	15,152	—	15,152
Interest income	(5,168)	(768)	—	(5,936)	—	(5,936)	—	(5,936)
Others, net	1,293	—	—	1,293	—	1,293	—	1,293
Total non-operating expense, net	11,277	(768)	—	10,509	—	10,509	—	10,509
Income before income taxes and equity investments	6,531	385	(320)	6,596	—	6,596	—	6,596
Income taxes	1,686	291	—	1,977	—	1,977	—	1,977
Net income (loss) before and equity investments	4,845	94	(320)	4,619	—	4,619	—	4,619
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates net loss (income)	5,122	—	—	5,122	—	5,122	—	5,122
Loss on exchange of equity investments in affiliates with common stock shares of another affiliate	19,393	—	—	19,393	—	19,393	—	19,393
Net income (loss)	$(19,670)	$94	$(320)	$(19,896)	$—	$(19,896)	$—	$(19,896)
Earnings per share – basic and diluted	$(983.5)	$0.01	—	$(1.30)	—	$(1.36)	—	$(1.39)
Weighted average common shares outstanding –
Basic	20,000	7,945,895	—	15,282,352	—	14,647,052	—	14,329,402
Diluted	20,000	10,312,742	—	15,282,352	—	14,647,052	—	14,329,402

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for North Shore and SDI and unaudited pro forma combined per share ownership information after giving effect to the acquisition, assuming (i) that no holders of Pubic Shares exercise their conversion rights and (ii) that holder of 10% shares of the Pubic Shares have exercised their conversion rights. North Shore is providing this information to aid your analysis of the financial aspects of the acquisition. The historical information should be read in conjunction with “Selected Historical Consolidated Financial Information of SDI” and “Selected Historical Financial Information of North Shore” included elsewhere in this proxy statement and the historical consolidated and combined financial of North Shore and SDI and the related notes thereto included in this proxy statement. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited pro forma financial data and related notes included elsewhere in this proxy statement.

The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of North Shore and SDI would have been had the acquisition been completed or to project North Shore’s or SDI’s results of operations that may be achieved after the acquisition. The unaudited pro forma book value per share information below does not purport to represent what the value of North Shore and SDI would have been had the acquisition been completed nor the book value per share for any future date or period.

Unaudited Pro Forma Consolidated per Share Information

	North Shore	SDI	Pro Forma Assuming No Conversions	Pro Forma Assuming 10% Conversions	Pro Forma Assuming 15% Conversions
Nine Months ended September 30, 2009
Earnings per share
Basic	$(0.08)	$138.45	$0.13	$0.13	$0.13
Diluted(1)	$(0.08)	$138.45	$0.13	$0.13	$0.13
Book value per share at September 30, 2009(2)	$3.53	$2,166.50	$5.61	$5.51	$5.46
Year Ended December 31, 2008
Earnings (loss) per share
Basic	$0.01	$(983.50)	$(1.30)	$(1.36)	$(1.39)
Diluted	$0.01	$(983.50)	$(1.30)	$(1.36)	$(1.39)

(1)	In accordance with SFAS No. 128, North Shore and SDI have not considered the effect of the outstanding North Shore warrants in the calculation of diluted earnings per share, since the exercise of the warrants is contingent upon the occurrence of future events.
(2)	Book value per share of North Shore is computed by dividing the sum of total stockholders’ equity plus common stock subject to possible conversion by the 7,941,250 shares outstanding at the balance sheet date. Book value per share of SDI is computed by dividing the sum of total stockholders’ equity by the 20,000 shares outstanding at the balance sheet date. Book value per share for the pro forma columns assuming no conversions is computed by dividing the sum of total stockholders’ equity plus common stock subject to possible conversion by the 7,941,250 shares outstanding plus the 7,341,102 shares newly issued in conjunction with the acquisition. Book value per share for the pro forma columns assuming 10% conversions is computed by dividing the sum of total stockholders’ equity plus common stock subject to possible conversion by the 7,305,950 shares outstanding plus the 7,341,102 shares newly issued in conjunction with the acquisition. Book value per share for the pro forma columns assuming 15% conversions is computed by dividing the sum of total stockholders’ equity plus common stock subject to possible conversion by the 6,988,300 shares outstanding plus the 7,341,102 shares newly issued in conjunction with the acquisition.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

Risks Related to SDI’s Business and Operations Following the Acquisition

Worldwide demand and pricing in the commercial shipbuilding industry are highly dependent on global economic conditions and fluctuations in macroeconomic factors, which may have a material adverse effect on SDI’s business, financial condition and results of operations.

SDI’s range of products are closely linked with shipbuilding industry. The shipbuilding industry in which SDI sells its products is significantly influenced by trends in macroeconomic factors such as world trade levels and global economic conditions, as well as the total production capacity of the global shipbuilding industry.In recent years, many of world’s economies have entered into recession and, accordingly, new shipbuilding orders have declined. There can be no guarantee that demand will resume to growth in coming years. Demand for and pricing of shipbuilding products are particularly sensitive to trends in the shipping, transportation, oil and gas and other trade-related industries. If the level of world trade in any of these industries decreases further due to a global economic downturn or other factors, it could result in market conditions characterized by weaker demand and falling prices for SDI’s products and could adversely affect SDI’s business, financial condition and results of operations.

The cyclical nature of the shipping industry may lead to a lack of demand of new vessels, which may reduce SDI’s revenue and earnings.

The shipping business, including the shipbuilding industry, has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values. SDI anticipates that the future demand for its shipbuilding products and its specialty vessels will be dependent upon continued demand for imported commodities and global economic growth. Adverse economic, political, social or other developments could decrease demand and growth in the shipping industry and thereby reduce SDI’s revenue and earnings. Fluctuations, and the demand for vessels, in general, have been influenced by, among other factors:

•	global and regional economic conditions;
•	developments in international trade;
•	changes in seaborne and other transportation patterns, such as port congestion and canal closures;
•	weather and crop yields;
•	political developments; and
•	embargoes and strikes.

While global seaborne trade should gradually recover with the economic recovery, it will take some time for the market to absorb the current excess capacity. Asset traders, who had played a role in the increased number of new orders, are no longer active in the newbuilding market. At the same time, strong ship owners with access to secured cargo are taking the opportunity of the current downturn to strengthen their fleet further at market prices below the records hit in the past years. As a result, new order growth at the industry level is not expected to reach the high double-digit growth experienced at the height of the previous industry cycle in the near future and is expected to cause significant changes to the industry competitive landscape. Undeveloped shipyards and newly established shipyards, the number of which increased strongly in previous years, are expected to be under pressure as ship owners turn towards larger and more reliable shipbuilders.

SDI has a limited shipbuilding history, which makes it difficult to evaluate its future prospects, and SDI may face specific difficulties that increase the risk that it will not continue to be successful and increase the risk of your investment.

SDI has a limited shipbuilding history for you to evaluate its future prospects. SDI is primarily engaged in the manufacture of welding machinery used in the shipbuilding industry and the production of conventional shipbuilding equipment such as floating docks, deck houses and mega-blocks. In December 2007, SDI acquired Masan Yard at the price of KRW135 billion (approximately US$144 million at the then-prevailing exchange rate of KRW938.2/US$1), with the purpose of producing and supplying various types of specialty vessels. Although Masan Yard has had a long history of building various types of specialty vessels since its establishment in 1972 and retained the key employees following SDI’s acquisition, SDI may encounter risks experienced by a fast growing company with a limited shipbuilding history. The risks include, but are not limited to, its ability to master the know-how necessary to produce specialty vessels as well as more technologically demanding vessel types, its ability to successfully gain widespread acceptance for its vessels among ship owners and the shipping industry, and its ability to adapt to the evolving nature of the global shipbuilding industry in general. SDI may not be able to successfully address these risks and difficulties, which could materially harm its business and operating results

SDI is dependent upon a limited number of customers, including several related parties, for a large part of its net sales, the loss of which would have a material adverse effect on SDI’s business, financial condition and results of operations.

Affiliates of SDI accounted for, in the aggregate, 82.7% of SDI’s total 2008 consolidated revenue. SSME, of which SDI owns 17.53%, accounted for $141,813,000, or 81.6%, of SDI’s total 2008 consolidated revenue. In fiscal years 2007 and 2006, SSME accounted for $39,991,000, or 53.8%, and $40,247,000, or 33.8%, of SDI’s consolidated revenue, respectively. The loss of SSME or a significant reduction in the amount of products sold to SSME, including reductions or delays due to customer temporary stoppage, could adversely affect SDI’s business, financial condition and results of operations.

Application of percentage-of-completion accounting could have a significant impact on SDI’s period-to-period results of operations.

SDI uses the percentage-of-completion method to recognize and account for revenues that it derives from SDI’s contracts for a shipbuilding block and floating dock in progress. Under this method, SDI’s revenues are based on the percentage of costs incurred (including labor and raw material costs) compared to estimated total costs for each contract. As a result, due to the differences between actual and estimated costs, the recognition of revenues that SDI reported may differ from actual revenues. Since many of SDI’s contracts are completed over a period of several months or years, the timing of the recognition of related revenues has a significant impact on SDI’s quarter-to-quarter or year-to-year results of operations. In addition, SDI revises its estimates of the total costs during the construction process, and recognizes any additional costs as new information becomes available. SDI does not retrospectively adjust revenue and profit for these amounts. As a result, SDI’s gross margins on each shipbuilding project may vary from period-to-period during the construction process, which may result in SDI’s gross margins and results of operations varying significantly from period-to-period.

Foreign currency exchange rates may adversely affect SDI’s results.

Following the acquisition, SDI may be exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates. Changes in exchange rates can affect the Korean won value of sales proceeds and operating and non-operating costs that are denominated in foreign currencies. The sales price for vessels will be fixed once SDI enters into the sales contract with the buyer, and the contracts do not include price escalation or price adjustment terms to accommodate changes in exchange rates. Appreciation of the Korean won may materially and adversely affect SDI’s results of operations because, among other things, it would reduce the Korean won value of export sales, which are primarily denominated in U.S. dollars, as well as cause export products to be less competitive by raising prices for the products in U.S. dollar terms. On the other hand, a depreciation of the Korean won increases (in terms of the Korean won) the cost of raw materials and equipment that SDI purchases from overseas sources. To mitigate the exposure to volatility in foreign exchange rates, SDI will cover its net exposure by entering into foreign currency hedging activities including foreign currency forward contracts and other derivative instruments. The gains and losses that result from the change in fair value of these derivative instruments will be reported in SDI’s financial statements. SDI, however, cannot predict the magnitude of fluctuations in exchange rates and the resulting impact on the fair value of the outstanding derivative instruments, and SDI may experience significant variations in the results of operations from period to period as a result of significant changes in these fair values.

SDI’s operations may be adversely affected by the availability of raw materials from suppliers.

In most cases of manufacturing shipbuilding blocks and floating docks, SDI’s customers supply raw materials to it. In the cases of building a specialty vessel or offshore support vessel, however, SDI procures raw materials through its affiliated company, SSME, to take advantage of SSME’s purchasing power. As a result, SDI may have limited control over the selection of suppliers and the timing of receipt and cost of raw materials from suppliers. The failure of customers and suppliers to deliver raw materials to SDI on a timely basis may adversely affect SDI’s results of operations and cash flows.

SDI plans to continue to diversify its product offerings, which may increase the risks of cost overruns or delay in delivery.

SDI’s activities will include expanded product offerings of specialty vessels such as purse seiners, self-propelled barges, coast guard ships, battleships, and others. SDI also intends to be able to offer offshore support vessels as part of its product offerings. SDI believes that members of its management team collectively possess considerable expertise gained from their work experience at their previous companies that will enable successful execution and delivery of such new product offerings. However, the risks of cost overruns or delays in delivery on those contracts for SDI’s new product offerings are greater than for contracts for types of business that SDI has had in the past. No assurance can be given that contracts for SDI’s new product offerings, if awarded to SDI, can be completed profitably.

SDI depends on key members of its management team, the loss of whom could have a material adverse effect on its business.

SDI’s success has been due principally to the collective contribution of its senior management team headed by Hong Jun Jung, Chairman of SDI’s board of directors, Jae Kwang Yu, Chief Executive Officer of the Busan Plant, and Jae Hong Um, Chief Operating Officer of the Masan Yard. They are mainly responsible for formulating and implementing SDI’s business strategy and corporate development plans and have been instrumental in charting SDI’s business direction and spearheading its growth. SDI believes that its future success will depend, in large part, on its ability to retain the services of these key members of the management team. Other key management members bring similar amounts of experience from Hanjin Heavy Industries, Samsung Heavy Industries and Hyundai Heavy Industries. With such depth of experience, the key members of SDI’s management possess industry-specific and product-specific know-how, as well as relations with purchasers and suppliers that are highly beneficial to SDI’s current and future success. If SDI loses the services of any of its existing key personnel without timely and suitable replacements, or if SDI is unable to attract and retain new personnel with suitable experience as it grows its business and expands its operations, SDI’s future growth and profitability would be adversely affected.

SDI relies on subcontractors for a significant portion of its shipyard work, and unsatisfactory quality of or delays in the work performed by these subcontractors may cause project delays, increased costs and reduced profits.

SDI relies heavily on subcontract workers working at its shipyard for a significant part of the shipbuilding process, such as fabrication work, blasting, painting, electrical and piping works, operation of certain machinery and equipment, including SDI’s welding system, cranes, and floating dock, other than portions of such processes that require sophisticated and technology-intensive engineering know-how and supervisory levels. SDI appoints these subcontract workers through a network of companies that provide subcontract labor services. Subcontractors accounted for approximately 6% and 73.5% of the labor required to produce a floating dock and shipbuilding block in 2007 and 2008, respectively. SDI expects to continue to utilize a large number of subcontract workers in its shipyard on a regular basis and to increase the number of subcontract workers it utilizes at its shipyard in the future. However, there can be no assurance that the services rendered by any subcontractor will be completed in a timely manner or will be of satisfactory quality. Furthermore, any subcontractor that experiences financial or other difficulties, including labor disputes with its employees, may be unable to carry out its work, resulting in a delay in the completion of SDI’s projects or resulting in additional costs. If the services of subcontractors are not performed in a timely manner or are not of satisfactory quality, or if a subcontractor defaults on its contractual obligations or is unable to complete its work according to schedule, SDI may incur substantial costs to complete the projects and remedy any defects, and SDI’s reputation, business, financial condition and results of operations could be significantly harmed.

Shipbuilding exposes SDI to potential liabilities that may not be covered by insurance.

SDI’s shipbuilding operations will be subject to inherent risks such as equipment defects, malfunctions and failures, equipment misuse and natural disasters that can result in uncontrollable flow of gas or well fluids, fires and explosions. Substantial portions of SDI’s activities involve the fabrication and refurbishment of large steel structures, the operation of cranes and other heavy machinery and other operating hazards. These risks could expose SDI to substantial liability for personal injury, wrongful death, product liability, property damage, pollution and other environmental damages. Although SDI has obtained and will continue to obtain insurance for its employees as required by Korean law and regulations, as well as its important properties and assets, including work in progress assets, SDI’s insurance may not be adequate to cover all potential liabilities. Further, SDI cannot assure you that insurance will be generally available in the future, or if available, that the premiums will not increase or remain commercially justifiable. If SDI incurs substantial liability and the insurance does not or is insufficient to cover the damages, SDI’s business, financial condition, results of operations and prospects may be adversely affected.

Labor shortages may increase SDI’s cost of labor and limit its production capacity.

SDI’s operations require skilled and qualified personnel such as fitters, welders, mechanics, electricians and heavy machinery and equipment operators. SDI will require additional employees and will need to hire and subcontract additional production workers at its facilities to further expand its activities to new market areas of specialty vessels and offshore support vessels. However, competition for skilled shipyard labor and engineers in Korea is intense. SDI’s proximity to other shipyards results in competition for regional labor resources. As a result, SDI may from time to time experience difficulties in attracting and retaining skilled shipyard labor. Labor shortages could increase the cost of labor, limit production capacity and hinder its ability to reach target production rates, which would materially and adversely affect SDI’s results of operations and financial condition.

Labor unrest involving SDI’s own or subcontractors’ employees may adversely affect SDI’s operations.

None of SDI’s employees is a member of a labor union and SDI has not experienced any labor unrest, dispute or operational interruption by organized labor. However, there can be no assurance that labor unrest, including as a result of restructuring, merger, consolidation, reorganization or other forms of integration within or involving the subcontractors, will not take place. Such labor unrest may adversely affect SDI’s business, including by causing its subcontractors to delay delivering or fail to deliver products or services to SDI.

Unexpected production interruptions may adversely affect SDI’s financial condition and results of shipbuilding operations.

SDI’s manufacturing processes depend on certain critical shipyard facilities, such as its floating dock, berths, skids, automated block cutting machinery and Goliath cranes that are subject to unexpected interruptions, including from natural disasters and man-made accidents. In order to reduce the risk of shipyard facility production interruptions, SDI maintains a comprehensive maintenance and loss prevention program, has on site maintenance and repair facilities, and maintains an inventory of spare parts and machinery. SDI’s shipyard operations could be adversely affected by events such as the breakdown of equipment, difficulties or delays in obtaining spare parts and equipment, labor disputes, raw material shortages, fire, natural disasters, civil disorders, industrial accidents and the need to comply with government directives concerning matters such as hygiene, safety and environmental protection. Any major disruption or disaster at SDI’s production facilities could have a material adverse effect on its results of operations and financial condition.

SDI is dependent on steel, and significant increases in steel market prices could adversely affect SDI’s margins and profits.

SDI is particularly exposed to increases in the prices of steel, which represent the largest component of SDI’s cost of goods sold. Increases in prices of steel and SDI’s inability to pass along such increases to its customers could adversely affect SDI’s margins and profits. Increased prices may also cause potential customers to defer purchase of SDI’s products, which would have an adverse effect on SDI’s business, financial condition and results of operations.

U.S. investors may have difficulty enforcing civil liabilities against SDI and its directors and senior management.

SDI is incorporated, and its principal executive offices are located in, Korea. The majority of SDI’s directors and senior management following the acquisition are residents of jurisdictions outside the United States, and the majority of SDI’s assets and the assets of such persons are located outside the United States. As a result, U.S. investors may find it difficult to effect service of process within the United States upon SDI or such persons or to enforce outside the United States judgments obtained against SDI or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. It may also be difficult for an investor to enforce in U.S. courts judgments obtained against SDI or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. It may also be difficult for a U.S. investor to bring an action in a Korean court predicated upon the civil liability provisions of the U.S. federal securities laws against SDI’s directors and senior management and non-U.S. experts named in this proxy statement.

SDI will require a significant amount of cash, and SDI’s ability to generate sufficient cash depends upon many factors, some of which are beyond SDI’s control.

SDI’s ability to make payments on and refinance its indebtedness, and to fund working capital needs and planned capital expenditures depends on SDI’s ability to generate adequate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, and regulatory factors and other factors that are beyond SDI’s control. SDI cannot give assurance that its business will continue to generate cash flow from operations at current levels or that its cash needs will not increase. If SDI is unable to generate sufficient cash flow from operations in the future to service its indebtedness and meet its other needs, SDI may have to refinance all or a portion of its existing indebtedness, obtain additional financing, reduce expenditures that it deems necessary to do business. SDI cannot give assurance that any refinancing of this kind would be possible or that any additional financing could be obtained or could be obtained on commercially reasonable terms. The inability to obtain additional financing could have a material adverse effect on SDI’s financial condition and on its ability to meet its financing obligations.

Variable rate indebtedness subjects SDI to interest rate risk, which could cause its debt service obligations to increase significantly.

Certain portions of some of SDI’s borrowings, primarily its long-term borrowings, are, and are expected to continue to be, at variable rates of interest and expose SDI to interest rate risk. If interest rates increase, SDI’s debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remains the same, and SDI’s net income would decrease.

Following the acquisition, SDI may have difficulty establishing adequate management, legal and financial controls in Korea, which could result in misconduct and difficulty in complying with applicable laws and requirements.

As a privately held company with all of its subsidiaries operating exclusively in Korea, SDI has not historically focused on establishing Western-style management and financial reporting concepts and practices, as well as modern banking, computer and other internal control systems. SDI may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in Korea. As a result of these factors, SDI may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Risks Related to North Shore and the Acquisition and
the Securities of North Shore Following the Acquisition

North Shore may not be able to consummate an initial business combination within the required time frame, in which case, it would be forced to liquidate its assets.

Pursuant to its amended and restated certificate of incorporation, North Shore has until January 31, 2010 to complete an initial business combination. If North Shore fails to consummate an initial business combination within the required time frame, North Shore’s corporate existence will, in accordance with its amended and restated certificate of incorporation, cease except for the purposes of winding up its affairs and liquidating. North Shore may not be able to find suitable target businesses within the required time frame. In addition, North Shore’s negotiating position and its ability to conduct adequate due diligence on any potential target may be reduced as it approaches the deadline for the consummation of an initial business combination.

If North Shore is forced to liquidate before an initial business combination and distribute the trust account, its public stockholders may receive less than $8.00 per share and its warrants will expire worthless.

If North Shore is unable to complete an initial business combination by January 31, 2010 and is forced to liquidate its assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of North Shore’s IPO, its general and administrative expenses and the anticipated costs of seeking an initial business combination. As of , 2009, the per-share liquidation price was approximately $7.82. However, North Shore cannot assure you that it will in fact be able to distribute approximately $7.82 per share upon liquidation of the trust account, as a result of claims of creditors which may take priority over the claims of North Shore’s public stockholders. Furthermore, there will be no distribution with respect to North Shore’s outstanding warrants, which will expire worthless if North Shore liquidates before the completion of an initial business combination.

The report of the independent registered public accounting firm that audited North Shore’s financial statements includes a “going concern” explanatory paragraph, due to the possibility that North Shore may not consummate a business combination within the required time frame, which will require North Shore to dissolve and liquidate.

The audit report in North Shore’s financial statements for the year ended December 31, 2008 includes an explanatory paragraph that states that due to the possibility that a business combination may not be consummated within the required timeframe, there is “substantial doubt” about North Shore’s ability to continue as a going concern. North Shore must complete a business combination with a fair market value of at least 80% of North Shore’s net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of acquisition by January 31, 2010. The date by which an acquisition must occur contemplated by the audit report was November 30, 2009. The deadline for North Shore to consummate an acquisition was extended by stockholder approval at a special meeting held on November 30, 2009.

North Shore’s stock price could fluctuate and could cause you to lose a significant part of your investment.

Following consummation of the acquisition, the market price of North Shore’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;
•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
•	general economic conditions;
•	changes in market valuations of similar companies;
•	terrorist acts;
•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;
•	future sales of its common stock;
•	regulatory developments in the United States, foreign countries or both;
•	litigation involving North Shore, SDI or SDI’s general industry; and
•	additions or departures of key personnel at SDI.

North Shore’s Chairman of the Board is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the acquisition is not consummated. Such liability may have influenced his decision to approve the acquisition with SDI. Similar considerations may have influenced one of the other directors of North Shore.

If North Shore liquidates prior to the consummation of a business combination, Sang-Chul Kim, North Shore’s Chairman of the Board, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by North Shore for services rendered or contracted for or products sold to North Shore. This personal obligation may have influenced Mr. Kim’s decision to approve North Shore’s acquisition with SDI and to continue to pursue the acquisition. In considering the recommendations of North Shore’s board of directors to vote for the acquisition proposal and other proposals, you should consider these interests.

The North Shore Founders have agreed to transfer 1,488,250 of the 1,588,250 Founders’ Shares and all of the Founders’ Warrants to Mr. Kim upon consummation of the acquisition. Marc Klee, a director of North Shore, will also own 22,961 Founders’ Shares upon consummation of the acquisition. Holders of such securities are not entitled to receive any of the cash proceeds that may be distributed upon North Shore’s liquidation with respect to shares they acquired prior to its IPO. Therefore, if the acquisition is not approved and North Shore does not consummate another business combination by January 31, 2010 and is forced to liquidate, such Founders’ Shares and Founders’ Warrants will be worthless. As of , 2009, the record date for the special meeting, the North Shore Founders held $     in common stock (based on a market price of $     ) and $     in warrants (based on a market price of $     ). See the section entitled “The Acquisition Proposal — Interests of North Shore’s Directors and Officers and Others in the Acquisition.” Such financial interests may have influenced the decision of Mr. Kim and Mr. Klee to approve North Shore’s acquisition of SDI and to continue to pursue the acquisition. In considering the recommendations of North Shore’s board of directors to vote for the acquisition proposal and other proposals, you should consider these interests.

The exercise of North Shore’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the acquisition may result in a conflict of interest when determining whether such changes to the terms of the acquisition or waivers of conditions are appropriate and in North Shore’s stockholders’ best interest.

In the period leading up to the closing of the acquisition, events may occur that, pursuant to the purchase agreement, would cause North Shore to agree to amend the purchase agreement, to consent to certain actions taken by SDI or HY Jung or to waive rights that North Shore is entitled to under the purchase agreement. Such events could arise because of a request by SDI to undertake actions that would otherwise be prohibited by the terms of the purchase agreement or the occurrence of other events that would have a material adverse effect on SDI’s business and would entitle North Shore to terminate the purchase agreement. In any of such circumstances, it would be discretionary on North Shore, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for North Shore and what he may believe is best for himself in determining whether or not to take the requested action. As of the date of this proxy statement, North Shore does not believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the acquisition proposal has been obtained. Although certain changes could be made without further stockholder approval, North Shore will circulate a new or amended proxy statement and resolicit its stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the stockholder vote on the acquisition proposal.

If the acquisition is completed, a portion of the funds in the trust account established by North Shore in connection with its IPO for the benefit of the holders of the Public Shares may be used to pay converting stockholders. As a consequence, if the acquisition is completed, such funds will not be available to North Shore or SDI for working capital and general corporate purposes and the number of beneficial holders of North Shore’s securities may be reduced to a number that may preclude the quotation, trading or listing of North Shore’s securities other than on the Over-the-Counter Bulletin Board.

Pursuant to North Shore’s amended and restated certificate of incorporation, holders of Public Shares may vote against the acquisition proposal and demand that North Shore convert their shares, calculated as of two business days prior to the anticipated consummation of the acquisition, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. North Shore will not consummate the acquisition if holders of more than 10% of the Public Shares exercise these conversion rights unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights. Pursuant to North Shore’s amended and restated certificate of incorporation, in no event will North Shore be able to consummate the acquisition if holders of 40% or more of the Public Shares exercise their conversion rights. As a consequence of such purchases:

•	the funds in North Shore’s trust account that are so used will not be available to North Shore or SDI after the acquisition and the actual amount of such funds that North Shore may retain for its own use will be diminished; and
•	the public “float” of North Shore’s common stock may be reduced and the number of beneficial holders of North Shore’s securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of North Shore’s securities on NASDAQ or any other national securities exchange following the acquisition.

Holders of Public Shares at the time of the acquisition who purchased their units in the IPO and have not converted their shares into cash may have rights to rescind their purchases and assert a claim for damages therefor against North Shore and the directors and officers of North Shore.

North Shore’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares from holders who have indicated their intention to vote against the acquisition and seek conversion of their shares to cash (as North Shore may contemplate doing). Consequently, a holder of Public Shares who purchased them in the IPO and still holds them at the time of the acquisition without seeking to convert them into cash may seek rescission of the purchase of the units he acquired in the IPO or bring an action for damages. Any holder of Public Shares who votes against the acquisition proposal and converts Public Shares into cash upon consummation of the acquisition will no longer own any stock in North Shore and therefore will not have any claim for rescission. A successful claimant for damages under U.S. federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.

If North Shore is unable to consummate an initial business combination, its public stockholders will be forced to wait until after January 31, 2010 before receiving liquidation distributions.

North Shore has until January 31, 2010 to complete an initial business combination. North Shore has no obligation to return funds to its public stockholders prior to such date unless it consummates an initial business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if North Shore is unable to complete an initial business combination. Accordingly, public stockholders’ funds may be unavailable to them until after such date.

If North Shore has not conducted an adequate due diligence investigation of SDI, it may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and its stock price, which could cause you to lose some or all of your investment.

North Shore, with the aid of operations, accounting, finance and legal professionals, has conducted a due diligence investigation of SDI. However, North Shore cannot assure you that this diligence has revealed all material issues that may affect SDI, or that factors outside the control of SDI and outside of North Shore’s control will not later arise. If North Shore’s diligence failed to identify issues specific to SDI or the industry environment in which it operates, North Shore may be forced later to write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in North Shore reporting losses. Even though these charges may be non-cash items and not have an immediate impact on North Shore’s liquidity, the fact that it reports charges of this nature could contribute to negative market perceptions about North Shore or its common stock.

If third parties bring claims against North Shore, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $7.82 per share.

North Shore’s placement of funds in trust may not protect those funds from third-party claims against it. Although North Shore is required to have all third parties (including any vendors or other entities it engages) and any prospective target businesses it negotiates with, execute agreements with North Shore waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements, they will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with North Shore and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims that could take priority over those of North Shore’s public stockholders and, as a result, the per-share liquidation price could be less than approximately $7.82 due to claims of such creditors. If North Shore liquidates before the completion of a business combination and distributes the proceeds held in trust to its public stockholders, Sang-Chul Kim, North Shore’s Chairman, has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by North Shore for services rendered or contracted for or products sold to it. However, he may not be able to satisfy that obligation. Therefore, North Shore cannot assure you that the per-share distribution from the trust account, if it liquidates, will not be less than approximately $7.82, due to such claims.

Additionally, if North Shore is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in North Shore’s bankruptcy estate and subject to the claims of third parties with priority over the claims of North Shore’s stockholders. To the extent any bankruptcy claims deplete the trust account, North Shore cannot assure you it will be able to return to its public stockholders at least approximately $7.82 per share.

North Shore’s stockholders may be held liable for claims by third parties against it to the extent of distributions received by them.

If North Shore is unable to complete an initial business combination by January 31, 2010, its corporate existence will cease except for the purposes of winding up its affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law (“DGCL”), in which case North Shore will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 provides that North Shore’s existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling North Shore gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which it was organized. North Shore’s existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require North Shore to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to North Shore, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to North Shore or that have not arisen but that, based on facts known to it at the time, are likely to arise or to become known to it within 10 years after the date of dissolution. Accordingly, North Shore would be required to provide for any creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because North Shore is a blank check company, rather than an operating company, and its operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. North Shore intends to have all third parties (including any vendors or other entities that it engages in pursuit of a business combination) and prospective target businesses execute valid and enforceable agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, North Shore believes the claims that could be made against it should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, North Shore cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, North Shore’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of North Shore’s stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, North Shore cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by North Shore.

If North Shore is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by North Shore’s stockholders. Furthermore, because North Shore intends to distribute the proceeds held in the trust account to its public stockholders promptly after January 31, 2010, this may be viewed or interpreted as giving preference to North Shore’s public stockholders over any potential creditors with respect to access to or distributions from North Shore’s assets. Furthermore, North Shore’s board of directors may be viewed as having breached their fiduciary duties to North Shore’s creditors and/or may have acted in bad faith, and thereby exposing itself and North Shore to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. North Shore cannot assure you that claims will not be brought against it for these reasons.

North Shore will issue shares of its capital stock to complete the acquisition of SDI. Issuance of North Shore’s capital stock will reduce the equity interest of its stockholders and may cause a change in control of North Shore’s ownership.

North Shore’s second amended and restated certificate of incorporation will authorize the issuance of up to 35,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. North Shore will issue 7,341,102 additional shares of its common to complete the acquisition of SDI. The issuance of additional shares of common stock:

•	will significantly reduce your equity interest in North Shore;
•	may cause a change in control, which may affect, among other things, North Shore’s ability to use its net operating loss carry forwards, if any;
•	may adversely affect prevailing market prices for North Shore’s common stock.

The value of your investment in North Shore may decline if any of these events occur.

North Shore’s officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to North Shore’s affairs. This conflict of interest could have a negative impact on North Shore’s ability to consummate an initial business combination.

North Shore’s officers and directors are not required to commit their full time to its affairs, which could create a conflict of interest when allocating their time between North Shore’s operations and their other commitments. North Shore does not intend to have any full-time employees prior to the consummation of an initial business combination. All of North Shore’s executive officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to North Shore’s affairs. If North Shore’s officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to North Shore’s affairs and could have a negative impact on North Shore’s ability to consummate an initial business combination. North Shore cannot assure you that these conflicts will be resolved in its favor.

North Shore’s officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by it and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

North Shore’s officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by North Shore. Additionally, North Shore’s officers and directors may become aware of business opportunities that may be appropriate for presentation to North Shore and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. North Shore cannot assure you that these conflicts will be resolved in its favor. As a result, a potential target business may be presented to another entity prior to its presentation to North Shore and it may miss out on a potential transaction.

North Shore’s completion of its business combination with only a single entity will cause it to be solely dependent on a single business.

By consummating an initial business combination with only a single entity, North Shore’s lack of diversification may subject it to numerous economic, competitive and regulatory developments. Further, North Shore will not be able to diversify its operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. This lack of diversification may subject North Shore to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the industry in which it will operate.

Following the acquisition, North Shore will be a holding company that will depend on the ability of its majority-owned subsidiary SDI to distribute funds to it in order to satisfy its financial obligations or to make dividend payments.

Following the acquisition, North Shore will be a holding company and its majority-owned subsidiary, SDI, will conduct all of its operations and own all of North Shore’s operating assets. North Shore will have no significant assets other than the equity interests in SDI. As a result, North Shore’s ability to make dividend payments depends on SDI and its ability to distribute funds to North Shore. If North Shore is unable to obtain funds from SDI, North Shore’s board of directors may exercise its discretion not to pay dividends.

North Shore’s interest in SDI may be diluted, which could have a material adverse effect on North Shore’s financial condition and results of operations.

Pursuant to the purchase agreement, SDI has agreed not to issue any shares of capital stock that would reduce North Shore’s percentage ownership in SDI, with the exception that SDI could issue shares that reduce North Shore’s percentage ownership in SDI if North Shore waives its right of first refusal to participate in such sale of shares. Accordingly, in the event that North Shore does not have the funds available, or is unwilling to use funds that it does have available, to participate in an SDI equity financing, then North Shore’s percentage ownership in SDI may be reduced to less than a controlling interest, which could have a material adverse effect on North Shore’s financial condition and results of operations.

Holding only a majority, but less than two-thirds, of the shares of SDI may restrict North Shore’s ability to take affirmative actions in respect of those matters which require a special resolution.

North Shore will have to account for a minority interest (in other words, for the less than a majority interest in SDI not owned by North Shore) in its financial statements. Many important corporate actions under the ROK’s Commercial Act, including but not limited to, amendment to the articles of incorporation, transfer of all or a significant portion of the company, removal of a director or auditor, reduction of capital, dissolution of the company and mergers require a special resolution in which the affirmative votes of no less than two-thirds of the voting rights of the shareholders present at the general meeting and of at least one-third of the total issued and outstanding shares are voted at the meeting. Having only a majority, but less than two-thirds, of the shares of SDI, may restrict North Shore’s ability to take affirmative actions in respect of those matters which require a special resolution.

If SDI waives the condition that no more than 10% of the Public Shares may exercise their conversion rights, North Shore may proceed with an initial business combination even if public stockholders owning approximately 40% of the shares sold in the IPO exercise their conversion rights.

North Shore has agreed with SDI that SDI will not be required to close the acquisition if more than 10% of the Public Shares exercise their conversion rights. This condition may be waived in the sole discretion of SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights. Under the terms of its amended and restated certificate of incorporation, North Shore may proceed with an initial business combination only if public stockholders owning less than 40% of the Public Shares exercise their conversion rights. Accordingly, public stockholders holding up to approximately 39.99% of the Public Shares may exercise their conversion rights and North Shore could still consummate a proposed business combination. North Shore has set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of its stock will be able to stop North Shore from completing an initial business combination that is otherwise approved by a large majority of North Shore’s public stockholders. In the event that SDI were to permit more than 15%, but less than 40%, of the Public Shares to exercise their conversion rights, North Shore would prepare and mail to the stockholders a supplement to this proxy statement that describes the maximum number of Public Shares that could exercise their conversion rights.

North Shore’s business combination will require it to use a substantial portion of its cash to pay the purchase price. Because North Shore will not know how many stockholders may exercise such conversion rights, it may need to arrange third-party financing to help fund its business combination in case a larger percentage of stockholders exercise their conversion rights than North Shore expects. Additionally, if a significant number of stockholders exercise their conversion rights, North Shore will have less cash available to use in furthering its business plans following the acquisition and may need to arrange third-party financing. North Shore has not taken any steps to secure third-party financing for either situation. North Shore cannot assure you that it will be able to obtain such third-party financing on terms favorable to it or at all.

North Shore will require stockholders who wish to convert their shares in connection with the acquisition to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

North Shore will require public stockholders who wish to convert their shares either to tender their certificates to North Shore’s transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s Deposit/Withdrawal At Custodian (“DWAC”) System, in each case at any time prior to the vote taken at the stockholder meeting relating to the acquisition. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, the Depository Trust Company (“DTC”) and North Shore’s transfer agent will need to act to facilitate this request. It is North Shore’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because North Shore does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While North Shore has been advised that it takes a short time to deliver shares through the DWAC System, North Shore cannot assure you of this fact. Accordingly, if it takes longer than North Shore anticipates for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

As North Shore is effecting its initial business combination with a company located outside of the United States, North Shore will be subject to a variety of additional risks that may negatively impact its operations. In addition, the foreign laws applicable to SDI will likely govern all of North Shore’s material agreements and North Shore may not be able to enforce its legal rights.

Because SDI is a Korean company, North Shore will be subject to special considerations or risks associated with companies operating outside of the United States, including some or all of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

If North Shore is unable to adequately address these additional risks, its operations might suffer.

In addition, the laws of Korea will likely govern almost all of the material agreements relating to North Shore’s operations following the acquisition. North Shore cannot assure you that SDI will be able to enforce any of its material agreements or that remedies will be available in this jurisdiction. The system of laws and the enforcement of existing laws in Korea may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of North Shore’s future agreements could result in a significant loss of business, business opportunities or capital. Also, substantially all of North Shore’s assets will be located outside of the United States and some of its officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon North Shore’s directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of North Shore’s directors and officers under U.S. federal securities laws.

North Shore has not had operations, and SDI has not operated as a U.S. public company. Fulfilling North Shore’s obligations incident to being a U.S. public company after completing the acquisition will be expensive and time consuming.

Although North Shore has maintained disclosure controls and procedures and internal control over financial reporting as required under the U.S. federal securities laws with respect to its very limited activities, North Shore has not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to operating SDI, which has substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission (“SEC”), North Shore will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require increased management and could result in delays if North Shore cannot implement appropriate systems and controls in a timely manner or recruit individuals with the requisite experience and technical accounting knowledge in Korea.

Compliance with the Foreign Corrupt Practices Act could subject North Shore to penalties and other adverse consequences.

The post-acquisition company will be subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States public companies from engaging in bribery of, or other prohibited payments to, foreign officials to obtain or retain business. While North Shore will take precautions to educate the employees of SDI of the Foreign Corrupt Practices Act, there can be no assurance that SDI or the employees or agents of its subsidiaries will not engage in such conduct, for which SDI might be held responsible. SDI could suffer penalties that may have a material adverse effect on its business, financial condition and results of operations.

Being a foreign private issuer would exempt North Shore from certain SEC requirements that provide stockholders the protection of information that must be made available to stockholders of United States public companies.

Following the acquisition, North Shore intends to pursue a redomestication in the British Virgin Islands or another non-U.S. jurisdiction, and would likely qualify as a “foreign private issuer'' within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act''). If North Shore qualifies as a foreign private issuer, it will be exempt from certain provisions applicable to United States public companies including:

•	the rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing'' trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, North Shore’s stockholders would not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

Risks Related to Operations in the Republic of Korea

Upon completion of the acquisition of SDI, North Shore will be subject to, and possibly adversely affected by, the following risks relating to it being organized under the laws of the Republic of Korea and its operations in that country. Unless otherwise specified, references herein to “South Korea,” “the ROK” or “Korea” shall mean the Republic of Korea.

Following the acquisition, substantially all of North Shore’s assets will be located in the ROK and therefore, substantially all of its revenue will be derived from its operations in the ROK. Accordingly, North Shore’s results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the ROK.

Upon completion of the acquisition, substantially all of North Shore’s operations and assets will be located in the ROK. As a result, North Shore will be subject to political, economic, legal and regulatory risks specific to the ROK.

From early 1997 until 1999, the ROK experienced a significant financial and economic downturn, from which it is widely believed the country has now recovered to a large extent. However, the economic indicators in recent years have shown mixed signs of recovery and uncertainty, and future recovery or growth of the economy is subject to many factors beyond North Shore’s control. Events related to the terrorist attacks in the United States on September 11, 2001, recent developments in the Middle East, the wars in Iraq and Afghanistan, higher oil prices, the recent subprime mortgage financial crisis in the United States, the general weakness of the global economy and the sporadic occurrence of avian flu in Asia and other parts of the world and the risk of its widespread outbreak have increased the uncertainty of global economic prospects in general and may continue to adversely affect the Korean economy. Any future deterioration of the Korean and global economy could adversely affect North Shore’s business, financial condition and results of operations.

Developments that could have an adverse impact on the ROK’s economy include:

•	continuing difficulties in the housing and financial sectors in the United States and elsewhere and the resulting adverse effect on the global financial markets;
•	a slowdown in consumer spending and the overall economy;
•	adverse changes or volatility in foreign currency reserve levels, commodity prices (including an increase in oil prices), exchange rates (including fluctuation of the U.S. dollar, Japanese Yen exchange rates or revaluation of the Chinese renminbi), interest rates and stock markets;
•	deterioration of economic or market conditions in other emerging markets;
•	adverse developments in the economies of countries that are important export and import markets for the ROK, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;
•	the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the ROK to China or other Asian countries);
•	social and labor unrest;
•	a decrease in tax revenues and a substantial increase in the Korean government’s expenditures for unemployment compensation and other social programs that, together, would lead to an increased government budget deficit;
•	financial problems or lack of progress in restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;
•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues of certain Korean conglomerates;
•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;
•	the recurrence of severe acute respiratory syndrome or an outbreak of avian flu or influenza A (H1N1) in Asia and other parts of the world;
•	deterioration in economic or diplomatic relations between the ROK and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;
•	hostilities involving oil producing countries in the Middle East and any material disruption in the supply of oil or increase in the price of oil; and
•	an increase in the level of tensions or an outbreak of hostilities between North Korea and the ROK or the United States.

The ROK’s economic, political and social conditions, as well as government policies, could affect North Shore’s business.

The ROK’s economic, political and social conditions, as well as government policies, could affect North Shore’s business. The ROK economy differs from the economies of most developed countries in several respects. Although the ROK economy has become one of the world’s largest economies, for most of the country’s history, the economy has been centrally planned by the ROK government and many aspects of such centralized control remain today. The ROK government still plays a significant role in regulating various aspects of the economy, including coordinating industrial policy, establishing import restrictions and foreign exchange regulations, and overseeing the financial services sector. In most cases, the government is significantly more involved in the economy than that of other developed countries. The significant government involvement in the ROK economy may be detrimental to North Shore’s business, results of operations and prospects.

Escalations in tensions with North Korea could have an adverse effect on North Shore and could severely impact its operations in the ROK.

Relations between the ROK and North Korea have been tense throughout the ROK’s modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapon and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. North Korea has launched rockets into neighboring countries in 1998, 2003, 2006 and 2009.

In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the ROK, the United States, North Korea, China, Japan and Russia have held numerous rounds of six-party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program and calls upon all United Nations member states to take cooperative action, including through inspection of cargo to or from North Korea. Partly in response, at the six-party talks in February 2007, North Korea agreed to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility and readmit international inspectors to conduct all necessary monitoring and verifications. In return, the other five parties in the six-party talks agreed to provide emergency energy assistance of heavy fuel oil to North Korea in the initial phase.

In August 2007, North Korea completed implementing the first phase of terminating its nuclear programs. The first phase involved closing down and sealing the relevant nuclear facility. In September 2007, the six parties entered into an agreement to dismantle the North Korean nuclear armament during 2007, and in October 2007, South Korea and North Korea held a summit conference and made a joint announcement to cooperate closely to ensure peace in the Korean peninsula. Despite the September 2007 agreement, however, North Korea failed to dismantle its nuclear armament in 2007. Subsequently, in April 2008, North Korea and the United States agreed on procedures through which North Korea would declare its nuclear programs. Making such declaration is the next step toward dismantling the North Korean nuclear armament. Once the declaration is made, the United States is expected to end sanctions imposed under certain U.S. law and to provide 1 million tons of heavy fuel oil to North Korea. In a positive development, in May 2008, North Korea gave the United States copies of 18,822 pages of documents on its plutonium program and in June 2008, North Korea made a partial disclosure that prompted former President Bush to announce that he would rescind certain sanctions.

In February 2008, South Korea’s new conservative president, Myung-Bak Lee, took a hard-line approach against North Korea and stated that aid to North Koreas was conditional on nuclear disarmament and human rights progress. During the following few months, North-South relations deteriorated sharply. North Korea expelled South Korean managers from joint industrial bases, test-fired short-range missiles and accused President Lee of sending a warship into North Korean waters.

In June 2008, North Korea made its long-awaited declaration of its nuclear assets. Then, in July 2008, a North Korean soldier shot a South Korean woman in the Mount Kumgang special tourism area of North Korea, prompting further tensions. North Korea accused the United States of not fulfilling its part of a disarmament-for-aid deal and stated that it was preparing to restart the Yongbyon reactor. In October 2008, the

United States removed North Korea from its list of countries which sponsor terrorism in return for North Korea’s agreement to provide full access to its nuclear sites. In November 2008, North Korea said it would cut off all overland travel to and from South Korea beginning in December of that year, and blamed South Korea for pursuing a confrontational policy.

In April 2009, North Korea launched a rocket carrying what it said was a communications satellite. Its neighboring states accused it of testing long-range missile technology. After criticism of the launch from the U.N. Security Council, North Korea walked out of the international six-party talks aimed at winding up its nuclear program. That same month, Kim Jong-Il attended a parliamentary vote to re-elect him leader of North Korea, in his first major state appearance since a suspected stroke in 2008. However, his succession plans remains a mystery, raising concerns over possible contingencies in the event of his death and subsequent succession and change of regime. In May 2009, North Korea stated that it successfully carried out an underground nuclear test and that it no longer considered itself bound by the terms of the 1953 truce that ended the war between the two Koreas. Following such action, the U.N. Security Council voted unanimously to impose tougher sanctions on North Korea. North Korea responded by saying it would view any U.S.-led attempt to blockade the country as an ”act of war“ and that it planned to ”weaponize” its plutonium stocks.

In August 2009, former U.S. President Bill Clinton visited North Korea to help secure the release of U.S. journalists Laura Ling and Euna Lee, who were convicted of illegal border crossings two months earlier. North Korea had been holding a South Korean worker at a North-South joint industrial zone since late March of 2009 for allegedly denouncing its communist regime. The detained worker was released only recently, after 137 days of detention and after a visit to Kim Jong-Il by the chairwoman of the worker’s employer, Hyundai-Asan.

Any increase in tension, including a breakdown of high-level contacts between the ROK and North Korea, or occurrence of military hostilities, could have a material adverse effect on North Shore’s proposed business or its operations following a business combination.

Financial instability in other countries, particularly emerging market countries in Asia, could adversely impact the Korean economy and North Shore’s business.

The Korean market and the Korean economy are influenced by economic and market conditions in other countries, particularly emerging market countries in Asia. Financial turmoil in Asia, Russia and elsewhere in the world in recent years has adversely affected the Korean economy. Although economic conditions are different in each country, investors’ reactions to developments in one country can have adverse effects on the economies in other countries, including the ROK.

A loss of investor confidence in the financial systems of emerging and other markets may cause increased volatility in the Korean economy. North Shore cannot be certain that financial events of the type that occurred in emerging markets in Asia in 1997 and 1998 will not happen again or will not have an adverse effect on its business.

The ability of SDI to pay dividends to North Shore may be limited by the restrictions imposed by Korean law.

North Shore may rely on dividends and other distributions from SDI to provide it with cash flow and to meet its other obligations to issue dividends to its stockholders and to meet its other obligations. Current regulations in the ROK would permit SDI to pay dividends to North Shore only out of its distributable income, which is determined in accordance with Korean accounting standards and regulations. If SDI incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to North Shore.

If North Shore is deemed to have a “place of effective management” in Korea, it will be treated as a Korean company for the purpose of Korean corporate income tax with regards to its worldwide income.

Under the Corporate Income Tax Law (“CITL”) of the ROK, as amended on December 26, 2008, a corporation having a “place of effective management” in Korea will be treated as a “Korean company” for the purpose of Korean corporate income tax. However, the CITL does not clearly define what constitutes

“place of effective management” and, to date, there has not been any court precedent clarifying the issue. If, as a result of North Shore’s ownership of SDI, it is deemed to have a “place of effective management” in Korea, North Shore will be required to file annual corporate income tax returns with the Korean tax authorities and be subject to Korean corporate income tax. Currently, the applicable rates are 11% for 2009 taxable income (10% for 2010 taxable income) up to first 200 million Korean won and 22% for 2009 taxable income (20% for 2010 taxable income) exceeding 200 million Korean won.

Taxable income would include any worldwide income, such as dividends North Shore receives from SDI and any interest income earned outside of Korea. If North Shore is required to pay Korean corporate income tax, it may reduce North Shore’s cash flow and negatively impact the returns to investors.

If North Shore is deemed to have a “permanent establishment” in Korea, it will be subject to Korean corporate income tax with regards to any Korean source income attributable to or effectively connected with such permanent establishment.

If, as a result of North Shore’s ownership of SDI, it is deemed to have a “permanent establishment” in Korea as defined under Korean tax law, North Shore would be required to file annual corporate income tax returns with the Korean tax office and be subject to Korean corporate income tax. Currently, the applicable rates are 11% for 2009 taxable income (10% for 2010 taxable income) up to the first 200 million Korean won and 22% for 2009 taxable income (20% for 2010 taxable income) exceeding 200 million Korean won. Taxable income includes any Korean source income attributable to or effectively connected with such permanent establishment, such as dividends North Shore receives from its Korean operating company. If North Shore is required to pay Korean corporate income tax, it may reduce North Shore’s cash flow and negatively impact the returns to investors.

As the owner of more than 50% of SDI, North Shore will be subject to the constructive acquisition tax under Korean tax law.

Under the Local Tax Law of Korea, as the owner of more than 50% of an unlisted Korean company, North Shore will be subject to the constructive acquisition tax. Certain assets owned by SDI, such as real estate, automobiles, and country club memberships, will be subject to a tax of approximately 2.2% and is calculated on the net book value of such assets multiplied by North Shore’s shareholding ratio of SDI (which will be between 50.96% and 52.26%). If North Shore is subject to the constructive acquisition tax under Korean tax law, this may increase the cost of completing the acquisition and negatively impact investor returns.

As the owner of more than 50% of SDI, North Shore may be subject to the secondary tax liability under Korean tax law.

Under the National Tax Basic Law of the ROK, as the owner of more than 50% of an unlisted Korean company, North Shore will be subject to the secondary tax liability for any taxes accrued during the period it holds its shares of SDI if SDI is unable to meet its national tax obligations with its assets. Under the Local Tax Law of Korea, North Shore may also be subject to the secondary tax liability if SDI fails to pay its local taxes. The secondary tax liability is equal to the amount of unpaid taxes multiplied by North Shore’s shareholding ratio of SDI (which will be between 50.96% and 52.26%). There is no assurance that North Shore will not be subject to such tax liabilities or that SDI will have sufficient cash flow to cover such potential tax liabilities.

Under Korean tax law, any transaction North Shore enters into with SDI or its affiliated entities may be subject to transfer pricing rules and the review by Korean tax authorities.

Under Korean tax law, if any transaction North Shore enters into with SDI or its affiliated entities is not deemed to be on an arm’s-length basis, the Korean tax authorities may disallow any tax savings, adjust the terms and conditions of the transaction, and will have the authority to assess tax penalties, including interest on the late remittance of any applicable taxes. If North Shore is found to be in violation of any transfer pricing regulations, this may significantly increase its possible future taxes and thus reduce North Shore’s net income and the return to its shareholders.

Fluctuation in foreign exchange rates in the ROK may limit North Shore’s ability to utilize its cash flow effectively following a business combination.

Following the acquisition, except for dividend payments received from SDI, which will be received in U.S. dollars, substantially the rest of North Shore’s revenues and income will be received in Korean won. Thus, the U.S. dollar equivalent of North Shore’s net assets and distributions, if any, would be adversely affected by the depreciation of the Korean won. To the extent that North Shore needs to convert U.S. dollars into Korean won for its operations, appreciation of the Korean won against the U.S. dollar could have a material adverse effect on North Shore’s business, financial condition and results of operations. Conversely, if North Shore decides to convert its Korean won into U.S. dollars for its business purposes and the U.S. dollar appreciates against the Korean won, the U.S. dollar equivalent of the Korean won North Shore converts would be reduced. North Shore does not expect to engage in foreign exchange hedging transactions and therefore there can be no assurance that a significant depreciation of the Korean won against foreign currencies, or a decrease in the amount of revenues earned in foreign currencies, would not cause SDI to experience foreign exchange losses and have a material adverse effect on its results of operations.

North Shore may be subject to Korean reporting requirements under the Foreign Exchange Transaction Law.

Any transaction involving Korean won or a non-resident is subject to restrictions and reporting requirements under the Foreign Exchange Transaction Law and its subordinate regulations (collectively, “FETL”). Therefore, the structuring and completion of a business combination in the ROK (including, without limitation, a stock swap between North Shore and a Korean target business) may be restricted or subject to reporting requirements (which in some cases are de facto approval processes). Also, under the FETL, if the Korean government deems that certain emergency circumstances, including but not limited to sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets, are likely to occur, it may impose additional restrictions as it deems necessary. Thus, North Shore may be restricted in completing its initial business combination and the subsequent repatriation of any profits and dividends generated by SDI.

North Shore may be subject to Korean reporting requirements under various laws of the ROK, in particular, the Monopoly Regulation and Fair Trade Law.

While there are various reporting requirements in connection with a business combination in the ROK, such as foreign direct investment report under the Foreign Investment Promotion Law, they are mostly routine filing requirements without any significant review by government authorities. However, the report pursuant to the Monopoly Regulation and Fair Trade Law is subject to substantive review by the Korean Fair Trade Commission. It is required if (i) either the acquirer or the target has assets or annual revenues (including affiliates) of at least 200 billion Korean won, (ii) the counterparty to the transaction has assets or annual revenues of at least 20 billion Korean won, and (iii) the acquirer acquires 20% or more of the target company’s voting shares (or 15% or more of the target company’s voting shares in case of a company listed on the Korea Exchange).

FORWARD-LOOKING STATEMENTS

North Shore and SDI believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

North Shore and SDI believe it is important to communicate their expectations to their respective securityholders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by North Shore or SDI in such forward-looking statements, including among other things:

•	North Shore’s ability to complete its initial business combination within the specified time limits;
•	the number and percentage of North Shore’s stockholders voting against the acquisition proposal and seeking conversion;
•	future payments of dividends and the availability of cash for payment of dividends;
•	The potential liquidity and trading of North Shore’s public securities;
•	SDI’s projected operating results;
•	SDI’s understanding of its competition; and
•	market trends in SDI’s industry or the general economy.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of North Shore, SDI or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, North Shore and SDI undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the acquisition proposal or any of the other proposals, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect North Shore and/or SDI.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

SDI is incorporated under the laws of Korea and operates only in Korea. We intend to redomesticate in the British Virgin Islands or another jurisdiction following the acquisition in order to become a “foreign private issuer” under the U.S. federal securities laws. Substantially all of the assets of SDI are located in Korea and all of its officers and directors are outside the United States. Although Korea and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters, service under this treaty is cumbersome and time consuming, and may result in inadequate notice, so that any judgment based on that service may be reopened, re-litigated and overturned. It is therefore unlikely that service of process upon SDI, its officers and directors, assets and experts will be obtainable within the United States, and it may be difficult to enforce outside the United States a judgment obtained in the United States in an action against one or more of them. These difficulties stem from the lack of official judicial arrangements between the United States and Korea, which means that judgments of United States courts may not be enforced in Korea without review and re-litigation of the merits of their claims.

There is doubt as to the enforceability in Korea of actions to enforce judgments of United States courts arising out of or based on ownership of the securities of SDI, including judgments arising out of or based on civil liability provisions of United States federal or state securities laws. There is also doubt whether the Korean courts would enforce, in original actions, judgments against SDI, or the persons mentioned above predicated solely based upon United States securities laws.

Original actions may be brought in Korea against these parties only if the actions are not required to be arbitrated by Korean law and only if the facts alleged in the complaint give rise to a cause of action under Korean law, in which event, an Korean court may award monetary damages.

SPECIAL MEETING OF NORTH SHORE STOCKHOLDERS

General

North Shore is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting of North Shore stockholders to be held on , 2009, and at any adjournment or postponement thereof. This proxy statement is first being furnished to North Shore stockholders on or about         , 2009 in connection with the vote on the proposals described herein. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on         , 2009, at 10:00 a.m., eastern standard time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., North Shore’s counsel, at The Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017.

Purpose of the North Shore Special Meeting

At the special meeting of stockholders, North Shore will ask holders of its common stock to:

•	consider and vote upon a proposal to approve the Securities Purchase and Share Exchange Agreement, dated as of September 8, 2009, among North Shore, SDI, HY Jung and Pledgor, which, among other things, provides for the acquisition of up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI for cash consideration to SDI and 7,341,102 shares of the common stock of North Shore to HY Jung (the “acquisition proposal”);
•	consider and vote upon a proposal to approve an amendment to the certificate of incorporation of North Shore to change its corporate name to “North Shore Corp.” (the “name change proposal”);
•	to consider and vote upon a proposal to approve an amendment to North Shore’s certificate of incorporation to increase the number of authorized shares of North Shore common stock from 20,000,000 to 35,000,000 (the “capitalization amendment proposal”);
•	consider and vote upon a proposal to approve an amendment to the certificate of incorporation of North Shore to make its corporate existence perpetual and to remove provisions that will no longer be applicable after the consummation of the acquisition (the “charter amendment proposal”);
•	elect four directors to North Shore’s board of directors, of whom one will serve until the annual meeting to be held in 2010, one will serve until the annual meeting to be held in 2011 and two will serve until the annual meeting to be held in 2012 and, in each case, until their successors are elected and qualified (the “director election proposal”); and
•	consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, North Shore is not authorized to consummate the acquisition (the “stockholder adjournment proposal”).

Recommendation of North Shore’s Board of Directors

North Shore’s board of directors:

•	has unanimously determined that each of the proposals is fair to and in the best interests of North Shore and its stockholders;
•	has unanimously approved each of the proposals;
•	unanimously recommends that North Shore’s common stockholders vote “FOR” the acquisition proposal;
•	unanimously recommends that North Shore’s common stockholders vote “FOR” the name change proposal;
•	unanimously recommends that North Shore’s common stockholders vote “FOR” the capitalization amendment proposal;

•	unanimously recommends that North Shore’s common stockholders vote “FOR” the charter amendment proposal;
•	unanimously recommends that North Shore’s common stockholders vote “FOR” the directors nominated for election pursuant to the director election proposal; and
•	unanimously recommends that North Shore’s common stockholders vote “FOR” the stockholder adjournment proposal.

Record Date; Who is Entitled to Vote

North Shore has fixed the close of business on , 2009, as the “record date” for determining North Shore stockholders entitled to notice of and to attend and vote at its special meeting. As of the close of business on , 2009, there were 7,941,250 shares of North Shore’s common stock outstanding and entitled to vote. Each share of North Shore’s common stock is entitled to one vote per share at the special meeting of stockholders.

Pursuant to agreements with North Shore, the Founder Shares will be voted by the North Shore Founders on the acquisition proposal in accordance with the majority of the votes cast at the special meeting of stockholders on such proposal by the holders of the Public Shares. Accordingly, the vote of such Founders’ Shares will not affect the outcome of the vote on the acquisition proposal.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting of stockholders.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to North Shore but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares on “non-routine” proposals, such as the acquisition proposal. Since a stockholder must affirmatively vote against the acquisition proposal to have conversion rights, holders of Public Shares who fail to vote or who abstain from voting may not exercise their conversion rights. See the information set forth in “The Acquisition Proposal — Conversion Rights.”

Vote of North Shore’s Stockholders Required

The approval of the acquisition proposal will require the affirmative vote for the proposal by the holders of a majority of the Public Shares voted on the proposal at the meeting. Abstentions and broker non-votes will have no effect on the vote on the acquisition proposal. You cannot seek conversion unless you affirmatively vote against the acquisition proposal.

Each of the name change proposal, capitalization amendment proposal and charter amendment proposal will require the affirmative vote of the holders of a majority of North Shore common stock outstanding on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

Directors are elected by a plurality. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” their election are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of North Shore’s common stock represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposal.

Voting Your Shares

Each share of North Shore common stock that you own in your name entitles you to one vote at the special meeting of stockholders. Your proxy card shows the number of shares of North Shore’s common stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of North Shore common stock at the special meeting:

•	You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by North Shore’s board of directors “FOR” all of the proposals. Votes received after a matter has been voted upon at the special meeting will not be counted.
•	You Can Attend the Special Meeting and Vote in Person. North Shore will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way North Shore can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;
•	you may notify Yeon-Su Kim, North Shore’s Secretary, in writing before the special meeting that you have revoked your proxy; or
•	you may attend the special meetings, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of North Shore’s common stock, you may call Morrow & Co., North Shore’s proxy solicitor, at (203) 658-9400 (banks and brokerage firms) or (800) 607-0088 (stockholders), or Yeon-Su Kim, North Shore’s Secretary, at (82) (2) 526-8531.

Proxy Solicitation Costs

North Shore is soliciting proxies on behalf of its board of directors. All solicitation costs will be paid by North Shore. This solicitation is being made by mail but also may be made by telephone or in person. North Shore and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

North Shore has hired Morrow & Co. to assist in the proxy solicitation process. It will pay that firm a fee of $6,250 plus disbursements. Such payments will be made from non-trust account funds. If the acquisition is successfully closed, North Shore will pay Morrow & Co. an additional contingent fee of $12,500.

North Shore will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. North Shore will reimburse them for their reasonable expenses.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the acquisition proposal, the name change proposal, the capitalization amendment proposal, the charter amendment proposal, the election of directors and the stockholder adjournment proposal. Under North Shore’s by-laws, other than procedural matters incident to the conduct of the meetings, no other matters may be considered at the special meeting if they are not included in the notices of the meetings. An adjournment or postponement of one or both of the special meeting may occur to solicit additional votes if an adjournment proposal is presented and approved.

Conversion Rights

Any of North Shore’s stockholders holding Public Shares as of the record date who affirmatively vote their Public Shares against the acquisition proposal may also demand that such shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the acquisition. If demand is properly made and the acquisition is consummated, these shares will be converted into a pro rata portion of funds deposited in the trust account plus interest, calculated as of such date.

North Shore stockholders who seek to exercise this conversion right (“converting stockholders”) must affirmatively vote against the acquisition proposal. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must deliver their shares (either physically or electronically using the DTC’s DWAC System to North Shore’s transfer agent up to the vote at the meeting. Accordingly, a holder will have 10 days from the date of this proxy statement to obtain a certificate if such holder intends to comply with the conversion requirements by physically delivering their shares to North Shore’s transfer agent. As the delivery process can be accomplished by the stockholder in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, it is believed that this time period is sufficient for a typical investor. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash.

If the holders of at least 2,541,200 or more Public Shares (an amount equal to 40% or more of the Public Shares) vote against the acquisition proposal and properly demand conversion of their shares, North Shore will not be able to consummate the acquisition pursuant to the terms of North Shore’s amended and restated certificate of incorporation. Moreover, if the holders of more than 635,300 Public Shares (an amount equal to more than 10% of the Public Shares) vote against the acquisition proposal and properly demand conversion of their shares, North Shore will not be able to consummate the acquisition pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights.

The closing price of North Shore’s common stock on , 2009 (the record date for the North Shore special meeting) was $    . The cash held in the trust account on , 2009 was approximately $   ($   per Public Share). Prior to exercising conversion rights, stockholders should verify the market price of North Shore’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. North Shore cannot assure its stockholders that they will be able to sell their shares of North Shore common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in North Shore’s securities when North Shore’s stockholders wish to sell their shares.

If you exercise your conversion rights, then you will be exchanging your shares of North Shore common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the acquisition proposal, properly demand conversion, and deliver your stock certificate (either physically or electronically) to North Shore’s transfer agent up to the vote at the meeting.

Appraisal Rights

Stockholders of North Shore do not have appraisal rights under the Delaware General Corporation Law in connection with the acquisition or the other proposals that will be voted upon at the special meeting.

North Shore Founders and Founders’ Shares; Investment Agreement

As of , 2009, the record date for the North Shore special meeting, the North Shore Founders beneficially owned and were entitled to vote 1,588,250 Founders’ Shares. The Founders’ Shares constituted approximately 20% of the outstanding shares of North Shore’s common stock immediately after the IPO. In connection with North Shore’s IPO, North Shore entered into agreements with each of the North

Shore Founders pursuant to which each North Shore Founder agreed to vote Founders’ Shares on the acquisition proposal in accordance with the majority of the votes cast by the holders of Public Shares. The Founders’ Shares have no liquidation rights and will be worthless if no business combination is effected by North Shore. In connection with the IPO, the North Shore Founders placed their Founders’ Shares in escrow with Continental Stock Transfer & Trust Company and agreed that they would not sell the Founders’ Shares until the earlier of 12 months after a business combination or North Shore’s liquidation, subject to earlier release within such 12-month period if North Shore consummates a subsequent liquidation, acquisition, stock exchange or other similar transaction that results in all of North Shore’s stockholders having the right to exchange their shares for cash, securities or other property.

On August 17, 2009, North Shore entered into an agreement (“Investment Agreement”) with the North Shore Founders and Mr. Sang-Chul Kim. In connection with the transactions contemplated by the Investment Agreement, Mr. Kim became Chairman of North Shore, a position that he continues to hold. Pursuant to the Investment Agreement, among other things, the North Shore Founders have the option to sell to Mr. Kim, and Mr. Kim has the option to purchase from the North Shore Founders, warrants to purchase the 1,600,000 Founders’ Warrants upon the earliest of (i) North Shore’s consummation of a business combination, (ii) the liquidation of North Shore’s trust account and (iii) December 31, 2009. The purchase price for the Founders’ Warrants is $1,000,000. The North Shore Founders originally paid $1,600,000 for the Founders’ Warrants, which they acquired concurrently with the closing of the IPO. Mr. Kim will exercise the option concurrently with the closing of the acquisition. Mr. Kim has agreed to transfer 35% of such Founders’ Warrants to Broadband Capital Management LLC (“Broadband”) as part of its fees for financial advisory services.

Pursuant to the Investment Agreement and as part of the same transaction, the North Shore Founders also agreed to transfer an aggregate of 1,488,250 of the Founders’ Shares to Mr. Kim, for no additional consideration, upon consummation of a business combination. The North Shore Founders will continue to hold an aggregate of 100,000 shares of North Shore’s common stock following the transfer. If transferred, such shares will remain in escrow until one year after consummation of such business combination in accordance with the terms of the escrow agreement that was entered into by the North Shore Founders in connection with North Shore’s IPO.

For a more detailed description of the interests of the North Shore Founders and Sang-Chul Kim, see the section entitled “The Acquisition Proposal — Interests of North Shore’s Directors and Officers and Others in the Acquisition.”

The North Shore Founders and Sang-Chul Kim have not purchased any shares of North Shore common stock or warrants in the open market. If any of them believes it would be desirable for them or their respective affiliates to purchase shares or warrants in advance of the special meetings, such determination would be based on factors such as the likelihood of approval or disapproval of the proposals, the number of shares for which conversion may be requested and the financial resources available to such prospective purchasers. Any additional shares purchased by the North Shore Founders, Mr. Kim or their respective affiliates will be voted by them in favor of the acquisition and the other proposals.

At any time prior to the special meeting, during a period when they are not then aware of any material non-public information regarding North Shore or its securities or pursuant to agreements between the buyer and seller of such securities in a form that would not violate insider trading rules, the North Shore Founders, Mr. Kim, SDI, HY Jung and their respective affiliates may purchase shares or warrants from institutional and other investors, or execute agreements to purchase such shares or warrants from them in the future, or they or North Shore may enter into transactions with such persons and others to provide them with incentives to acquire North Shore’s securities or vote their securities in favor of the acquisition proposal and the other proposals. SDI has covenanted in the Purchase Agreement that it shall cause SSME to purchase up to a maximum of 2,541,200 shares of North Shore common stock (equivalent to 40% of the Public Shares prior to the special meeting if necessary to secure approval of the transactions. SSME’s board of directors has already endorsed such purchase. The purpose of any such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote on the acquisition proposal vote in its favor, that holders of fewer than 10% of the Public Shares vote against the acquisition proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met and that the other proposals are approved.

If such transactions are effected, the consequence could be to cause the acquisition and the other proposals to be approved in circumstances where such approvals could not otherwise be obtained. Purchases of shares or warrants by the persons described above would allow them to exert more influence over the approval of the acquisition proposal and other proposals and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it less likely that the holders of more than 10% of the Public Shares will vote against the acquisition proposal and exercise their conversion rights.

As of the date of this proxy statement, no such discussions have been held and no agreements to such effect have been entered into with any such investor or holder. North Shore will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the acquisition proposal or the other proposals or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

It is possible that the special meeting could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meeting, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that an adjournment proposal is presented and approved. Also, under Delaware law, the board of directors may postpone the meetings at any time prior to their being called to order in order to provide time to seek out and negotiate such transactions.

THE ACQUISITION PROPOSAL

The discussion in this proxy statement of the acquisition and the principal terms of the Purchase Agreement by and among North Shore, SDI and HY Jung is subject to, and is qualified in its entirety by reference to, the Purchase Agreement. A copy of the Purchase Agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference.

The Parties

North Shore

North Shore Acquisition Corp. was formed on June 26, 2007 with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. North Shore’s amended and restated certificate of incorporation provides that North Shore must liquidate unless it has consummated a business combination by January 31, 2010.

On December 7, 2007, North Shore consummated its initial public offering of 6,300,000 units with each unit consisting of one share of common stock and one warrant, each to purchase one share of common stock at an exercise price of $5.00 per share. Simultaneously with the consummation of the IPO, North Shore consummated the private sale of 1,600,000 Founders’ Warrants at a price of $1.00 per Founder Warrant, generating total proceeds of $1,600,000. On January 24, 2008, North Shore consummated the closing of an additional 53,000 units which were subject to the over-allotment option. The units from the IPO (including the over-allotment option) were sold at an offering price of $8.00 per unit, generating total gross proceeds of $50,824,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to North Shore from the offering (including the over-allotment option and the private sale of the Founders’ Warrants) were $49,883,546, of which $49,693,160 was deposited into the trust account and the remaining proceeds of $190,386 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. In addition, there can be released to North Shore for use of working capital of up to $1,000,000 of interest earned on the trust account, as well as any amounts necessary to pay its tax obligations. Through December 31, 2008, North Shore has used all of the net proceeds that were not deposited into the trust fund to pay general and administrative expenses, and has drawn interest income in the amount of $423,546 and $326,454 for its tax obligations and working capital, respectively. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of , 2009, there was $49,701,240 held in the trust account.

If the acquisition is consummated, North Shore intends to use the funds held in the trust account to pay transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, reimbursement of expenses of the North Shore Founders and to make purchases of Public Shares, if any. The balance will be used to pay stockholders who properly exercise their conversion rights and to pay the cash consideration for the shares of SDI preferred stock. It is possible that the present holders of 40% or more of the Public Shares will affirmatively vote against the acquisition and seek conversion of their Public Shares into cash in accordance with North Shore’s amended and restated certificate of incorporation. If such event were to occur, the acquisition could not be completed. Moreover, if the holders of more than 10% of the Public Shares vote against the acquisition proposal and demand conversion of their shares, North Shore will not be able to consummate the acquisition pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. To preclude such possibility, North Shore, Mr. Kim, SDI, HY Jung and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the acquisition and seek conversion or who otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the acquisition proposal. It is possible that such arrangements could involve the purchase by North Shore, after the acquisition, of the Public Shares that are held by the persons or entities that enter into such arrangements using funds transferred to North Shore from North Shore’s trust account. As a consequence, it is likely that the amount of funds available to SDI for working capital and general corporate purposes from the trust account would be diminished. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “The Acquisition Proposal — Actions That May Be Taken to Secure Approval of North Shore’s Stockholders.” Regardless of the specific arrangements that are made to purchase

Public Shares, there will be sufficient funds from the trust account funds transferred to North Shore to pay the holders of all Public Shares that are properly converted and North Shore will use such funds for such purpose.

If North Shore is unable to complete the acquisition or another business combination by January 31, 2010, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will liquidate and promptly distribute to its public stockholders the amount in its trust account plus any remaining non-trust account funds after payment of its liabilities.

North Shore’s common stock, units and warrants are currently listed on the OTC Bulletin Board under the symbols NSAQ, NSAQU and NSAQW, respectively.

The mailing address of North Shore’s principal executive office is 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, South Korea 135-270. Its telephone number is (82)(2) 575-0466.

SDI

SDI is the parent company of the Sungdong Group of companies, which is comprised of of wholly-owned subsidiaries SEM and Sungdong Yantai and various affiliates in which SDI holds a minority interest, including SSME and Sungdong Steel. SDI is engaged primarily in the manufacture of welding machinery used in the shipbuilding industry and the production of conventional shipbuilding equipment, such as floating docks, deck houses and mega-blocks. Since its founding in 1991, SDI has become one of the major subcontractors for Hyundai Heavy Industries, Samsung Heavy Industries, and Daewoo Shipbuilding & Marine Engineering.

SDI’s principal executive office is currently located at S-Tower 19F, 116 Sinmunno 1-ga, Jongno-gu, Seoul, Korea 110-700, and its telephone number is (82) (2) 2127-8306.

HY Jung

Hwi Young Jung is a Korean citizen and resident and an Executive Director and Managing Director of SSME. Mr. Hwi Young Jung currently owns 55% of SDI. Hwi Young Jung is the son of Pledgor.

Pledgor

Hong Jun Jung is a Korean citizen and resident and the Chairman and Chief Executive Officer of both SDI and SSME. Mr. Hong Jun Jung currently owns 25% of SDI and approximately 25% of SSME. Hong Jun Jung is the father of HY Jung.

General Description of the Acquisition

North Shore, SDI, HY Jung and Pledgor entered into the Purchase Agreement on September 8, 2009. Pursuant to the Purchase Agreement, North Shore shall acquire shares of newly issued convertible voting preferred stock of SDI, representing up to 22.24%, but not less than 20.12%, of the voting capital stock of SDI, in exchange for the payment of the amount of cash remaining in North Shore’s trust account at closing after deduction of amounts for payment of transaction expenses (estimated to be approximately $7,012,416), payments to North Shore’s public stockholders that exercise their conversion rights and the holdback of $971,382 for operating expenses. Total cash consideration is expected to be approximately $41,717,442 assuming no stockholders exercise their conversion rights or $36,747,318 if stockholders owning up to 10% of the IPO shares exercise their conversion rights (or $34,262,256 in the event SDI were to permit up to 15% of the Public Shares to exercise their conversion rights). Also pursuant to the Purchase Agreement, North Shore shall acquire 7,722 shares of currently issued and outstanding shares of common stock of SDI from HY Jung, representing at least 30.02% of the voting capital stock of SDI, in exchange for an aggregate of 7,341,102 newly issued shares of common stock of North Shore. The number of shares of SDI convertible voting preferred stock to be issued pursuant to the Purchase Agreement shall equal the quotient obtained by dividing (x) the amount of total cash remaining in North Shore’s trust account at closing after deduction of amounts for (i) payment of North Shore’s transaction expenses and (ii) payments to North Shore’s public stockholders that exercise their conversion rights, by (y) $7,292.

The acquisition is expected to be consummated in the last quarter of 2009, after the required approval by the stockholders of North Shore and the fulfillment of certain other conditions, as discussed herein.

Following closing of the transactions, North Shore shall own up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI, and HY Jung shall initially own 48.04% of North Shore’s outstanding common stock based on the amount of shares currently outstanding and assuming that no holders of shares of North Shore’s common stock issued in its IPO vote against the acquisition and elect to convert their shares into cash in accordance with North Shore’s amended and restated certificate of incorporation. If holders of 10% of the North Shore common stock elect to convert their shares into cash, HY Jung will own 50.12% and the remaining holders of Public Shares will own 49.88% of the shares of North Shore common stock outstanding immediately after the closing of the acquisition. The number of Public Shares that will be outstanding after the closing will also be reduced by the number of Public Shares purchased, if any, pursuant to arrangements that provide for North Shore to purchase such shares after the closing of the acquisition to secure approval of the acquisition proposal (as described under “— Actions That May Be Taken to Secure Approval of North Shore’s Stockholders,” below). Any such purchases will increase the percentage ownership of North Shore common stock by HY Jung and reduce the percentage ownership of all other stockholders.

In addition, SSME intends to purchase at least 1,400,000 outstanding warrants issued by North Shore. See “—SDI’s and HY Jung’s Conditions to Closing,” below.

Anticipated Accounting Treatment

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of SDI will own the largest portion of the voting rights in the combined entity, the stockholders of SDI will have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and SDI’s senior management will dominate the management of the combined entity immediately following the completion of the transaction in accordance with the provisions of SFAS 141R. Accordingly, SDI will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of SDI. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of SDI and are recorded at the historical cost basis of SDI. North Shore’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SDI after consummation of the acquisition.

Indemnification of North Shore

To provide a fund for payment to North Shore with respect to its post-closing rights to indemnification under the Purchase Agreement for breaches of representations and warranties and covenants by SDI and its subsidiaries and HY Jung, there will be placed in escrow (with an independent escrow agent) 1,468,220 (or 20%) of the shares to be issued to HY Jung at closing (“Indemnity Escrow Fund”). The escrow will be the sole remedy for North Shore for its rights to indemnification under the Purchase Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by North Shore once its damages exceed a $1,500,000 threshold and will be reimbursable to the full extent of the damages in excess of such amount. Indemnification claims may be made until one year after the closing date.

Lock-Up Agreement

At the closing of the acquisition, HY Jung will execute a lock-up agreement that will prohibit him from selling, hypothecating or otherwise transferring the shares of North Shore common stock that he will receive in the acquisition for a period of one year after the closing of the acquisition. The certificates representing such shares will be legended to such effect.

Payment of Dividends

Pursuant to the Purchase Agreement, following the closing SDI shall issue dividend payments on the shares of SDI preferred stock to be acquired by North Shore as follows: (i) 4% of the cash consideration described above with respect to the fiscal year ended December 31, 2009 to be issued to North Shore no later than March 31, 2010; and (ii) 12.5% of the cash consideration with respect to each subsequent fiscal year to be issued to North Shore in each instance no later than March 31 following the end of such fiscal year; provided that no such dividends shall be required to be paid with respect to the preceding fiscal year following conversion of the shares of SDI preferred stock into shares of SDI common stock. The SDI preferred stock shall automatically convert into an equal number of shares of SDI common stock that maintains North Shore’s equivalent voting power of SDI upon the earlier to occur of the following: (i) for the two-month period commencing November 1, 2013 and ending December 31, 2013, if the weighted average stock price (as defined below) of the North Shore common stock has increased at least 24% above $8.00 (the “Price Condition”), and (ii) in the event that the Price Condition has not been met by December 31, 2013, at any time following such date when the weighted average stock price exceeds the calculated rate of 6% multiplied by the number of years elapsed from the closing date of the acquisition, as determined during the period commencing on November 1 and ending on December 31 for each such year (the “Post-2013 Price Condition”). The guaranteed dividend payment of 12.5% on the SDI preferred stock shall no longer prevail with respect to fiscal year 2013 in the event that the Price Condition is met or any subsequent fiscal year if the Post-2013 Price Condition is met. “Weighted average stock price” refers to the number of shares traded per day multiplied by the closing price of the stock per day, divided by the total volume of shares of North Shore common stock traded during each day during the period. In the event of the non-payment or delay in payment of any dividends on the SDI preferred stock, an interest rate of 16% per annum shall apply to the unpaid amount from the first day following the scheduled payment date of the applicable dividend until the actual payment date of such dividend.

Pursuant to the Purchase Agreement, following the closing, North Shore, SDI and HY Jung have agreed to cause North Shore to issue cash dividends to its holders of common stock in an amount equal to (i) the amount of the after-tax dividends received on the SDI preferred stock divided by (ii) the number of issued and outstanding shares of North Shore common stock less the number of shares of North Shore common stock owned by HY Jung as a result of the share exchange, provided that such amount is legally available for the payment of such dividends. Such dividend payments shall be made no later than the tenth calendar day following North Shore’s receipt of the dividend payment on its shares of SDI preferred stock. HY Jung has agreed to waive its rights to any such dividends payable with respect to the North Shore shares; provided, however, that HY Jung shall participate in any dividend payments on shares of North Shore common stock that are not acquired pursuant to the Purchase Agreement. In addition, Sang-Chul Kim has also agreed to waive his rights to any such dividends payable with respect to 1,488,250 shares of North Shore common stock to be acquired by him for as long as he owns such shares (which will not be less than one year following the business combination due to contractual restrictions on the transfer of such shares).

Pledge Agreement

In order to secure the payment to North Shore of the dividends on the shares of SDI preferred stock, Pledgor has entered into a pledge agreement with North Shore pursuant to which Pledgor has agreed to pledge to North Shore all of his rights, title and interest in 280,000 common shares of SSME owned by Pledgor to North Shore. At Closing, Pledgor shall deliver the certificates representing the SSME pledged shares, together with any other documentation assigning such rights to such shares, to North Shore, to be held in escrow by a collateral agent in accordance with the terms of the pledge agreement. In the event that SDI defaults on its obligation to pay any of the dividends on the shares of SDI preferred stock and such dividends continue to be unpaid for a period of 60 days following the applicable payment date, North Shore shall be entitled to take full possession of the SSME pledged shares and liquidate the SSME pledged shares, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation in satisfaction of the obligation to pay the dividends on the shares of SDI preferred stock as more fully described in the pledge agreement.

Name; Headquarters; Stock Symbols

After completion of the acquisition:

•	the name of the publicly-traded holding company will be North Shore Corp.;
•	the corporate headquarters and principal executive offices of North Shore Corp. will be located at 407-1 Maehak-ri Jungkwan-myun, Kijang-kun, Pusan, South Korea; and
•	North Shore’s common stock, warrants and units will continue to trade on the OTC Bulletin Board under the symbols NSAQ, NSAQW and NSAQU, respectively.

Background of the Acquisition

The terms of the Purchase Agreement are the result of arm’s-length negotiations between representatives of North Shore, SDI and HY Jung. The following is a brief discussion of the background of these negotiations, the Purchase Agreement and related transactions.

North Shore is a blank check company formed under the laws of the State of Delaware on June 26, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

A registration statement for North Shore’s IPO was declared effective on November 30, 2007. On December 7, 2007, North Shore consummated its IPO of 6,300,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Each warrant expires on November 29, 2012, or earlier upon redemption, and entitles the holder to purchase one share of North Shore common stock at an exercise price of $5.00 per share. The common stock and warrants started trading separately on December 17, 2007.

In addition, the North Shore Founders purchased 1,600,000 Founders’ Warrants to purchase common stock in a private placement completed simultaneously with the closing of the IPO, and on January 24, 2008, North Shore consummated the closing of an additional 53,000 units that were subject to the underwriters’ over-allotment option. The units from the IPO (including the over-allotment option) were sold at an offering price of $8.00 per unit, generating total gross proceeds of $50,824,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to North Shore from the IPO (including the over-allotment option and the private sale of the Founder Warrants) were $49,883,546, of which $49,693,160 was deposited into the trust account and the remaining proceeds of $190,386 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. In accordance with North Shore’s amended and restated certificate of incorporation, the remainder of the funds in the trust account will be released upon either the consummation of a business combination or upon the liquidation of North Shore.

Prior to the consummation of its IPO, neither North Shore, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with SDI.

Subsequent to the IPO, North Shore’s officers and directors and other representatives commenced an active search to identify and evaluate prospective target business combination candidates. North Shore’s management identified certain criteria that it looked for in evaluating prospective target businesses and business combination opportunities, including, without limitation, companies with the following characteristics:

•	proven track records;
•	strong competitive industry position;
•	poised to take advantage of growth in the current economy;
•	appropriateness of the prospect as a public company;
•	stage of commercial development;
•	likely interest in a blank check company-type transaction;
•	financial condition and results of operations;
•	growth potential;
•	experience and skill of the prospect’s management;
•	availability of additional personnel and willingness of existing management to continue following the completion of a transaction;
•	potential to generate positive cash flow and earnings;

•	potential for consistent operating margins;
•	nature of the customers and contracts;
•	stability and continuity in customer relationships;
•	backlog of orders for services or products;
•	capital requirements;
•	degree of current or potential market acceptance of the prospect’s services, processes or products;
•	proprietary features and degree of intellectual property or other protection of the prospect’s services, processes or products;
•	regulatory environment of the relevant industry sector;
•	whether the market segment was fragmented and, if so, whether the prospect was positioned to take advantage of market consolidation;
•	whether the prospect had experienced a failed or withdrawn initial public offering; and
•	costs associated with effecting the business combination.

These criteria were not exhaustive. The evaluation relating to the merits of a particular business combination was based, to the extent relevant, on the above factors as well as other considerations deemed relevant by North Shore’s management in effecting a business combination, including tangibles such as the ability of North Shore’s management to work closely and effectively with the target’s management.

In addition, North Shore’s management attempted to identify potential targets by initiating conversations with (i) management’s own network of business associates and friends, (ii) third-party companies that management believed could make attractive business combination partners and (iii) professional service providers (lawyers, accountants, consultants and investment bankers). North Shore educated these parties on its structure as a special purpose acquisition company and its criteria for an acquisition. North Shore also responded to inquiries from investment bankers or other similar professionals representing companies engaged in sale or financing processes. Furthermore, North Shore’s management conducted independent market research to identify potential acquisition opportunities using various databases. From time to time, North Shore’s database of potential acquisition candidates was updated and supplemented based on additional information derived from these discussions with third parties.

North Shore’s board of directors was updated on a regular basis with respect to the status of the business combination search. Input received from North Shore’s board of directors was material to management’s evaluation of potential business combinations.

The screening and sourcing efforts through North Shore’s professional network and independent research resulted in over 120 potential targets. These opportunities were evaluated based on North Shore’s stated criteria. Many did not fit North Shore’s screening criteria, while some were eliminated due to an insufficient enterprise value or indications that the sellers’ valuation expectations were too high. The screening process was repeated multiple times, and North Shore remained in continual dialogue with its sourcing network. Through these efforts, the volume of potential targets remained high.

Some of the potential targets North Shore considered prior to its first contact with SDI included:

•	a nursing and health service company;
•	entertainment and media companies, including companies with online and film-related operations;
•	hedge funds;
•	aircraft, aerospace and automobile equipment manufacturing companies;
•	toy retailers and gaming equipment manufacturers;
•	oil and gas production companies;
•	a hotel operator;
•	a medical diagnostics company;

•	an advertising agency;
•	a pharmaceutical company;
•	alternative energy producers;
•	a telecom company; and
•	restaurants and fast food franchises.

The list above is not exhaustive. On several occasions, North Shore engaged in multiple meetings with potential targets and engaged in serious discussions with a select few target businesses. North Shore declined to move forward on some opportunities because it did not believe the financial characteristics, industry profile and/or position, management teams, attainable valuations and/or deal structures were suitable in light of the screening criteria. There were also companies that were not interested in pursuing a deal with North Shore based on its publicly-traded status, capital structure or questions regarding North Shore’s ability to timely consummate a transaction. Other companies accepted competitive bids from other acquirers or attempted their own initial public offerings or listing of securities.

Some companies were deemed, based on North Shore’s screening efforts and criteria evaluation, as appropriate targets and were advanced to the next phase of the selection process. Non-disclosure agreements were executed by 36 prospective targets and preliminary discussions were initiated with these potential targets. From this refined pool of potential targets, several companies were further pursued, and in some instances, North Shore had substantive discussions, conducted extensive due diligence, and engaged the potential sellers in a negotiation process. Out of these prospects, North Shore had substantive discussions with approximately 17 prospects (not including SDI). None of these prospects resulted in an agreement with respect to a business combination with North Shore.

On June 25, 2009, David Yoo, a representative of Sang-Chul Kim, made initial contact with Marc Klee regarding a potential transaction in which Sang-Chul Kim and/or his company, SF Investment Co. Ltd. (“SF Investment”), would acquire control of North Shore for the purpose of identifying a suitable target business and consummating a business combination. Mr. Yoo informed Mr. Klee about Mr. Kim and his company in Korea and they discussed a potential transaction based on a similar recently completed change of control transaction with respect to another blank check company. Later that same day, Mr. Yoo sent a sample letter of intent regarding the general terms of a potential transaction to Mr. Klee.

On June 29, 2009, the initial shareholders and directors of North Shore discussed the merits of the potential transaction and then discussed the transaction with Mr. Yoo later that afternoon. Mr. Yoo made an initial offer to North Shore’s directors, which was initially rejected and then a counter-offer was presented to Mr. Yoo on behalf of Mr. Kim and SF Investment on July 2, 2009.

On July 3, 2009, the rough terms of a transaction were agreed to by North Shore’s management and Mr. Kim, contingent upon satisfactory due diligence by both sides and background checks of the new proposed directors and officers.

On July 6, 2009, a draft of a letter of intent was circulated and it was subsequently decided by both sides on July 9, 2009 to bypass the letter of intent process and proceed directly to a definitive agreement.

On July 21, 2009, North Shore received biographies from the potential directors and background checks were commenced on such individuals by a corporate research firm.

From July 23, 2009 to August 3, 2009, representatives of North Shore, Broadband, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”) and Sang-Chul Kim negotiated the definitive agreement and reached a final agreement on August 3, 2009. Due diligence materials were provided by North Shore’s then-counsel, Graubard Miller, on August 3, 2009. On August 13-14, the results of the background checks were delivered to North Shore’s board of directors.

In early August 2009, Kwanhaeng Cho, a representative of North Shore, introduced North Shore to investment banks, accounting firms, consulting firms and other similar firms and requested that such parties recommend and introduce to North Shore an attractive business combination target company. Pursuant to Mr. Cho’s request, representatives of Trident Investment Limited, a Korean investment company referred to herein as Trident, suggested that SDI would be an attractive acquisition target for North Shore because it believed that an infusion of capital from North Shore could strengthen the capital base of SDI and enhance SDI’s potential for future growth in its development of the specialty vessels business, in addition to the strength of its current operations.

In the afternoon of August 13, 2009, the first meeting between representatives of Sang-Chul Kim and Trident took place in Seoul.Attendees at this meeting were Kwanhaeng Cho, Seung-Jin Cho and Sung-Bok Lee, representing North Shore, and Representative Director Yong-Woo Kim and Executive Director Hyong-Shik Yi, representing Trident. During this initial discussion, Trident suggested to North Shore that SDI might be an attractive acquisition target. After the meeting, North Shore obtained SDI’s publicly available financial data through the DART (Data Analysis, Retrieval and Transfer) System of the Financial Supervisory Service in Korea and started analyzing the company.

On the morning of August 15, 2009, Trident delivered a presentation about SDI prepared by Trident to Kwanhaeng Cho. That afternoon, Yong-Woo Kim, representatives of each of Trident, the accounting firm BDO Daejoo, or BDO, and the valuation firm RSM Shinhan, or RSM, had a meeting at the office of Capital Express to discuss potential issues involved in a proposed acquisition, including application of U.S. GAAP, valuation of SDI and SEC filings that would be required should the acquisition proceed. Accounting services matters such as accounting fees and terms of payment, as well as timing of valuation estimations and delivery of accounting reports to North Shore were discussed with BDO and RSM.

On August 16, 2009, Sang-Chul Kim and SDI signed a Memorandum of Understanding (“MOU”). Under the terms of the MOU, SDI would issue North Shore shares of newly issued convertible voting preferred stock of SDI in exchange for approximately US$43,000,000 of cash from North Shore’s trust account and North Shore would also acquire shares of common stock of SDI. SDI would also provide North Shore with dividends of 12.5% over three years. Additionally, the MOU provided that four years from closing of the proposed transaction, North Shore would be able to (i) convert SDI preferred stock owned by it into common stock in the event that the stock price increased by more than 50% during that period, and (ii) not convert the shares of preferred stock if the price of North Shore’s shares went up by less than 50%. As security for the dividend, shares of SSME would be pledged to North Shore.

On August 17, 2009, North Shore entered into an agreement among Sang-Chul Kim and the North Shore Founders. Pursuant to the agreement, (i) each of Marc H. Klee, Barry J. Gordon, Alan J. Loewenstein and Robert Sroka resigned from his position as an officer and/or director of North Shore (except for Mr. Klee, who remained solely as a director of North Shore), (ii) Sang-Chul Kim was appointed as Chairman of the Board, (iii) Byong-Yub Ahn was appointed as Chief Executive Officer, President and Director, and (iv) Yo-Shin Song was appointed Chief Financial Officer and Director. A Current Report on Form 8-K was filed on the same day announcing the transaction with Sang-Chul Kim.

On August 17, 2009, representatives of BDO Daejoo, Min-Seok Ok and Sung-Gi Kim, and a representative of RSM commenced due diligence and the valuation of SDI, SDI’s subsidiaries and SSME at the offices of SDI and SSME which are located at 1609-2 Hwang-ri Kwangdo-myun, Tongyong-si Kyungsangnam-do, South Korea.

From August 19, 2009 to August 21, 2009, Kwanhaeng Cho, representative of North Shore, Yong-Woo Kim of Trident, director of SDI Hong Jun Jung, major shareholder of SDI Hwi Young Jung, Chief Financial Officer of SDI Yong-Pil Lee, in-house lawyer of SDI Bon-Ik Goo, and financial advisors from BDO and RSM met at the offices of SDI and SSME to review the financial information of SDI and SSME and further discussed due diligence, the audit of SDI’s financial statements in accordance with U.S. GAAP, the valuation of SDI and SSME, and the contemplated deal structure between North Shore and SDI.

On August 21, 2009, in a conference call among representatives of Broadband and North Shore’s new counsel, Mintz Levin, on the deal structure between North Shore and SDI, Broadband and Mintz Levin highlighted problems that might arise due to the complexity of the deal structure, including the mechanics of the reverse swap arising out of the exercise of a put option right. Representatives of SDI and North Shore determined to eliminate the reverse swap from the transaction structure.

On August 25, 2009, North Shore and SDI agreed orally that SDI would issue a dividend to North Shore for three years. Further, if, four years after closing of the proposed transaction, the price of North Shore common stock increased over 124% compared to the current value, the preferred stock of SDI owned by North Shore would be converted into common stock and the dividend would end. If the price of common stock did not appreciate by 124% over four years, SDI would offer a dividend of 12.5% to North Shore until the price increased to the amount calculated by multiplying the period of time elapsed by 6%. After these terms were agreed upon, Kwanhaeng Cho, representing North Shore, Yong-Woo Kim, representing Trident, Bon-Ik Goo, representing SDI, Kyung-Rok Geong, representing Daeryook & Aju International Law Firm, SDI’s counsel,began negotiations over an initial draft of the Purchase Agreement.

On August 27, 2009, a meeting regarding the Purchase Agreement was held at the offices of Capital Express among representatives of North Shore, SDI, SDI’s South Korean counsel and Trident. The parties discussed the terms of the transaction and a draft of the Purchase Agreement.

Between August 27 and September 1, 2009, several drafts of the Purchase Agreement were prepared and circulated and discussed amongst representatives of North Shore and SDI.

On September 1, 2009, representatives of North Shore and SDI agreed to insert an indemnification clause into the draft Securities Purchase and Share Exchange Agreement, and a draft escrow agreement was prepared by Korean counsel. Kwanhaeng Cho, representing North Shore, Yong-Woo Kim, representing Trident, Bon-Ik Goo, representing SDI, and Kyung-Rok Geong, representing Daeryook & Aju International Law Firm negotiated the terms of a draft pledge agreement regarding the pledge of the SSME shares to secure the dividend payments to North Shore on the preferred stock.

On September 3, 2009, a draft valuation report of SDI prepared by RSM and drafts of the audited and unaudited financial statements of SDI prepared by BDO Daejoo were delivered to the directors of North Shore. The valuation report suggested an equity value of USD of between approximately $251 million and $277 million, which the directors of North Shore discussed in detail.

On September 5 and 6, 2009, representatives of North Shore and SDI held numerous conference calls with North Shore’s U.S. legal counsel Mintz Levin regarding the Purchase Agreement and the agreement was revised significantly in order to resemble an agreement that would be more familiar with U.S. investors. Final versions of the definitive agreements were distributed to the North Shore board of directors for their review.

On September 8, 2009, the North Shore board of directors conducted a telephonic special meeting to authorize the transaction with SDI and approve the Purchase Agreement. Chairman Sang-Chul Kim reviewed the terms of transaction, discussed the drafts of the valuation report and fairness opinion and answered questions directed by members of the North Shore board of directors. The North Shore board of directors then unanimously approved the transaction with SDI and the Purchase Agreement. While no one factor determined the final agreed upon consideration in the transaction, North Shore’s board of directors again reviewed various industry and financial data, including certain valuation analyses and metrics compiled by North Shore and its consultants, in order to determine that the consideration to be paid to SDI was reasonable and that the acquisition was in the best interests of North Shore’s stockholders.

The Purchase Agreement was signed on September 8, 2009. North Shore issued a press release and subsequently filed a Current Report on Form 8-K announcing the execution of the Purchase Agreement and discussing the terms of the Purchase Agreement.

North Shore’s Board of Directors’ Reasons for the Approval of the Acquisition

The management of North Shore, including members of its board of directors, has extensive and diverse experience in operational management, investments and financial management and analysis and is well qualified to conduct the due diligence and other investigations and analyses required in connection with the search for an acquisition partner. However, except for North Shore’s Chief Executive Officer, Byong-Yub Ahn, none of North Shore’s management or board of directors has any prior experience in the shipbuilding industry. Prior to his service on North Shore’s board of directors, Mr. Ahn worked for the State Economic Planning Commission, where he was involved in the Korean government’s policies to focus on industries in which Korea had a competitive advantage, including the global shipbuilding industry. In addition, Mr. Ahn was involved in leading the shipyard construction of Halla Heavy Industries, which was acquired by Hyundai Heavy Industries, a large shipbuilding company.

North Shore’s board of directors carefully evaluated the agreements relating to the proposed acquisition and reviewed industry and financial data in order to determine that the transaction terms were reasonable and that the acquisition was in the best interests of North Shore’s stockholders.

North Shore’s management conducted a due diligence review of SDI that included an industry analysis and a description of SDI’s proposed business model and strategy in order to enable the board of directors to ascertain the reasonableness of the consideration. Following such investigations, the North Shore board of directors concluded that the Purchase Agreement with SDI was in the best interests of North Shore’s stockholders.

In considering the acquisition, North Shore’s board of directors gave consideration to the following positive factors that the board believed favored the acquisition:

•	SDI’s operational stability with potential for future growth;
•	the revitalization of the shipbuilding industry since the second half of 2009, after being sluggish during 2008 and early 2009;
•	Korea’s competitive edge in shipbuilding;
•	the experience of SDI’s management;
•	payment of dividends to North Shore for at least four years; and
•	the valuation analysis of SDI.

In addition, North Shore’s board of directors also gave consideration to the following negative factors that did not favor the acquisition:

•	the recent conversion of the Masan Yard to a specialty and offshore vessel shipyard;
•	SDI’s significant amount of debt as compared to its assets;
•	adverse general economic conditions;
•	acquisition of only a controlling interest in SDI; and
•	potential for North Shore’s interest to be diluted.

Positive Factors Considered by North Shore

North Shore’s board of directors evaluated the following positive factors in its consideration of the acquisition of SDI:

SDI’s operational stability with potential for future growth.  SDI has served as a supplier to very large shipping and shipbuilding companies of certain products such as welding machinery and building blocks. North Shore’s board of directors considered SDI’s ability to service its existing business lines while converting its Masan Yard operations to the production of higher margin specialty vessels, which SDI expected to provide future growth opportunities, while at the same time, continuing to have stable operations.

The revitalization of the shipbuilding industry since the second half of 2009.  While the shipping and shipbuilding industries were sluggish during 2008 and early 2009, there has been a significant rise in orders and backlog recently. According to Clarkson Research Services, as of May 2009, the global order book still stood at 176.2 million compensated gross tonnage, or CGT, representing US$506.9 billion worth or orders, exceeding the annual construction capacity of the industry. North Shore’s board evaluated the revitalization of the shipbuilding industry and SDI’s prospects in relation thereto.

Korea’s competitive edge in shipbuilding.  Currently, seven South Korean shipbuilders rank within the top 10 of all shipbuilders globally in terms of order book. North Shore’s board of directors considered SDI’s position in the Korean shipbuilding market.

The experience of SDI’s management.  SDI was established in 1991 by founder Hong Jun Jung to manufacture and supply welding machines to large South Korean shipbuilders. Soon after its establishment, SDI became the principal supplier of such welding machinery to Hyundai Heavy Industries and in 1992 to Samsung Heavy Industries and Daewoo Shipbuilding & Marine Engineering. The North Shore board of directors believed that the long operating history of SDI and its experienced management was important in approving the acquisition of SDI.

The valuation analysis of SDI.  North Shore’s financial advisor Shinhan Accounting Corporation performed a valuation analysis on SDI and arrived at an average equity value in the range between $251.1 million and $277.2 million for the entire company. In establishing financial projections, which were used in determining valuation, North Shore’s management assumed successful completion of the acquisition that is the subject of this proxy statement, which would provide SDI with the capital required to execute its business plan. Although the valuation analysis and the stand-alone enterprise value described in this proxy statement assumed that the transaction between North Shore and SDI had been consummated, North Shore’s management believed that the valuation of SDI would be approximately the same without assuming the consummation of the transaction, but only if it is assumed that the expansion plans can be consummated with alternative sources of funding. Based on discussions with banks and other potential lenders, SDI believes that it could obtain a loan secured by the facilities that SDI plans to build, or vendor financing for the equipment that SDI plans to buy. However, if the funds required for SDI’s expansion plans are not sufficiently available or are delayed, SDI’s ability to complete its plant expansion will be compromised and its projections may not be met as scheduled. Even assuming that SDI is unable to complete its plant expansion plans, North Shore’s management believes that SDI satisfies the requirement that it have a value equal to at least 80% of North Shore’s net assets at closing.

Based on the valuation analysis performed by North Shore, the board determined that the fair market value of 50% plus one share of SDI was approximately $125.54 million, or greater than 80% of North Shore’s net asset value. For a more detailed summary, see the section below entitled “—Fairness Opinion.”

Adverse Factors Considered by North Shore

North Shore’s board of directors also evaluated several adverse factors in its consideration of the acquisition of SDI. These included:

The recent conversion of the Masan Yard to a specialty and offshore vessel shipyard.  In its evaluation of SDI, North Shore’s board of directors considered the recent conversion of the Masan Yard to a specialty and offshore vessel shipyard. Because SDI acquired the Masan Yard in 2007 and converted it to a shipbuilding facility only in 2008, the North Shore board of directors had a limited history of operations to evaluate, and, further, SDI has limited experience as a shipbuilder. In considering SDI’s ability to master the know-how necessary to produce specialty vessels as well as more technologically demanding vessel types, its ability to successfully gain widespread acceptance for its vessels among ship owners and the shipping industry, and its ability to adapt to the evolving nature of the global shipbuilding industry in general, North Shore's board of directors determined that SDI’s management had the general shipbuilding industry experience and business acumen to outweigh these risks and become a successful specialty and offshore vessel manufacturer.

SDI’s significant amount of debt as compared to its assets.  North Shore’s board of directors also considered SDI’s significant amount of debt as compared to its assets. For the fiscal year ended December 31, 2008, total assets of SDI equaled approximately $413 million, whereas its total liabilities equaled approximately $379 million. North Shore’s board of directors considered the fact that if SDI became unable to generate sufficient cash flow from operations to service its indebtedness and meet its other needs, SDI might have to refinance all or a portion of its existing indebtedness, obtain additional financing, or reduce expenditures that it deemed necessary to do business. Despite this risk, North Shore’s board of directors determined that SDI's potential for growth and the stability of its current operations to generate cash flows to pay its debt obligations outweighed its current high ratio of liabilities as compared to its assets.

Adverse general economic conditions.  In its evaluation of SDI, North Shore’s board of directors considered the current adverse economic conditions, particularly in the shipping and shipbuilding industries, and the impact such conditions could have on SDI’s business. It was the board’s belief that SDI’s operational stability and potential for future growth as the economy improves outweighed concerns about general economic conditions and adverse conditions in the shipping and shipbuilding industries.

Acquisition of only a controlling interest in SDI.   In its negotiations with SDI, the shareholders of SDI were not willing to sell all of their interests in SDI due to personal tax reasons. Accordingly, the transaction was structured so that North Shore acquired only a controlling interest in SDI. North Shore’s board of directors considered the impact of holding less than all or nearly all of the capital stock of SDI, but determined to move forward with the transaction to acquire control of SDI after unsuccessful negotiations to acquire a larger percentage.

Potential for North Shore’s interest to be diluted.  Although North Shore’s board of directors attempted to negotiate a restriction on its percentage ownership being diluted in any way, SDI did not agree to such restriction and would only agree to such restriction with the exception that SDI could issue shares which reduces North Shore’s percentage ownership in SDI if North Shore waives its right of first refusal to participate in such sale of shares. Accordingly, in the event that North Shore does not have the funds available, or is unwilling to use funds that it does have available, to participate in an SDI equity financing, then North Shore’s percentage ownership in SDI may be reduced to less than a controlling interest, which could have a material adverse effect on North Shore’s financial condition and results of operations.

North Shore’s board of directors was cognizant of North Shore’s original liquidation date of November 30, 2009, but ultimately evaluated the potential business combination with SDI strictly on the quantitative and qualitative information regarding SDI and its business that was available. Since completion of North Shore’s IPO, the board of directors has been regularly kept apprised of potential business combination targets and management’s discussions and evaluation of such targets. As discussed above, North Shore engaged in an ongoing and systematic search for potential business combination candidates, deciding on its own accord in various situations to terminate discussions with potential candidates when it was determined by management that such candidates did not ultimately represent the investment opportunity that North Shore wanted to present to its stockholders.

Fairness Opinion of Shinhan Accounting Corporation, Financial Advisor to North Shore

On September 24, 2009, Shinhan Accounting Corporation, a member firm of RSM International (“Shinhan”) delivered a written opinion dated September 24, 2009, stating that, as of that date, based upon and subject to the assumptions made, matters considered, and limitations on Shinhan’s review as set forth in Shinhan’s opinion (i) the fair market value of SDI’s capital stock that North Shore shall acquire, which shall represent up to 52.26% but not less than 50.96% of the voting capital stock of SDI, in the acquisition contemplated by the Purchase Agreement, was equal to at least 80% of the amount in the trust fund established by North Shore for the benefit of its public stockholders in a trust account at Continental Stock Transfer and Trust Company, excluding deferred underwriting discounts and commissions, and (ii) the total consideration to be paid in the acquisition contemplated by the Purchase Agreement was fair, from a financial point of view, to the holders of common stock of North Shore. The consideration to be paid in the acquisition was determined by SDI after negotiations with North Shore.

In connection with the services Shinhan rendered pursuant to its engagement letter with North Shore, North Shore paid Shinhan a fee of $7,500 and will pay Shinhan an additional fee of $22,500 after the special meeting. No portion of such fees is contingent upon the closing of the acquisition. No material relationship has existed during the past two years between either North Shore or SDI and Shinhan.

The full text of Shinhan’s opinion is attached as Annex E to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Shinhan in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of North Shore’s common stock are urged to read the entire opinion carefully in connection with their consideration of the proposals.

Shinhan’s opinion speaks only as of the date of the opinion and was necessarily based upon financial, economic, market and other conditions as they existed, and could be evaluated, on that date as well as the consideration to be paid in connection with the acquisition contemplated by the Purchase Agreement. Events occurring after that date could materially affect its opinion. Shinhan has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of the opinion. North Shore has not obtained nor will it obtain an updated fairness opinion from Shinhan to reflect the current terms of the acquisition.

Shinhan’s opinion was for the use and benefit of the board of directors of North Shore in its consideration of the acquisition contemplated by the Purchase Agreement and does not constitute a recommendation as to how any holder of shares of common stock of North Shore should vote on the acquisition.

In connection with its opinion, Shinhan, among other things:

i.	Reviewed the Purchase Agreement;
ii.	Reviewed certain publicly available financial information about North Shore and SDI;
iii.	Reviewed certain information furnished to Shinhan by SDI’s management, including historical financial information and financial forecasts and analyses relating to the business, operations and prospects of SDI;
iv.	Held discussions with members of senior management of North Shore and SDI concerning the matters described in clauses (ii), (iii) and (iv) above;
v.	Reviewed the share trading price history for the common stock of North Shore for the period ending September 7, 2009, and considered the implied value of the consideration based upon the closing price of the common stock of North Shore as of that date;
vi.	Reviewed the valuation multiples for certain publicly traded companies that Shinhan deemed relevant in lines of business similar to SDI; and
vii.	Reviewed and compared the net asset value of North Shore to the indicated fair market value of SDI.

In Shinhan’s review and analysis and in rendering its opinion, Shinhan assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to it by SDI and North Shore or that was publicly available (including, without limitation, the information described above). In its review, Shinhan did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Shinhan conduct a physical inspection of any of the properties or facilities of SDI or North Shore, nor was Shinhan furnished with any such evaluations of appraisals or such physical inspections, nor did Shinhan assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by it, Shinhan’s opinion noted that projecting future results of any company is inherently subject to uncertainty. SDI and North Shore informed Shinhan, however, and Shinhan assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of SDI as to the future financial performance of SDI, and Shinhan relied solely upon such financial forecasts prepared by the management of SDI. Shinhan expressed no opinion as to SDI’s financial forecasts or the assumptions on which they are made.

Shinhan’s opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Shinhan noted, however, that in rendering its opinion it analyzed the implied value of the consideration based upon the closing price of North Shore common stock as of September 7, 2009, which was the date immediately prior to the date of the public announcement of the acquisition. Shinhan expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Shinhan’s opinion of which Shinhan became aware after the date of its opinion.

Shinhan made no independent investigation of any legal or accounting matters affecting SDI or North Shore, and Shinhan assumed the correctness in all respects material to Shinhan’s analysis of all legal and accounting advice given to SDI and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Purchase Agreement to SDI and its stockholders. Shinhan also assumed that in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the acquisition, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on SDI, North Shore or the contemplated benefits of the acquisition.

Shinhan’s opinion was for the use and benefit of North Shore’s board of directors in its consideration of the acquisition, and Shinhan’s opinion did not address the relative merits of the transactions contemplated by the Purchase Agreement as compared to any alternative transaction or opportunity that might be available to North Shore, nor did it address the underlying business decision by North Shore to engage in the acquisition or the terms of the Purchase Agreement or the documents referred to therein. Shinhan’s opinion did not constitute a recommendation as to how any holder of shares of North Shore common stock should vote on the acquisition or any matter related thereto. In addition, Shinhan was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the acquisition, other than the holders of shares of North Shore common stock. Shinhan expressed no opinion as to the price at which shares of North Shore common stock will trade at any time.

In preparing its opinion, Shinhan performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Shinhan believes that its analyses must be considered as a whole. Considering any portion of Shinhan’s analyses or the factors considered by Shinhan, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Shinhan’s opinion. In addition, Shinhan may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Shinhan’s view of SDI actual value. Accordingly, the conclusions reached by Shinhan are based on all analyses and factors taken as a whole and also on the application of Shinhan’s own experience and judgment.

In performing its analyses, Shinhan made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond SDI’s and Shinhan’s control. The analyses performed by Shinhan are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of North Shore common stock do not purport to be appraisals or to reflect the prices at which shares of North Shore common stock may actually be sold. The analyses performed were prepared solely as part of Shinhan’s analysis of the fairness, from a financial point of view, of the consideration to be paid by North Shore pursuant to the acquisition, and were provided to North Shore’s board of directors in connection with the delivery of Shinhan’s opinion.

The following is a summary of the material financial and comparative analyses performed by Shinhan in connection with Shinhan’s delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Shinhan’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Shinhan’s financial analyses.

80% Test

Pursuant to North Shore’s amended and restated certificate of incorporation, North Shore was required to complete an acquisition, whether through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar type of transaction, of one or more businesses or assets whose collective fair market value is equal to at least 80% of the amount in the trust fund established by North Shore for the benefit of its public stockholders in a trust account at Continental Stock Transfer and Trust Company, excluding deferred underwriting discounts and commissions. As at September 9, 2009, 80% of such amount was $39.8 million.

Pursuant to its engagement letter with North Shore, Shinhan rendered its opinion on September 24, 2009, that the fair market value of SDI’s capital stock that North Shore shall acquire in the acquisition contemplated by the Purchase Agreement exceeded $39.8 million.

Shinhan compared this amount to the valuation ranges achieved by application of a comparable company analysis, and a discounted cash flow analysis (as each of these analyses is described below).

	(U.S. dollars in millions)
80% of net assets held in trust (as at September 9, 2009)	39.8
	Minimum	Maximum
Indicative Equity Value ranges of SDI:
Comparable Company Analysis	215.3	286.9
Discounted Cash Flow Analysis	245.2	319.8
50.96% of Indicative Equity Value ranges of SDI:
Comparable Company Analysis	109.7	146.2
Discounted Cash Flow Analysis	125.0	163.0
52.26% of Indicative Equity Value ranges of SDI:
Comparable Company Analysis	112.5	149.9
Discounted Cash Flow Analysis	128.2	167.1

Fairness to Holders of Common Stock of North Shore

In arriving at its fairness opinion, Shinhan generated valuation ranges for SDI based on a comparable company analysis, and a discounted cash flow analysis, each as more fully discussed below. Shinhan compared the total consideration value which was proposed for the acquisition contemplated by the Purchase Agreement at the time that Shinhan rendered its opinion of $109.7 - $149.9 million under EBITDA and $125.0 - $167.1 million under Discounted Cash Flow (as described below) with each of the two distinct valuation ranges described below under “ — Comparable Company Analysis”, and “ — Discounted Cash Flow Analysis”.

Pursuant to the Purchase Agreement, North Shore will acquire up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI in exchange for cash and stock consideration to SDI. Based on a comparable company analysis, Shinhan derived an equity value range of $215.3 million to $286.9 million, as more fully described below under “ — Comparable Company Analysis”. Accordingly, 50.96% of the equity value range is $109.7 million to $146.2 million and 52.26% of the equity value range is $112.5 million to $149.9 million. Therefore, Shinhan noted that the low end of the value range of the comparable company analysis is $109.7 million and the high end of the value range is $149.9 million.

Similarly, based on a discounted cash flow analysis, Shinhan derived an equity value range of $245.2 million to $319.8 million, as more fully described below under “ — Discounted Cash Flow Analysis”. Accordingly, 50.96% of the equity value range is $125.0 million to $163.0 million and 52.26% of the equity value range is $128.2 million to $167.1 million. Therefore, Shinhan noted that the low end of the value range of the discounted cash flow analysis is $125.0 million and the high end of the value range is $167.1 million.

Shinhan noted that the transaction value, as contemplated by the Purchase Agreement, was above the lower of the valuation ranges created by the comparable company analysis, and the discounted cash flow analysis described below and less than each of the two higher valuation ranges. On this basis, Shinhan was of the opinion that the total consideration to be paid in the acquisition contemplated by the Purchase Agreement was fair, from a financial point of view, to the holders of common stock of North Shore and that the fair market value of SDI’s capital stock that North Shore shall acquire is at least equal to 80% of the net assets of North Shore.

Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to SDI with respect to business and revenue model, operating sector and size.

In order to select appropriate guideline companies comparable to SDI, the business plans, reasonableness of financial information and similarities in financial structure of the companies whose operations are similar to SDI were considered. The guideline companies chosen by Shinhan are three of Korea’s larger shipbuilding companies. Although SDI’s current business is focused on shipbuilding equipment or equipment manufacturing, because SDI is currently focusing on a new business plan to pursue the production of high margin specialty vessels and small-sized vessels, three guideline companies in the shipbuilding industry were selected for comparison. For reference, companies in the shipbuilding equipment or manufacturing industries have higher EV/EBITDA Multiples. Although Hyundai Heavy Industries Co., Ltd., Samsung Heavy Industries Co., Ltd., and Daewoo Shipbuilding & Marine Engineering fell within the general criteria Shinhan used to choose comparable companies, these companies were excluded from the comparable company analysis because their operations are much larger than SDI’s and their focus is on large-sized container vessels and bulk vessels. Three companies in the shipbuilding industry sufficiently similar to the intended business focus of SDI were identified and their major financial data as of September 23, 2009 are as follows.

Name of Company	Stock Price KRW	Market Price US$	Net Debt US$	Enterprise Value US$
	(In millions)
Hyundai Mipo DockYard Co., Ltd.	137,000	2,294	-828	1,466
Hanjin Heavy Industries & Construction Co., Ltd.	26,200	1,094	1,669	2,717
STX Offshore & Shipbuiling Co., Ltd.	15,650	944	1,006	1,950
(Source: Bloomberg as at September 23, 2009)

EV/EBITDA Multiples

Comparable Companies	July 31, 2008 to June 30, 2009	2009 (Expected)
Hanjin Heavy Industries & Construction	5.3	4.9
Hyundai Mipo DockYard Co. Ltd.; and	2.2	3.1
STX Offshore & Shipbuilding Co. Ltd.	7.6	8.8
(Source: Bloomberg as at September 23, 2009)

For each such time period, Shinhan selected the mean of the resulting multiples, which were as follows:

Enterprise Value/EBITDA	July 31, 2008 to June 30, 2009	2009 (Expected)
Average	5.03x	5.60x (*)

*	Fiscal 2009 expected multiple was used because the forecasted amount was close to the fiscal 2009 year-end (forecasted amount was primarily only the fourth quarter of fiscal 2009 while first to third quarter amount approximated actual). Furthermore, SDI is expected to fully utilize its operations of the Masan Yard asset purchase in the fourth quarter of 2009.

Shinhan created a range of equity values for SDI by applying a discount of 0.3 and a premium of 0.3 in multiplying 2009(E) EBITDA multiple to SDI’s expected EBITDA for 2009 and by netting out with the expected net debt amount at the end of 2009. It is customary for financial advisors to develop a range for valuations in this manner to account for the fact that it is not possible to put an exact value on a company. None of the companies selected is identical or directly comparable to SDI. Accordingly, Shinhan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies and created a range of EV/EBITDA multiple of 5.3x to 5.9x. This range is based on a 15% margin of error, which is the standard margin of error range widely adopted by accounting firms in Korea for valuation purposes.

The resulting ranges were:

	Implied Equity Value Range
Basis	Low	High
Total Equity Value based on 2009(E) EBITDA	$215.3	$286.9
50.96% of Indicative Equity Value ranges of SDI	$109.7	$146.2
52.26% of Indicative Equity Value ranges of SDI	$112.5	$149.9

Please be advised that none of the comparable companies have characteristics identical to SDI. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies. For purposes of Shinhan’s analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, as adjusted for add-backs for one-time unusual charges and non-recurring items.

North Shore’s board of directors reviewed the comparable company analysis and was satisfied that Shinhan’s results were rational, and that, under the comparable company analysis, the fair market value of SDI’s capital stock that North Shore shall acquire under the Purchase Agreement is at least equal to 80% of the net assets of North Shore.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow, discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. The discounted cash flow analysis is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors. Shinhan utilized the forecasts provided by SDI management which set forth projected future free cash flow.

In order to arrive at a present value, Shinhan began by applying the Capital Asset Pricing Model method to estimate the weighted average cost of capital which, based on the ratio of debt to equity, yielded a cost of capital of 14.17%.

The 14.17% weighted average cost of capital discount rate was determined using the following data.

Category	Applicable Rates
Cost of Equity(1)	24.39%
Cost of Debt before Tax(2)	6.49%
Tax Rate(3)	22%
Target Capital Structure (Liability/Equity)(4)	100%
Discount Rate (Weighted Average Cost of Capital)	14.17%

(1)	Cost of Equity equals Risk-free rate plus Risk Premium multiplied by Beta. Beta and Debt Ratio is based on unlevered beta and debt ratios of the guideline companies. Risk-free rate and Risk Premium is based on Morgan Stanley Forecast of Average Korean Market Expected Rate for 2010 and 2011 and interest rate on five-year treasury bonds.
(2)	Weighted Average Cost of Debt of SDI as of June 30, 2009.
(3)	Corporate Income Tax Rate after 2010.
(4)	Target Debt-to-Equity ratio was provided by SDI as of June 30, 2009.

In its judgment, Shinhan created a range of enterprise values for SDI by applying a discount of 2.0% and a premium of 2.0% adjusting for liquidity risk and size risk, which was derived by applying to the equity value a 15% margin of error range, which is the standard margin of error range widely adopted by accounting firms in Korea for valuation purposes. These figures of 12.17% and 16.17% were then applied as discount rates to generate a range of implied enterprise values for SDI.

Shinhan calculated the following range of implied equity values:

	Implied Equity Value Range
Basis	Low	High
Total Equity Value based on DCF Analysis	$245.2	$319.8
50.96% of Indicative Equity Value ranges of SDI	$125.0	$163.0
52.26% of Indicative Equity Value ranges of SDI	$128.2	$167.1

Based on the SDI-furnished information and the aforementioned assumptions and presumptions, Shinhan determined the present value of SDI’s stock value (equity value) by applying a discounted cash flow analysis as of June 30, 2009. Using this method, Shinhan derived an equity value range of SDI of $245.2 million to $319.8 million. Accordingly, the range of 50.96% of the equity value of SDI is from $125.0 million to $163.0 million and the range of 52.26% of the equity value of SDI is from $128.2 million to $167.1 million.

Shinhan’s opinion was one of many factors taken into consideration by North Shore’s board of directors in making its determination on the acquisition and should not be considered determinative of the views of North Shore’s board of directors with respect to the acquisition.

Shinhan was selected by North Shore’s board of directors based on Shinhan’s qualifications, expertise and reputation. Shinhan is a member of RSM International, an internationally recognized independent accounting and advisory firm. Shinhan, as part of its advisory business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. Shinhan has received an initial fee of $7,500 and will receive an additional $22,500 upon the consummation of the acquisition. Shinhan does not beneficially own any interest in either North Shore or SDI and has not provided either company with any other services.

North Shore’s board of directors reviewed the discounted cash flow analysis and was satisfied that Shinhan’s results were rational, and that, under the discounted cash flow analysis, the fair market value of SDI’s capital stock that North Shore shall acquire under the Purchase Agreement is at least equal to 80% of the net assets of North Shore.

Interests of North Shore’s Directors and Officers and Others in the Acquisition

In considering the recommendation of the board of directors of North Shore to vote for approval of the acquisition proposal, you should be aware that North Shore’s directors and officers have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of North Shore stockholders generally. In particular:

•	If the acquisition is not consummated by January 31, 2010, North Shore’s amended and restated certificate of incorporation provides that it will automatically be liquidated. In such event, the 1,588,250 Founders’ Shares held by certain of North Shore’s former and current directors and officers that were acquired before the IPO for an aggregate purchase price of $25,000, including 1,488,250 Founders’ Shares to be transferred to Mr. Kim upon consummation of a business combination, would be worthless because the holders are not entitled to receive any of the liquidation proceeds with respect to such shares. Such shares had an aggregate market value of approximately $ based upon the common stock’s closing price of $____ on the OTC Bulletin Board on , 2009, the record date for the North Shore special meeting. If the acquisition is consummated, Mr. Kim will acquire 1,488,250 of the 1,588,250 Founders’ Shares.
•	The North Shore Founders also purchased 1,600,000 Founders’ Warrants, for an aggregate purchase price of $1,600,000 (or $1.00 per warrant), pursuant to agreements with North Shore that were entered into in connection with North Shore’s IPO. These purchases took place on a private placement basis simultaneously with the consummation of North Shore’s IPO. All of the proceeds North Shore received from these purchases were placed in North Shore’s trust account. The Founders’ Warrants are identical to the North Shore warrants except that the warrants (i) will not be transferable or saleable until the date on which North Shore completes a business combination, (ii) will be exercisable on a cashless basis if North Shore calls the warrants for redemption, so long as they are still held by the insiders or their affiliates and (iii) may be exercised for unregistered shares if a registration statement relating to the common stock issuable upon exercise of the warrants is not effective and current. The Founders’ Warrants are subject to an option to purchase by Mr. Kim upon consummation of the acquisition. All of the Founders’ Warrants will become worthless if the acquisition is not consummated and North Shore is liquidated (as will the public warrants). Such Founders’ Warrants had an aggregate market value of $ based on the warrants’ closing price of $____ on the OTC Bulletin Board on , 2009, the record date for the North Shore special meeting.
•	If North Shore liquidates prior to the consummation of a business combination, Sang-Chul Kim, North Shore’s Chairman, will be personally liable in certain situations to pay debts and obligations to vendors and other entities that are owed money by North Shore for services rendered or products sold to North Shore, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account. Although North Shore has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and from the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account notwithstanding such agreements or that other vendors who did not execute such waivers will not seek recourse against the trust account. However, based on North Shore’s available resources outside of the trust account, it is not anticipated that Mr. Kim will have any exposure under this arrangement.
•	If North Shore is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Kim has agreed to advance North Shore the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Additionally, upon consummation of the acquisition, EarlyBird, the underwriter in North Shore’s IPO will be entitled to receive up to an aggregate of approximately $1,524,720 of deferred underwriting commissions. If the acquisition is not consummated and North Shore is required to be liquidated, EarlyBird will not receive any such funds.

In addition, Broadband has been paid an M&A consulting fee of $333,333 and is entitled to receive an additional fee of up to $1,903,223 upon consummation of the acquisition for its financial advisory services in connection with the acquisition. Mr. Kim has agreed to transfer to Broadband 35% of the Founders’ Warrants acquired by Mr. Kim following the exercise of his option to purchase such Founders’ Warrants upon consummation of the acquisition. Broadband has provided the following financial advisory services to North Shore in connection with the acquisition: advisory work regarding the acquisition of control of the board of directors of North Shore; advisory work relating to the valuation of SDI; advisory work relating to the structure of the business combination; assistance in reviewing the preliminary proxy statement and the investor presentation; and coordination of North Shore’s roadshow with potential investors.

Trident was paid by North Shore a fee of KRW20,000,000 (or approximately $16,666 at an exchange rate of KRW1,200:US$1) and will be paid by North Shore a fee of KRW1,480,000,000 (approximately $1.23 million at the exchange rate described just above) upon the consummation of the acquisition.

Recommendation of North Shore’s Board of Directors

After careful consideration of the matters described above, North Shore’s board of directors determined unanimously that the acquisition proposal is fair to and in the best interests of North Shore and its stockholders. North Shore’s board of directors has unanimously approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” the acquisition proposal.

The foregoing discussion of the information and factors considered by the North Shore board of directors is not meant to be exhaustive, but includes the material information and factors considered by the North Shore board of directors.

Liquidation if Acquisition is Not Completed

If North Shore is unable to complete the acquisition or another business combination by January 31, 2010, its amended and restated certificate of incorporation provides that its corporate existence will terminate on that date and, upon its resulting liquidation, the holders of Public Shares will receive an amount equal to the amount of funds in the trust account, inclusive of interest not previously released to North Shore, as well as any remaining net assets outside of the trust account, at the time of the liquidation distribution, divided by the number of Public Shares. Although both the per share liquidation price and the per share conversion price are equal to the amount in the trust account divided by the number of Public Shares, the amount a holder of Public Shares would receive at liquidation may be more or less than the amount such a holder would have received had it demanded conversion of its shares in connection with the acquisition because (i) there will be greater earned interest in the trust account at the time of a liquidation distribution since it would occur at a later date than a conversion and (ii) North Shore may incur expenses it otherwise would not incur if North Shore consummates the acquisition, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. Sang-Chul Kim, North Shore’s Chairman, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by North Shore for services rendered or products sold to it. While North Shore has no reason to believe that Mr. Kim will not be able to satisfy those obligations, there cannot be any assurance to that effect. See the section entitled “Other Information Related to North Shore — Liquidation If No Business Combination” for additional information.

Actions That May Be Taken to Secure Approval of North Shore’s Stockholders

Based on recently completed business combinations by other similarly structured blank check companies, it is believed by North Shore that the present holders of 40% or more of the Public Shares may have the intention to vote against the acquisition and seek conversion of their Public Shares into cash in accordance with North Shore’s amended and restated certificate of incorporation. If such event were to occur, the acquisition could not be completed. Moreover, if the holders of more than 10% of the Public Shares vote against the acquisition proposal and demand conversion of their shares, North Shore will not be able to consummate the acquisition pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights. To preclude such possibility, North Shore, certain of its directors and officers, SDI, HY Jung and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the acquisition and seek conversion or otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the acquisition proposal. SDI has covenanted in the Purchase Agreement that it shall cause SSME to purchase up to a maximum of 2,541,200 shares of North Shore common stock (equivalent to 40% of the Public Shares) prior to the special meeting if necessary to secure approval of the transactions. SSME’s board of directors has already endorsed such purchase. Although it is anticipated that the maximum purchase price that will be offered to the holders of Public Shares for their shares will be the per-share conversion price at the time of the business combination, the arrangements the parties enter into might also include non-cash arrangements to provide such holders of Public Shares with incentives to vote in favor of the acquisition proposal.

It is anticipated that North Shore and/or SDI, HY Jung or their respective affiliates would approach a limited number of large holders of North Shore that have voted against the acquisition proposal and demanded conversion of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. Arrangements of such nature would only be entered into and effected with the prior approval of SDI and HY Jung (with respect to shares purchased) in accordance with applicable law at a time when North Shore, the North Shore Founders, SDI, HY Jung and/or their respective affiliates are not aware of any material non-public information regarding North Shore and its securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but might include:

•	Agreements between North Shore and the holders of Public Shares pursuant to which North Shore would agree to purchase Public Shares from such holders immediately after the closing of the acquisition for the price and fees specified in the arrangements.
•	Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares during the period beginning on the date following the mailing of this proxy statement. Such arrangements would also provide for North Shore, immediately after the closing of the acquisition, to purchase from the third parties all of the Public Shares purchased by them for the price and fees specified in the arrangements.
•	Agreements with third parties pursuant to which North Shore would borrow funds to make purchases of Public Shares for its own account. North Shore would repay such borrowings with funds transferred to it from North Shore’s trust account upon closing of the acquisition.

As a result of the purchases that may be effected through such arrangements, it is likely that the number of shares of common stock of North Shore in its public float will be reduced and that the number of beneficial holders of North Shore’s and North Shore’s securities also will be reduced. This may make it difficult to obtain the quotation, listing or trading of North Shore’s securities on the NASDAQ Stock Market or any other national securities exchange following the acquisition.

North Shore will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the acquisition proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons. If members of North Shore’s board of directors or officers make purchases pursuant to such arrangements, they will be required to report these purchases on beneficial ownership reports filed with the SEC.

The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of North Shore common stock outstanding vote in favor of the acquisition proposal, the acquisition proposal is approved by the necessary vote of the holders of the Public Shares and that holders of not more than 10% of the Public Shares vote against the acquisition proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met. It is anticipated that the maximum purchase price that will be offered to holders of Public Shares for their shares will be the per-share conversion price at the time of the business combination.

Purchases pursuant to such arrangements ultimately paid for with funds in North Shore’s trust account would diminish the funds available to North Shore after the acquisition for working capital and to pay the cash consideration. Nevertheless, in all events there will be sufficient funds available to North Shore from the trust account to pay the holders of all Public Shares that are properly converted.

It is possible that the special meeting could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meeting, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that an adjournment proposal is approved. Also, under Delaware law, the board of directors may postpone the meeting at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

Rescission Rights

The prospectus issued by North Shore in its IPO did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the acquisition and convert their shares into cash. Accordingly, if the acquisition is consummated, each holder of Public Shares at the time of the acquisition who purchased his or her Public Shares in the IPO and who has not converted his or her shares into cash may have securities law claims against North Shore for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Any holder of Public Shares who votes against the acquisition proposal and converts Public Shares into cash upon consummation of the acquisition will no longer own any stock in North Shore and therefore will not have any claim for rescission.

Such claims may entitle stockholders asserting them to as much as $8.00 or more per share, based on the initial offering price of the IPO units comprised of common stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of North Shore’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act of 1933 (“Securities Act”) and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under U.S. federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the U.S. federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the acquisition may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither North Shore nor SDI can predict whether North Shore stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Appraisal Rights

North Shore stockholders do not have appraisal rights under the DGCL in connection with the acquisition or the issuance of North Shore common stock pursuant to the acquisition.

Material Federal Income Tax Consequences of the Acquisition

The following discussion is a general summary of the material U.S. federal income tax consequences of the proposed acquisition of SDI to North Shore and its current U.S. stockholders, as well as the material U.S. federal income tax consequences to the U.S. stockholders of North Shore that choose to exercise their conversion rights or that receive cash distributions from North Shore. This discussion applies only to stockholders of North Shore (referred to herein as “U.S. stockholders”) who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and who hold each of their shares of the stock in North Shore as a “capital asset,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the proposed acquisition or such conversion or distribution. The discussion does not address the tax considerations applicable to particular stockholders based on their individual circumstances, or to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt entities, mutual funds, and foreign persons). In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock through such entities. The discussion also does not describe the tax consequences arising under the laws of any state, local or foreign jurisdiction or any other federal tax.

The discussion is based upon the Code, U.S. Treasury Department regulations (“Treasury Regulations”), rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively.

North Shore has not obtained a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. There can be no assurance that the IRS will not take a different position, or that such position will not be sustained if challenged.

Because of the complexity of the tax laws and because the tax consequences to North Shore or any particular stockholder of North Shore may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences of the proposed acquisition and any conversion or distribution transaction, including tax reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effect of any proposed changes in the tax laws.

Tax Consequences of the Acquisition to North Shore and Its Current U.S. Stockholders

Neither North Shore nor its current U.S. stockholders generally will recognize gain or loss for U.S. federal income tax purposes as a result of the proposed acquisition of SDI.

Tax Consequences to U.S. Stockholders of North Shore Who Exercise Conversion Rights

A U.S. stockholder of North Shore that exercises its conversion rights generally will recognize gain or loss for U.S. federal income tax purposes on the conversion equal to the difference between (1) the amount of cash received by such stockholder pursuant to the conversion and (2) such stockholder’s adjusted tax basis in its stock in North Shore.

A U.S. stockholder’s gain or loss generally should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of stock acquired at different dates or for different prices. The amounts received by a U.S. stockholder of North Shore pursuant to the conversion generally should be allocated proportionately to each share of stock owned by such stockholder. The gain or loss recognized by such stockholder in connection with the conversion generally should be a capital gain or loss, and should be a long-term capital gain or loss if the share has been held for more than one year, and a short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate U.S. stockholders may be subject to more favorable tax rates than ordinary income or short-term capital gain, as discussed below under “— Tax Consequences to U.S. Stockholders Who Receive Distributions from North Shore.” The deductibility of capital losses is subject to various limitations.

Tax Consequences to U.S. Stockholders Who Receive Distributions from North Shore

If North Shore pays a cash distribution (including the distribution described under “Price Range of Securities and Dividends — Dividends” on page 147) to a U.S. stockholder, such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from the current or accumulated earnings and profits of North Shore. Distributions in excess of such current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. stockholder’s adjusted tax basis in North Shore’s common stock. Any remaining excess will be treated as gain from the sale or other taxable disposition of the common stock. In general, a U.S. stockholder must treat any gain recognized upon a sale or other taxable disposition of North Shore’s common stock as capital gain. Any such capital gain will be long-term capital gain if the U.S. stockholder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gain recognized by a non-corporate U.S. stockholder generally will be subject to a maximum tax rate of 15% for tax years beginning before January 1, 2011, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%.

Any dividends North Shore pays to a U.S. stockholder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends-received deduction if the applicable holding period and other requirements are satisfied. With certain exceptions, if the applicable holding period and other requirements are satisfied, dividends North Shore pays to a non-corporate U.S. stockholder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains for tax years beginning before January 1, 2011, as discussed above. It is not entirely clear, however, whether the conversion rights with respect to North Shore’s common stock may suspend the running of the applicable holding period of a U.S. stockholder in its common stock for the purposes of the dividends-received deduction or the capital gains tax rate on qualified dividends. As a result, U.S. stockholders are urged to consult their own tax advisors on this issue.

Backup Withholding

Unless a U.S. stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to backup withholding tax with respect to payments received pursuant to the conversion or any cash distributions received from North Shore. The backup withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Regulatory Matters

The acquisition and the transactions contemplated by the Purchase Agreement are not subject to any additional U.S. federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Act, except for filings with the State of Delaware necessary to effectuate the acquisition.

Required Vote

The approval of the acquisition proposal will require the affirmative vote of the holders of a majority of the Public Shares voted on the proposal at the North Shore special meeting of stockholders.

THE NORTH SHORE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE NORTH SHORE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ACQUISITION PROPOSAL.

THE SECURITIES PURCHASE AND SHARE EXCHANGE AGREEMENT

For a discussion of the acquisition structure, acquisition consideration and indemnification provisions of the Purchase Agreement, see the section entitled “The Acquisition Proposal.” Such discussion and the following summary of other material provisions of the Purchase Agreement is qualified by reference to the complete text of the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. All stockholders are encouraged to read the Purchase Agreement in its entirety for a more complete description of the terms and conditions of the acquisition. The Purchase Agreement has been included as an annex to this proxy statement to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about North Shore, SDI or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of North Shore or SDI or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by SDI and North Shore.

Closing and Effective Time of the Acquisition

The closing of the acquisition will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Conditions to Closing of the Acquisition,” unless North Shore and SDI agree in writing to another time. The acquisition is expected to be consummated promptly after the special meeting of North Shore’s stockholders described in this proxy statement.

Payment of Dividends

Pursuant to the Purchase Agreement, following the closing, SDI shall issue dividend payments on the shares of SDI preferred stock to be acquired by North Shore as follows: (i) 4% of the cash consideration described above with respect to the fiscal year ended December 31, 2009 to be issued to North Shore no later than March 31, 2010; and (ii) 12.5% of the cash consideration with respect to each subsequent fiscal year to be issued to North Shore in each instance no later than March 31 following the end of such fiscal year; provided that no such dividends shall be required to be paid with respect to the preceding fiscal year following conversion of the shares of SDI preferred stock into shares of SDI common stock. The SDI preferred stock shall automatically convert into an equal number of shares of SDI common stock that maintains North Shore’s equivalent voting power of SDI upon the earlier to occur of the following: (i) for the two-month period commencing November 1, 2013 and ending December 31, 2013, if the weighted average stock price (as defined below) of the North Shore common stock has increased at least 24% above $8.00 (the “Price Condition”), and (ii) in the event that the Price Condition has not been met by December 31, 2013, at any time following such date when the weighted average stock price exceeds the calculated rate of 6% multiplied by the number of years elapsed from the closing date of the acquisition, as determined during the period commencing on November 1 and ending on December 31 for each such year (the “Post-2013 Price Condition”). The guaranteed dividend payment of 12.5% on the SDI preferred stock shall no longer prevail with respect to fiscal year 2013 in the event that the Price Condition is met or any subsequent fiscal year if the Post-2013 Price Condition is met. “Weighted average stock price” refers to the number of shares traded per day multiplied by the closing price of the stock per day, divided by the total volume of shares of North Shore common stock traded during each day during the period. In the event of the non-payment or delay in payment of any dividends on the SDI preferred stock, an interest rate of 16% per annum shall apply to the unpaid amount from the first day following the scheduled payment date of the applicable dividend until the actual payment date of such dividend.

Pursuant to the Purchase Agreement, following the closing, North Shore, SDI and HY Jung have agreed to cause North Shore to issue cash dividends to its holders of common stock in an amount equal to (i) the amount of the after-tax dividends received on the SDI preferred stock divided by (ii) the number of issued and outstanding shares of North Shore common stock less the number of shares of North Shore common stock owned by HY Jung as a result of the share exchange, provided that such amount is legally available for the payment of such dividends. Such dividend payments shall be made no later than the tenth calendar day following North Shore’s receipt of the dividend payment on its shares of SDI preferred stock. HY Jung has agreed to waive his rights to any such dividends payable with respect to the North Shore shares; provided, however, that HY Jung shall participate in any dividend payments on shares of North Shore common stock that are not acquired pursuant to the Purchase Agreement. In addition, Sang-Chul Kim has also agreed to waive his rights to any such dividends payable with respect to 1,488,250 shares of North Shore common stock to be acquired by him for as long as he owns such shares (which will not be less than one year following the business combination due to contractual restrictions on the transfer of such shares).

In order to secure the payment to North Shore of the dividends on the shares of SDI preferred stock, Pledgor has entered into a pledge agreement with North Shore pursuant to which Pledgor has agreed to pledge to North Shore all of his rights, title and interest in 280,000 common shares of SSME owned by Pledgor to North Shore.

Representations and Warranties

The Purchase Agreement contains representations and warranties of each of SDI and HY Jung relating to, among other things, (a) proper organization and corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Purchase Agreement, (d) no conflict with charter documents or violation of legal requirements and required filings and consents, (e) compliance with laws, (f) financial statements and projections, (g) absence of undisclosed liabilities, (h) absence of certain changes, (i) litigation, (j) business activities, (k) taxes, (l) governmental actions and filings, (m) interested party transactions, (n) no illegal or improper transactions, (o) board approval, (p) certain stockholder matters and (q) disclosure.

The Purchase Agreement contains representations and warranties of North Shore relating to, among other things, (a) proper organization and corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Purchase Agreement, (d) no conflict with charter documents or violation of legal requirements and required filings and consents, (e) compliance with laws, (f) SEC filings and financial statements, (g) absence of undisclosed liabilities, (h) absence of certain changes, (i) litigation, (j) business activities, (k) taxes, (l) governmental actions and filings, (m) interested party transactions, (n) no illegal or improper transactions, (o) board approval, (p) the amount in the trust fund and (q) disclosure.

Covenants

SDI, with respect to its business, and North Shore, with respect to its business, have each agreed to continue to operate such businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other parties. The Purchase Agreement also contains additional covenants of the parties, including covenants providing for, among other things:

  (a) the parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Purchase Agreement;

  (b) the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

  (c) North Shore to prepare and file a proxy statement to solicit proxies from the North Shore stockholders to vote on proposals regarding the approval of the acquisition, the change of North Shore’s name to a name selected by SDI, the election of directors, changes to North Shore’s certificate of incorporation as agreed by the parties, including changing North Shore’s existence to perpetual, providing for classification of directors and removing provisions that will no longer be applicable after the closing, and an adjournment proposal if, based on the tabulated vote at the time of the special meeting that will be called to present such matters for consideration, North Shore is not authorized to consummate the acquisition;

  (d) the nomination of certain directors for election at the stockholder meeting;

  (e) SDI and HY Jung to waive their rights to make claims against North Shore to collect from the trust fund for any monies that may be owed to them by North Shore;

  (f) SDI to list and provide North Shore with schedules for payment and/or performance of obligations relating to any and all loans made by SDI to officers, directors, employees or stockholders of SDI no later than the closing;

  (g) North Shore to make borrowings from its directors, officers and/or stockholders to meet its reasonable capital requirements prior to closing, which will be made on a non-recourse basis and will be repayable at the closing from funds in the trust fund;

  (h) North Shore shall use its best efforts to prevent its stockholders from voting against the adoption of the Purchase Agreement in order to increase the probability that North Shore public stockholders will vote in favor of and approve such agreement. Notwithstanding North Shore’s best efforts, if it is anticipated that there will be any votes against the adoption of the Purchase Agreement, SDI shall cause SSME to purchase a maximum of 2,541,200 shares of North Shore common stock (equivalent to 40% of the Public Shares) prior to the special meeting in order to secure approval of the transactions;

  (i) North Shore to use its best efforts to assist SSME to purchase 1,400,000 of the outstanding warrants; and

  (j) SDI shall not issue or sell any shares of, or rights to acquire shares of, SDI capital stock that reduces North Shore’s ownership and voting power to less than a majority except for SDI’s issuance of shares or rights issue stipulated in SDI’s charter documents for which North Shore waives its vested rights of first refusal.

Conditions to Closing

General Conditions

Consummation of the acquisition is conditioned on (i) the approval of North Shore public stockholders at a meeting called for this and other related purposes, approving the acquisition proposal and other proposals, (ii) the holders of fewer than 40% of the North Shore Public Shares voting against the acquisition and properly demanding that such shares be converted into a pro-rata portion of the trust account, and (iii) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions.

SDI’s and HY Jung’s Conditions to Closing

The obligations of SDI and HY Jung to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things:

(a)	the representations and warranties of North Shore shall be true and correct on and as of the closing date;
(b)	North Shore shall have performed or complied in all material respects with all agreements and covenants;
(c)	receipt of all consents, waivers and approvals required to be obtained by North Shore;
(d)	North Shore being in compliance with the reporting requirements under the Securities Act and the Exchange Act;
(e)	all of the current officers and directors of North Shore having resigned from their positions;
(f)	the escrow agreement relating to the Escrow Indemnity Fund shall have been executed and delivered by the parties thereto;
(g)	North Shore shall have arranged for funds remaining in the trust account to be disbursed to North Shore upon closing of the acquisition;

(h)	the number of shares of North Shore common stock that exercise their conversion rights into a pro rata share of the trust account shall not exceed 10% of North Shore common stock issued in its initial public offering and outstanding immediately before the closing; and
(i)	SSME shall have purchased at least 1,400,000 outstanding warrants issued by North Shore.

North Shore’s Conditions to Closing

The obligations of North Shore to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things:

(a)	The representations and warranties of SDI and HY Jung shall be true and correct on and as of the closing date;
(b)	SDI and HY Jung shall have performed or complied in all material respects with all agreements and covenants;
(c)	the lock-up agreement shall have been executed and delivered by HY Jung;
(d)	the escrow agreement relating to the Escrow Indemnity Fund shall have been executed and delivered by the parties thereto;
(e)	the pledge agreement shall have been executed and delivered by the parties thereto; and
(f)	the SDI preferred stock shall have been created and SDI’s Korean Registration Certificate shall have been filed.

Termination

The Purchase Agreement may be terminated at any time, but not later than the closing, as follows:

(a)	by mutual written consent of all the parties at any time;
(b)	by either party if the transactions have not been consummated by the earlier of the date that North Shore is required to liquidate and March 31, 2010; provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the transactions to be consummated before such date and such action or failure to act is a breach of the Purchase Agreement;
(c)	by either North Shore, SDI or HY Jung if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions, which order, decree, judgment, ruling or other action is final and nonappealable;
(d)	by either North Shore, SDI or HY Jung upon the material breach of any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement, or if any representation or warranty has become untrue, and such breach has not been cured within 30 days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or
(e)	by either North Shore, SDI or HY Jung if, at the North Shore stockholder meeting, the Purchase Agreement shall fail to be approved by the affirmative vote of the holders of a majority of the shares of common stock issued in North Shore’s IPO present (in person or represented by proxy) and entitled to vote at the meeting or the holders of more than 10% of such shares exercise conversion rights.

Indemnification of North Shore and its Officers and Directors

Following the closing of the acquisition, SDI and HY Jung will indemnify North Shore and its current and former directors and officers against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities incurred in connection with any threatened, pending, completed action, suit or proceeding, whether civil, criminal or administrative or investigative, arising out of breaches of representations and warranties and covenants by SDI and HY Jung.

To provide a fund for payment to North Shore with respect to its post-closing rights to indemnification under the Purchase Agreement for breaches of representations and warranties and covenants by SDI and its subsidiaries and HY Jung, there will be placed in escrow (with an independent escrow agent) 1,468,220 (or 20%) of the shares to be issued to HY Jung at closing (“Indemnity Escrow Fund”). The escrow will be the sole remedy for North Shore for its rights to indemnification under the Purchase Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by North Shore once its damages exceed a $1,500,000 threshold and will be reimbursable to the full extent of the damages in excess of such amount. Indemnification claims may be made until one year after the closing date. Shares of North Shore common stock remaining in the Indemnity Escrow Fund on that date, less amounts paid in, and reserved for, settlement of indemnification claims, will be released to HY Jung.

Fees and Expenses

All fees and expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the acquisition is consummated.

Confidentiality; Access to Information

North Shore and SDI will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the acquisition reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. North Shore and SDI will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Purchase Agreement, subject to customary exceptions.

Amendments

The Purchase Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. North Shore would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the Purchase Agreement entered into by the parties. If such amendment is material to investors, a proxy statement supplement would also be sent to holders of Public Shares as promptly as practicable.

Public Announcements

The parties have agreed that until closing or termination of the Purchase Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Purchase Agreement and the transactions governed by it; and
•	not issue or otherwise make any public announcement or communication pertaining to the Purchase Agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable law or court process.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

The selected unaudited condensed combined pro forma financial information has been derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial information included elsewhere in this proxy statement.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of SDI will own the largest portion of the voting rights in the combined entity, the stockholders of SDI will have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and SDI’s senior management will dominate the management of the combined entity immediately following the completion of the transaction in accordance with the provisions of SFAS 141R. Accordingly, SDI will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of SDI. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of SDI and are recorded at the historical cost basis of SDI. North Shore’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SDI after consummation of the acquisition. Please refer to “The Acquisition Proposal — General Description of the Acquisition” for a detailed summary of the acquisition.

The unaudited condensed combined pro forma statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 give pro forma effect to the acquisition as if it had occurred on January 1, 2008. The unaudited condensed combined pro forma balance sheet as of September 30, 2009 gives pro forma effect to the acquisition as if it had occurred on such date. The unaudited condensed combined pro forma statements of operations and balance sheet are based on the historical financial statements of SDI and North Shore for the nine months ended September 30, 2009 and for the year ended December 31, 2008.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the acquisition, are factually supportable and, in the case of the unaudited pro forma statement of operations data, are expected to have continuing impact on the combined results. The adjustments presented on the unaudited condensed combined pro forma financial information have been identified and presented in “Unaudited Condensed Combined Pro Forma Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisition.

This information should be read together with the consolidated financial statements of SDI and the notes thereto, the financial statements of North Shore and the notes thereto, “Unaudited Condensed Combined Pro Forma Financial Data,” “SDI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “North Shore’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement.

The unaudited condensed combined pro forma financial statements have been prepared using the assumptions below with respect to the number of outstanding shares of North Shore common stock:

•	Assuming No Conversion: This presentation assumes that no North Shore stockholders exercise conversion rights with respect to their shares of North Shore common stock into a pro rata portion of the trust account; and
•	Assuming Maximum Conversion: This presentation assumes that North Shore stockholders holding 10% of the North Shore Public Shares (635,300 shares) exercise their conversion rights and that such shares were converted into their pro rata share of the funds in the trust account.
•	Assuming Maximum Conversion in the Event SDI Agrees to a Limited Waiver of the Conversion Covenant: This presentation assumes that North Shore stockholders holding 15% of the North Shore Public Shares (952,950 shares) exercise their conversion rights and that such shares were converted into their pro rata share of the funds in the trust account.

The unaudited condensed combined pro forma financial statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

Unaudited Condensed Combined
Pro Forma Balance Sheets
September 30, 2009
(In thousands of U.S. dollars, except per share data)

	SDI	North Shore	Pro Forma Adjustments No Conversion		Pro Forma Combined No Conversion	Pro Forma Adjustments 10% Allowable Conversion		Pro Forma Combined 10% Allowable Conversion	Pro Forma Adjustments 15% Allowable Conversion		Pro Forma Combined 15% Allowable Conversion
Assets
Cash and cash equivalent	$3,456	$82	$49,707	(1)	$46,233	$(4,970	)(7)	$41,263	$(7,455	)(8)	$38,778
			(7,012	)(2)	—
Trade accounts receivable, net	36,790	—			36,790	—		36,790	—		36,790
Inventory	5,866	—	—		5,866	—		5,866	—		5,866
Short-term loans to affiliates	14,881	—	—		14,881	—		14,881	—		14,881
Advance payments to vendors	6,675	—	—		6,675	—		6,675	—		6,675
Prepaid expenses and other current assets	6,474	66	—		6,540	—		6,540	—		6,540
Deferred income tax	43	—	—		43	—		43	—		43
Total current assets	74,185	148	42,695		117,028	(4,970)		112,058	(7,455)		109,573
Deferred income tax	120	—	—		120	—		120	—		120
Loans to executive	59,959	—	—		59,959	—		59,959	—		59,959
Property, plant and equipment, net	262,891	—	—		262,891	—		262,891	—		262,891
Investments in affiliates	80,959	—	—		80,959	—		80,959	—		80,959
Investment held in trust account	—	49,707	(49,707	)(1)	—	—		—	—		—
Other assets	1,822	—	—		1,822	—		1,822	—		1,822
Total assets	$479,936	$49,855	$(7,012)		$522,779	$(4,970)		$517,809	$(7,455)		$515,324
Liabilities and Stockholders’ Equity
Trade accounts payable	$49,467	$—	—		49,467	—		$49,467	—		$49,467
Accrued expenses	13,865	438	—		14,303	—		14,303	—		14,303
Advance from customers	12,512	—	—		12,512	—		12,512	—		12,512
Short-term borrowings from banks	24,851	—	—		24,851	—		24,851	—		24,851
Current portion of long term borrowings from banks	17,456	—	—		17,456	—		17,456	—		17,456
Short-term borrowings from affiliates	97,955	—	—		97,955	—		97,955	—		97,955
Total current liabilities	216,106	438	—		216,544	—		216,544	—		216,544
Long-term borrowings from banks, net of current portion	219,310	—	—		219,310	—		219,310	—		219,310
Accrued severance and retirement benefits	1,190	—	—		1,190	—		1,190	—		1,190
Deferred underwriter’s fee	—	1,525	(1,525	)(6)	—	—		—	—		—
Total liabilities	436,606	1,963	(1,525)		437,044	—		437,044	—		437,044
Common stock, subject to possible redemption	—	19,877	(19,877	)(4)	—	—		—	—		—
Stockholders’ equity
Common stock	215	1	1	(3)	217	—		217	—		217
Additional paid-in capital	5,995	28,506	(1	)(3)	48,890	(4,970	)(7)	43,920	(7,455	)(8)	41,435
			19,877	(4)
			1,525	(6)
			(7,012	)(2)
Retained earnings	41,877	(492)	—		41,385	—		41,385	—		41,385
Accumulated other comprehensive loss	(4,757)	—	—		(4,757)	—		(4,757)	—		(4,757)
Total stockholders’ equity	43,330	28,015	14,390		85,735	(4,970)		80,765	(7,455)		78,280
Total liabilities and stockholders’ equity	$479,936	$49,855	$(7,012)		$522,779	$(4,970)		$517,809	$(7,455)		$510,324

Unaudited Condensed Combined
Pro Forma Statements of Operations
September 30, 2009
(In thousands of U.S. dollars, except per share data)

	SDI	North Shore	Pro Forma Adjustments No Conversion		Pro Forma Combined Minimum Conversion		Pro Forma Adjustments 10% Allowable Conversion	Pro Forma Combined 10% Allowable Conversion		Pro Forma Adjustments 15% Allowable Conversion	Pro Forma Combined 15% Allowable Conversion
Net sales	$112,503	$—	$—		$112,503		$—	$112,503		$—	$112,503
Cost of sales	92,912	—	—		92,912		—	92,912		—	92,912
Gross profit	19,591	—	—		19,591		—	19,591		—	19,591
Operating expenses:
Selling, general, and administrative expenses	6,902		240	(9)	7,142		—	7,142		—	7,142
Depreciation and amortization	513	—	—		513		—	513		—	513
Total operating expenses	7,415	688	240	(9)	8,343			8,343			8,343
Income (loss) from operation	12,176	(688)	(240	)(9)	11,248		—	11,248		—	11,248
Non-operating expense (income):
Interest expense	15,828	—	—		15,828		—	15,828		—	15,828
Interest income	(5,101)	(128)	—		(5,229)		—	(5,229)		—	(5,229)
Others, net	3,244	—	—		3,244		—	3,244		—	3,244
Total non-operating expense, net	13,971	(128)	—		13,843		—	13,843		—	13,843
Loss before income taxes and equity investments	(1,795)	(560)	(240	)(9)	(2,595)		—	(2,595)		—	(2,595)
Income taxes	106	51	—		157		—	157		—	157
Net income (loss) before and equity investments	(1,901)	(611)	(240	)(9)	(2,752)		—	(2,752)		—	(2,752)
Gain on equity investment	(4,670)	—	—		(4,670)		—	(4,670)		—	(4,670)
Net income (loss)	$2,769	$(611)	$(240	)(9)	$1,918		$—	$1,918		$—	$1,918
Earnings per share –
Basic	$138.45	$(0.08)	—		$0.13		—	$0.13		—	$0.13
Diluted	$138.45	$(0.08)	—		$0.13		—	$0.13		—	$0.13
Weighted average common share outstanding –
Basic	20,000	7,941,250	—		15,282,352	(10)	—	14,647,052	(10)	—	14,329,402	(10)
Diluted	20,000	7,941,250	—		15,282,352		—	14,647,052		—	14,329,402

Pro Forma Adjustments:

Note 1	Reclass cash held in trust.

Decrease Investment held in trust account	$(49,707)
Increase Cash and cash equivalents	49,707
Note 2	Reflects the payment of $7,012 related to transaction costs incurred and payable upon the closing of the acquisition. The $7,012 breakdown are as follows: $3,661 for accounting, legal and financial advisory fees, $1,525 for underwriting fees, $1,451 for constructive acquisition tax according to Korea Local Tax Law, and $375 other related transaction costs. The transaction costs are agreed upon under an agreement with the third parties as part of this transaction. The transaction costs incurred can be capitalized as part of the transaction and as a result, additional paid-in capital is decreased.

Increase Additional paid-in capital	$7,012
Decrease Cash and cash equivalents	(7,012)

Note 3	Reflects the newly stock issuance to SDI’s stockholder (Hwi Young Jung) from North Shore with exchange of common shares of 7,341,102 of North Shore. Par value of North Shore common stock is $0.0001.

Increase Common stock	$1
Decrease Additional paid-in capital	(1)
Note 4	Reflects the reclassification of common stock subject to conversion to permanent equity. This amount, which immediately prior to the acquisition was being held in a trust account, represents the value of 2,541,199 shares of common stock. These shares may be converted into cash by North Shore stockholders at an estimated $7.82 conversion price and assumes that no stockholders seek to convert their shares into a pro rata portion of the trust account. If the stockholders opt for the maximum conversion, these shares will be remitted in cash.

Decrease Common stock subject to possible redemption	$(19,877)
Increase Additional paid-in capital	19,877
Note 5	The shares of preferred stock are being issued at closing by SDI to North Shore in exchange for cash consideration (the amount remaining in North Shore's trust account after transaction expenses and payments to North Shore’s public stockholders that exercise their conversion rights) and North Shore will receive the future dividends on the preferred stock. After North Shore receives such dividends on the preferred stock, North Shore will distribute the after-tax dividends received to its public common stockholders. Accordingly, the dividends issued by SDI would be intercompany dividends, with no accounting affect, and the dividends issued by North Shore to public shareholders would be reflected in the consolidated results of SDI as common stock dividends. Therefore, no pro forma adjustment is required.
Note 6	To reverse deferred underwriter’s fee of $1,525.

Decrease Deferred underwriter’s fee	$1,525
Decrease Additional paid-in capital	1,525

Deferred underwriter’s fee of $1,525 represents fees related to the transaction cost. As a result, the balance is removed and reclassified to additional paid-in capital.

Note 7	To record conversion of approximately 10% of outstanding shares (635,300 shares) at $7.823.

Decrease Common Stock, subject to possible conversion	$4,970
Decrease Cash and cash equivalents	(4,970)
Note 8	To record conversion of 15% of outstanding shares (952,950 shares) of $7.823.

Decrease Common Stock, subject to possible conversion	$7,455
Decrease Cash and cash equivalents	$(7,455)
Note 9	To record estimated legal and accounting fees of $320,000 (¾ of year) assuming North Shore to be a public company based on fees quoted by current auditor and lawyer.

Decrease Operating expense	$240
Note 10	The weighted average share calculation is as follows:

North Shore current shares	7,941,250
New shares issued to Hwi Young Jung (Stockholder of SDI) by North Shore	7,341,102
15,282,352
Outstanding shares prior to conversion	15,282,352
Maximum shares conversion of 10%	635,300
Total shares issued and outstanding after maximum conversion of 10%	14,647,052
Outstanding shares prior to conversion	15,282,352
Maximum shares conversion of 15%	952,950
Total shares issued and outstanding after maximum conversion of 15%	14,329,402

Selected Unaudited Condensed Combined
Pro Forma Statements of Operations
December 31, 2008
(In thousands of U.S. dollars, except per share data)

	SDI	North Shore	Pro Forma Adjustments No Conversion		Pro Forma Combined No Conversion	Pro Forma Adjustments 10% Allowable Conversion	Pro Forma Combined 10% Allowable Conversion	Pro Forma Adjustments 15% Allowable Conversion	Pro Forma Combined 15% Allowable Conversion
Net sales	$173,870	$—	$—		$173,870	$—	$173,870	$—	$173,870
Cost of sales	147,859	—	—		147,859	—	147,859	—	147,859
Gross profit	26,011	—	—		26,011	—	26,011	—	26,011
Operating expenses:
Selling, general, and administrative expenses	7,844	383	320	(1)	8,547	—	8,547	—	8,547
Depreciation and amortization	359	—	—		359	—	359	—	359
Total operating expenses	8,203	383	320	(1)	8,906	—	8,906	—	8,906
Income (loss) from operation	17,808	(383)	(320	)(1)	17,105	—	17,105	—	17,105
Non-operating expense (income):
Interest expense	15,152	—	—		15,152	—	15,152	—	15,152
Interest income	(5,168)	(768)	—		(5,936)	—	(5,936)	—	(5,936)
Others, net	1,293	—	—		1,293	—	1,293	—	1,293
Total non-operating expense, net	11,277	(768)	—		10,509	—	10,509	—	10,509
Income before income taxes and equity investments	6,531	385	(320	)(1)	6,596	—	6,596	—	6,596
Income taxes	1,686	291	—		1,977	—	1,977	—	1,977
Net income (loss) before and equity investments	4,845	94	(320	)(1)	4,619	—	4,619	—	4,619
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates net loss (income)	5,122	—	—		5,122	—	5,122	—	5,122
Loss on exchange of equity investments in affiliates with common stock shares of another affiliate	19,393	—	—		19,393	—	19,393	—	19,393
Net income (loss)	$(19,670)	$94	$(320	)(1)	$(19,896)	$—	$(19,896)	$—	$(19,896)
Earnings per share
Basic	$(983.5)	$0.01	—		$(1.30)	—	$(1.36)	—	$(1.39)
Diluted	$(983.5)	$0.01	—		$(1.30)	—	$(1.36)	—	$(1.39)
Weighted average common shares outstanding
Basic	20,000	7,945,895	—		15,282,352 (2)	—	14,647,052 (2)	—	14,329,402 (2)
Diluted	20,000	10,312,742	—		15,282,352	—	14,647,052	—	14,329,402

Pro Forma Adjustments

Note 1	To revise estimated legal and accounting fees of $320,000 per year assuming North Shore to be a public company based on fees quoted by current auditor and lawyer.

Decrease Operating expense	$320

Note 2	The weighted average share calculation is as follows:

North Shore current shares	7,941,250
New shares issued to Hwi Young Jung (Stockholder of SDI) by North Shore	7,341,102
15,282,352
Outstanding shares prior to conversion	15,282,352
Maximum shares conversion of 10% (less)	635,300
Total shares issued and outstanding after maximum conversion of 10%	14,647,052
Outstanding shares prior to conversion	15,282,352
Maximum shares conversion of 15% (less)	952,950
Total shares issued and outstanding after maximum conversion of 15%	14,329,402

THE NAME CHANGE PROPOSAL

Pursuant to the Purchase Agreement, North Shore will change its corporate name from “North Shore Acquisition Corp.” to “North Shore Corp.” upon consummation of the acquisition. If the acquisition proposal is not approved, the name change proposal will not be presented at the meeting.

In the judgment of North Shore’s board of directors, the change of its corporate name is desirable to reflect North Shore’s acquisition of SDI and the transition of North Shore from a special purpose acquisition corporation to a holding company of SDI.

The approval of the name change proposal will require the affirmative vote of the holders of a majority of the outstanding shares of North Shore common stock on the record date.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the proposal is adopted.

THE NORTH SHORE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE NORTH SHORE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE PROPOSAL.

THE CAPITALIZATION AMENDMENT PROPOSAL

Assuming the acquisition proposal is approved by North Shore’s stockholders, North Shore’s board of directors recommends an amendment to Article Fourth of North Shore’s amended and restated certificate of incorporation to (i) increase the number of authorized shares of North Shore’s capital stock from 21,000,000 to 36,000,000 and (ii) increase the number of authorized shares of North Shore’s common stock from 20,000,000 to 35,000,000, effective upon consummation of the acquisition. As a result of the issuance of shares of common stock in the acquisition as described herein, North Shore will require additional shares of common stock to be reserved in its certificate of incorporation. Accordingly, this proposal to amend North Shore’s amended and restated certificate of incorporation is conditioned upon and subject to the approval of the acquisition proposal.

In the judgment of North Shore’s board of directors, the increase in North Shore’s capitalization is desirable and in North Shore’s stockholders’ best interests. As of , 2009, there were 7,941,250 shares of North Shore common stock outstanding and North Shore will be issuing an additional 7,341,102 shares of common stock upon consummation of the acquisition pursuant to the Purchase Agreement. North Shore has also reserved 8,793,000 shares of common stock issuable upon exercise of warrants and a unit purchase option issued in North Shore’s IPO. North Shore will need to use a portion of the newly available authorized shares of common stock in order to issue such shares pursuant to the acquisition. Authorized but unissued shares of North Shore’s common stock may enable North Shore’s board of directors to render it more difficult or to discourage an attempt to obtain control of North Shore and thereby protect continuity of or entrench North Shore’s management, which may adversely affect the market price of North Shore’s common stock. If, in the due exercise of its fiduciary obligations, for example, North Shore’s board of directors were to determine that a takeover proposal was not in the best interests of North Shore, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares of common stock will also enable North Shore to have the flexibility to authorize the issuance of shares of common stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. North Shore currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock for such purposes.

Effect of the Authorized Share Proposal on Existing Stockholders

Advantages.  Prior to voting, each stockholder should consider the fact that the capitalization amendment proposal is a prerequisite to the issuance of shares of common stock that will be used to complete the acquisition of SDI described in the acquisition proposal. Each stockholder should consider the fact that if North Shore does not complete the acquisition and related share issuances, North Shore will continue as a blank check company until the trust is liquidated and North Shore ceases to operate as a public blank check company.

Disadvantages.  The capitalization amendment proposal, in conjunction with the acquisition proposal, will result in a dilutive effect on North Shore’s current stockholders. North Shore’s current stockholders’ aggregate percentage ownership will decline as a result of the issuance of North Shore common stock in the acquisition. The number of shares issued in connection with the acquisition will increase the number of shares of common stock currently outstanding. This means that North Shore’s current stockholders will own a smaller interest in North Shore as a result of the additional share issuances.

The approval of the capitalization amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of North Shore common stock on the record date.

THE NORTH SHORE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NORTH SHORE’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CAPITALIZATION AMENDMENT PROPOSAL.

THE CHARTER AMENDMENT PROPOSAL

Article Sixth of North Shore’s amended and restated certificate of incorporation presently provides that its corporate existence will terminate on January 31, 2010. In order to continue in existence beyond that date, which will be required if the acquisition is consummated, that provision must be amended. The board of directors recommends that the amendment make North Shore’s corporate existence perpetual, which is the most usual term of existence for business corporations.

Also, pursuant to the Purchase Agreement, upon consummation of the acquisition, North Shore is obligated to remove from its amended and restated certificate of incorporation those provisions that will no longer be applicable after the consummation of the acquisition. These provisions are the preamble and sections A through D, inclusive, of Article Seventh. In that connection, the present section E of Article Seventh would be redesignated as Article Seventh. The terms of the preamble apply only until such time as the first to occur of North Shore’s consummation of a business combination or the “Termination Date” (January 31, 2010). Paragraph A requires that the business combination be submitted to North Shore’s stockholders for approval under the Delaware General Corporation Law and is authorized by the vote of a majority of the Public Shares, provided that the business combination shall not be consummated if the holders of 40% or more of the Public Shares vote against the acquisition and exercise their conversion rights. Paragraph B specifies the procedures for exercising conversion rights and how the conversion price is calculated. Paragraph C provides that, if a business combination is not consummated by the Termination Date (January 31, 2010), only the holders of the Public Shares will be entitled to receive liquidating distributions. Paragraph D provides that holders of Public Shares are entitled to receive distributions from North Shore’s trust account established in connection with its initial public offering only in the event of North Shore’s liquidation or by demanding conversion in accordance with paragraph B.

In the judgment of North Shore’s board of directors, this amendment is desirable as the provisions proposed to be deleted relate to the operation of North Shore as a blank check company prior to the consummation of a business combination and will not be applicable upon consummation of the acquisition.

If the acquisition proposal is not approved, the charter amendment will not be presented at the meeting.

The approval of the charter amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of North Shore common stock on the record date.

THE NORTH SHORE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE NORTH SHORE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

THE DIRECTOR ELECTION PROPOSAL

North Shore’s board of directors is divided into three classes, each of which serves for a term of three years, with only one class of directors being elected in each year. The nominees have been nominated as candidates for election as follows:

in the class to stand for reelection in 2010: Sang-Chul Kim;
in the class to stand for reelection in 2011: Tiger Y.W. Kim; and
in the class to stand for reelection in 2012: Hwi-Young Jung and Soo-Bum Kang.

The election of directors requires a plurality vote of the share of common stock present in person or represented by proxy and entitled to vote at the special meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

If the acquisition proposal is not approved, the director election proposal will not be submitted to the stockholders for a vote and North Shore’s current directors will continue in office until North Shore is liquidated.

At closing of the acquisition and assuming the election of the individuals set forth above, the board of directors and executive officers of North Shore will be as follows:

Name	Age	Position
Hwi-Young Jung	34	Chief Executive Officer and Director
Tiger Y.W. Kim	48	Chief Financial Officer and Director
Soo-Bum Kang	36	Director
Sang-Chul Kim	56	Director

Information about the Nominees

Hwi-Young Jung has been Chief Executive Officer and executive director since January 2006 of Sungdong Engineering & Machinery Manufacturing Co., Ltd., a manufacturer of industrial machineries including cranes for shipbuilding and decelerators. Mr. Jung has also been serving as executive director of Planning Department of SSME since January 2003. Mr. Jung served as Chief Executive Officer and executive director of Sungdong Kastech Co., Ltd. from March 2005 and at Sungdong Heavy Industries Co., Ltd. from June 2002, until the two companies were merged into SSME. Prior to that, he worked at Lee’s Tax & Accounting firm in 2000. Mr. Jung received a Bachelor of Science degree in Biology from Dongguk University.

Tiger Y.W. Kim has since July 2002 been one of the managing partners of Trident Investment Limited, a financial advisory and M&A specialty firm in Korea. From March 1999 until June 2002, Mr. Kim served as the president and Chief Executive Officer of Korea Corporate Restructuring Corporation, one of the first corporate restructuring companies incorporated and licensed under the Special Decree 13 of the Ministry of Trade & Industry of Korea. Prior to that, Mr. Kim served as managing director of Hannuri Salomon Investment & Securities Co., Ltd., a joint venture between Salomon Brothers and a Korean entrepreneur, from 1999 to 2002. Mr. Kim also served as executive director at Peregrine Capital Limited from 1995 to 1997. He served as the representative and director at Morgan Stanley and Salomon Brothers from 1992 to 1995 and from1989 to 1992, respectively. From 1982 to 1989, Mr. Kim served as the relationship manager and associate vice president at Citibank. Mr. Kim obtained a U.S Registered Representative License in 1989 from the National Association of Securities Dealers, Inc. (now known as the Financial Industry Regulatory Authority, Inc.), and became a Hong Kong Registered Banker in 1996. Mr. Kim graduated from Sogang Jesuit University with a Bachelor of Arts degree in Business Administration.

Soo-Bum Kang has since August 2000 served as director of the Planning and Coordination Division of Bumwoo Co., Ltd., a large-sized environmental waste treatment company specializing in toxic waste and liquid waste disposal. Mr. Kang has also been serving since January 2002 as director of the Planning and Coordination Division of Haesung Co., Ltd., a mid-sized fertilizer manufacturing company that specializes in oyster shell fertilizer and organic fertilizer. Since September 2008, Mr. Kang has been the Chief Executive Officer of Haejoo Co., Ltd., a mid-sized blasting company for shipbuilding. In 1999, Mr. Kang completed an internship at Salomon Smith Barney, Boston as a financial analyst in the Private Equity Department. Mr. Kang earned his Bachelors of Science degree in Management Information System from Clarkson University.

Sang-Chul Kim has served as North Shore’s chairman since August 2009. He has also served as the chairman and chief executive officer of Tremisis Acquisition Corp. II, a special purpose acquisition corporation, since March 2009. He has also served as the chief executive officer of Dawin Technology, Inc., an ASIC/SoC design and services company that has a strategic partnership with Samsung Electronics Co., Ltd., since May 2008. Mr. Kim has served as the chairman of the boards of directors of both SF Investment Co., Ltd., an investment company, and SoftForum Co., Ltd., a web and desktop security software company and systems producer, since June 2005. From June 2004 to May 2005, he was the chairman of the boards of directors of WIZIT Co., Ltd., a metering hardware, semiconductor and LCD components manufacturer, and DureCom Co., Ltd., a plastic molding/injection manufacturer, the latter of which merged with SoftForum Co., Ltd. in 2005. Mr. Kim served as the president and chief executive officer of Kumho Metertech, Inc., which he founded, from February 1997 to January 2004. In June 2008, Mr. Kim was elected as the vice chairman of the Korea CEO Association (KCEOA). Mr. Kim received his Bachelor of Arts degree in Political Science from Dankook University.

Director Independence

North Shore’s securities are not currently listed on a national securities exchange. Following the acquisition, North Shore may decide to have its securities listed on the NASDAQ Stock Market. NASDAQ listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Currently, only one of North Shore’s directors would be considered “independent” under that general definition.

Code of Ethics

In December 2007, the North Shore board of directors adopted a code of ethics that applies to its directors, officers and employees as well as those of its subsidiaries. Copies of the code of ethics are available free of charge upon request. Requests for copies of the code of ethics should be sent in writing to North Shore Acquisition Corp., 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, South Korea, 135-270.

Board Meeting Attendance

During the fiscal year ended December 31, 2008, there were three meetings of the North Shore board of directors. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he served during fiscal 2008.

Independent Auditors

The firm of Rothstein, Kass & Company, P.C. acts as North Shore’s principal accountant.

The firm of BDO Daejoo Accounting Corporation (“BDO Daejoo”) is SDI’s principal accountant. BDO Daejoo is a member firm of BDO International. SDI’s principal accountant prior to December 31, 2008 has been KPMG.

None of Rothstein, Kass & Company, P.C., BDO Daejoo or BDO Seidman, LLP (“BDO Seidman”) has waived its right to make claims against the funds in North Shore’s trust account for fees of any nature owed to them.

The following is a summary of fees paid to North Shore’s and SDI’s principal accountants for services rendered.

Audit Fees

North Shore

During the year ended December 31, 2008, North Shore paid its principal accountants $21,000 in connection with the review of its Quarterly Reports on Form 10-Q. The fee for the audit of the financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 was approximately $22,500. The aggregate of such fees is $43,500.

During the year ended December 31, 2007, North Shore paid its principal accountant $50,000 for the services they performed in connection with its Registration Statement on Form S-1 related to its initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2007, and $5,000 in connection with the review of its Quarterly Report on Form 10-QSB. The fee for the audit of the financial statements included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 was approximately $20,000. The aggregate of such fees is $75,000.

SDI

During the years ended December 31, 2008 and 2007, SDI paid its principal accountants KRW35,000,000 ($29,167, using an exchange rate of $1:KRW1,200) and KRW20,000,000 ($16,667, using an exchange rate of $1:KRW1,200), respectively.

Audit-Related Fees

North Shore

During 2008 and 2007, North Shore’s principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

SDI

During 2008 and 2007, SDI’s principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

Tax Fees

North Shore

During 2008 and 2007, North Shore’s principal accountant did not render services for tax compliance, tax advice and tax planning.

SDI

During 2008 and 2007, SDI paid its principal accountants KRW5,325,084 and KRW4,130,000, respectively, for tax compliance, tax advice and tax planning.

All Other Fees

North Shore

During 2008 and 2007, there were no fees billed for products and services provided by the principal accountant other than those set forth above.

SDI

During 2008 and 2007, there were no fees billed for products and services provided by the principal accountant other than those set forth above.

Audit Committee Approval

As North Shore does not have an audit committee, the audit committee did not pre-approve any accounting-related or tax services. However, North Shore’s board of directors has approved the services described above.

Audit Committee Information

North Shore does not currently have, nor is it required to have, a standing audit committee and, accordingly, the board of directors performs the functions that an audit committee would ordinarily perform. The board of directors determined that, as of December 31, 2008, its members do not include a person who is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. North Shore has determined that due to its inadequate financial resources at this time, it is not in a position to hire such an expert. The board of directors has determined that one of its members are able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication. As such, the board of directors believes that such member has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Nominations to the Board of Directors

There have been no material changes to the procedures by which security holders may recommend nominees to North Shore’s board of directors.

THE STOCKHOLDER ADJOURNMENT PROPOSAL

The stockholder adjournment proposal, if adopted, will allow North Shore’s board of directors to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In no event will North Shore adjourn the special meeting or consummate the acquisition beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the stockholder adjournment proposal is to provide more time for North Shore, the North Shore Founders, SDI and/or their respective affiliates to make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the acquisition proposal and to meet the requirement that the holders of 10% or fewer of the Public Shares vote against the acquisition proposal and demand that their Public Shares be converted into cash. See the section entitled “The Acquisition Proposal — Interests of North Shore’s Directors and Officers and Others in the Acquisition.”

In addition to an adjournment of the stockholder special meeting upon approval of a stockholder adjournment proposal, the board of directors of North Shore is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, North Shore will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Stockholder Adjournment Proposal is Not Approved

If the stockholder adjournment proposal is not approved by the stockholders, North Shore’s board of directors may not be able to adjourn the stockholder special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition (because the acquisition proposal is not approved or because the holders of 40% or more of the Public Shares vote against the acquisition proposal and demand conversion of their Public Shares into cash). In such event, the acquisition would not be completed and it would be required to liquidate.

Required Vote

Adoption of the stockholder adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of North Shore’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the stockholder adjournment proposal is not conditioned upon the adoption of any of the other proposals.

NORTH SHORE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NORTH SHORE’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCKHOLDER ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO NORTH SHORE

Business of North Shore

North Shore Acquisition Corp. is a blank check company organized under the laws of the State of Delaware on June 26, 2007. North Shore was formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Prior to executing the Purchase Agreement with SDI, HY Jung and Pledgor, North Shore’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

On December 7, 2007, North Shore consummated its initial public offering of 6,300,000 units with each unit consisting of one share of common stock and one warrant, each to purchase one share of common stock at an exercise price of $5.00 per share. Simultaneously with the consummation of the IPO, North Shore consummated the private sale of 1,600,000 Founders’ Warrants at a price of $1.00 per Founder Warrant, generating total proceeds of $1,600,000. On January 24, 2008, North Shore consummated the closing of an additional 53,000 units which were subject to the over-allotment option. The units from the IPO (including the over-allotment option) were sold at an offering price of $8.00 per unit, generating total gross proceeds of $50,824,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to North Shore from the offering (including the over-allotment option and the private sale of the Founders’ Warrants) were $49,883,546, of which $49,693,160 was deposited into the trust account and the remaining proceeds of $190,386 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. In addition, there can be released to North Shore for use of working capital of up to $1,000,000 of interest earned on the trust account, as well as any amounts necessary to pay its tax obligations. Through December 31, 2008, North Shore has used all of the net proceeds that were not deposited into the trust fund to pay general and administrative expenses, and has drawn interest income in the amount of $423,546 and $326,454 for its tax obligations and working capital, respectively. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of , 2009, there was $49,701,240 held in the trust account.

If the acquisition is consummated, North Shore intends to use the funds held in the trust account to pay transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, reimbursement of expenses of the North Shore Founders and to make purchases of Public Shares, if any. The balance will be used to pay stockholders who properly exercise their conversion rights and to pay the cash consideration for the shares of SDI preferred stock.

If North Shore is unable to complete the acquisition or another business combination by January 31, 2010, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will liquidate and promptly distribute to its public stockholders the amount in its trust account plus any remaining non-trust account funds after payment of its liabilities.

The holders of Public Shares will be entitled to receive funds from the trust account only in the event of North Shore’s liquidation or if they seek to convert their shares into cash and the acquisition is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Fair Market Value of Target Business

Pursuant to the underwriting agreement for North Shore’s IPO, the initial target business that North Shore acquires must have a fair market value equal to at least 80% of the balance in the trust account at the time of such acquisition. North Shore’s board of directors determined that this test was met in connection with its proposed acquisition of SDI and such conclusion was based on at least a 50% plus one share interest in SDI having a fair market value equal to at least 80% of North Shore’s net assets.

Stockholder Approval of Business Combination

North Shore will proceed with the acquisition only if (i) the holders of a majority of the Public Shares present (in person or represented by proxy) and voted at the special meeting of stockholders approve the acquisition, (ii) the holders of 10% or fewer of the Public Shares vote against the acquisition and properly demand that their Public Shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the acquisition, (iii) the holders of a majority of North Shore’s common stock outstanding on the record date vote in favor of the capitalization amendment proposal and the charter amendment proposal and the subsequent filing of North Shore’s second amended and restated certificate of incorporation, and (iv) the holders of a majority of North Shore’s warrants outstanding on the record date approve the warrant amendment proposal. The North Shore Founders have agreed to vote the Founders’ Shares on the acquisition proposal in accordance with the vote of holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the special meeting. If the holders of more than 10% of the Public Shares vote against the acquisition proposal and properly demand that North Shore convert their Public Shares into their pro rata share of the trust account, North Shore will not consummate the acquisition unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the Public Shares to exercise their conversion rights. In no event will North Shore consummate the acquisition if the holders of 40% or more of the Public Shares vote against the acquisition proposal and properly demand that North Shore convert their Public Shares into their pro rata share of the trust account. If the acquisition is not consummated, North Shore will be forced to liquidate.

Liquidation if No Business Combination

North Shore’s amended and restated certificate of incorporation provides for the automatic termination of North Shore’s corporate existence and mandatory liquidation of North Shore if it does not consummate a business combination by January 31, 2010. The amended and restated certificate of incorporation provides that if North Shore has not completed a business combination by such date, its corporate existence will cease except for the purposes of winding up its affairs liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if North Shore’s board of directors and stockholders had formally voted to approve North Shore’s dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting North Shore’s corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required North Shore’s board of directors and stockholders to formally vote to approve its dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with its liquidation, North Shore will distribute to the holders of its Public Shares, in proportion to their respective amounts of Public Shares, an aggregate sum equal to the amount in the trust account, inclusive of any interest thereon, plus remaining net assets (subject to North Shore’s obligations under Delaware law to provide for claims of creditors as described below). The North Shore Founders have waived their rights to participate in any liquidation distribution with respect to their Founders’ Shares. As a consequence of such waivers, a liquidating distribution will be made only with respect to the Public Shares. There will be no distribution from the trust account with respect to North Shore’s warrants, which will expire worthless.

The per-share liquidation price for the Public Shares as of , 2009, the record date for North Shore’s special meeting, is approximately $    . The proceeds deposited in the trust account could, however, become subject to the claims of North Shore’s creditors (which could be prior to the claims of the holders of the Public Shares and could include vendors and service providers North Shore has engaged to assist it in connection with its search for a target business and that are owed money by it, as well as target businesses themselves) and there is no assurance that the actual per-share liquidation price will not be less than $7.82, due to those claims. If North Shore liquidates prior to the consummation of a business combination, Mr. Sang-Chul Kim has agreed that he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by North Shore for services rendered or contracted for or products sold to North Shore in excess of the net proceeds of North Shore’s IPO not held in the trust account. There is no assurance that Mr. Kim would be able to satisfy his obligations. Accordingly, North Shore cannot assure you that the per-share distribution from the trust account, if North Shore liquidates, will not be less than $7.82, plus interest, due to claims of creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is North Shore’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after January 31, 2010 and, therefore, North Shore does not intend to comply with those procedures. As such, North Shore’s stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of North Shore’s stockholders may extend well beyond the third anniversary of such date. Because North Shore will not be complying with Section 280, Section 281(b) of the DGCL requires North Shore to adopt a plan that will provide for payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, North Shore would be required to provide for any claims of creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to it distributing the funds in the trust account to its public stockholders. North Shore cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made. As a result, liquidation distributions could take 60 days or more to be completed.

Because North Shore is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from potential target businesses, many of whom have given North Shore agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or North Shore’s vendors (such as accountants, lawyers, investment bankers, etc.). As a result, the claims that could be made against North Shore are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Nevertheless, such waiver agreements may not be enforceable. Accordingly, North Shore cannot assure you that third parties will not seek to recover from North Shore’s stockholders amounts owed to them by North Shore.

If there are no funds remaining to pay the costs associated with the implementation and completion of the liquidation and distribution, Mr. Kim has agreed to advance North Shore the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

If North Shore is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in North Shore’s bankruptcy estate and subject to the claims of third parties with priority over the claims of North Shore’s stockholders. Also, in any such case, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by North Shore’s stockholders. Furthermore, because, in the event of a liquidation, North Shore intends to distribute the proceeds held in the trust account to its public stockholders promptly after January 31, 2010, this may be viewed or interpreted as giving preference to North Shore’s public stockholders over any potential creditors with respect to access to or distributions from North Shore’s assets. In addition, North Shore’s board may be viewed as having breached their fiduciary duties to North Shore’s creditors and/or may have acted in bad faith, and thereby exposing the board and North Shore to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the DGCL with respect to North Shore’s liquidation. North Shore cannot assure you that claims will not be brought against it for these reasons. To the extent any bankruptcy or other claims deplete the trust account, North Shore cannot assure you it will be able to return to its public stockholders at least $7.82 per share.

Facilities

North Shore maintains its executive offices at 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, South Korea 135-270. An affiliate is providing such space, together with such other space as it may need from time to time, to North Shore at no cost. North Shore considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Employees

North Shore does not currently have any full time employees. North Shore has two executive officers. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to North Shore’s affairs. North Shore does not intend to have any full time employees prior to the consummation of the acquisition.

Directors and Executive Officers

North Shore’s current directors and executive officers are as follows:

Name	Age	Position
Sang-Chul Kim	56	Chairman of the Board of Directors
Byong-Yub Ahn	64	Chief Executive Officer, President and Director
Yo Shin Song	53	Chief Financial Officer and Director
Marc H. Klee	54	Director

Sang-Chul Kim has served as North Shore’s chairman since August 2009. He has also served as the chairman and chief executive officer of Tremisis Acquisition Corp. II, a special purpose acquisition corporation, since March 2009. He has also served as the chief executive officer of Dawin Technology, Inc., an ASIC/SoC design and services company that has a strategic partnership with Samsung Electronics Co., Ltd., since May 2008. Mr. Kim has served as the chairman of the boards of directors of both SF Investment Co., Ltd., an investment company, and SoftForum Co., Ltd., a web and desktop security software company and systems producer, since June 2005. From June 2004 to May 2005, he was the chairman of the boards of directors of WIZIT Co., Ltd., a metering hardware, semiconductor and LCD components manufacturer, and DureCom Co., Ltd., a plastic molding/injection manufacturer, the latter of which merged with SoftForum Co., Ltd. in 2005. Mr. Kim served as the president and chief executive officer of Kumho Metertech, Inc., which he founded, from February 1997 to January 2004. In June 2008, Mr. Kim was elected as the vice chairman of the Korea CEO Association (KCEOA). Mr. Kim received his Bachelor of Arts degree in Political Science from Dankook University.

Marc H. Klee has served as a member of North Shore’s board of directors since inception. From inception to August 2009, Mr. Klee served as North Shore’s president, chief financial officer and secretary. Mr. Klee was the vice president of American Fund Advisors from January 1981 until May 1984, its senior vice president from May 1984 until March 2000 and has been its executive vice president since March 2000. He has also been a director of American Fund Advisors since May 1984. From November 2004 until February 2007, Mr. Klee was the president, chief financial officer, secretary and a member of the board of directors of Ardent Acquisition Corporation. Mr. Klee was the vice president of the John Hancock Technology Series, Inc. from May 1981 until May 1987 and was co-portfolio manager of the John Hancock Technology Fund from January 1983 to March 2005. Since September 1999, Mr. Klee has been secretary and a director of BlueStone AFA Management, LLC and since January 2000, has been a director of the AFA Private Equity Fund 1. Mr. Klee was also the president of the New Jersey Cardinals from February 1990 until April 2006 and vice president of the Norwich Navigators from March 1991 until April 2005. Mr. Klee received his Bachelor of Arts degree from the State University of New York at Stony Brook (Phi Beta Kappa) and his Master of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. Mr. Klee is a chartered financial analyst.

Byong-Yub Ahn has been North Shore’s chief executive officer, president and a member of its board of directors since August 2009. Mr. Ahn has served as the chairman of the board of directors of Capital Express Co., Ltd., a private investment, financial advisory and consulting firm, since May 2009. Mr. Ahn has also served as a distinguished professor at the Information and Communications University in Daejon, Korea since March 2008. From March 2008, Mr. Ahn has served as chairman of board of directors of Aju News Corporation, the publisher of an economic newspaper in Korea. From May 2004 to November 2006, he was elected as a congressman to the 17th National Assembly representing the district of Hwasung City, Gyeonggi, Korea. From February 2000 to March 2001, Mr. Ahn served as the Minister of Information and Communication for the Republic of Korea. Prior to that he had served as the Vice Minister of Information and Communication from May 1998 to February 2000 and as Executive Director from July 1996 to May 1998. He passed the Higher Civil Service Examination on Government Administration in 1972, which is a mandatory license to join the Korean government. Mr. Ahn received a Master of Arts degree in Economics from Hitotsubashi University, Japan and graduated from Korea University with a Bachelor of Arts degree in Political Science and International Relations.

Yo Shin Song has been North Shore’s chief financial officer and a member of its board of directors since August 2009. Previously, Mr. Song served as a senior partner at SCL Partners, a bio-venture fund management and investment company from February 2009 to July 2009. Mr. Song has also served as the head of the Investment Department of Capital Express Co., Ltd., a private investment, financial advisory and consulting firm, since July 2009. From April 2007 to December 2008, he was a senior executive managing director and head of the overseas business office for the Hite Jinro Group, Korea’s largest alcoholic beverage company. From September 2005 to March 2007, he was an executive managing director for the Kolon Group, a Korean business conglomerate. From June 2001 to August 2005, he served as chief executive officer and president at O-One, Inc. where he built a license contract on “Book Builder,” an online placement module of corporate fixed income, with banking institutions. In August 1996, Mr. Song joined Kolon Group as head of the finance team and was named an executive managing director in May 2001 responsible for investor relations, business development and corporate restructuring. During the period from April 1992 to July 1996, he worked for the Ssangyong Group, a Korean business conglomerate, in various sectors including Economic Research Institute, Investment and Securities and Oil Refinery. Mr. Song obtained his Ph.D. in Business from Indiana University and a Master of Business Administration degree in Finance from Michigan State University. In Korea, he graduated from Seoul National University with a Bachelor of Arts degree in Business.

North Shore’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Marc H. Klee, will expire at the first annual meeting of stockholders. The term of office of the second class of directors, consisting of Yo Shin Song, will expire at the second annual meeting. The term of the third class of directors, consisting of Sang-Chul Kim and Byong-Yub Ahn, will expire at the third annual meeting.

Director and Executive Compensation

No North Shore executive officer has received any cash compensation for services rendered to it. No compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of North Shore’s directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of its initial business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on North Shore’s behalf.

Since its formation, North Shore not granted any stock options or stock appreciation rights or any awards under long-term incentive plans.

Periodic Reporting and Audited Financial Statements

North Shore has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, North Shore’s annual reports contain financial statements audited and reported on by North Shore’s independent accountants. North Shore has filed with the SEC its Annual Reports on Form 10-K covering the fiscal years ended December 31, 2008 and 2007 and its Quarterly Reports on Form 10-Q covering the quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009, June 30, 2009 and September 30, 2009.

Legal Proceedings

There are no legal proceedings pending against North Shore.

North Shore’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with North Shore’s financial statements and related notes thereto included elsewhere in this proxy statement.

Overview

North Shore was formed on June 26, 2007, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business.

As indicated in the accompanying financial statements, at September 30, 2009, North Shore had $49,706,866 in cash and cash equivalents held in the trust account. Further, North Shore has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. North Shore cannot assure you that its plan to consummate a business combination will be successful. North Shore must complete a business combination with a fair market value of at least 80% of North Shore’s net assets at the time of acquisition by January 31, 2010.

Results of Operations

For the three months ended September 30, 2009, North Shore had a net loss of $381,340 derived from interest income of $26,461 offset by $407,801 for expenses and taxes.

For the three months ended September 30, 2008, North Shore had a net income of $56,960 derived from interest income of $199,337 offset by $142,377 for expenses and taxes.

For the nine months ended September 30, 2009, North Shore had a net loss of $610,792 derived from interest income of $128,374 offset by $739,166 for expenses and taxes.

For the nine months ended September 30, 2008, North Shore had a net income of $243,017 derived from interest income of $733,161 offset by $490,144 for expenses and taxes.

For the period from June 26, 2007 (inception) to September 30, 2009, North Shore had a net loss of $491,838 derived from interest income of $1,025,774 offset by $1,517,612 for expenses and taxes.

For the fiscal year ended December 31, 2008, North Shore had net income of $94,088 derived from interest income of $768,505, offset by $383,146 of general, selling and administrative expenses and $291,271 of provisions for income tax. Included in the expenses were professional fees, due diligence expenditures related to investigating potential business combination partners and a monthly fee for general and administrative services provided to North Shore.

For the period from June 26, 2007 (inception) to December 31, 2007, North Shore had net income of $24,866 derived from interest income of $128,895, offset by $67,029 for travel and other expenses.

Liquidity and Capital Resources

North Shore consummated its initial public offering on December 7, 2007. Gross proceeds from North Shore’s IPO (including from its private placement of warrants and exercise of the underwriters’ over-allotment option) were $50,824,000. North Shore paid a total of $2,525,614 in underwriting discounts and commissions (after deferring $1,524,720) and for costs and expenses related to the offering. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to North Shore from the offering (including the over-allotment option and the private sale) were $49,883,546, of which $49,693,160 was deposited into the trust account and the remaining proceeds of $190,386 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The remaining proceeds are available to be used by North Shore to provide for business, legal and accounting due diligence on prospective acquisitions, tax payments and continuing general and administrative expenses. There also may be released to North Shore from the trust account interest earned on the funds in the trust account up to an aggregate of $1,000,000 to fund its working capital requirements as well as any amounts North Shore may need to pay its tax obligations.

At September 30, 2009, North Shore had earned $1,018,577 of interest on the trust account since inception, which is included in the cash held in the trust account less $1,900,699 that has been used for federal and state tax payments and working capital.

North Shore intends to use substantially all of the net proceeds of the IPO to effect a business combination. To the extent that North Shore’s capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business. North Shore believes it will have sufficient available funds outside of the trust fund to operate through January 31, 2010, assuming that a business combination is not consummated during that time.

North Shore expects its primary liquidity requirements during this period to include approximately $200,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $500,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; $150,000 for legal and accounting fees relating to North Shore’s SEC reporting obligations; and approximately $500,000 for general working capital that will be used for miscellaneous expenses and reserves. North Shore does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, North Shore may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to it. North Shore would only consummate such a financing simultaneously with the consummation of a business combination.

In addition, from November 30, 2007 to August 17, 2009, North Shore incurred a fee from American Fund Advisors, an affiliate of Barry J. Gordon, Marc H. Klee and Alan J. Loewenstein, a monthly fee of $8,000 for general and administrative services. Additionally, Barry J. Gordon and Arthur H. Goldberg, former directors of North Shore, advanced an aggregate of $100,000 to North Shore, on a non-interest bearing basis, for payment of offering expenses on its behalf. This loan was repaid following North Shore’s IPO from the proceeds of the offering.

On August 17, 2009, North Shore entered into the Investment Agreement with the North Shore Founders and Mr. Sang-Chul Kim. In connection with the transactions contemplated by the Investment Agreement, Mr. Kim became Chairman of North Shore, a position that he continues to hold. Pursuant to the Investment Agreement, among other things, the North Shore Founders have the option to sell to Mr. Kim, and Mr. Kim has the option to purchase from the North Shore Founders, the 1,600,000 Founders’ Warrants upon the earliest of (i) North Shore’s consummation of a business combination, (ii) the liquidation of North Shore’s trust account and (iii) December 31, 2009. The purchase price for the Founders’ Warrants is $1,000,000. The North Shore Founders originally paid $1,600,000 for the Founders’ Warrants, which they acquired concurrently with the closing of the IPO. Mr. Kim will exercise the option concurrently with the closing of the acquisition. Mr. Kim has agreed to transfer 35% of such Founders’ Warrants to Broadband as part of its fees for financial advisory services.

Pursuant to the Investment Agreement and as part of the same transaction, the North Shore Founders also agreed to transfer an aggregate of 1,488,250 of the Founders’ Shares to Mr. Kim, for no additional consideration, upon consummation of a business combination. The North Shore Founders will continue to hold an aggregate of 100,000 Founders’ Shares following the transfer. If transferred, such shares will remain in escrow until one year after consummation of such business combination in accordance with the terms of the escrow agreement that was entered into by the North Shore Founders in connection with North Shore’s IPO.

As a result of the above transactions, there are no accounting implications.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of SDI will own the largest portion of the voting rights in the combined entity, the stockholders of SDI will have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and SDI’s senior management will dominate the management of the combined entity immediately following the completion of the transaction in accordance with the provisions of SFAS 141R. Accordingly, SDI will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of SDI. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of SDI and are recorded at the historical cost basis of SDI. North Shore’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SDI after consummation of the acquisition.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS 141R. SFAS 141R retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141R is effective for fiscal years beginning after December 15, 2008. In the event that North Shore complete acquisitions subsequent to North Shore’s adoption of SFAS 141R, the application of its provisions will likely have a material impact on North Shore’s results of operations, although North Shore is not currently able to estimate that impact.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires that once a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. North Shore does not expect the adoption of SFAS 160 to have a material impact on North Shore’s financial condition or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”) to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which will require North Shore to adopt these provisions beginning in fiscal 2009 and thereafter. North Shore does not expect the adoption of SFAS 161 to have a material impact on its financial condition or results of operations.

In June 2008, the FASB issued FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which classifies unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) as participating securities and requires them to be included in the computation of earnings per share pursuant to the two-class method described in SFAS No. 128, “Earnings per share” (“SFAS 128”). This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period earnings per share data presented are to be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data). North Shore does not expect the adoption of the adoption of this Staff Position to have a material impact on its financial condition or results of operations.

North Shore does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

Options and warrants issued in conjunction with North Shore’s IPO are equity linked derivatives and accordingly represent off-balance sheet arrangements. The options and warrants meet the scope exception in paragraph 11(a) of SFAS 133 and are accordingly not accounted for as derivatives for purposes of SFAS 133, but instead are accounted for as equity. See Note 2 to the financial statements for more information.

BUSINESS OF SUNGDONG INDUSTRIES CO., LTD.

Overview

Sungdong Industries Co., Ltd. is primarily engaged in the manufacture of welding machinery used in the shipbuilding industry and the production of conventional shipbuilding equipment such as floating docks, deck houses and mega-blocks. SDI currently operates in two separate locations, a plant in Busan and a shipyard in Masan, both of which are located in the Republic of Korea. Since the acquisition of the Masan Yard from Hanjin Heavy Industries, SDI has converted the yard into a manufacturing base for specialty vessels such as coast guard patrol ships, high-speed ferries, mid-sized LPG carriers and offshore support vessels.

SDI is also the parent company of the Sungdong Group of companies, which is comprised of wholly-owned subsidiaries Sungdong Engineering & Machinery Manufacturing Co. Ltd. and Sungdong Industries (YANTAI) Co., Ltd., and various affiliates in which SDI holds a minority interest, including Sungdong Steel Co. Ltd. and Sungdong Shipbuilding & Marine Engineering Co., Ltd., which is a shipbuilding company that ranks in the top 10 shipyards in the world in terms of order book size and capacity.

In addition to shipbuilding equipment manufacture, SDI also performs ship repair services. The objective of SDI’s ship repair service is not only to generate additional revenue, but also to optimize yard utilization and gain access to the technology of high value added ships.

Corporate History of SDI

SDI was established in 1991 by founder Hong Jun Jung to manufacture and supply welding machines to large South Korean shipbuilders. Soon after its establishment, SDI became the principal supplier of such welding machinery to Hyundai Heavy Industries, and in 1992 to Samsung Heavy Industries and Daewoo Shipbuilding & Marine Engineering, the three of which are known as the “Big 3” shipbuilders in the world. SDI’s initial production facility was located in Busan, referred to herein as the Busan Plant, where SDI has focused primarily on the production of various types of welding machines and related equipment.

In December 2007, SDI acquired a production yard in Masan, South Korea, referred to herein as the Masan Yard. The Masan Yard was established in 1972 as a joint venture between Tacoma USA and a South Korean counterpart under the name “Korea Tacoma.” The Masan Yard initially produced hovercrafts and catamaran-type jet foils. In 1991, Korea Tacoma was acquired by Hanjin Heavy Industries Co., Ltd. (“Hanjin Heavy Industries”), a transportation group operating a national airline carrier, Korean Air. Under the control of Hanjin Group, the Masan Yard began manufacturing commercial vessels and operating a ship repair business. SDI anticipates that it will produce and supply various types of specialty vessels at the Masan Yard in the future. Since the acquisition of the Masan Yard from Hanjin Heavy Industries, SDI has converted it into a manufacturing base for specialty vessels such as coast guard patrol ships, high-speed ferries, mid-sized LPG carriers and offshore support vessels, which SDI expects will have higher margins compared to other commercial vessels such as bulk carriers, tankers, container ships and other similar vessels. SDI believes that this will be the case because the gross and EBITDA margins of specialty vessel building public companies have been higher than those margins of builders of commercial vessels.

Industry Background

Shipbuilding Equipment and General Shipbuilding Industry

The conventional shipbuilding equipment sector has a high correlation with the general shipbuilding industry, and for purposes of the discussion below, will be assumed to follow the same trends.

Since 2003 and until the recent market downturn in the second half of 2008, the global shipbuilding industry had seen an exceptional period of growth, driven by several factors but most notably by:

•	the steady rise of international seaborne trade on the back of stable economic growth in developed countries, combined with accelerated growth from emerging nations, especially China;
•	the strong replacement demand given a substantial portion of obsolete fleet in operation, mostly purchased during the shipping boom of the 1970s;

•	a change in regulation which requires all ships flagged under countries (136 countries as of December 2005) that are signatories to MARPOL (International Convention for the Prevention of Pollution From Ships) to replace single hull vessels with double hull vessels (mostly impacting demand for tankers) regardless of where they sail; and
•	the increased demand for larger and more fuel efficient ships in light of rising oil prices.

World Real GDP Growth, World Trade Growth and
World Seaborne Trade Volume Growth, 1996 – 2008

Year-Over- Year Growth	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Real GDP	3.0%	3.5%	2.2%	3.0%	3.9%	1.5%	1.9%	2.7%	4.0%	3.5%	4.0%	3.8%	1.9%
World Trade	6.4%	10.6%	3.0%	5.9%	13.3%	(0.4%)	3.7%	6.3%	10.8%	7.5%	9.1%	7.0%	3.3%
Seaborne Trade	5.0%	6.1%	0.6%	2.9%	6.3%	1.9%	3.1%	5.4%	6.4%	4.4%	5.1%	3.9%	3.2%

Source: Economist Intelligence Unit, Clarkson Research Services

According to Clarkson Research Services, the global order book for new ship buildings increased more than fourfold from 2002 to 2008, reaching 194 million CGT at the end of 2008, up from 46 million CGT in 2002, representing a compound annual growth of 27%. A total of US$750 billion was spent on new ships during this period, more than the cumulative total for the previous 23 years. As of May 2009, the global order book still stood at a high 176.2 million CGT, representing US$506.9 billion worth of orders, exceeding the annual construction capacity of the industry.

Global order book and delivery

Year	Orderbook	Delivery
1996	33	16
1997	37	16
1998	36	17
1999	37	18
2000	45	19
2001	45	18
2002	46	20
2003	66	22
2004	87	24
2005	105	27
2006	137	32
2007	192	35
2008	194	42
May 31, 2009	176	16
2009		65
2010		62
2011		47
2012		15
Total	1236	511

This unprecedented surge in new vessel orders was accompanied by rising vessel prices, resulting from both increasing input costs and a supply-demand imbalance largely in favor of shipbuilders.

However, the market boom came to an end in the second half of 2008 as the financial crisis evolved into a global economic downturn and dealt a serious blow to seaborne trade. This resulted in a significant slowdown in new orders and triggered a drop in vessel prices, while putting several ship operators at risk and creating increasing delay, cancellation and order modification risks for shipbuilders.

Going forward, the industry is expected to face several new challenges. While global seaborne trade should gradually recover with the economic recovery, it will take some time for the market to absorb the current excess capacity. Asset traders, who had played a role in the increased number of new orders, are no longer active in the newbuilding market. At the same time, strong ship owners with access to secured cargo are taking the opportunity of the current downturn to strengthen their fleet further at market prices below the records hit in the past years.

As a result, new order growth at the industry level is not expected to reach the high double-digit growth experienced at the height of the previous industry cycle in the near future and is expected to cause significant changes to the industry competitive landscape. Undeveloped shipyards and newly established shipyards, the number of which increased strongly in previous years, are expected to be under pressure as ship owners turn towards larger and more reliable shipbuilders.

South Korea’s Shipbuilding Industry

Currently, seven South Korean shipbuilders rank within the top 10 of all shipbuilders globally in terms of order book. The major competitors of South Korea’s shipbuilders are shipbuilders from China, Japan and Europe.

Chinese market share has increased significantly in recent years driven by a massive domestic demand, low labor cost and strong government support, and has been supported by rapidly increasing capacity. However, most Chinese shipbuilders currently produce low-cost and low value-added vessels and we believe they currently lack the advanced technology or shipbuilding know-how to overtake South Korean shipbuilders in the near future, especially given increasing demand for superior quality and high value added vessels from ship owners.

Japanese shipbuilders are gradually losing their comparative advantage in technology, while their labor costs remain much higher than South Korean and Chinese peers. Since losing its market leadership to South Korea in 2004, Japan’s position has further deteriorated.

European shipbuilders suffer from a high cost basis and rely on government subsidies to compete. Traditional shipbuilding countries in Europe are reducing their capacity and moving into other areas such as specialist marine equipment. European shipbuilders no longer hold a meaningful position in the world market, and the entire share of the world market share of European shipbuilders is only one tenth of those of the South Korean shipbuilders.

As of May 2009, South Korea had a global market share of 34.5% in terms of the global order book, expressed in CGT, followed in order by China, Japan and Europe. South Korea’s market share expressed in terms of U.S. dollars is even higher at 37.7% with US$191 billion worth of orders, reflecting an order book with heavy emphasis on larger and more complex vessels.

South Korean shipbuilders’ market position is built upon the following competitive strengths:

•	Construction know-how and quality arising from long-standing experience;
•	Cost advantage over Japanese and European competitors;
•	Higher productivity and efficiency advantage over Chinese competitors;
•	Economies of scale, especially for the larger South Korean shipbuilders;
•	Superior shipbuilding technology (on-land systems, mega/giga/terra blocks) and information technology (digital shipbuilding, dynamic positioning system, e-navigation);
•	Excellent track record of on-time delivery and high quality; and
•	High customer satisfaction.

Currently, the focus of South Korea’s shipbuilders is on the tanker and large size containership segments, as evidenced by the over 50% market share of South Korean shipbuilders in both segments. The table below summarizes the market share of South Korean shipbuilders in terms of order book by vessel types.

Order book by vessel types of South Korea

	South Korea	World	South Korea Market Share
Tankers	77	151	51%
VLCC	32	66	49%
Suezmax	15	24	62%
Aframax	11	23	48%
Panamax	4	7	51%
Handy	15	31	49%
Bulkers	59	293	20%
Capesize	39	152	25%
Panamax	8	60	13%
Handymax	5	52	10%
Handysize	7	29	26%
Containers	41	66	62%
> 3,000TEU	40	58	70%
< 3,000TEU	1	8	11%
Others	16	38	42%
Total	193	547	35%

Source: World Shipyard Monitor Volume 16, No. 6, June 2009 — Clarkson Research Services, expressed in number of vessels

South Korean shipyards are clustered along the southeastern coast of the ROK, notably in Geoje, Tongyeong and Jinhae, where it is relatively easier to procure raw materials from major nearby suppliers, to hire an experienced labor force and to access other regions by existing transportation routes. In addition, favorable warm weather allows outdoor work even in the winter, resulting in more working days and higher capacity utilization. Finally, the yards in these regions of South Korea benefit from low tides and deep water depths.

The South Korean government had not subsidized its domestic shipbuilders in the recent past, given the market boom and South Korean shipbuilders’ market dominance. However, the economic crisis has led the government to take active measures to support the industry. One of the most notable measures is the decision to increase the pre-shipment loan backed by the Korea Export Insurance Corporation and the Export-Import Bank of Korea from the previous level of KRW4.7 trillion to KRW9.5 trillion.

Offshore Support Vessels

Offshore support vessels (“OSVs”), are vessels used in deep see drilling operations and include such subcategories as anchor handling tug supply vessels (“AHTSs”), and platform supply vessels (“PSVs”). OSVs are becoming larger, more specialized and technically sophisticated as a result of the rising demand for more complex deepwater field developments. The primary manufacturers of OSVs are located in China, India and the United States. Demand for OSVs continues to grow along with the shift from land and costal drilling to deep sea and arctic drilling. The OSV market has not historically been cultivated by South Korean shipbuilders. The table below sets forth the largest OSV manufacturers in the world and their orderbook for OSVs as of August 2009. In 2009, 21 new orders of OSVs have been placed to date by current OSV manufacturers.

Builder	Country	Number of Vessels	Total DWT
Dayang S.B.	China	63	92,117
North American	U.S.	19	91,444
ABG Shipyard	India	32	65,632
Bharati S.Y.	India	23	63,900
Fujian Mawei	China	15	54,800
Keihin Shipyard	Japan	16	52,760

SDI’s Operations

SDI’s operations take place in two locations, the Busan Plant and the Masan Yard.

The Busan Plant

The Busan Plant is a production base focused on the manufacture of welding machines and related products. SDI’s main product lines at the Busan Plant are automatic welders, semi-automatic welders, manual welders and mini carriages. Despite the recent downturn in the global shipbuilding industry, demand for welding machines has shown resilience. In particular, demand for automatic welding machines has held steady, reflecting the continued automation by shipbuilders seeking productivity enhancement. SDI expects that demand for automatic welders will remain steady in the coming years, as companies continue upgrade to next generation welding robots with double the previous productivity and lower error rates.

The table below provides a brief description of the welding machines manufactured by SDI by types.

CO2 Welder	Also known as a Carbonic Acid Welders, they are the most commonly used welding machines for shipbuilding and for general welding processes. CO2 gas is used for a smooth welding process.
Submerged Welder	Also known as a SAW Welders, they are used widely for shipbuilding and bulky steel plates. CO2 Welders take extra time when welding bulky steel plates. Submerged Welders reduce a substantial amount of time for welding bulky steel plates. Flux is used rather than CO2 gas.
TIG Welder	TIG Welders are used for welding aluminum and stainless steel, unlike CO2 Welders and SAW Welders, which are used for welding steel plates. Argon gas is used for TIG Welders instead of CO2 gas or Flux.
Mini Carriage	Mini Carriages are products that enable simple welding processes to be done automatically without a human operator. Mini Carriages increase the efficiency of simple welding processes.
Gouging Welding Machine	Gouging Welding Machines are used for removing defective welding work performed by the above welding machines. Once the defective welding work is removed, it is reprocessed by using the above welding machines.
Welding Scaffold	Customized scaffold used for shipbuilding.

The table below sets out a sales breakdown of SDI’s major welding products.

Type	2006		2007		2008		As of June 30, 2009
	Amount (In Thousands of US$)	% of Total Welding Product Sales	Amount (In Thousands of US$)	% of Total Welding Product Sales	Amount (In Thousands of US$)	% of Total Welding Product Sales	Amount (In Thousands of US$)	% of Total Welding Product Sales
CO2 Welder	$12,038	47%	$15,141	41%	$7,486	23%	$4,095	30%
Submerged Welder	3,295	13%	3,910	11%	3,266	10%	1,073	8%
Gouging Welder	962	4%	639	2%	549	2%	468	3%
Mini Carriage	197	1%	105	0%	686	2%	93	1%
TIG Welder	445	2%	285	1%	68	0%	11	0%
Welding Scaffold	1,473	6%	2,113	6%	6,174	19%	4,581	34%
Other	7,374	29%	14,992	40%	14,755	45%	3,176	24%
Total	$25,782		$37,185		$32,983		$13,497

SDI receives welding machine orders mostly from Korean shipbuilders, but has also received orders to a lesser extent from clients in countries such as China, Singapore, Indonesia, Romania and Denmark. Although SDI’s export sales in 2008 totaled only US$1.1 million, SDI’s management expects to increase export sales substantially in response to rush orders from China and other countries that are trying to upgrade their production facilities from manual to automated operation.

The Masan Yard

Conventional Shipbuilding Equipment and Blocks

The Masan Yard is SDI’s primary production facility, where SDI carries out commercial vessel manufacturing and ship repair operations. The yard is located in the Masan Industrial Complex on the southeastern coast of the ROK. The high concentration of heavy industry companies in the region, known as the Changwon-Masan Industrial Belt, provides SDI with easy access to a high quality infrastructure, workforce, subcontractors and suppliers.

SDI currently takes orders for and produces mega-blocks, floating docks, and deck houses at the Masan Yard. A mega-block is a shipbuilding block that weighs over 2,500 tons. A floating dock is a structure that can be submerged to permit the entry and docking of a ship and then raised to lift the ship from the water. A deck house is a small cabin-like structure located on top of a ship. Volume sales coming from the production of such shipbuilding related equipment has helped SDI maintain its steady growth. Upon SDI’s acquisition of the Masan Yard, all of the key management and field managers of Hanjin Heavy Industries, most of whom had worked at the Masan Yard since its founding, were retained. By ensuring such managerial continuity, SDI has been able to maintain a strong network and relationships with subcontractors, vendors and raw material suppliers, which has been vital in propelling the growth of the operations at the Masan Yard to date.

After several months’ renovation of the Masan Yard facilities earlier in 2009, the shipyard is now capable of building specialty vessels and OSVs. SDI has resumed taking orders for shipbuilding equipment and since completion of the renovations, over 17 contracts have been signed, aggregating US$25.5 million in revenue, with delivery targets for those contracts falling in the first half of 2010. SDI intends to continue to take additional orders until its production schedule through the end of 2010 is fully occupied.

Expansion

SDI intends to complete a capacity expansion of the Masan Yard by reclaiming adjacent land. SDI has completed all preliminary filings necessary for government approval of the expansion, and will be able to initiate construction once official permits are issued, which management expects to occur during the second half of 2009. However, SDI’s management anticipates that capital expenditures on such expansion, if any, will be incremental, ranging over several years at a level commensurate to SDI’s then-current liquidity.

If the anticipated expansion is completed in its entirety as currently contemplated, the production capacity of the Masan Yard could be expected to reach a total of 792,000 dead weight tons per year which is an expansion from the current capacity of 495,000 dead weight tons per year.

Specialty Vessels

Specialty vessels generally refer to non-merchant/commercial vessels such as advanced purse seiners, naval defense vessels, self-propelled barges, high speed ferries and rescue ships. Due to their special purposes and unique functions, specialty vessels are resilient to the cyclicality of the demand for commercial vessels. SDI acquired the Masan Yard with the intention to pursue the production of high margin specialty vessels. Such niche vessels as coast guard patrol ships, high speed jet foils and battle ships are resilient to global shipping and shipbuilding trends. Building on its predecessor’s history of high-volume production of a wide and diverse range of ship types, SDI’s management has invested significant time, energy and resources into the conversion of the Masan Yard into a production base for specialty ships. SDI management expects to begin production of specialty vessels at Masan Yard beginning in the second half of 2010.

SDI is currently in the final stage of negotiations with two fisheries in South Korea for the production of up to eight purse seiners. In addition, SDI is in discussion with a logistics company in South Korea for four self-propelled 9,000 ton barges. SDI anticipates that both of these contracts will be signed by the end of 2009.

Offshore Support Vessels

Offshore support vessels are vessels used in deep see drilling operations, and include such subcategories as anchor handling tug supply vessels and platform supply vessels. Most deep sea drilling operations require larger sized, better performing and tailor-made OSVs. OSVs are becoming larger, more specialized and technically sophisticated as a result of the rising demand for more complex deepwater field developments. SDI acquired the Masan Yard with the intention to enter into the OSV market, which has historically been shared by a number of companies in India, Singapore and Norway. The OSV market is a sector that has not historically been cultivated by South Korean shipbuilders.

SDI anticipates that production of its first OSV will be completed during 2011. SDI expects that the second phase of OSV production will be completed in 2012 and 2013, during which time at least six to ten OSVs are anticipated to be produced annually depending on demand.

SDI’s technological preparations for OSV production, including design for OSVs, are in progress in coordination with the research and development department of SSME. SDI’s management believes that it can become competitive with the current players in the OSV market by the time SDI enters the stage of critical mass production of OSVs.

Sungdong Engineering & Machinery Manufacturing Co., Ltd.

SEM is a wholly-owned subsidiary of SDI that was established in January 2006. Since its inception, SEM has been manufacturing and supplying industrial plants, machineries, including cranes, and decelerators predominantly to SDI, SSME and Pohang Iron and Steel Company (“POSCO”). In addition, SEM has begun to supply shipbuilding blocks and other shipbuilding equipment since it acquired land, buildings and equipment as part of its acquisition of Mirae Shipbuilding/Engineering Co., Ltd. in June 2008.

Other SDI Operations

Ship Repair

Although tertiary to its focus on shipbuilding equipment and conversion of the Masan Yard to accommodate specialty vehicle and OSV production, SDI also conducts a ship repair operation. SDI conducts its ship repair business in order to maximize its yard utilization and to access technology in high value added ships.

SDI expects to secure certain ship repair requests within the next six months, including repair orders for eight purse seiners from a domestic tuna fleet operator and two trimaran-type battleships from the Korean National Defense Development Agency. If these pilot orders are secured, SDI expects that those customers will submit repeat orders in subsequent years. The repair orders for eight purse seiners from a domestic tuna fleet operator and two trimaran-type battleships from the National Defense Development Agency are the first repair orders of SDI since its acquisition of the Masan Yard in December 2007.

Sungdong Industries (Yantai) Co., Ltd.

As a part of its export strategy, SDI established Sungdong Yantai, a wholly-owned welding machine operation in Yantai, China in 2007. SDI’s primary objective in establishing Sungdong Yantai was to penetrate the ever-growing Chinese welding machine markets and to exploit the cost advantages in China. Sungdong Yantai produces mainly CO2 welders and submerged welders.

Sungdong Shipbuilding & Marine Engineering Co., Ltd.

SSME was initially established in 2003, primarily producing and supplying mega blocks to large South Korean shipbuilders. In 2005, SSME shifted its business model towards pure shipbuilding, focusing on higher margin dry bulk vessels, tankers and containerships. SSME’s first yard commenced operations in March 2006 and the first vessel was delivered in February 2007. Since 2007, SSME has established itself as a market leader in the shipbuilding industry, ranking as one of the top 10 shipyards in the world in terms of order book size. SSME owns a patented on-land skid-based shipbuilding system (“Gripper-Jacks Translift System” or “GTS” skid technology) which relies on skids on which partially completed hulls are assembled, finished and rolled on rails from the assembly floor to be launched into water using a horizontal launch method and using this method successfully launched the largest vessel built on land in December 2008, a 170,000 DWT Capesize. SSME is the first shipbuilder in the world completely adopting an on-land shipbuilding method.

Organizational Structure

SDI is currently 100% owned by Mr. Hong Jun Jung and two of his immediate family members, such individuals referred to herein as the Founder Group. SDI is the parent company of the Sungdong Group of companies, which is comprised of two wholly-owned companies, SEM and Sungdong Yantai, and various affiliates in which SDI holds minority interests, including Sungdong Steel and SSME.

SDI and the Founder Group are collectively the largest minority shareholders in SSME, with an aggregate ownership of 44.74% of SSME. The remaining shares are split among the Military Mutual Aids Association of Korea, NH Bank, Woori Bank and other minority shareholders. SSME’s sales revenue represents the largest percentage of income for the Sungdong Group of its four holdings and SSME plays an important role with respect to the other affiliated companies, providing them with operational and technological support.

In addition to its shareholdings in SSME, SDI owns 100% of both SEM and Sungdong Yantai. SEM was formed in January 2006 and specializes in construction of industrial machinery, shipbuilding equipment and decelerators; SEM acquired Mirae Shipbuilding/Engineering Co., Ltd. in June 2008. Sungdong Yantai is a joint venture with a Chinese counterpart that was established to produce welding machines.

The Founder Group also holds 49.91% of the outstanding securities of Sungdong Steel, an affiliated company that is engaged primarily in the wholesale sale of steel plates and scrap steel to SSME and other affiliated companies.

The chart below illustrates the Founder Group’s current holdings in the Sungdong Group of companies.

Customers

Customers for Welding Machines

SDI currently has four customers of its welding machines representing 100% of sales revenues in this segment: Hyundai Heavy Industries, Samsung Heavy Industries and Daewoo Shipbuilding & Marine Engineering, known in the industry as the “Big 3,” and SSME. SSME has accounted for approximately 52.3%, 44.3% and 47.1% of total welding machine sales in 2006, 2007 and 2008, respectively.

Customers for Floating Docks, Deck Houses and Mega-blocks

Under current production capacity, orders from SSME represent the majority of SDI’s conventional shipbuilding equipment sales. Since completion of the Masan Yard renovation, SDI has resumed taking orders for floating docks, deck houses, and mega-blocks from other shipbuilders, including STX Shipbuilding, but SSME still represents the largest customer of such items and sales to SSME comprise the majority of revenue in this segment.

Potential Customers for Specialty Vessels

SDI’s potential customer base for specialty vessels is diverse, and includes fisheries for purse seiners, the South Korean Defense Authorities and foreign governments for coast guard ships and battleships, and shipping and logistics companies for self-propelled barges.

Potential Customers for OSVs

SDI’s potential customer base for OSVs includes oil companies with offshore drilling operations and charter companies with OSV fleet operations. Currently, there are over 400 OSVs in operation, most of which are owned by six top operators, namely, Tidewater Marine, Edison Chouest, Bourbon, A.P. Moller, GulfMark Offshore, Farstad Shipping.

Suppliers

The Busan Plant

Raw materials used for welding machines in the Busan Plant are procured from various suppliers. The following table shows the purchase amount from major suppliers and the items purchased. SDI management believes that any of such raw materials could be readily sourced from another supplier if necessary.

Vendor	Product/Item	Purchase Amount in Fiscal 2008 (In US$’000)	Percent of Total Raw Materials Supplied to Busan Plant	Purchase Amount in the First Half of, 2009 (In US$’000)	Percent of Total Raw Materials Supplied to Busan Plant
Kyungsung Welding Co., Ltd.	Single cables, Torch cables	2,281	45.8%	800	52.3%
Doowon Industrial Co., Ltd.	Semiconductor controlled rectifier (SCR)	913	18.3%	280	18.3%
Taihan Copper Tech Co., Ltd.	Copper/Aluminum coils	848	17.0%	190	12.6%
MB Co., Ltd.	Steel sheets	571	11.4%	140	9.3%
Core Steel Co., Ltd.	Steel sheets	373	7.5%	110	7.5%
Total		4,985	100%	1,520	100%

The Masan Yard

The Masan Yard procures raw materials and related supplies from various vendors. The primary raw materials and steel plates, however, are sourced primarily through SDI’s affiliates SSME and Sungdong Steel to achieve economies of scale and to capitalize on the bargaining power stemming from mass procurement and the established network of SSME. SDI management believes that any of such raw materials could be readily sourced from another supplier if necessary.

Vendor Name	Product/Item	Purchase Amount for Fiscal 2008 (US$’000)	Percent of Total Raw Materials Supplied to Busan Plant	Purchase Amount Through June 30, 2009 (US$’000)	Percent of Total Raw Materials Supplied to Busan Plant
SSME	Plate	22,500	86.3%	16,700	67.6%
Sungdong Steel	Plate	0	0%	3,400	13.6%
SEM	Crane	0	0%	1,800	7.4%
Gunsul Chemical Co., Ltd.	Paint	1,230	4.7%	1,100	4.3%
Dai Han Anchor Chain Mfg. Co., Ltd.	Steel Outfitting Materials	408	1.6%	300	1.2%
Samsung Heavy Industries Co., Ltd.	Electronic Sub Assembly	403	1.5%	300	1.2%
Others	Other	1,540	5.7%	1,200	4.6%
Total		26,124	100%	24,800	100.0%

Sales and Marketing

SDI’s marketing and sales strategy focuses on targeting existing customers. Continuing business relationships with existing customers is particularly important in the shipbuilding equipment industry due to the limited number of customers. SDI has been successful in building strong relationships with customers by providing on-time delivery services and promptly responding to comments and suggestions from customers.

SDI works closely with SSME’s sales and marketing team to utilize SSME’s experience and established network to seek new customers.

Competition

Welding Machine Industry

SDI is the leading supplier of welding machines for shipbuilding in South Korea, controlling an approximate 20% market share in terms of sales. SDI’s significant competitors in this market include Hyundai Welding Co., Ltd., Hyosung (Welding Machine Division) and Daewoo Welding Equipment Ind. Co. Ltd.

Shipbuilding Equipment

The production of mega- and giga-blocks used for large sized vessels and floating docks requires larger yard spaces. Due to such constraints, there are only a few block manufacturers in South Korea who are capable of producing such large sized blocks or floating docks. SDI’s significant competitors in this market include HYMS Co., Ltd., SAM-KANG M&T Co., Ltd., Chon Hai Ji Co., Ltd. and Kaya Heavy Industries Co., Ltd.

Specialty Vessels

SDI expects to be one of the few manufacturers of specialty vessels in South Korea. Current manufacturers of specialty vessles include Samho Shipbuilding, 21c S.B. Co. and Nokbong S.B. There are a number of shipbuilders that have the required production capacity for producing the types of specialty ships that SDI is targeting. Nevertheless, none of these companies have the experience, technological know-how or resources that SDI took over from its predecessor.

Research and Development

Since inception, SDI has made in-house research and development (“R&D”), one of its top priorities and it shares R&D resources with SSME. SDI’s recent entry into the industry has allowed it to implement and utilize the most advanced design processes and engineering mechanisms. For example, SDI’s design engineers currently use the Tribon computer aided design (“CAD”) system for the design of vessels that includes 3D composite plans, a system that many of SDI’s competitors have not yet implemented.

The R&D team has been trained and is currently working on new designs to support SDI’s expansion into the specialty vessel and OSV segments. Designs currently under study are those of advanced purse seiners, coast guard ships, mid-sized LPG carriers, high-speed ferries, high-end models of AHTSs and PSVs with higher power. SDI intends to invest further in its R&D capability by offering advanced technical training to its existing employees, by recruiting talented craftsmen and by investing in advanced technology. The total amount spent on R&D for the years 2006, 2007 and 2008 was $0, $14,446 and $20,860, respectively.

Intellectual Property

SDI depends on intellectual properties that are patented domestically in South Korea. Work process methods and specialized machines/apparatus patents are set forth in the table below.

Type	Patented for	Registration Date	Expiration Date
Registration Patent	Automatic injection and removal of flux for welding machine	Feb-1999	Oct-2016
Registration Patent	Multi-axle drilling machine	Sep-2007	Aug-2026
Public Patent	Submerged auto-carriage for welding	Apr-2009	Apr-2029

Government Regulation

Korean Government Regulations

SDI’s operations are affected by regulations that are governed by the Korean Industrial Standard Commission and the Korean Industrial Health Association. Products of SDI must satisfy the industry standards as well as effective management of the quality. Noise, vibrations, dust and gas emissions produced by manufacturing processes must be kept to a minimum level by mandatory installation of special facilities under the law of the Korean Industrial Health Association. Other minor regulations governed by local authorities affecting SDI’s operations include waste management, customs and tariff regulations.

International Regulations

The vessels that SDI construct must also comply with the rules for vessels of their type and size promulgated by a number of relevant regulatory authorities that may comprise maritime authorities of the country of registry and of nations to which they are likely to trade or transit, such as the Panama and Suez canals. In such cases, SDI’s shipbuilding contract will stipulate that the classification surveyor issue it the necessary certificates, including Panama tonnage certificates and Suez tonnage certificates as part of the delivery documents.

In addition, vessels must meet the requirements of various conventions adopted by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of marine pollution by ships. The International Maritime Organization was established in 1948 to provide the mechanism for cooperation among various governments on regulations affecting safety of shipping, efficiency of navigation and prevention and control of maritime pollution by vessels. The International Maritime Organization has developed a body of international convention, codes and recommendations for implementation by signatory countries. These requirements vary depending on the type of vessel involved and the expected nature.

Employees

As of August 2009, SDI employed 206 full-time employees, 74 in the Busan Plant and 132 at the Masan Yard. A breakdown of employee by department and location is set forth below.

Busan Plant

Electric Division	27
Mechanical Division	27
Administration	20
Total	74

Masan Yard

Procurement & Supply	28
Production	41
Production Planning	32
Safety & Environment	5
Design & Quality Control	11
Administration	15
Total	132

SDI relies on a network of approximately 11 domestic subcontractors in its manufacturing process, primarily to supply workers to build blocks, parts and components and assemble vessels, as well as to carry out interior and exterior painting and finishing under SDI’s supervision. This business practice has enabled SDI to minimize the cost of labor and give it greater flexibility to shift and redeploy production resources.

SDI, together with its subsidiaries and affiliates, is one of the few South Korean heavy industry companies without an organized labor union. Since its inception in 1991, SDI has never had any labor union disputes or other labor-related production interruptions.

Facilities

SDI and its affiliates currently lease the following properties in South Korea:

•	2,845 square meters of land for the Busan Plant and 431.68 square meters of building space in Busan, pursuant to a lease that expires on April 21, 2010 with monthly payment of $2,176.
•	4,740 square meters in Busan consisting of 3,402 square meters of land and 1,338 square meters of building space, pursuant to a lease that expires June 30, 2010 with monthly payment of $4,534.

SDI and its affiliates currently own the following properties in South Korea:

•	377 square meters of land in Busan.
•	2,225 square meters of land in Busan.
•	150 square meters of land in Busan.
•	1,190 square meters of land in Busan.
•	5,706 square meters of land in Busan.
•	109 square meters of land in Busan.
•	271 square meters of land in Busan.
•	85 square meters of building space in Gosung-Gun, Kyungsangnamdo.
•	13.85 square meters of land and 100.96 square meters of building space in Busan.
•	298 square meters of land and 145 square meters of land in Yangsan City, Kyungsangnamdo.
•	3,074 square meters of land in Yangsan City, Kyungsangnamdo.

•	371 square meters of land in Yangsan City, Kyungsangnamdo.
•	166,000 square meters in Masan, most of which is comprised by the Masan Yard.

Legal Proceedings

SDI does not currently have any material legal proceedings.

MANAGEMENT OF NORTH SHORE AND SDI FOLLOWING THE ACQUISITION

Directors and Executive Officers of North Shore Following the Acquisition

At the closing of the acquisition and assuming the election of the individuals nominated pursuant to the director election proposal, the board of directors and executive officers of North Shore will be as follows:

Name	Age	Position
Hwi-Young Jung	34	Chief Executive Officer and Director
Tiger Y.W. Kim	48	Chief Financial Officer and Director
Soo-Bum Kang	36	Director
Sang-Chul Kim	56	Director

Hwi-Young Jung has been Chief Executive Officer and executive director since January 2006 of Sungdong Engineering & Machinery Manufacturing Co., Ltd., a manufacturer of industrial machineries including cranes for shipbuilding and decelerators. Mr. Jung has also been serving as executive director of Planning Department of SSME since January 2003. Mr. Jung served as Chief Executive Officer and executive director of Sungdong Kastech Co., Ltd. from March 2005 and at Sungdong Heavy Industries Co., Ltd. from June 2002, until the two companies were merged into SSME. Prior to that, he worked at Lee’s Tax & Accounting firm in 2000. Mr. Jung received a Bachelor of Science degree in Biology from Dongguk University.

Tiger Y.W. Kim has since July 2002 been one of the managing partners of Trident Investment Limited, a financial advisory and M&A specialty firm in Korea. From March 1999 until June 2002, Mr. Kim served as the president and Chief Executive Officer of Korea Corporate Restructuring Corporation, one of the first corporate restructuring companies incorporated and licensed under the Special Decree 13 of the Ministry of Trade & Industry of Korea. Prior to that, Mr. Kim served as managing director of Hannuri Salomon Investment & Securities Co., Ltd., a joint venture between Salomon Brothers and a Korean entrepreneur, from 1999 to 2002. Mr. Kim also served as executive director at Peregrine Capital Limited from 1995 to 1997. He served as the representative and director at Morgan Stanley and Salomon Brothers from 1992 to 1995 and from 1989 to 1992, respectively. From 1982 to 1989, Mr. Kim served as the relationship manager and associate vice president at Citibank. Mr. Kim obtained a U.S Registered Representative License in 1989 from the National Association of Securities Dealers, Inc. (now known as the Financial Industry Regulatory Authority, Inc.), and became a Hong Kong Registered Banker in 1996. Mr. Kim graduated from Sogang Jesuit University with a Bachelor of Arts degree in Business Administration.

Soo-Bum Kang has since August 2000 served as director of the Planning and Coordination Division of Bumwoo Co., Ltd., a large-sized environmental waste treatment company specializing in toxic waste and liquid waste disposal. Mr. Kang has also been serving since January 2002 as director of the Planning and Coordination Division of Haesung Co., Ltd., a mid-sized fertilizer manufacturing company that specializes in oyster shell fertilizer and organic fertilizer. Since September 2008, Mr. Kang has been the Chief Executive Officer of Haejoo Co., Ltd., a mid-sized blasting company for shipbuilding. In 1999, Mr. Kang completed an internship at Salomon Smith Barney, Boston as a financial analyst in the Private Equity Department. Mr. Kang earned his Bachelors of Science degree in Management Information System from Clarkson University.

Sang-Chul Kim has served as North Shore’s chairman since August 2009. He has also served as the chairman and chief executive officer of Tremisis Acquisition Corp. II, a special purpose acquisition corporation, since March 2009. He has also served as the chief executive officer of Dawin Technology, Inc., an ASIC/SoC design and services company that has a strategic partnership with Samsung Electronics Co., Ltd., since May 2008. Mr. Kim has served as the chairman of the boards of directors of both SF Investment Co., Ltd., an investment company, and SoftForum Co., Ltd., a web and desktop security software company and systems producer, since June 2005. From June 2004 to May 2005, he was the chairman of the boards of directors of WIZIT Co., Ltd., a metering hardware, semiconductor and LCD components manufacturer, and DureCom Co., Ltd., a plastic molding/injection manufacturer, the latter of which merged with SoftForum Co., Ltd. in 2005. Mr. Kim served as the president and chief executive officer of Kumho Metertech, Inc., which he founded, from February 1997 to January 2004. In June 2008, Mr. Kim was elected as the vice chairman of the Korea CEO Association (KCEOA). Mr. Kim received his Bachelor of Arts degree in Political Science from Dankook University.

Compensation of directors and executive officers of SDI

SDI offers its directors and executive officers competitive remuneration packages to attract and retain management talent. The principal component of SDI’s compensation for directors and executive is base salaries. SDI may also provide a discretionary bonus to the directors and executive officers as an incentive for their contribution to SDI depending on SDI’s profitability during the year.

SDI’s Executive Officers

The following sets forth summary information concerning the compensation paid by SDI to each of the executive officers set forth below during the last three fiscal years.

Annual Compensation

Name	Year	Salary (US$)	Bonus (US$)
Hong Jun Jung (Chairman)	2008	761,843	185,926
	2007	904,003	174,344
	2006	251,175	41,862
Jae Kwang Yoo (CEO, Busan Plant)	2008	92,509	19,046
	2007	99,440	21,416
	2006	87,911	16,745
Jae Hong Um (COO, Masan Yard)	2008	61,994	9,070
	2007	0	0
	2006	0	0

All of the above amounts were paid in Korean won during each year for 2006, 2007 and 2008 and the compensation amounts in the table above reflect the average exchange rate between the Korean won and United States dollar for each year, using an average exchange rate for one United States dollar that was 955.51, 929.20 and 1,102.59 for 2006, 2007 and 2008, respectively.

Employment Agreements

Chief Operating Officer, Masan Yard (Jae Hong Um)

Effective July 1, 2009, SDI entered into a one-year employment agreement with the Chief Operating Officer of the Masan Yard pursuant to which he is paid a base annual salary of KRW100 million ($833,333, using an exchange rate of $1:KRW1,200) and an annual bonus of KRW14.3 million ($11,917, using an exchange rate of $1:KRW1,200). The extension of such agreement is negotiable with Hong Jun Jung.

The compensation of directors and executive officers of SDI is determined by reference to the operating results of SDI as a whole, market environment, salary trends, tasks and responsibilities of the director and executive officer, and compensation packages offered by companies in the same industry in the Republic of Korea. The compensation of directors and executive officers are subject to performance reviews on an annual basis.

SDI’s compensation policies are formulated based on the performance of individual directors and executive officers and are reviewed regularly. The primary goal of the remuneration policy is to enable SDI to retain and motivate management by offering them compensation commensurate with their performance.

Compensation Discussion and Analysis

Benchmarking of Cash and Equity Compensation

North Shore believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies. North Shore expects to stay apprised of the cash and equity compensation practices of publicly held companies in the industry in which it operates following its initial business combination through the review of such companies’ public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to North Shore, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of North Shore’s post-acquisition business and objectives that may be unique to it, North Shore generally believes that gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary.  Generally, North Shore anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. North Shore will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that North Shore will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses.  North Shore may design and utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. North Shore will structure cash incentive bonus compensation so that it is taxable to its employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer’s annual cash compensation will exceed $1 million, and it has accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

Equity Awards.  North Shore may also use stock options and other stock-based awards to reward long-term performance. North Shore believe that providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of its shareholders and with its long-term success.

SDI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Business Overview

SDI was established in 1991 by founder Hong Jun Jung to manufacture and supply welding machines to large South Korean shipbuilders. Soon after its establishment, SDI became the principal supplier of such welding machinery to Hyundai Heavy Industries, and in 1992 to Samsung Heavy Industries and Daewoo Shipbuilding & Marine Engineering, the three of which are known as the “Big 3” shipbuilders in the world. SDI’s initial production facility was located in Busan, where SDI has focused primarily on the production of various types of welding machines and related equipment.

In December 2007, SDI acquired the Masan Yard from Hanjin Heavy Industries Co., Ltd. Following the purchase the Masan Yard, SDI focused on converting the Masan Yard into a facility capable of manufacturing specialty vessels and offshore support vessels. The Masan Yard is located in the Masan Industrial Complex on the southeastern coast of Korea and has several geographical and logistical advantages for a shipbuilding operation. The high concentration of heavy industry companies in the region, the Changwon-Masan Industrial Belt, provides SDI with easy access to a high quality infrastructure, workforce, subcontractors and suppliers.

The Masan Yard was established in 1972 as a joint venture between Tacoma USA and a Korean counterpart under the name of “Korea Tacoma.” The Masan Yard initially produced hovercrafts and catamaran-type jet foils. In 1991, Korea Tacoma was acquired by Hanjin Heavy Industries.

Sungdong Engineering & Machinery Manufacturing Co., Ltd., a wholly-owned subsidiary of SDI, was established in January 2006. Since its inception, SEM has been manufacturing and supplying industrial plants, machineries, including cranes, and decelerators predominantly to SDI, SSME and POSCO. In addition, SEM has begun to supply shipbuilding blocks and other shipbuilding equipment since it acquired land, buildings and equipment as part of its acquisition of Mirae Shipbuilding/Engineering Co., Ltd. in June 2008.

In 2007, SDI established Sungdong Industries (Yantai) Co., Ltd., a wholly-owned welding machine operation in Yantai, China. SDI’s primary objective in establishing Sungdong Yantai was to penetrate the ever-growing Chinese welding machine markets and to exploit the cost advantages in China. Sungdong Yantai produces mainly CO2 welders and submerged welders.

For purposes of this section of the proxy statement only, SDI, SEM, and Sungdong Yantai are collectively referred as the “Company”.

In 2008, SDI’s management focused on converting the Masan Yard into a production base of high margin specialty vessels. The physical evacuation, relocation, and installation of production facilities (including large capital expenditures) and consequent stoppage and delay of production of shipbuilding equipment have resulted in reduced revenues and profits. The Company believes that such operational set-back is expected to be overcome in the second half of 2009, and such sales losses to a large extent will be recouped via resumed and accelerated operations and production in the second half of 2009 and going forward.

Upon completion of the first phase upgrade of the Masan Yard in June 2009, approximately $49.6 million of new orders for conventional shipbuilding equipment and blocks had been secured during the period from July to September, with delivery targets in 2010. The Company is currently in negotiations for $622 million of new orders for specialty vessels with a diverse group of potential customers that includes fisheries, defense agencies, logistics companies and chemical companies. The orders for at least six to eight specialty vessels are in final stages of negotiations and the Company expects to enter into contracts for these orders by the end of this year with delivery targets in 2010 and 2011. The Company expects that the sales from these new orders will have a positive effect on the Company’s cash flow starting from the fourth quarter of fiscal year 2009. Although the Company expects that these orders under negotiation will become firm orders subject to contracts, it cannot give assurance that these negotiations will ultimately result in contracts for the orders described above.

Notable Events

Certain notable events or activity affecting the Company’s consolidated financial results for periods included in this report include the following:

•	The consolidated financial statements include the accounts of SDI and its majority-owned subsidiaries. The Company had four majority-owned subsidiaries as of December 31, 2006. In early January 2007, the Company’s ownership of three of the four majority-owned subsidiaries were diluted, sold, or exchanged and as a result, the Company owned less than 50% of common stock of these subsidiaries. The Company deconsolidated these three majority-owned subsidiaries in the beginning of fiscal 2007 and as a result, fiscal 2008 and 2007 consolidated financial statements do not include the financial results of the three subsidiaries that were deconsolidated. The consolidated financial results for the 2008 and 2007 may not be comparative to year 2006.
•	The Company acquired certain land, building, and equipment, including the Masan Yard from Hanjin Heavy Industries in December 2007 and the Mirae Shipbuilding and Engineering Co., Ltd. in June 2008. The purpose of such acquisitions was to establish a shipbuilding business. This business has not fully operative during 2008 or the first six months of fiscal year 2009. As a result, the consolidated financial results for fiscal 2008, 2007, and 2006 do not include a shipbuilding business.
•	In accordance with SFAS No. 52, the Company translates assets and liabilities into U.S. dollars ($) using the rate of exchange prevailing at the balance sheet date, and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from Korean won into U.S. dollars are recorded in stockholders’ equity as part of accumulated other comprehensive income. The exchange rates used for interim financial statements in accordance with SFAS No. 52 are as follows:

	(Average Rate) Nine Months Ended		(Average Rate) Three Months Ended
September 30,	2009	2008	2009	2008
Korean won (KRW)	KRW1,312.71	KRW1,012.57	KRW1,240.89	KRW1,062.64
United States dollar ($)	$1.00	$1.00	$1.00	$1.00

	Average Rate for the Year
December 31,	2008	2007	2006
Korean won (KRW)	KRW1,102.59	KRW929.20	KRW955.51
United States dollar ($)	$1.00	$1.00	$1.00

Exchange Rate at	September 30, 2009	December 31, 2008	December 31, 2007	December 31, 2007
Korean won (KRW)	KRW1,188.70	KRW1,257.50	KRW938.20	KRW929.60
United States dollar ($)	$1.00	$1.00	$1.00	$1.00

Industry Factors, Challenges, and Risks

The Company’s results of operations and financial condition have been and will continue to be affected by a number of factors, including those described below.

The Company is dependent on the growth of the shipbuilding industry, which makes up the Company’s primary customers. The Company’s success in this competitive environment depends upon its ability to develop and market its products and services, as well as its ability to provide the people, technologies, facilities, equipment, and financial capacity needed to deliver those products and services with maximum efficiency. It is necessary to maintain, as the Company has, sources for raw materials, fabricated parts, electronic components, and major subassemblies. In this manufacturing and systems integration environment, effective oversight of subcontractors and suppliers is vital to success.

The Company’s ability to successfully compete in this market depends on a number of factors, the most important of which is the capability to deploy skilled professionals at competitive prices. Accordingly, various workforce initiatives are in place to ensure that the Company is successful in attracting, developing and retaining sufficient resources to maintain or improve its competitive position within this market.

The shipbuilding industry is involved in the construction of ships, typically at a specialized facility known as a shipyard, and has the following attributes:

•	High cyclicality: The shipbuilding industry is highly cyclical and particularly sensitive to the changes in the shipping business cycle, which, in turn, has a high correlation with the changes in the global economic condition and seaborne trade volume. Changes in the freight rates, which determine the return on asset for ship owners, and ship scrapping rates, which indicate future replacement-related order outlook, also play key roles.
•	Strong interaction with suppliers and subcontractors: Depending on their size and the strength of their relationship with suppliers, shipbuilders may receive priority in allocation of key raw materials such as steel, engine and other key parts and components and exercise significant bargaining power in negotiating pricing terms. Many shipbuilders also employ subcontractors for flexibility and efficiency in managing human resources. As such, maintaining a close relationship with an extensive network of high-quality subcontractors is paramount for shipbuilders.
•	Reliance on steel and exposure to steel prices: Steel represents a significant proportion of shipbuilding costs and therefore access to quality steel products is a key consideration for shipbuilders. Steel can be sourced domestically or imported. Steel prices can be an important source of cost volatility.
•	Labor intensive: Shipbuilding is strongly labor-intensive and low labor cost is a key factor in differentiating the cost efficiency among different shipbuilders. Several new shipyards, particularly in China, leverage their relatively low labor cost structure in competing against shipbuilders from more developed nations, particularly in Europe and Japan.
•	High barriers to entry: The shipbuilding industry is a highly technology- and capital-intensive business. Shipbuilding requires advanced technology for construction and design of vessels and substantial upfront capital investment is required for production facilities and machineries. In addition, shipyards need to be located along coastal lines, ideally with clement weather and sea conditions.
•	Intense competition: The number of shipyards and their respective shipbuilding capacity have expanded substantially over the past few years, most notably in the growth of the Chinese shipbuilding industry. Key competitive advantages for shipbuilders include, among others, cost structure, vessel pricing, technical know-how, quality, lead times, productivity, payment terms and timely deliveries.
•	Customized production: Unlike other industries where mass-production is feasible, shipbuilders typically manufacture vessels only upon receipt of orders from the customers according to their specifications.
•	Export-oriented industry and currency risk: The shipbuilding industry is characterized by its dependency on exports to overseas markets. Ships are typically priced in U.S. dollars, while most shipbuilders have their own local or functional currencies. As such, shipbuilders are exposed to significant currency risk, leading some players to implement hedging strategies in order to mitigate the risk.
•	Government support: Being a significant source of employment in several countries and a key industry segment, governments tend to be active in supporting their domestic shipbuilding industry. Policies vary strongly among countries.

Critical Accounting Policies, Estimates, and Judgments

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Sungdong Industries Co., Ltd. and its majority-owned subsidiaries. The Company had three majority-owned subsidiaries (refer to Note 9 of the

Consolidated Financial Statements contained herein) as of December 31, 2006. During 2007, the Company’s ownership of these majority-owned subsidiaries were diluted, sold, or exchanged and as a result, the Company owned less than 50% of the common shares of these subsidiaries. As a result, the Company deconsolidated these majority-owned subsidiaries in 2007. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Segment Reporting

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS 131”), establishes standards for reporting information about segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company supplies products and services to the shipbuilding industry. The Company’s subsidiaries are organized into five strategic businesses (as of and for the year ended December 31, 2006), each of which is a reportable operating segment. The accounting policies of the segments are the same as those of the Company, as described in Note 2, “Summary of Significant Accounting Policies” to the Consolidated Financial Statements contained herein.

As of and for the year ended December 31, 2006, SDI had the following subsidiaries:

•	Sungdong Engineering & Machinery Manufacturing Co., Ltd. — designs, engineers and manufactures shipbuilding components and subsystems.
•	Sungdong Heavy Industries Co., Ltd. (“SDH”) — designs, engineers, and builds ships.
•	Sungdong Kastech Co., Ltd. (“SDK”) — provides steel cutting and forming services.
•	Sungdong Logistics Co., Ltd. (“SDL”) — provides storage, handling, and other logistics services.

In January 2007, SDI’s three majority-owned subsidiaries (SDH, SDK, and SDL) were deconsolidated as a result of SDI owning less than 50% of common stock shares of these three majority-owned subsidiaries. As of and for the years ended December 31, 2008 and 2007, the consolidated financial statements included SDI and SEM.

Foreign Currency Translation

The Company’s financial statements are presented in U.S. dollars, which is the Company’s reporting currency while the functional currency is the Korean won. Transactions in foreign currencies are initially recorded at the functional currency rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange at the balance sheet date. All differences are recorded as profit or loss. Non-monetary items that are measured in terms of historical cost in foreign currency are translated using the exchange rate at the date of the initial transactions.

In accordance with SFAS 52, the Company translates the assets and liabilities into U.S. dollars using the rate of exchange prevailing at the applicable balance sheet date (2008 — $1:KRW1,257.50, 2007 —  $1:KRW938.20, and 2006 — $1:KRW929.60) and the statements of operations and cash flows are translated at an average rate during the reporting period (2008 — $1:KRW1,102.59, 2007 — $1:KRW929.20, and 2006 —  $1:KRW955.51). Adjustments resulting from the translation from Korean won into U.S. dollars are recorded in stockholders’ equity as part of accumulated other comprehensive income.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the SEC’s Staff Accounting Bulletin No. 104 (“SAB 104”) when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is reasonably assured and delivery of products has occurred or services have been rendered.

The Company’s revenues are primarily fixed price contracts which include ship blocks and floating docks sales. Revenue on eligible fixed price contracts is recognized on the basis of the estimated percentage-of-completion within the scope of the American Institute of Certified Public Accountants’ Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”) and is consistently applied on all fixed price contracts. Progress towards completion is typically measured based on achievement of specified contract milestones, or other measures of progress when available, or based on costs incurred as a proportion of estimated total costs. Profit in a given period is reported at the expected profit margin to be achieved on the overall contract. This method can result in the recognition of unbilled receivables or the deferral of costs or profit on these contracts. The Company did not incur any deferred costs for the years ended December 31, 2008, 2007, and 2006. Management regularly reviews project profitability and underlying estimates. Revisions to the estimates at completion are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management. Provisions for estimated losses, if any, are recognized in the period in which the loss becomes evident. The provision includes estimated costs in excess of estimated revenue and any profit margin previously recognized. Any advance payments received from its customers prior to recognition of revenue is classified as a current liability as advance from customers.

The Company also sells welding machinery equipment that is not under the percentage-of-completion method. The Company recognizes these types of revenue in accordance with SAB 104.

Investment in Affiliates

The Company applies the equity method for investments in affiliates, which are privately-held companies where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliates. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee.

Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates. In addition, dividends received from the equity-accounted company reduce the carrying value of the Company’s investment.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method or double declining method over the estimated useful lives as follows:

Building and structures	40 Years
Machinery and equipment	5-10 Years
Tools	5 Years
Office equipment	5 Years
Vehicles	5 Years

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS 141R. SFAS 141R established principles and requirements for how companies recognize and measure identifiable assets acquired, liabilities assumed, and any non-controlling interest in connection with a business combination; recognize and measure the goodwill acquired in a business combination or a gain from a bargain purchase; and determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009. The Company does not expect the adoption of SFAS 141R to have a material impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS 160. SFAS 160 applies to all companies that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS 160 was effective for the Company on January 1, 2009. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS 160 to have a material impact on its results of operations or financial position.

In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”). FSP FAS 157-2 amends SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”) to delay the effective date for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. For items within its scope, FSP FAS 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008. The Company does not expect the adoption of FSP FAS 157-2 to have a material effect on its results of operations or financial position.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”), effective for financial periods ending after June 15, 2009. SFAS 165 established principles and requirements for subsequent events, including the period after the balance sheet date during which management of a reporting entity shall evaluate events for potential disclosure in the financial statements, the circumstances that warrant disclosure, and the specific disclosure requirements for transactions that occur after the balance sheet date. The Company does not expect the adoption of SFAS 165 to have a material effect on its results of operations and financial position.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 amends FIN 46 (revised December 2003), “Consolidation of Variable Interest Entities (FIN 46R)” (“FIN 46R”), regarding when and how to determine, or re-determine, whether an entity is a variable interest entity. In addition, SFAS 167 replaces FIN 46R’s quantitative approach for determining who has a controlling financial interest in a variable interest entity with a qualitative approach. Furthermore, SFAS 167 requires ongoing assessments of whether an entity is the primary beneficiary of a variable interest entity. SFAS 167 is effective for the Company beginning January 1, 2010. The Company is currently evaluating the impact that SFAS 167 may have on the Company’s financial statements.

Results of Operations (Nine Months Ended September 30, 2009 and 2008)

The following table sets forth selected income statement data and each item as a percentage of the Company’s revenue for the periods indicated.

	(In thousands of U.S. dollars) Nine Months Ended September 30,
	2009		2008
	Amount	%	Amount	%
Net sales	$112,503	100.0	$126,857	100.0
Cost of sales	92,912	82.6	109,365	86.2
Gross profit(1)	19,591	17.4	17,492	13.8
Selling, general and administrative expenses	6,902	6.1	6,399	5.0
Depreciation and amortization	513	0.5	279	0.2
Operating profit	12,176	10.8	10,814	8.5
Non-operating expense, net	13,971	12.4	4,625	3.6
Profit before income taxes	(1,795)	(1.6)	6,189	4.9
Income taxes	106	0.1	811	0.6
Net income before equity investment	(1,901)	(1.7)	5,378	4.2
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates net loss (income)	(4,670)	(4.2)	(4,864)	(3.8)
Loss on exchange of equity investments in affiliates with common stock shares of another affiliate	—	—	19,426	15.3
Net income (loss)	$2,769	2.5	(9,184)	(7.2)

(1)	After elimination of intercompany sales and cost of sales.

Net Sales — Net sales comparison is as follows:

(In thousands of U.S. dollars) Nine Months Ended September 30,			Changes
	2009	2008	Amount	%
SDI	$74,899	$56,030	$18,869	33.7
SEM	37,604	70,827	(33,223)	(46.9)
Total net sales	$112,503	$126,857	$(14,354)	(11.3)

SDI — Net sales increased by $18,869, or 33.7%, to $74,899 for the nine months ended September 30, 2009 from $56,030 for the nine months ended September 30, 2008. The increase was due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,012.57 (2008 period) to KRW1,312.71, (2009 period) from the prior period to the current period, an increase of KRW300.14, or 29.6%. This caused a decrease in net sales of approximately $16,608.
•	The increase in net sales was primarily attributable to an increase in sales of shipbuilding blocks and a floating dock due to Masan Yard operations. Sales of shipbuilding blocks and a floating dock from Masan Yard operations was $50,258 for the nine months ended September 30, 2009 compared to $36,420 for the nine months ended September 30, 2008. Due to the increase in sales of shipbuilding blocks and a floating dock to SSME, the affiliate sales increased by $19,992 to $65,115 for the nine months ended September 30, 2009 from $45,123 for the nine months ended September 30, 2008.

SEM — Net sales decreased by $33,223, or 46.9%, to $37,604 for the nine months ended September 30, 2009 from $70,827 for the nine months ended September 30, 2008. The decrease was due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,012.57 (2008 period) to KRW1,312.71 (2009 period) from the prior period to the current period, an increase of KRW300.14, or 29.6%. This caused a decrease in net sales of approximately $11,146.

•	The decrease in net sales was primarily attributable to the reduction of its sales to its affiliated company, SSME. The affiliate sales accordingly decreased by $12,114 to $17,885 for the nine months ended September 30, 2009 from $29,999 for the nine months ended September 30, 2008.

Gross Profit — Gross profit comparison is as follows:

	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008		Changes
(In thousands of U.S. dollars)	Amount	% of Net Sales	Amount	% of Net Sales	Amount	%
SDI	$13,066	17.4	$7,726	13.8	$5,340	69.1
SEM	6,525	14.5	9,766	5.0	(3,241)	(33.2)
Total	$19,591	17.4	$17,492	13.8	$2,099	12.0

SDI — Gross profit increased by $5,340, or 69.1%, to $13,066, or 17.4% of net sales of SDI, for the nine months ended September 30, 2009 from $7,726, or 13.8% of net sales of SDI, for the nine months ended September 30, 2008. The increase in overall gross profit was primarily attributable to the following:

•	Increase in net sales by $18,869, or 33.7%.
•	Aggregate gross margin increased due to the lower material cost for the nine months ended September 30, 2009 compared to same period in 2008.

SEM — Gross profit decreased by $3,240, or 33.2%, to $6,526, or 17.4% of net sales for the nine months ended September 30, 2009 from $9,766, or 13.8% of net sales, for the nine months ended September 30, 2008. Gross profit from affiliate sales decreased as well by $2,975, or 31.4%, to $6,487, or 17.2% of net sales SEM, for the nine months ended September 30, 2009 from $9,462, or 13.4% of net sales of SEM, for the nine months ended September 30, 2008. The decrease in gross profit was primarily attributable to the reduction of its sales to its affiliated company, SSME.

Selling, General and Administrative Expenses — Selling, general, and administrative expenses comparison is as follows:

(In thousands of U.S. dollars) Nine Months Ended September 30,			Changes
	2009	2008	Amount	%
SDI	$4,325	$4,150	$175	4.2
SEM	2,577	2,249	328	14.6
Total net sales	$6,902	$6,399	$503	7.9

SDI — Selling, general, and administrative expenses increased by $175, or 4.2%, to $4,325, for the nine months ended September 30, 2009 from $4,150, for the nine months ended September 30, 2008. The increase was primarily due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,012.57 (2008 period) to KRW1,312.71 (2009 period) from the prior period to the current period, an increase of KRW300.14, or 29.6%. This caused a decrease in selling, general, and administrative expenses of approximately $1,230.
•	Maintenance and IT systems support fees, docks/sea usage fees, and commission payment increased due to increase in operations.
•	Payroll and employee benefit expenses increased due to an increase in the number of employees to 170 for the nine months ended September 30, 2009 from 115 for the same period in 2008.

SEM — Selling, general, and administrative expenses increased by $328, or 14.6%, to $2,577, for the nine months ended September 30, 2009 from $2,249, for the nine months ended September 30, 2008. The increase was primarily due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,012.57 (2008 period) to KRW1,312.71 (2009 period) from the prior period to the current period, an increase of KRW300.14, or 29.6%. This caused a decrease in selling, general, and administrative expenses of approximately $667.
•	Payroll and employee benefit expenses increased due to an increase in the number of employees to 103 for the nine months ended September 30, 2009 from 78 for the same period in 2008 primarily in the production planning and management, quality control, and other administrative positions.

Depreciation and Amortization Expense — Depreciation and amortization expense increased by $234, or 83.9%, to $513 for the nine months ended September 30, 2009 from $279 for the nine months ended September 30, 2008. The increase was primarily due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,012.57 (2008 period) to KRW1,312.71 (2009 period) from the prior period to the current period, an increase of KRW300.14, or 29.6%. This caused a decrease of approximately $82.
•	The increase in depreciation and amortization expense was primarily due to an increase of depreciable fixed assets for the nine months ended September 30, 2009 compared to the same period in 2008.

Non-Operating Expenses (Income) — The Company had $13,971 of net non-operating expense for the nine months ended September 30, 2009 compared to net non-operating expense of $4,625 for the nine months ended September 30, 2008. The net non-operating expense increase was primarily due to higher interest expense due to higher debt balance in the current period compared to the same period in 2008.

Income Tax Expense — For the nine months ended September 30, 2009 compared to the correspondent period ended September 30, 2008, the Company had higher non-deductible interest expenses that relate to interest expenses due to higher debt balances of short-term borrowings from affiliates compared to the prior year period. The Company also had higher permanent differences that arose from higher permanent non-deductible expenses such as meals and entertainment in the current period compared to the prior period.

Loss or Gain on Equity Investment in Affiliates — The Company had a gain of $4,670 for the nine months ended September 30, 2009 in equity investments in affiliates due to proportional shares of the affiliates’ net income compared to a gain of $4,864 for the nine months ended September 30, 2008. The loss or gain on equity investment is primarily due to adjustment of the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates.

Loss on Exchange of Equity Investments in Affiliates — The Company had a loss of $19,426 for the nine months ended September 30, 2008. During the nine months ended September 30, 2008, the Company exchanged all of the Company’s owned common stock of equity investment in affiliates which included Sungdong Heavy Industries Co., Ltd., Sungdong Kastech Co., Ltd., and Sungdong Logistics Co., Ltd., for another affiliate’s common stock shares, Sungdong Shipbuilding & Marine Engineering Co., Ltd. which resulted in a loss of $19,426. The loss represents the difference between the fair value of the SSME shares received and the carrying value of the Company’s owned common stock of equity investment in affiliates as noted above.

Results of Operations (Three Months Ended September 30, 2009 and 2008)

The following table sets forth selected income statement data and each item as a percentage of the Company’s revenue for the periods indicated.

	(In thousands of U.S. dollars) Three Months Ended September 30,
	2009		2008
	Amount	%	Amount	%
Net sales	$39,520	100.0	$70,343	100.0
Cost of sales	32,348	81.9	61,387	87.3
Gross profit(1)	7,172	18.1	8,956	12.7
Selling, general and administrative expenses	2,773	7.0	2,738	3.9
Depreciation and amortization	187	0.5	187	0.3
Operating profit	4,212	10.7	6,031	8.6
Non-operating expense, net	5,871	14.9	1,636	2.3
Profit before income taxes	(1,659)	(4.2)	4,395	6.2
Income taxes	(502)	(1.3)	(16)	0.0
Net income before equity investment	(1,157)	(2.9)	4,411	6.3
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates net loss (income)	(4,238)	(10.7)	(2,400)	3.4
Loss (gain) on exchange of equity investments in affiliates with common stock shares of another affiliate	—	—	—	0.0
Net income (loss)	$3,081	7.8	$6,811	9.7

(1)	— After elimination of intercompany sales and cost of sales.

Net Sales — Net sales comparison is as follows:

(In thousands of U.S. dollars) Three Months Ended September 30,			Changes
	2009	2008	Amount	%
SDI	$20,456	$34,379	$(13,923)	(40.5)
SEM	19,064	35,964	(16,900)	(47.0)
Total net sales	$39,520	$70,343	$30,823	(43.8)

SDI — Net sales decreased by $13,923, or 40.5%, to $20,456, for three months ended September 30, 2009 from $34,379 for the three months ended September 30, 2008. The decrease was primarily due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,062.74 (2008 period) to KRW1,240.89 (2009 period) from the prior period to the current period, an increase of KRW178.15, or 16.8%. This caused a decrease in net sales of approximately $3,437.
•	The decrease in sales was attributable primarily to the decrease in SDI’s sales of a floating dock to SSME as the floating dock was delivered during the 1st half of 2008.

SEM — Net sales decreased by $16,900, or 47.0%, to $19,064 for the three months ended September 30, 2009 from $35,964 for the three months ended September 30, 2008. The decrease was primarily due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,062.74 (2008 period) to KRW1,240.89 (2009 period) from the prior period to the current period, an increase of KRW178.15, or 16.8%. This caused a decrease in net sales of approximately $3,203.
•	The decrease in net sales was attributable primarily to the reduction of SEM’s sales to SSME. The affiliate sales decreased as well by $16,877 to $18,762 for the three months ended September 30, 2009 from $35,639 for the three months ended September 30, 2008.

Gross Profit — Gross profit comparison is as follows:

	Three Months Ended September 30, 2009		Three Months Ended September 30, 2008		Changes
(In thousands of U.S. dollars)	Amount	% of Net Sales	Amount	% of Net Sales	Amount	%
SDI	$3,682	18.0	$3,044	8.9	$638	21.0
SEM	3,940	18.3	5,912	6.4	(2,422)	(41.0)
Total	$7,172	18.1	$8,956	12.7	$(1,784)	(19.9)

SDI — Gross profit increased by $638, or 21.0%, to $3,682, or 18.0%, of net sales of SDI for the three months ended September 30, 2009 from $3,044, or 8.9% of net sales of SDI, for the three months ended September 30, 2008. Gross profit from affiliate sales increased as well by $635, or 21.3%, to $3,615, or 17.7% of net sales of SDI, for the three months ended September 30, 2009 from $2,980, or 8.7% of net sales of SDI, for the three months ended September 30, 2008. The increase in overall gross profit was primarily attributable to the lower material cost for the three months ended September 30, 2009 compared to the same period in 2008.

SEM — Gross profit decreased by $2,422, or 41.0%, to $3,491, or 18.3% of net sales of SEM, for the three months ended September 30, 2009 from $5,912, or 16.4% of net sales of SEM, for the three months ended September 30, 2008. Gross profit from affiliate sales decreased as well by $2,381, or 40.6%, to $3,482, or 18.3% of net sales SEM, for the three months ended September 30, 2009 from $5,863, or 16.3% of net sales of SEM, for the three months ended September 30, 2008. The decrease in gross profit was primarily attributable to the decrease in net sales.

Selling, General and Administrative Expenses — Selling, general, and administrative expenses comparison is as follows:

(In thousands of U.S. dollars) Three Months Ended September 30,			Changes
	2009	2008	Amount	%
SDI	$2,014	$1,411	$603	42.7
SEM	759	1,327	(568)	(42.8)
Total net sales	$2,773	$2,738	$35	1.3

SDI — Selling, general, and administrative expenses increased by $603, or 42.7%, to $2,014, for the three months ended September 30, 2009 from $1,411, for the three months ended September 30, 2008. The increase was primarily due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,062.74 (2008 period) to KRW1,240.89 (2009 period) from the prior period to the current period, an increase of KRW178.15, or 16.8%. This caused a decrease in net sales of approximately $237.

•	Payroll and employee benefit expenses increased due to an increase in the number of employees to 171 for the three months ended September 30, 2009 from 151 for the same period in 2008, primarily in production planning and management, quality control, and other administrative positions, as a result of Masan Yard operations
•	Maintenance and IT systems support fees, docks/sea usage fees, and commission payment increased due to increase in operations.

SEM — Selling, general, and administrative expenses decreased by $568, or 42.8%, to $759, for the three months ended September 30, 2009 from $1,327, for the three months ended September 30, 2008. The decrease was primarily due to the following:

•	The average rate of the Korean won to the U.S. dollar increased from KRW1,062.74 (2008 period) to KRW1,240.89 (2009 period) from the prior period to the current period, an increase of KRW178.15, or 16.8%. This caused a decrease in net sales of approximately $128.

Depreciation and Amortization Expense — Depreciation and amortization expense remained unchanged for the three months ended September 30, 2009 from $187 for the three months ended September 30, 2008.

Non-Operating Expenses (Income) — The Company had $5,871 of net non-operating expense for the three months ended September 30, 2009 compared to net non-operating expense of $1,636 for the three months ended September 30, 2008. The net non-operating expense increase was primarily due to higher interest expense due to higher average short-term and long-term borrowings in the current period compared to the same prior period.

Income Tax Expense — The effective tax rate was 30.2% for the three months ended September 30, 2009 compared with (0.3)% for the three months ended September 30, 2008. Considering the pretax income for the three months ended September 30, 2008 was adjusted for taxable income with the reflection of non deductible interest expenses and prior period income tax payment, the effective tax rates would have been changed substantially.

Loss or Gain on Equity Investment in Affiliates — The Company had a gain of $4,238 for the three months ended September 30, 2009 in equity investments in affiliates due to proportional shares of the affiliates’ net income compared to a gain of $2,400 for the three months ended September 30, 2008. The loss or gain on equity investment is primarily due to adjustment of the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates.

Results of Operations (Fiscal 2008, 2007, and 2006)

The following table sets forth selected income statement data and each item as a percentage of the Company’s revenue for the periods indicated.

	(In thousands of U.S. dollars) Years Ended December 31,
	2008		2007		2006
	Amount	%	Amount	%	Amount	%
Net sales
Product	$173,870	100.0	$74,353	100.0	$91,922	77.1
Service	—	—	—	—	27,312	22.9
	173,870	100.0	74,353	100.0	$119,234	100.0
Cost of sales
Product	147,859	85.0	56,751	76.3	70,493	59.1
Service	—	—	—	—	18,183	15.2
	147,859	85.0	56,751	76.3	88,676	74.4
Gross profit(1)	26,011	15.0	17,602	23.7	30,558	25.6
Selling, general and administrative expenses	7,844	4.5	3,852	5.2	16,931	14.2
Depreciation and amortization	359	0.2	74	0.1	505	0.4
Operating profit	17,808	10.2	13,676	18.4	13,122	11.0
Non-operating expense (income), net	11,277	6.5	2,778	3.7	2,106	1.8
Profit before income taxes	6,531	3.8	10,898	14.7	11,016	9.2
Income taxes	1,686	1.0	2,306	3.1	2,965	2.5
Net income before minority interest and equity investment	4,845	2.8	8,592	11.6	8,051	6.8
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates’ net loss (income)	5,122	2.9	(7,497)	(1.0)	(3,597)	(3.0)
Gain on deconsolidation	—	—	(28,159)	(37.9)	—	—
Loss on exchange of equity investments in affiliates with common stock shares of another affiliate	19,393	11.2	—	—	—	—
Net income (loss) before minority interest	(19,670)	(11.3)	37,520	46.4	11,648	9.8
Minority interest in net income of subsidiary	—	—	—		4,059	3.4
Net income (loss)	$(19,670)	(11.3)	$37,520	46.4	$7,589	6.4

(1)	After elimination of intercompany sales and cost of sales.

Fiscal 2008 Compared to Fiscal 2007 (in thousands)

Due to significant changes in the foreign exchange rate of the Korean won to the U.S. dollar, the change is not indicative of the actual results.

Net Sales — Net sales comparison is as follows:

(In thousands of U.S. dollars) Years Ended December 31,			Changes
	2008	2007	Amount	%
SDI	$76,954	$30,730	$46,224	150.4
SEM	96,916	43,623	53,293	122.2
Total net sales	$173,870	$74,353	$99,517	133.8

SDI — Net sales increased by $46,224, or 150.4%, to $76,954 for fiscal 2008 from $30,730 for fiscal 2007. The increase was due to the following:

•	The average rate of the Korean won to the U.S. dollar increased to KRW1,102.59 (2008 period) from KRW929.20 (2007 period) from the prior period to the current period, an increase of KRW173.39, or 18.7%. This caused a decrease of approximately $5,747.
•	The increase in net sales was primarily attributable to Masan Yard operations. SDI acquired the Masan Yard assets in December 2007 and commenced the production of floating docks and shipbuilding blocks in 2008. SDI primarily sold floating docks and shipbuilding blocks to SSME, which accounted for 53% of the total sales of SDI in fiscal 2008 compared to none in fiscal 2007. The increase in sales is also due to increase in sales of welding machines by 10% in fiscal 2008 compared to fiscal 2007 as a result of an increase in demand. Mainly due to the sales of floating docks and shipbuilding blocks to SSME, affiliate sales substantially increased by $45,879, or 322.6%, to $60,102 for fiscal 2008 from $14,223 for fiscal 2007.

SEM — Net sales increased by $53,293, or 122.2%, to $96,916 for fiscal 2008 from $43,623 for fiscal 2007. The increase was due to the following:

•	The average rate of the Korean won to the U.S. dollar increased to KRW1,102.59 (2008 period) from KRW929.20 (2007 period) from the prior period to the current period, an increase of KRW173.39, or 18.7%. This caused a decrease of approximately $8,158.
•	The increase in net sales was primarily attributable to an increase in sales to its affiliate, SSME. In fiscal 2008, sales to SSME more than tripled compared to fiscal 2007. The increase in sales to SSME was primarily due to sales of its cranes and other mechanical equipment. Accordingly, the affiliate sales substantially increased by $57,836, or 226.0%, to $83,428 for fiscal 2008 from $25,592 for fiscal 2007.

Gross Profit — Gross profit comparison is as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007		Changes
(In thousands of U.S. dollars)	Amount	% of Net Sales	Amount	% of Net Sales	Amount	%
SDI	$17,756	23.0	$14,844	48.3	$2,912	19.6
SEM	8,255	8.5	2,758	6.3	5,497	199.3
Total	$26,011	15.0	$17,602	23.7	$8,409	47.8

SDI — Gross profit increased by $2,912, or 19.6%, to $17,756, or 23.0% of net sales in fiscal 2008 from $14,844, or 48.3%, of net sales in fiscal 2007. Gross profit from affiliate sales increased by $5,562, or 67.4%, to $13,817, or 18.0% of net sales, in fiscal 2008 from $8,255, or 26.9% of net sales, in fiscal 2007. The increase in overall gross profit was primarily attributable to the following:

•	Increase in net sales by $46,224, or 150.4%.
•	SDI’s gross margin in fiscal 2007 was unusually high due to a significant increase in the sales prices caused by a boom peak in shipbuilding industry in 2007.

SEM — Gross profit increased by $5,497, or 199.3%, to $8,255, or 8.5% of net sales in fiscal 2008 from $2,758, or 6.3%, of net sales in fiscal 2007. Gross profit from affiliate sales increased by $4,381, or 270.8%, to $5,999, or 6.2% of net sales, in fiscal 2008 from $1,618, or 3.7% of net sales, in fiscal 2007. The increase in gross profit was primarily attributable to the following:

•	Increase in net sales by $53,293, or 122.2%.
•	SEM increased sales prices of its products between 2% and 4% due to an increase in demand.

Selling, General and Administrative Expenses — Selling, general, and administrative expenses comparison is as follows:

(In thousands of U.S. dollars) Years Ended December 31,			Changes
	2008	2007	Amount	%
SDI	$5,209	$2,520	$2,689	106.7
SEM	2,635	1,332	1,303	97.8
Total	$7,844	$3,852	$3,992	10.36

SDI — Selling, general, and administrative expenses increased by $2,689, or 106.7%, to $5,209, for fiscal 2008 from $2,520, for fiscal 2007. The increase was due to the following:

•	The average rate of the Korean won to the U.S. dollar increased to KRW1,102.59 (2008 period) from KRW929.20 (2007 period) from the prior period to the current period, an increase of KRW173.39, or 18.7%. This caused a decrease of approximately $471.
•	Payroll and employee benefit expenses increased by $1,505, or 88.4%, to $3,207, for fiscal 2008 from $1,702 for fiscal 2007. The increase was primarily due to an increase in the number of employees to 165 for fiscal 2008 from 57 for fiscal 2007 primarily in production planning and management, quality control, accounting, and other administrative positions as a result of Masan Yard operations.
•	Maintenance and IT systems support fees, and docks/sea usage fees increased by $861, or 361.8%, to $1,099 for fiscal 2008 from $238 for fiscal 2007 due to Masan Yard operations in fiscal 2008.

SEM — Selling, general, and administrative expenses increased by $1,303, or 97.8%, to $2,635, for fiscal 2008 from $1,332, for fiscal 2007. The increase was due to the following:

•	The average rate of the Korean won to the U.S. dollar increased to KRW1,102.59 (2008 period) from KRW929.20 (2007 period) from the prior period to the current period, an increase of KRW173.39, or 18.7%. This caused a decrease of approximately $249.
•	Payroll and employee benefit expenses increased by $1,411, or 217.4%, to $2,060 in fiscal 2008 from $649 for fiscal 2007. The increase was primarily due to an increase in the number of employees to 117 for fiscal 2008 from 47 for fiscal 2007, primarily in production planning and management, quality control, accounting, and other administrative positions, as a result of an increase in sales in fiscal 2008 compared to fiscal 2007.

Depreciation and Amortization Expense — Depreciation and amortization expense increased by $285, or 385.1%, to $359 for fiscal 2008 from $74 for fiscal 2007. The increase in depreciation and amortization expense was primarily due to an increase of depreciable fixed assets compared with prior year.

Non-Operating Expenses (Income) — The Company had $11,277 of net non-operating expense for fiscal 2008 compared to net non-operating expense of $2,778 for fiscal 2007. The net non-operating expense of $11,277 for fiscal 2008 was due to interest expense of $15,152 and was off-set by interest income of $5,168. The net non-operating expense of $2,778 for fiscal 2007 consisted of interest expense of $2,789.

Income Tax Expense — The provision for income taxes was $1,686 for fiscal 2008 compared with $2,306 for fiscal 2007. The effective tax rate was 25.8% for fiscal 2008 compared with 21.2% for fiscal 2007.

Loss or Gain on Equity Investment in Affiliates — The Company had a loss of $5,122 for fiscal 2008 in equity investments in affiliates due to proportional shares of the affiliates’ net income compared to a gain of $749 for fiscal 2007. The loss or gain on equity investment is primarily due to adjustment of the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates.

Gain on Deconsolidation — The Company had a gain of $28,159 for fiscal 2007 and none in fiscal 2008. The Company had three majority-owned subsidiaries as of December 31, 2006. During 2007, the Company’s ownership of these majority-owned subsidiaries were sold and as a result, the stocks owned by the Company were diluted which resulted in owning less than 50% of common stock shares of these subsidiaries. As a result, the Company accounted these majority-owned subsidiaries as deconsolidation in as of and for the year ended December 31, 2007.

Loss on Exchange of Equity Investments in Affiliates — The Company had a loss of $19,393 for fiscal 2008 and none in fiscal 2007. In fiscal 2008, the Company exchanged all of the Company’s owned common stock of equity investment in affiliates which included Sungdong Heavy Industries Co., Ltd., Sungdong Kastech Co., Ltd., and Sungdong Logistics Co., Ltd., for another affiliate’s shares of common stock, Sungdong Shipbuilding & Marine Engineering Co., Ltd. (SSME) which resulted in a loss of $19,393. The loss represents the difference between the fair value of the SSME shares received and the carrying value of the Company’s owned common stock of equity investment in affiliates as noted above.

Fiscal 2007 Compared to Fiscal 2006 (in thousands)

Due to significant changes in the foreign exchange rate of the Korean won to the U.S. dollar, the change is not indicative of the actual results.

Net Sales — Net sales comparison is as follows:

(In thousands of U.S. dollars) Years Ended December 31,			Changes
	2007	2006	Amount	%
SDI	$30,730	$25,782	$4,948	19.2
SEM	43,623	1,748	41,875	2,395.6
SDH	—	64,393	(64,393)	(100.0)
SDK	—	20,424	(20,424)	(100.0)
SDL	—	6,887	(6,887)	(100.0)
Total net sales	$74,353	$119,234	$(44,881)	(37.6)

SDI — Net sales increased by $4,948, or 19.2%, to $30,730 for fiscal 2007 from $25,782 for fiscal 2006. The increase was due to the following:

•	The average rate of the Korean won to the U.S. dollar decreased to KRW929.20 (2007 period) from KRW955.51 (2006 period) from the prior period to the current period, a decrease of KRW26.31, or 2.8%. This caused an increase of approximately $722.
•	The increase was primarily attributable to an increase in sales of welding machines and machinery parts due to an increase in demand. Affiliate sales increased by $3,548, or 33.2%, to $14,223 for fiscal 2007 from $10,675 for fiscal 2006.

SEM — Net sales increased by $41,875, or 2,395.6%, to $43,623 for fiscal 2007 from $1,748 for fiscal 2006. The increase was due to the following:

•	The average rate of the Korean won to the U.S. dollar decreased to KRW929.20 (2007 period) from KRW955.51 (2006 period) from the prior period to the current period, a decrease of KRW26.31, or 2.8%. This caused an increase of approximately $1,173.
•	SEM was established in fiscal 2006 and commenced full-scale operations in the second half of fiscal 2006. As a result, sales in fiscal 2006 were much lower compared to sales in fiscal 2007. Affiliate sales increased by $25,368, or 11,325.0%, to $25,592 for fiscal 2007 from $224 for fiscal 2006. The increase in affiliate sales was due primarily to sales of cranes and other mechanical equipment required for assembly of its shipbuilding lines by SSME as a result of SSME’s yard expansion.

SDH, SDK, SDL — These companies were deconsolidated in January of 2007.

Gross Profit — Gross profit comparison is as follows:

	Year Ended December 31, 2007		Year Ended December 31, 2006		Changes
(In thousands of U.S. dollars)	Amount	% of Net Sales	Amount	% of Net Sales	Amount	%
SDI	$14,844	48.3	$7,639	29.6	$7,205	94.3
SEM	2,758	6.32	109	6.2	2,649	2,430.3
SDH	—	—	13,680	21.2	(13,680)	(100.0)
SDK	—	—	2,241	11.0	(2,241)	(100.0)
SDL	—	—	6,889	100	(6,889)	(100.0)
Total	$17,602	23.7	$30,558	25.6	$(12,956)	(42.4)

SDI — Gross profit increased by $7,205, or 94.3%, to $14,844, or 48.3%, of net sales in fiscal 2007 from $7,639, or 29.6%, of net sales in fiscal 2006. Gross profit from affiliate sales increased by $5,092, or 161.0%, to $8,255, or 26.9% of net sales, in fiscal 2007 from $3,163, or 12.3% of net sales, in fiscal 2006. The increase in gross profit was primarily attributable to the following:

•	Increase in net sales by $4,948, or 19.2%.
•	SDI’s gross margin in fiscal 2007 was unusually high due to a significant increase in the sales prices caused by a boom peak in the shipbuilding industry in 2007.

SEM —  Gross profit increased by $2,649, or 2,430.3%, to $2,758, or 6.3% of net sales, in fiscal 2007 from $109, or 6.2% of net sales, in fiscal 2006. Gross profit from affiliate sales increased by $1,604, or 11,462.0%, to $1,618, or 3.7% of net sales, in fiscal 2007 from $14, or 0.8% of net sales, in fiscal 2006.

SDH, SDK, SDL — These companies were deconsolidated in January of 2007.

Selling, General and Administrative Expenses — Selling, general and administrative expenses comparison is as follows:

(In thousands of U.S. dollars) Years Ended December 31,			Changes
	2008	2007	Amount	%
SDI	$2,520	$1,198	$1,322	110.4
SEM	1,332	581	751	129.3
SDH	—	8,716	(8,716)	(100.0)
SDK	—	1,164	(1,164)	(100.0)
SDL	—	5,272	(5,272)	(100.0)
Total	$3,852	$16,931	$(13,079)	(77.2)

SDI — Selling, general, and administrative expenses increased by $1,332, or 110.4%, to $2,520 for fiscal 2007 from $1,198 for fiscal 2006. The increase was primarily attributable to the following:

•	Payroll and employee benefit expenses increased by $1,120, or 157.4%, to $1,832, or 11.5% of net sales for fiscal 2007 from $712, or 8.9%, of net sales for fiscal 2006.
•	Maintenance and IT systems support fees increased by $176, or 217%, to $256 for fiscal 2007 from $81 for fiscal 2006 primarily due to an increase in operations.

SEM — Selling, general, and administrative expenses increased by $751, or 129.3%, to $1,332, for fiscal 2007 from $581, for fiscal 2006. The increase was primarily attributable to the following:

•	Payroll and employee benefit expenses increased by $305, or 77.5%, to $698, or 1.6%, of net sales for fiscal 2007 from $394, or 21.5%, of net sales for fiscal 2006. The increase was primarily due to an increase in the number of employees primarily in production planning and management, quality control, accounting, and other administrative positions to support an increase in operations.

•	SEM had unusually higher selling, general and administrative expenses due to the establishment of its business in 2006 and lower sales in fiscal 2006. In fiscal 2007, SEM was fully operational, which normalized the percentage of selling, general, and administrative expenses compared to net sales.

Depreciation and Amortization Expense — Depreciation and amortization expense decreased by $431, or 85.3%, to $74 for fiscal 2007 from $505 for fiscal 2006. The decrease in depreciation and amortization expense was primarily due to the depreciation and amortization expense of three subsidiaries that were deconsolidated in fiscal 2007, which amounted to $5.

Non-Operating Expenses (Income) — The Company had $2,778 of net non-operating expense for fiscal 2007 compared to net non-operating expense of $2,106. The net non-operating expense of $2,778 was due to interest expense of $2,789 for fiscal year 2007. The net non-operating expense of $2,106 was due to interest expense of $4,723 and off-set by interest income of $1,956 for fiscal 2006. Interest expense decreased by $1,934, or 40.9%, to $2,106 for fiscal 2007 from $4,723 for fiscal 2006 primarily due to lower average short-term and long-term borrowings and lower average interest rate in fiscal 2007 compared to fiscal 2006.

Income Tax Expense — The provision for income taxes was $2,306 for fiscal 2007 compared to $2,965 for fiscal 2006. The effective tax rate was 21.2% for fiscal 2007 compared to 26.9% for fiscal 2006.

Loss or Gain on Equity Investment in Affiliates — The Company had a gain of $749 for fiscal 2007 in equity investments in affiliates due to proportional shares of the affiliates’ net income compared to a gain of $3,597 for fiscal 2006. The gain on equity investment is primarily due to adjustment of the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates.

Gain on Deconsolidation — The Company had a gain of $28,159 for fiscal 2007. The Company had three majority-owned subsidiaries as of December 31, 2006. During 2007, the Company’s ownership of these majority-owned subsidiaries were sold and as a result, the stocks owned by the Company were diluted which resulted in owning less than 50% of common stock shares of these subsidiaries. As a result, the Company accounted these majority-owned subsidiaries as deconsolidation in as of and for the year ended December 31, 2007.

Minority Interest in Net Income of Subsidiary — Minority interest is related to the non-controlling interest in the subsidiaries. Minority interest for fiscal 2006 represents the non-controlling interest portion of net income of the majority-owned subsidiaries.

Liquidity and Capital Resources

The Company’s principal liquidity requirements are for working capital and capital expenditures. The Company funds its liquidity requirements primarily through cash on hand, cash flow from operations and borrowings from its various credit facilities and long-term borrowings. The Company believes that its cash on hand, future funds from operations and borrowings from its various credit facilities and long-term borrowings will be sufficient to finance anticipated expansion plans and strategic initiatives for at least the next twelve months. There is no assurance, however, that the Company will be able to generate sufficient cash flow or that it will be able to maintain its ability to borrow under its various credit facilities and long-term borrowings.

The Company ended fiscal 2008 with $3,276 of cash and cash equivalents compared with $4,166 in fiscal 2007. The Company ended cash and cash equivalents balance with $1,763 and $10,321 as of September 30, 2009 and 2008, respectively. The following table summarizes the Company’s cash flows from operating, investing and financing activities for each of the past three fiscal years and as of September 30, 2009 and 2008:

	Nine Months Ends September 30,		Years Ended December 31,
(In thousands of U.S. dollars)	2009	2008	2008	2007	2006
Net cash provided by (used in) operating activities	$(51,470)	$16,819	$87,615	$11,899	$49,611
Net cash used in investing activities	(41,617)	(237,010)	(332,810)	(48,540)	(27,732)
Net cash provided by financing activities	92,546	227,350	245,398	33,346	33,325
Effect of foreign currency exchange translation	721	(1,932)	(1,093)	1,967	1,053
Net increase (decrease) in cash and cash equivalents	180	5,227	(890)	(1,328)	56,257
Deconsolidation	—	—	—	(65,383)	—
Cash and cash equivalents – beginning of year	3,276	4,166	4,166	70,877	14,620
Cash and cash equivalents – end of year	$180	$5,227	$3,276	$4,166	$70,877

The Company’s net cash generated from operating activities consists of (i) cash generated from its operations, (ii) net cash inflows or outflows from changes in its operating assets and liabilities, including inventories, trade and other receivables, advances to vendors, other assets, trade and other payables, advances from customers, and accrued severance and retirement benefits and (iii) net adjustments to reconcile net income to certain non-cash items, including income tax, depreciation, loss or gain on investment under equity method and others.

Operating Activities — Net cash provided by operating activities increased to $87,615 during 2008 compared to $11,899 during 2007. The net cash provided by operating activities for fiscal 2008 was due to increase in accounts payable, accrued expenses, advance from customers, and a loss on exchange of equity investments of affiliates and was off-set by net loss and decrease in trade accounts receivable, inventories, advance to vendors, and prepaids and other assets. The net cash provided by operating activities for fiscal 2007 was due to net income and increase in depreciation expense, advance to vendors, prepaid expenses, and advance from customers, and was off-set by gain in deconsolidation of subsidiaries and decrease in trade accounts receivable and accounts payable. The Company had a net loss of $15,838 and net income of $41,106 for the years ended December 31, 2007 and 2006, respectively.

Net cash used in operating activities increased to $51,470 for the nine months ended September 30, 2009 compared to net cash provided by $16,819 for the nine months ended September 30, 2008. The net cash used in operating activities for the nine months ended September 30, 2009 was primarily due to decrease in advance from customers and accounts payable. The net cash used in operating activities for the nine months ended September 30, 2008 was primarily due to decrease in accounts payable and prepaid expenses and other current assets and net loss and was off-set by increase in accrued expenses and advance from customers. The Company had net income of $2,769 and a net loss of $9,182 for the nine months ended September 30, 2009 and 2008, respectively.

Investing Activities — Changes in cash flows from investing activities consist primarily of increases in acquisitions of property, plant and equipment, short-term loan payments to executive and affiliates. The capital expenditures primarily consist of land, building, and equipment purchases for purpose of expansion of business and to support our growth of our infrastructure.

Financing Activities — Changes in cash flows from financing activities consist primarily of repayments of and proceeds from short-term and long-term borrowings and short-term borrowings from affiliates.

Financing Agreements — The Company entered into various short-term and long-term borrowings for working capital purposes which are primarily to fund the operation and to purchase property, plant and equipment.

The Company has various short-term borrowings from various financial institutions which are typically automatically renewed. Under the short-term borrowings, interest only payments are required with the remaining balance due upon termination or expiration date as defined under the agreement. Interest rates vary between 7.48% and 9.10% and are based on the bank’s floating rate plus an agreed upon margin which is in the range of 1% to 3%.

The Company has various long-term borrowings from various financial institutions which are due between years 2011 and 2018. Under the long-term borrowings, monthly principal and interest payments are required with the remaining balance due upon termination or expiration date as defined under the agreement. Interest rates vary between 6.56% and 9.01% and are based on the bank’s floating rate plus an agreed upon margin which is in the range of 1% to 3%.

The short-term and long-term borrowings are collateralized by most of the Company’s assets and no financial covenants are required under these arrangements.

The Company guaranteed bank borrowings from financial institutions and advances from customers included in the liabilities in the balance sheet of its affiliate, Sungdong Shipbuilding & Marine Engineering Co., Ltd., during 2008. As of December 31, 2008, the amounts guaranteed of these borrowings and advances from customers were $306,455 and $772,430, respectively.

Liquidity — The Company had a working capital deficit (defined as current liabilities minus current assets) of $141,921, $86,244 and $185,958 as of September 30, 2009 and December 31, 2008, and 2007, respectively. The Company expects to lower working capital deficit in the future as a result of significant cash generation from its sales of shipbuilding blocks and specialty vessels.

Future Capital Requirements — The Company had cash on hand of $3,456 at September 30, 2009 and $3,276 at December 31, 2008. The Company expects capital expenditures for fiscal 2009 to range from approximately $3,000 to $4,000, primarily to fund the Masan Yard renovation.

The Company believes that it will be able to fund its cash requirements, for at least the next twelve months, from cash on hand, operating cash flows and additional borrowings from various financial institutions. However, the Company’s ability to satisfy its cash requirements depends upon its future performance, which in turn is subject to general economic conditions and regional risks, and to financial, business and other factors affecting the Company’s operations, including factors beyond our control. See, “Risk Factors”, included in this proxy statement.

If the Company is unable to generate sufficient cash flow from operations to meet its obligations and commitments, the Company will be required to refinance or restructure its indebtedness or raise additional debt or equity capital, which would likely result in increased interest expense. Additionally, the Company may be required to sell material assets or operations or delay or forego expansion opportunities. The Company might not be able to effect successful alternative strategies on satisfactory terms, if at all.

Off-Balance Sheet Arrangements and Contractual Obligations — The Company’s material off-balance sheet arrangements are operating lease obligations. The Company excluded these items from the balance sheet in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). A summary of the Company’s operating lease obligations by fiscal year is included in the table below. Additional information regarding the Company’s operating leases is available in Note 14, Commitments and Contingencies, of the notes to consolidated financial statements included in this proxy statement.

The Company’s future obligations and commitments as of December 31, 2008, include the following:

	Payments Due by Period (In thousands of U.S. dollars)
	Total	Less Than 1 Year	1 – 3 Years	3 – 5 Years	After 5 Years

Long-term borrowings from banks	$227,855	$4,240	$67,686	$59,777	$96,152
Lease commitments – operating leases	117	81	36	—	—
Short-term borrowings from banks	59,816	59,816	—	—	—
Total	$287,788	$64,137	$67,722	$59,777	$96,152

Periodic interest payments under short-term and long-term borrowings are not included in the preceding table because interest expense is based on variable indices and the balance of borrowings fluctuates depending on operating, investing and financing cash flows. Assuming no changes in the Company’s short-term and long-term borrowings or interest rates as of the fiscal 2009 year-end, the Company’s projected annual interest payments would be approximately $13,400.

The Company guaranteed bank borrowings from financial institutions and advances from customers included in the liabilities in the balance sheet of its affiliate, Sungdong Shipbuilding & Marine Engineering Co., Ltd., during 2008. As of December 31, 2008, the amounts guaranteed of these borrowings and advances from customers were $306,455 and $772,430, respectively.

In the ordinary course of business, the Company enters into arrangements with vendors to purchase raw materials in advance of expected delivery. Because most of these purchase orders do not contain any termination payments or other penalties if cancelled, they are not included as outstanding contractual obligations.

SDI currently leases properties in South Korea and details of the leases are as follows:

Facilities	Expiration	Lease fee	Purpose
Land (2,845 square meters) and building (431.68 square meters)	April 21, 2010	US$2,176/month	Warehouse
Land (3,402 square meters) and building (1,338 square meters)	June 30, 2010	US$4,534/month	Land for factory

The Company’s exposure to market risk is limited to interest rate risk associated with the Company’s short-term and long-term borrowings. All of the Company’s operating activities, such as sales, general expenses and purchases, are conducted in Korean won and, as a result, the Company does not consider the market risk exposure relating to foreign currency exchange to be a risk.

Based on the Company’s interest rate exposure on variable rate borrowings at September 30, 2009, a one percentage point increase in average interest rates on the Company’s borrowings would increase future interest expense by approximately $198 per month. The Company determined these approximate amounts by multiplying the $237,889 of variable rate borrowings at September 30, 2009 by 1% and dividing by twelve (months). The Company is currently not using any interest rate collars or hedges to manage or reduce interest rate risk. As a result, any increase in interest rates on the Company’s variable rate borrowings would increase interest expense and reduce net income.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of North Shore’s common stock as of , 2009 (pre-acquisition) and, immediately following consummation of the acquisition (post-acquisition), ownership of shares of North Shore common stock, by:

•	each person known by North Shore to be the beneficial owner of more than 5% of North Shore’s outstanding shares of common stock either on , 2009 (pre-acquisition) or of shares of North Shore common stock that will be outstanding after the consummation of the acquisition (post-acquisition);
•	each of North Shore’s current executive officers and directors;
•	each person who will become an executive officer or director of North Shore upon consummation of the acquisition;
•	all of North Shore’s current executive officers and directors as a group; and
•	all of the executive officers and directors of North Shore as a group after the consummation of the acquisition.

Information (pre-acquisition) does not reflect beneficial ownership of North Shore’s outstanding warrants as these warrants are not currently exercisable and will not become exercisable until consummation of the acquisition. Information (post-acquisition) assumes that no Public Shares vote against the acquisition proposal and seek conversion.

At any time prior to the special meeting, during a period when they are not then aware of any material non-public information regarding North Shore or its securities, North Shore, the North Shore Founders, SDI, HY Jung and their respective affiliates may enter into a written plan to purchase North Shore securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities at any time prior to the special meeting of stockholders. The ownership percentages listed below do not include any such shares that may be purchased after , 2009.

Unless otherwise indicated, North Shore believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Pre-Acquisition			Post-Acquisition
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Israel A. Englander	858,000	(2)	10.8%	858,000	(2)	5.6%
HBK Investments L.P.	785,000	(3)	9.9%	785,000	(3)	5.1%
The Baupost Group, L.L.C.	675,000	(4)	8.5%	675,000	(4)	4.4%
Polar Securities Inc.	579,000	(5)	7.3%	579,000	(5)	3.8%
Arrowgrass Capital Partners (US) LP	475,539	(6)	6.0%	475,539	(6)	3.1%
Tiger Europe Master Fund Ltd.	437,500	(7)	5.5%	437,500	(7)	2.9%
Azimuth Opportunity, Ltd.	417,950	(8)	5.3%	417,950	(8)	2.7%
Barry J. Gordon	468,851	(9)	5.9%	29,520		*
Marc H. Klee	364,662	(10)	4.6%	22,961		*
Sang-Chul Kim	0		0%	3,088,250	(11)	18.3%
Byong-Yub Ahn	0		0%	0		0%
Yo-Shin Song	0		0%	0		0%
Hwi-Young Jung(12)	0		0%	7,341,102	(13)	48.0%
Tiger Y.W. Kim(12)	0		0%	0		0%
Soo-Bum Kang(12)	0		0%	0		0%
All pre-acquisition officers and directors of North Shore as a group (4 individuals)	364,662	(10)	4.6%	3,111,211	(11)	20.4%
All post-acquisition officers and directors of North Shore as a group (4 individuals)	0		0%	10,429,352	(11)	61.8%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, South Korea 135-270.
(2)	Represents 858,000 shares of common stock held by Integrated Core Strategies (US) LLC (“ICS”). 176,000 of such shares are included in units. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. This amount does not include 176,000 warrants included in the units held by ICS and 119,500 warrants held by ICS that are not included in units, which are not exercisable and will not become exercisable within 60 days. Mr. Englander is the managing member of Millenium Management LLC (“MM”); MM is the general partner of Integrated Holding Group LP (“IHG”); and IHG is the managing member of ICS. As a result, each may be deemed to have shared voting control and investment discretion over the securities. The business address of Mr. Englander and each of the entities is 666 Fifth Avenue, New York, New York 10103. The foregoing information is derived from a Schedule 13G filed with the SEC on December 17, 2007, as amended on November 10, 2008.
(3)	Represents 785,000 shares of common stock over which HBK Investments L.P., HBK Services LLC (“Services”), HBK Partners II L.P. HBK Management LLC and HBK Master Fund L.P. each have shared voting and dispositive power. HBK Investments L.P. has delegated discretion to vote and dispose of the securities to Services. Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, HBK Virginia LLC, HBK Europe Management LLP and/or HBK Hong Kong Ltd. (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. This amount does not include 340,000 warrants to purchase shares of common stock, which are not exercisable and will not become exercisable within 60 days. The business address for each entity is 300 Crescent Court, Suite 700, Dallas, Texas 75201. The foregoing information was derived from a Schedule 13G filed with the SEC on December 21, 2007, as amended on February 8, 2008.
(4)	Represents 675,000 shares of common stock over which The Baupost Group, L.L.C. (“Baupost”), a registered investment adviser, has sole voting and dispositive power. SAK Corporation, as the Manager of Baupost, and Seth A. Klarman, as the sole Director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of all the securities. The business address of Mr. Klarman and each of the entities is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. The foregoing information is derived from a Schedule 13G filed with the SEC on February 13, 2008.
(5)	Represents shares of common stock held by North Pole Capital Master Fund (“North Pole”) and certain discretionary accounts (“Accounts”). Polar Securities Inc. (“Polar Securities”) serves as the investment manager for North Pole and the Accounts. The business address for North Pole and Polar Securities is 372 Bay Street, 21st Floor, Toronto, Canada A6 MSH 2S6. The foregoing information is derived from a Schedule 13G/A filed with the SEC on February 17, 2009.
(6)	Represents 475,539 shares of common stock over which Arrowgrass Capital Partners (US) LP (“Arrowgrass LP”) and Arrowgrass Capital Services (US) Inc. (“Arrowgrass Inc.”) each have shared voting and dispositive power. Arrowgrass Inc. serves as the general partner of Arrowgrass LP. As such, it has the power to direct the affairs of Arrowgrass LP, including decisions with respect to the disposition of the proceeds from the sale of the shares of common stock The business address for both Arrowgrass Inc. and Arrowgrass LP is 245 Park Avenue, New York, New York 10167. The foregoing information was derived from a Schedule 13G filed with the SEC on June 9, 2009.
(7)	Represents 437,500 shares of common stock over which Tiger Europe Master Fund Ltd. (“Tiger Master Fund”), Tiger Europe Management LLC (“Management”), and Elena Piliptchak each have shared voting and dispositive power. Tiger Management and Tiger Master Fund are under common control. The business address for Tiger Master Fund is Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands. The business address of Ms. Piliptchak and Tiger Management is 101 Park Avenue, 33rd Floor, New York, New York 10178. The foregoing information was derived from a Schedule 13G filed with the SEC on August 28, 2009.
(8)	The business address for Azimuth Opportunity, Ltd. is c/o Ogier, Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands. The foregoing information is derived from a Schedule 13G filed with the SEC on July 18, 2008.
(9)	Does not include 472,320 shares of common stock issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.
(10)	Does not include 367,360 shares of common stock issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.

(11)	Includes (i) 1,488,250 shares of common stock to be transferred to Mr. Kim upon the consummation of the acquisition and (ii) 1,600,000 shares of common stock issuable upon exercise of Founders’ Warrants that will become exercisable upon consummation of the acquisition and which will be transferred to Mr. Kim from the initial stockholders pursuant to the terms of the Investment Agreement. Broadband is entitled to receive 35% of such Founders’ Warrants upon Mr. Kim’s receipt of such Founder Warrants.
(12)	The business address of each of these individuals is 407-1 Maehak-ri Jungkwan-myun, Kijang-kun, Pusan, South Korea.
(13)	Does not include any warrants to be purchased by affiliates of Mr. Jung as contemplated by the Purchase Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Ethics and Related Person Policy

North Shore’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed years, (2) North Shore or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than five percent (5%) beneficial owner of North Shore’s common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

The audit committee of North Shore’s board of directors, pursuant to its written charter, is responsible for reviewing and approving related person transactions to the extent North Shore enters into such transactions. The audit committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related person, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, North Shore requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related person transactions.

North Shore Related Person Transactions

In June 2007, North Shore issued 1,250,000 shares of common stock to the individuals set forth below for $25,000 in cash, at a purchase price of $0.02 per share, as follows:

Name	Number of Shares	Relationship to North Shore
Barry J. Gordon	369,000	Former Chairman and Chief Executive Officer
Marc H. Klee	287,000	Director, Former President, Chief Financial Officer and Secretary
Robert Sroka	162,500	Former Director
Arthur H. Goldberg	162,500	Former Director
Harvey Granat	162,500	Stockholder
Alan J. Lowenstein	106,500	Former Vice President

Effective September 18, 2007 and November 30, 2007, North Shore’s board of directors authorized a stock dividend of 0.38 and 0.05 shares of common stock, respectively, for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.01 per share.

On January 11, 2008, North Shore consummated the offering of 53,000 units that were subject to the over-allotment option granted to the underwriter in the initial public offering. The remainder of the underwriter’s over-allotment option expired unexercised. As only a portion of the over-allotment option was exercised, an aggregate of 223,000 Founders’ Shares were canceled to maintain the North Shore’s Founders’ ownership in its common stock at 20%.

Inside Stockholder Escrow

All of the Founders’ Shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of North Shore’s initial business combination. The Founders’ Shares may be released from escrow earlier than this date if, within the first year after North Shore consummates an initial business combination, it consummates a subsequent liquidation, acquisition, stock exchange or other similar transaction which results in all of the North Shore stockholders having the right to exchange their shares of common stock for cash, securities or other property. Additionally, if holders of more than 20% of the IPO shares vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the North Shore Founders have agreed to forfeit and return to North Shore for cancellation a number of shares so that the founders will collectively own no more than 23.8% of North Shore’s outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination). During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as North Shore stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If North Shore is unable to effect a business combination and liquidate, none of the holders thereof will receive any portion of the liquidation proceeds with respect to their Founders’ Shares.

Founders’ Warrant Purchase

Former North Shore directors and officers Barry J. Gordon, Alan J. Lowenstein, Robert Sroka, Arthur H. Goldberg and Harvey Granat and current director Marc H. Klee purchased the Founders’ Warrants (for a total purchase price of $1,600,000) from North Shore. These purchases took place on a private placement basis simultaneously with the consummation of North Shore’s IPO. The Founders’ Warrants are identical to the warrants underlying the units offered in the IPO except that if North Shore calls the warrants for redemption, the Founders’ Warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the Founders’ Warrants will not be sold or transferred by them until after North Shore completed a business combination.

Other North Shore Related Transactions

From November 30, 2007 to August 17, 2009, North Shore incurred a fee from American Fund Advisors, an affiliate of Barry J. Gordon, Marc H. Klee and Alan J. Loewenstein, a monthly fee of $8,000 for general and administrative services. Additionally, Barry J. Gordon and Arthur H. Goldberg, former directors of North Shore, advanced an aggregate of $100,000 to North Shore, on a non-interest bearing basis, for payment of offering expenses on its behalf. This loan was repaid following North Shore’s IPO from the proceeds of the offering.

On August 17, 2009, North Shore entered into the Investment Agreement with the North Shore Founders and Sang-Chul Kim. Pursuant to the Investment Agreement, (i) each of Marc H. Klee, Barry J. Gordon, Alan J. Loewenstein and Robert Sroka resigned from his position as an officer and/or director of North Shore (except for Mr. Klee, who remained solely as a director of North Shore), (ii) Sang-Chul Kim was appointed as Chairman of the Board, (iii) Byong-Yub Ahn was appointed as Chief Executive Officer, President and Director, and (iv) Yo-Shin Song was appointed Chief Financial Officer and Director. Neither Mr. Ahn nor Mr. Song has entered into an employment agreement with North Shore and will not receive any cash or other compensation from North Shore for services rendered to it until following the consummation of the acquisition.

Pursuant to the Investment Agreement, the North Shore Founders have the option to sell to Sang-Chul Kim, and Sang-Chul Kim has the option to purchase from the North Shore Founders, the Founders’ Warrants to purchase 1,600,000 shares of North Shore common stock, upon the earliest of (i) the consummation of North Shore’s initial business combination, (ii) the liquidation of its trust account and (iii) December 31, 2009. The purchase price for the Founders’ Warrants is $1,000,000. The North Shore Founders originally paid $1,600,000 for the Founders’ Warrants.

Pursuant to the Investment Agreement and as part of the same transaction, the North Shore Founders also agreed to transfer an aggregate of 1,488,250 Founders’ Shares of North Shore common stock to Sang-Chul

Kim, for no additional consideration, upon consummation of North Shore’s initial business combination. The North Shore Founders will continue to hold an aggregate of 100,000 shares of the common stock following the transfer. If transferred, such shares will remain in escrow until one year after consummation of such business combination in accordance with the terms of the escrow agreement that was entered into by the North Shore Founders in connection with North Shore’s IPO. Additionally, Sang-Chul Kim will be granted the same registration rights that the North Shore Founders were granted with respect to the Founders’ Warrants and Founders’ Shares they may receive as a result of the transactions. Upon closing of the Securities Purchase and Share Exchange Agreement, Mr. Kim will exercise the option under the Investment Agreement.

In connection with North Shore’s initial public offering, Messrs. Gordon, Klee, Loewenstein and Sroka personally agreed that if North Shore liquidated prior to the consummation of a business combination, they would be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by North Shore for services rendered or contracted for or products sold to North Shore in excess of the net proceeds of the initial public offering not held in the trust account or previously released to North Shore. Additionally, if North Shore was forced to liquidate and did not have sufficient funds to pay the cost of liquidation, Messrs. Gordon, Klee, Loewenstein and Sroka had agreed to advance North Shore the funds necessary to complete such liquidation and agreed not to seek repayment for such expenses. As part of the above-referenced resignations and appointments, Sang-Chul Kim has agreed to be responsible for such obligations and Messrs. Gordon, Klee, Loewenstein and Sroka have been released from such obligations.

North Shore reimburses its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on North Shore’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by North Shore, which are reviewed only by its board and audit committee or a court of competent jurisdiction if such reimbursement is challenged. However, no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to the closing of the acquisition.

Other than reimbursable out-of-pocket expenses payable to the officers and directors of North Shore, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, have been or will be paid to any of the persons, including certain current and former officers and directors of North Shore, who owned North Shore common stock prior to its IPO, or to any of their respective affiliates, prior to or with respect to the initial business combination (regardless of the type of transaction that it is).

North Shore requires that all ongoing and future transactions between itself and any of its officers and directors or their respective affiliates, including loans by its officers and directors, will be on terms that North Shore believes to be no less favorable to it than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, require prior approval by a majority of North Shore’s uninterested “independent” directors or the members of its board who do not have an interest in the transaction, in either case who had access, at North Shore’s expense, to North Shore’s attorneys or independent legal counsel. North Shore will not enter into any such transaction unless its disinterested directors determine that the terms of such transaction are no less favorable to North Shore than those that would be available to North Shore with respect to such a transaction from unaffiliated third parties.

SDI Related Person Transactions

SDI currently has short-term loans receivable from the Chairman of SDI (Mr. Hong Jun Jung) with interest bearing 9% per annum due upon demand. The increase between 2008 and 2007 was primarily attributable to the $34.4 million loan extended to Mr. Hong Jun Jung which was used in purchasing SSME shares from Woori Bank, one of institutional shareholders of SSME, by exercising the call option entitled to Mr. Hong Jun Jung. Such call option exercised by Mr. Hong Jun Jung was done as a part of the management control enhancement prior to the dilution of shareholding stemming from the expected future initial public offering of SSME.

For a description of the related party transaction between SDI and SSME, an affiliated company that is currently beneficially owned 24.68% by Hong Jun Jung, the father of HY Jung, a director nominee of North Shore, please see Note 19 to the Notes to Consolidated Financial Statements found elsewhere in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires North Shore’s directors and officers and persons owning more than 10% of North Shore common stock to file reports of ownership and changes of ownership with the SEC. Based on North Shore’s review of the copies of such reports furnished to it, or representations from certain reporting persons that no other reports were required, North Shore believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2008.

DESCRIPTION OF SECURITIES

The following summary description of North Shore’s securities does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and North Shore’s charter and bylaws and the warrant agreement, as supplemented and amended, copies of which are either included as Annexes to this proxy statement or available from North Shore upon request. See “Where You Can Find More Information.”

On December 7, 2007, North Shore closed its initial public offering of 6,300,000 units, with each unit consisting of one share of its common stock and one warrant, each to purchase one share of its common stock at an exercise price of $5.00 per share. On January 24, 2008, it consummated the closing of an additional 53,000 units that were subject to the over-allotment option. The units from the IPO (including the over-allotment option) were sold at an offering price of $8.00 per unit, generating total gross proceeds of $50,824,000. North Shore’s common stock, warrants and units are traded on the OTC Bulletin Board under the symbols NSAQ, NSAQW and NSAQU, respectively. The closing price for each share of common stock, warrant and unit of North Shore on September 9, 2009, the last trading day before announcement of the execution of the Purchase Agreement, was $7.68, $0.25 and $9.00, respectively.

North Shore’s amended and restated certificate of incorporation authorizes the issuance of 20,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the record date, 7,941,250 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of the North Shore Founders, including all officers and directors of North Shore, agreed to vote their respective shares of common stock owned by them immediately prior to the IPO in accordance with the vote of the holders of a majority of the Public Shares voted at the special meeting. This voting arrangement does not apply to shares included in units purchased in the IPO or purchased following the IPO in the open market. North Shore’s stockholders, including current and former officers and directors, may vote their Public Shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of stockholders, except that the North Shore Founders have granted a proxy to Sang-Chul Kim with respect to their respective Founders’ Shares and subject to a put option pursuant to the Investment Agreement.

Pursuant to its amended and restated certificate of incorporation, North Shore will proceed with the acquisition only if stockholders who own at least a majority of the Public Shares voted at the meeting are voted in favor of the acquisition and stockholders owning fewer than 40% of the Public Shares exercise conversion rights.

The North Shore board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors standing for election in each class.

If North Shore is required to liquidate, the holders of the Public Shares will be entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The North Shore Founders have agreed to waive their rights to share in any distribution with respect to their respective Founders’ Shares if North Shore is forced to liquidate.

Holders of North Shore common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that the holders of the Public Shares have the right to have their Public Shares converted to cash equal to their pro rata share of the trust account if they vote against the acquisition proposal, properly demand conversion and the acquisition is approved and completed. Holders of common stock who convert their stock into their shares of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

The amended and restated certificate of incorporation of North Shore authorizes the issuance of 1,000,000 shares of a blank check preferred stock with such designations, rights and preferences as may be determined from time to time by North Shore’s board of directors. Accordingly, North Shore’s board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although North Shore has entered into an underwriting agreement which prohibits North Shore, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. North Shore may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of North Shore. There are no shares of preferred stock outstanding and North Shore does not currently intend to issue any preferred stock.

Warrants

North Shore currently has outstanding 7,953,000 redeemable common stock purchase warrants, including 1,600,000 Founders Warrants. Each warrant entitles the registered holder to purchase one share of North Shore’s common stock at a price of $5.00 per share, at any time commencing six months after the completion of the acquisition. However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire November 30, 2012 at 5:00 p.m., New York City time.

North Shore may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option), with the prior consent of EarlyBird:

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and North Shore.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or North Shore’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to North Shore, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and North Shore will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and effective and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, North Shore has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants.

Purchase Option

North Shore sold to EarlyBird, the representative of the underwriters in the IPO, an option to purchase up to a total of 420,000 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those sold in the IPO.

Transfer Agent and Warrant Agent

The transfer agent for North Shore’s securities and the warrant agent for its warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

PRICE RANGE OF SECURITIES AND DIVIDENDS

North Shore’s units, common stock and warrants are listed on the OTC Bulletin Board under the symbols NSAQU, NSAQ and NSAQW, respectively. The following table sets forth the range of quarterly high and low sale prices for the units, common stock and warrants for the periods indicated since such units commenced public trading on December 7, 2007 and since such common stock and warrants commenced public trading on December 13, 2007.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2009:
Fourth Quarter (through , 2009)	$9.00	$9.00	$7.77	$7.73	$0.35	$0.19
Third Quarter	$9.00	$7.57	$7.75	$7.61	$0.43	$0.04
Second Quarter	$7.61	$7.44	$7.61	$7.44	$0.11	$0.03
First Quarter	$7.50	$7.10	$7.50	$7.14	$0.05	$0.03
2008:
Fourth Quarter	$7.40	$6.90	$7.22	$6.56	$0.30	$0.05
Third Quarter	$7.80	$7.40	$7.42	$7.16	$0.52	$0.25
Second Quarter	$7.74	$7.35	$7.35	$7.06	$0.50	$0.35
First Quarter	$7.89	$7.55	$7.10	$6.98	$0.86	$0.46
2007:
Fourth Quarter	$7.90	$7.80	$7.15	$7.02	$0.90	$0.75

The last sale price for each share of common stock, warrant and unit of North Shore on the last trading day before announcement of the execution of the Purchase Agreement, was $7.68, $0.25 and $9.00 respectively. As of , 2009, the record date for the North Shore special meeting, the last sale price for each share of common stock, warrant and unit of North Shore was $____, $____ and $____, respectively.

Holders of North Shore common stock, warrants and units should obtain current market quotations for their securities. The market price of North Shore common stock, warrants and units could vary at any time before the acquisition.

Holders

As of , 2009, there was 1 holder of record of North Shore units, 7 holders of record of North Shore common stock and 7 holders of record of North Shore warrants.

Dividends

North Shore has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the acquisition.

The payment of any cash dividends subsequent to the acquisition will be within the discretion of North Shore’s then board of directors, subject to the relevant provision of Delaware law. Pursuant to the Purchase Agreement, following the closing, North Shore, SDI and HY Jung have agreed to cause North Shore to issue cash dividends to its holders of common stock in an amount equal to (i) the amount of the after-tax dividends received on the SDI preferred stock divided by (ii) the number of issued and outstanding shares of North Shore common stock less the number of shares of North Shore common stock owned by HY Jung as a result of the share exchange, provided that such amount is legally available for the payment of such dividends. Such dividend payments shall be made no later than the tenth calendar day following North Shore’s receipt of the dividend payment on its shares of SDI preferred stock. HY Jung has agreed to waive his rights to any such dividends payable with respect to the North Shore shares; provided, however, that HY Jung shall participate in any dividend payments on shares of North Shore common stock that are not acquired pursuant to the Purchase Agreement. In addition, Sang-Chul Kim has also agreed to waive his rights to any such dividends payable with respect to 1,488,250 shares of North Shore common stock to be acquired by him for as long as he owns such shares (which will not be less than one year following the business combination due to contractual restrictions on the transfer of such shares).

STOCKHOLDER PROPOSALS

North Shore expects to hold its annual meeting of stockholders in July 2010. Any proposal that a North Shore stockholder intends to present at such annual meeting of stockholders must be submitted to the Secretary of North Shore by no later than April 30, 2010. Any proposals received after April 30, 2010 will not be considered timely for inclusion in the proxy materials. Under our bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8, and therefore not included in our proxy materials, to be considered timely, such proposal must be received by our Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the date of the anniversary of the previous year’s annual meeting, provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, to be considered timely, such proposal must be received by our Secretary not later than the later of the close of business 90 days prior to the annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., The Chrysler Center, 666 Third Avenue, New York, New York 10017, is acting as counsel for North Shore and will pass upon certain legal matters related to this proxy statement.

EXPERTS

The consolidated financial statements of SDI included in this proxy statement has been audited by BDO Daejoo Accounting Corporation, an independent registered public accounting firm, as set for in their report therein appearing elsewhere herein, and is included in reliance on their report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of North Shore Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the periods June 27, 2007 (inception) through December 31, 2007 and 2008, included in this proxy statement have been so included in the reliance on a report of Rothstein, Kass & Company, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

Representatives of Rothstein, Kass & Company and BDO Daejoo Accounting Corporation will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, North Shore and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of North Shore’s annual report to stockholders and North Shore’s proxy statement. Upon written or oral request, North Shore will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that North Shore deliver single copies of such documents in the future. Stockholders may notify North Shore of their requests by calling or writing North Shore at its principal executive offices at 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, South Korea 135-270.

WHERE YOU CAN FIND MORE INFORMATION

North Shore files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by North Shore with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on North Shore at the SEC web site containing reports, proxy statement and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement.

All information contained in this document relating to North Shore has been supplied by North Shore, and all such information relating to SDI and SSME has been supplied by those companies. Information provided by one does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement or if you have questions about the acquisition, you should contact via phone or in writing:

Yeon-Su Kim
North Shore Acquisition Corp.
545-7 Dogok-Dong, SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul Korea 135-270
Tel: (82) (2) 526-8531
Fax: (82) (2) 526-8474

or

Morrow & Co., Inc.
470 West Avenue
3rd Floor
Stamford, CT 06902
E-mail: northshore.info@morrowco.com

Banks and brokerage firms, please call (203) 658-9400.
Stockholders, please call (800) 607-0088.

INDEX TO FINANCIAL STATEMENTS

Page
Sungdong Industries Co., Ltd. and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 2008 and 2007	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2008, 2007 and 2006	F-4
Statements of Stockholders’ Equity for the Years Ended December 31, 2008, 2007 and 2006	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006	F-6
Notes to Consolidated Financial Statements	F-7
Interim Financial Information
Report of Independent Registered Public Accounting Firm	F-35
Consolidated Balance Sheets as of September 30, 2009 (unaudited) and December 31, 2008 (audited)	F-36
Consolidated Statements of Operations (unaudited) for the Nine Months Ended September 30, 2009 and 2008	F-37
Consolidated Statements of Cash Flows (unaudited) for the Nine Months Ended September 30, 2009 and 2008	F-38
Sungdong Shipbuilding & Marine Engineering Co., Ltd. and Subsidiary
Report of Independent Registered Public Accounting Firm	F-50
Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 2008 and 2007	F-51
Consolidated Statements of Operations for the Years Ended December 31, 2008 and 2007	F-52
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2008 and 2007	F-53
Consolidated Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	F-54
Notes to Consolidated Financial Statements	F-55
North Shore Acquisition Corp.
Unaudited Condensed Financial Statements
Condensed Balance Sheet as of September 30, 2009	F-75
Unaudited Condensed Statements of Operations for the Nine Months Ended September 30, 2009	F-76
Condensed Statement of Stockholders’ Equity for the Nine Months Ended September 30, 2009	F-77
Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2009	F-78
Notes to Unaudited Condensed Financial Statements	F-79
Financial Statements
Report of Independent Registered Public Accounting Firm	F-89
Balance Sheets as of December 31, 2008 and December 31, 2007	F-90
Statements of Operations for the year Ended December 31, 2008, and for the Period from June 26, 2007 (Inception) through December 31, 2007, and for the Period from June 26, 2007 (Inception) through December 31, 2008	F-91
Statement of Changes in Stockholders’ Equity for the Period from June 26, 2007 (Inception) through December 31, 2008	F-92
Statements of Cash Flows for the Year Ended December 31, 2008, and for the Period from June 26, 2007 (Inception) through December 31, 2007, and for the Period from June 26, 2007 (Inception) through December 31, 2008	F-93
Notes to Financial Statements	F-94

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Sungdong Industries Co., Ltd. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Sungdong Industries Co., Ltd. and Subsidiaries (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedule as of and for the years ended December 31, 2008 and December 31, 2007 as listed in Schedule II. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Seoul, South Korea
November 24, 2009

Except as to the restatement discussed in Note 2 of the consolidated financial statements, which is as of September 28, 2009.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except per Share Data)

December 31,	2008	2007
ASSETS
Cash and cash equivalents	$3,276	$4,166
Trade accounts receivable from affiliates, net of allowance for doubtful accounts of $0 and $0, respectively	16,041	19,287
Trade accounts receivable, net of allowance for doubtful accounts of $91 and $358, respectively	12,636	5,108
Inventories	5,126	199
Short-term loans receivable from affiliates	17,800	—
Advance payments to vendors	5,913	4,811
Prepaid expenses and other current assets	7,536	2,381
Deferred income taxes	41	19
Total current assets	68,369	35,971
Deferred income taxes	113	29
Loans receivable from executive	53,278	26,261
Property, plant and equipment, net	250,536	153,218
Investments in affiliates	33,263	66,129
Other assets	1,809	1,288
Total assets	$407,368	$282,896
LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable to affiliates	$5,096	$133
Trade accounts payable	50,720	10,593
Accrued expenses	16,370	6,183
Asset purchase payable – Masan Yard	—	124,628
Advance from customers	47,317	29,188
Short-term borrowings from banks	25,151	9,039
Current portion of long-term borrowings from banks	4,240	1,376
Short-term borrowings from affiliates	5,719	40,789
Total current liabilities	154,613	221,929
Long-term borrowings from banks, net of current portion	223,615	7,178
Accrued severance and retirement benefits	603	163
Total liabilities	378,831	229,270
Commitments and Contingencies
Stockholders’ equity
Common stock – par value of $10.75; 40,000 shares authorized, 20,000 shares issued and outstanding	215	215
Additional paid-in capital	4,190	—
Retained earnings	31,998	51,668
Accumulated other comprehensive income (loss)	(7,866)	1,743
Total stockholders’ equity	28,537	53,626
Total liabilities and stockholders’ equity	$407,368	$282,896

See accompanying notes to consolidated financial statements.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,	2008	2007	2006
Net sales
Product
Affiliates	$143,530	$39,815	$34,724
Non-affiliates	30,340	34,538	57,198
Total product sales	173,870	74,353	91,922
Service
Affiliates	—	—	—
Non-affiliates	—	—	27,312
Total service sales	—	—	27,312
Total net sales	173,870	74,353	119,234
Cost of sales
Product
Affiliates	120,135	31,139	27,327
Non-affiliates	27,724	25,612	43,166
Total product cost of sales	147,859	56,751	70,493
Service
Affiliates	—	—	—
Non-affiliates	—	—	18,183
Total service cost of sales	—	—	18,183
Total cost of sales	147,859	56,751	88,676
Gross profit	26,011	17,602	30,558
Operating expenses:
Selling, general, and administrative expenses	7,844	3,852	16,931
Depreciation and amortization	359	74	505
Total operating expenses	8,203	3,926	17,436
Income from operations	17,808	13,676	13,122
Non-operating expense (income):
Interest expense	15,152	2,789	4,723
Interest income	(5,168)	(1,464)	(1,956)
Others, net	1,293	1,453	(661)
Total non-operating expense (income), net	11,277	2,778	2,106
Income before income taxes, minority interest, and equity investments	6,531	10,898	11,016
Income taxes	1,686	2,306	2,965
Net income before loss on equity investments in affiliates	4,845	8,592	8,051
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates net loss (income)	5,122	(749)	(3,597)
Gain on deconsolidation of subsidiaries	—	(28,159)	—
Loss on exchange of equity investments in affiliates with common stock shares of another affiliate	19,393	—	—
Net income (loss)	(19,670)	37,520	11,648
Net income – non-controlling interests	—	—	4,059
Net income (loss) – controlling interests	$(19,670)	$37,520	$7,589
Earnings(loss) per share-basic and diluted	$(983.50)	$1,876.00	$379.45
Weighted average number of common shares outstanding-basic and diluted	20,000	20,000	20,000

See accompanying notes to consolidated financial statements.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In Thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance at December 31, 2005	$215	$—	$20,016	$2,107	$22,383
Foreign currency translation adjustment	—	—	—	(118)	(118)
Net income – 2006	—	—	7,589	—	7,589
Balance at December 31, 2006	215	—	27,605	1,989	29,809
Retained earnings of deconsolidated subsidiaries	—	—	(13,457)	—	(13,457)
Foreign currency translation adjustment	—	—	—	(246)	(246)
Net income – 2007	—	—	37,520	—	37,520
Balance at December 31, 2007	215	—	51,668	1,743	53,626
Increase of equity investments in affiliates due to changes in investees’ capital	—	4,190	—	—	4,190
Foreign currency translation adjustment	—	—	—	(9,609)	(9,609)
Net loss – 2008	—	—	(19,670)	—	(19,670)
Balance at December 31, 2008	$215	$4,190	$31,998	$(7,866)	$28,537

See accompanying notes to consolidated financial statements.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

Years Ended December 31,	2008	2007	2006
Net income (loss)	$(19,670)	$37,520	$7,589
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interest	—	—	4,059
Depreciation and amortization – cost of sales	6,816	1,330	4,671
Depreciation and amortization – operating expenses	359	74	505
Loss (gain) on investment under equity method	5,122	(769)	(3,597)
Loss on exchange of equity investments of affiliates	19,393	—	—
Gain on deconsolidation of subsidiaries	—	(28,159)	—
Deferred income taxes	(134)	(8)	(40)
Changes in operating assets and liabilities:
Trade accounts receivable	(11,948)	(17,993)	(805)
Inventories	(5,677)	153	(3,500)
Advance to vendors	(2,650)	4,453	(24,654)
Prepaid expenses and other current assets	(6,569)	4,164	(7,773)
Other assets	(968)	(508)	(4,784)
Accounts payable	60,453	(6,995)	20,227
Accrued expenses	13,409	(188)	8,850
Advance from customers	29,130	18,669	49,490
Accrued severance and retirement benefits	549	156	(627)
Net cash provided by operating activities	87,615	11,899	49,611
Cash flows from investing activities:
Purchases of property, plant and equipment	(81,378)	(4,189)	(26,612)
Proceeds from disposal of property, plant and equipment	—	5,033	—
Asset purchase/acquisition	(192,714)	(17,731)	—
Payments under short-term loan to executive, net	(38,418)	(25,446)	(1,363)
Payments under short-term loan to affiliates, net	(20,300)	197	1,677
Purchases of equity investments in affiliates	—	(6,404)	(1,434)
Net cash used in investing activities	(332,810)	(48,540)	(27,732)
Cash flows from financing activities:
Short-term borrowings (payments) from affiliates, net	(28,185)	33,866	10,612
Short-term borrowings, net	20,993	(2,635)	28,885
Borrowings under long-term borrowings from banks	253,126	2,115	3,244
Repayments under long-term borrowings from banks	(536)	—	(9,416)
Net cash provided by financing activities	245,398	33,346	33,325
Effect of foreign currency exchange translation	(1,093)	1,967	1,053
Net increase (decrease) in cash and cash equivalents	(890)	(1,328)	56,257
Cash and cash equivalents in subsidiaries – deconsolidation	—	(65,383)	—
Cash and cash equivalents – beginning of year	4,166	70,877	14,620
Cash and cash equivalents – end of year	$3,276	$4,166	$70,877

See accompanying notes to consolidated financial statements.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

1. Description of Business

Sungdong Industries Co., Ltd. (SDI) was established in 1994 by the founder HJ Jung, primarily manufacturing and supplying welding machines to large South Korean shipbuilders. SDI has manufacturing plant located in Busan, South Korea.

In December 2007, SDI acquired certain assets of Masan Yard from Hanjin Heavy Industries Co., Ltd. With the purchase of these assets, SDI has shifted to manufacturing of specialty vessels and offshore drilling related products. Masan Yard is SDI’s primary production facilities of these specialty and offshore drilling related products, located in Masan Industrial Complex on the south eastern coast of Korea with ideal geographical and logistical advantages. The high concentration of heavy industry companies in the region, the Changwon-Masan Industrial Belt, provides the Company with easy access to high quality infrastructure, workforce, subcontractors and suppliers.

Masan Yard was initially established in 1972 as a joint venture between Tacoma USA (55%) and a Korean counterpart (45%) under the name of Korea Tacoma. The primary objective of Masan Yard was to produce and supply various battleships for both the US Government and Korean military authorities. In the process of developing diverse types of vessels, it had gained expertise and techniques for specialty ships including hovercraft, Catamaran-type jet foils, coastal guard ships, yachts, and so on. In 1991, Korea Tacoma was acquired by Hanjin Heavy Industries.

Sungdong Engineering & Machinery Manufacturing Co., Ltd (SEM), a wholly-owned subsidiary of SDI, was established in January 2006. SEM has been supplying industrial machineries and decelerators to POSCO and its affiliated companies, such as Sungdong Shipbuilding & Marine Engineering Co., Ltd. (SSME) and SDI. SEM has started to supply shipbuilding blocks and other shipbuilding equipments since SEM acquired the land, buildings and equipments from Mirae Shipbuilding and Engineering Co., Ltd in June 20, 2008.

In 2007, SDI established a subsidiary, Sungdong Industries (Yantai) Co., Ltd. (SDY). SDY is a wholly owned subsidiary of SDI and was set up to produce blocks for importation taking advantages of cheaper labors and other strategic reasons.

SDI, SEM, and SDY are collectively referred as the “Company”.

In 2008, management placed a critical thrust on the conversion of Masan Yard to the production base of high margin specialty vessels. The physical evacuation, relocation, and installation of production facilities (including large capital expenditures) and consequent stoppage and delay of production have made a substantial portion of SDI’s sales and operation to have negative impact resulting in reduced revenues and profits. The Company believes that such operational set-back is expected to be overcome in the second half of 2009, and such sales losses to the large extent are to recouped and recovered via resumed and accelerated operations and production in the second half of 2009 and going forward.

As discussed in Note 3, in December 2007, the Company acquired certain land, building, and equipment that comprise the Masan Yard. In 2008, management placed a critical thrust on the conversion of the Masan Yard into the production base for high margin specialty vessels. The physical evacuation, relocation, and installation of production facilities (including large capital expenditures) and consequent stoppage and delay of production had a negative impact on a substantial portion of SDI’s sales and operations, resulting in reduced revenues and profits. The Company believes that such operational set-back will be overcome in the second half of 2009, and such sales losses to a large extent will be recouped and recovered via resumed and accelerated operations and production in the second half of 2009 and going forward.

Upon completion of the first phase upgrade of the Masan Yard in June 2009, approximately $49,600 of new orders for conventional shipbuilding equipment and blocks had been secured during the period from July to September 2009, with delivery targets in 2010. The Company is currently in negotiations for $622,000 of new orders for specialty vessels with a diverse group of potential customers including fisheries, defense agencies, logistics companies and chemical companies. The orders for at least six to eight specialty vessels are

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

1. Description of Business  – (continued)

in final stages of negotiations and the Company expects to enter into contracts for these orders by the end of this year with delivery targets in 2010 and 2011. The Company expects that the sales from these new orders will have a positive effect on the Company’s cash flow starting from the fourth quarter of fiscal year 2009.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Sungdong Industries Co., Ltd. and its majority owned subsidiaries. The Company had 4 majority owned subsidiaries (refer to Note 10) as of December 31, 2006. During 2007, the Company’s ownership of three of the four majority owned subsidiaries were diluted, sold, or exchanged and as a result, the Company owned less than 50% of common stock shares of these subsidiaries. As a result, the Company deconsolidated the three majority owned subsidiaries in 2007. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

2. Restatement — Accounting for Investments Under the Equity Method

The Company applies the equity method for investments in affiliates, which are privately-held companies where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliates. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee.

Under the equity method, the Company initially records the investment at cost and then adjusts thecarrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates. In addition, dividends received from the equity accounted company reduce the carrying value of the Company’s investment.

The Company incorrectly recognized the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates for fiscal years ended December 31, 2008, 2007, and 2006 due to a mathematical error in calculating appropriate balance. As a result, the Company restated its financial statements for the periods presented.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Restatement — Accounting for Investments Under the Equity Method – (continued)

The Company’s consolidated balance sheet as of December 31, 2008 and 2007, as previously reported and as restated, is as follows:

	As of December 31, 2008				As of December 31, 2007
	As Previously Reported	Adjustment		As Restated	As Previously Reported	Adjustment		As Restated
Assets
Cash and cash equivalents	$3,276		$—	$3,276	$4,166	$		$4,166
Trade accounts receivable from affiliates	16,041			16,041	19,287			19,287
Trade accounts receivable, net	12,636			12,636	5,108			5,108
Inventories	5,126			5,126	199			199
Short-term loans receivable from affiliates	17,800			17,800	—			—
Advance payments to vendors	5,913			5,913	4,811			4,811
Prepaid expenses and other current assets	7,536			7,536	2,381			2,381
Deferred income taxes	41			41	19			19
Total current assets	68,369			68,369	35,971			35,971
Deferred income taxes	113			113	29			29
Short-term loans receivable from executive	53,278			53,278	26,261			26,261
Property, plant and equipment, net	250,536			250,536	153,218			153,218
Investments in affiliates	39,466		(6,203)	33,263	70,703		(4,574)	66,129
Other assets	1,809			1,809	1,288			1,288
Total assets	$413,571		$(6,203)	$407,368	$287,470		$(4,574)	$282,896
Liabilities and Stockholders’ Equity
Trade accounts payable to affiliates	$5,096	$		$5,906	$133	$		$133
Trade accounts payable	50,720			50,720	10,593			10,593
Accrued expenses	16,370			16,370	6,183			6,183
Asset purchase payable – Masan Yard	—			—	124,628			124,628
Advance from customers	47,317			47,317	29,188			29,188
Short-term borrowings from banks	25,151			25,151	9,039			9,039
Current portion of long-term borrowings from banks	4,240			4,240	1,376			1,376
Short-term borrowings from affiliates	5,719			5,719	40,789			40,789
Total current liabilities	154,613			154,613	221,929			221,929
Long-term borrowings from banks, net of current portion	223,615			223,615	7,178			7,178
Accrued severance and retirement benefits	603			603	163			163
Total liabilities	378,831			378,831	229,270			229,270
Commitments and Contingencies
Stockholders’ equity
Common stock	215			215	215			215
Additional paid-in capital	3,622		568	4,190	—			—
Retained earnings	40,418		(8,420)	31,998	56,256		(4,588)	51,668
Accumulated other comprehensive income (loss)	(9,515)		1,649	(7,866)	1,729		14	1,743
Total stockholders’ equity	34,740		(6,203)	28,537	58,200		(4,574)	53,626
Total liabilities and stockholders’ equity	$413,571		$(6,203)	$407,368	$287,470		$(4,574)	$282,896

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Restatement — Accounting for Investments Under the Equity Method – (continued)

The Company’s consolidated statements of operations for the years ended December 31, 2008, 2007, and 2006, as previously reported and as restated, are as follows:

	Years Ended December 31,
	2008				2007				2006
	As Previously Reported	Adjustment		As Restated	As Previously Reported	Adjustment		As Restated	As Previously Reported	Adjustment		As Restated
Net sales	$173,870	$		$173,870	$74,353	$		$74,353	$119,234	$		$119,234
Cost of sales	147,859			147,859	56,751			56,751	88,676			88,676
Gross profit	26,011			26,011	17,602			17,602	30,558			30,558
Operating expenses:
Selling, general, and administrative expenses	7,844			7,844	3,852			3,852	16,931			16,931
Depreciation and amortization	359			359	74			74	505			505
Total operating expenses	8,203			8,203	3,926			3,926	17,436			17,436
Income from operations	17,808			17,808	13,676			13,676	13,122			13,122
Non-operating expense (income):
Interest expense	15,152			15,152	2,789			2,789	4,723			4,723
Interest income	(5,168)			(5,168	(1,464)			(1,464)	(1,956)			(1,956)
Others, net	1,293			1,293	1,453			1,453	(661)			(661
Total non-operating expense (income), net	11,277			11,277	2,778			2,778	2,106			2,106
Income before income taxes and equity investments	6,531			6,531	10,898			10,898	11,016			11,016
Income taxes	1,686			1,686	2,306			2,306	2,965			2,965
Net income before loss (gain) on equity investments in affiliates	4,845			4,845	8,592			8,592	8,051			8,051
Loss (gain) on equity investments in affiliates due to proportional shares of the affiliates net loss (income)	1,290		3,832	5,122	(4,355)		3,606	(749)	(4,576)		979	(3,597)
Gain on deconsolidation of subsidiaries	—			—	(28,159)			(28,159)	—			—
Loss on exchange of equity investments in affiliates with common stock shares of another affiliate	19,393			19,393	—			—	—			—
Net income (loss)	(15,838)		(3,832)	(19,670)	41,106		(3,606)	37,520	12,627		(979)	11,648
Net income – non-controlling interests	—			—	—		—	—	4,059		—	4,059
Net income – controlling interests	$(15,838)		$(3,832)	$(19,670)	$41,106		$(3,606)	$37,520	$8,568		$(979)	$7,589
Earnings (loss) per share – Basic and diluted	$(0.79)		$(0.19)	$(0.98)	$2.06		$(0.18)	$1.88	$0.43		$(0.05)	$0.38
Weighted average number of common shares outstanding – Basic and diluted	20,000			20,000	20,000			20,000	20,000			20,000

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

3. Summary of Significant Accounting Policies

Segment Reporting

Statement of Financial Accounting Standard No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS No. 131”), establishes standards for reporting information about segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

Given the economic characteristics of the Company’s products, the type of customer and industry, and the method of distribution, the Company operates as a few reportable segment as defined by Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosure About Segments of an Enterprise and Related Information. Refer to Note 19.

The Company supplies products and services to the shipbuilding industry. The Company’s subsidiaries are organized into five strategic businesses (as of and for the year ended December 31, 2006), each of which is a reportable operating segment.

As of and for the year ended December 31, 2006, SDI had the following subsidiaries:

•	Sungdong Engineering & Machinery Manufacturing Co., Ltd. — designs, engineers and manufactures shipbuilding components and subsystems.
•	Sungdong Heavy Industries Co., Ltd. (“SDH”) — designs, engineers, and builds ships.
•	Sungdong Kastech Co., Ltd. (“SDK”) — provides steel cutting and forming services.
•	Sungdong Logistics Co., Ltd. (“SDL”) — provides storage, handling, and other logistics services.

In January 2007, SDI’s three majority-owned subsidiaries (SDH, SDK, and SDL) were deconsolidated as a result of SDI owning less than 50% of common stock shares of these three majority-owned subsidiaries. As of and for the years ended December 31, 2008 and 2007, the consolidated financial statements included SDI and SEM.

Basic and Diluted Earnings per Share

Earnings per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. The Company did not have dilutive potential common shares.

Foreign Currency Translation

The Company’s financial statements are presented in US dollar, which is the Company’s reporting currency while the functional currency is Korean won (KRW). Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of the transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

In accordance with SFAS No. 52, the Company translates the assets and liabilities into U.S. dollar ($) using the rate of exchange prevailing at the applicable balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

3. Summary of Significant Accounting Policies  – (continued)

translation from Korean won into U.S. dollar are recorded in stockholders’ equity as part of accumulated other comprehensive income. The exchange rates used for the periods presented are as follows:

	Average Rate for the Year
December 31,	2008	2007	2006
Korean won (KRW)	KRW1,102.59	KRW929.20	KRW955.51
United States dollar ($)	$1.00	$1.00	$1.00

Exchange Rate at	December 31, 2008	December 31, 2007	December 31, 2007
Korean won (KRW)	KRW1,257.50	KRW938.20	KRW929.60
United States dollar ($)	$1.00	$1.00	$1.00

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 (SAB 104) when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is reasonably assured and delivery of products has occurred or services have been rendered.

The Company’s revenues are primarily fixed price contracts which include ship blocks and floating docks sales. Revenue on eligible fixed price contracts is recognized on the basis of the estimated percentage-of-completion within the scope of SOP 81-1 and consistently applied on all fixed price contracts. Progress towards completion is typically measured based on achievement of specified contract milestones, or other measures of progress when available, or based on costs incurred as a proportion of estimated total costs. Profit in a given period is reported at the expected profit margin to be achieved on the overall contract. This method can result in the recognition of unbilled receivables or the deferral of costs or profit on these contracts. The Company did not incur any deferred costs for the years ended December 31, 2008, 2007, and 2006. Management regularly reviews project profitability and underlying estimates. Revisions to the estimates at completion are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management. Provisions for estimated losses, if any, are recognized in the period in which the loss becomes evident. The provision includes estimated costs in excess of estimated revenue and any profit margin previously recognized. Any advance payments received from its customers prior to recognition of revenue is classified as a current liability as advance from customers.

The Company also sells welding machinery equipment which is not under the percentage-of-completion method. The Company recognizes these types of revenue in accordance with SAB 104.

Cash and Cash Equivalents

The Company considers highly liquid deposits and marketable securities with original maturities of three months or less to be cash equivalents.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

3. Summary of Significant Accounting Policies  – (continued)

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs include payroll and other general expenses specific to research and development activities. Research and development costs amounted to $21, $14, and $0 for the years ended December 31, 2008, 2007, and 2006, respectively.

Advertising

Costs associated with advertising and promotions are expensed as incurred. Advertising expense amounted to $84, $11, and nil for the years ended December 31, 2008, 2007, and 2006, respectively.

Shipping and Handling Costs

The Company records all charges for outbound shipping and handling as revenue. All corresponding shipping and handling costs are classified as selling, general, and administrative expenses and amounted to $18, $33, and $19 for the years ended December 31, 2008, 2007, and 2006, respectively.

Inventories

Inventories consist of raw material and work-in-progress goods and are valued at the lower of cost, determined on a moving average basis which approximates cost, and estimated net realizable value

Investment in Affiliates

The Company applies the equity method for investments in affiliates, which are privately-held companies where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliates. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee.

Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates. In addition, dividends received from the equity-accounted company reduce the carrying value of the Company’s investment.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method or double declining method over the estimated useful lives as follows:

Building and structures	40 Years
Machinery and equipment	5 – 10 Years
Tools	5 Years
Office equipment	5 Years
Vehicles	5 Years

Severance and Retirement Benefits

In accordance with the Korean Labor Standard Law, employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent an amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the balance sheet date. The annual severance benefits expense charged to operations is calculated based upon the net change in the accrued severance benefits payable at the balance sheet date based on the guidance of EITF 88-1, Determination of Vested Benefit Obligation for a Defined Benefit Pension Plan.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

3. Summary of Significant Accounting Policies  – (continued)

The Company is required to pay certain percentage of each employee’s annual wages to a retirement plan not managed by the Company. The total amount of contributions made to the retirement plan for the years ended December 31, 2008, 2007, and 2006 was nil, nil, and $125, respectively.

Impairment of Long-Lived Assets

The Company, in accordance with SFAS No. 144, “Accounting for Impairment on Disposal of Long-Lived Assets,” reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

An impairment loss would be recognized when estimated discounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company performed impairment of long-lived assets test and no impairment losses were deemed required and as a result, the Company did not record any impairment losses for the years ended December 31, 2008, 2007, and 2006.

As discussed in Note 4, in December 2007, the Company acquired certain land, building, and equipment of the Masan Yard. In 2008, management placed a critical thrust on the conversion of the Masan Yard to the production base of high margin specialty vessels. The physical evacuation, relocation, and installation of production facilities (including large capital expenditures) and consequent stoppage and delay of production have had a negative impact on a substantial portion of SDI’s sales and operations, resulting in reduced revenues and profits. The Company believes that such operational set-back will be overcome in the second half of 2009, and such sales losses to the large extent are to be recouped and recovered via resumed and accelerated operations and production in the second half of 2009 and going forward. Upon completion of the first phase upgrade of the Masan Yard in June 2009, approximately $49,600 new orders for conventional shipbuilding equipment and blocks had been secured during the period from July 2009 to September 2009, with delivery targets in 2010. The Company is currently in negotiations for $622,000 new orders for specialty vessels with a diverse group of potential customers that includes fisheries, defense agencies, logistics companies and chemical companies. The Company believes that the orders for at least six to eight specialty vessels are in final stages of negotiations and may be contracted by the end of 2009 with delivery targets in 2010 and 2011. The Company believes that the sales from those new orders, if completed, will have a positive effect on the Company’s cash flows starting fourth quarter of 2009. As a result, no impairment of Masan Yard assets is deemed to be impaired for the year ended December 31, 2008.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, income taxes are accounted for under the asset and liability method. Deferred taxes are determined based upon differences between the financial reporting and tax bases of assets and liabilities at expected enacted statutory tax rates for the years in which the differences are expected to reverse. A valuation allowance is provided on net deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized.

Fair Value Measurements

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurement” (“SFAS No. 157”), for its financial assets and liabilities that are remeasured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FSP No. FAS 157-2, “Effective Date of FASB Statement No. 157”, the Company has elected to defer implementation of SFAS No. 157 as it relates to its non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until January 1, 2009. The Company is evaluating the impact, if any, this standard will have on its non-financial assets and liabilities.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

3. Summary of Significant Accounting Policies  – (continued)

The adoption of SFAS No. 157 to the Company’s financial assets and liabilities and non-financial assets and liabilities that are re-measured and reported at fair value at least annually did not have an impact on the Company’s financial results.

The Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2008, 2007, and 2006, include cash and cash equivalents which is valued from quoted prices in active markets (Level 1). In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices in markets that are not active, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

The fair values of the Company’s cash and cash equivalents are determined through market, observable and corroborated sources.

The carrying amounts reflected in the consolidated balance sheets for other current assets and accrued expenses approximate fair value due to their short-term maturities.

Concentrations of Credit Risk and Risk Factors

Accounts Receivable

Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers dispersed across diverse markets and generally short payment terms. Credit is extended based on an evaluation of the customer’s financial condition and collateral generally is not required. The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record a specific allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected.

Concentration of Sales

The Company made substantial sales to SSME, an affiliate company, in the amount of $141,587, $38,937 and $34,724, which made up approximately 81.4%, 52.4% and 29.1% of net sales for the years ended December 31, 2008, 2007 and 2006, respectively. At December 31, 2008, 2007 and 2006, accounts receivable from this minority-owned subsidiary were $12,930, $18,365 and $2,158, respectively.

The Company also made sales to Samsung Heavy Industry Co. Ltd., a non-affiliate company, in the amount of $10,266, which made up approximately 13.8% of net sales for the year ended December 31, 2007. At December 31, 2007, there are no accounts receivable from this customer.

Customers

The Company had substantial sales and related accounts receivable to and from its affiliate, Sungdong Shipbuilding & Marine Engineering Co., Ltd., as follows:

December 31,	2008	2007	2006
Net sales	$141,813	$39,991	$40,247
Trade accounts receivable	$12,930	$18,365

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS No. 141R). SFAS No. 141R establishes principles and requirements for how companies recognize and measure identifiable assets acquired, liabilities assumed, and any non-controlling interest in connection with a

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

3. Summary of Significant Accounting Policies  – (continued)

business combination; recognize and measure the goodwill acquired in a business combination or a gain from a bargain purchase; and determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009. The Company does not expect the adoption of SFAS No. 141R to have a material impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (SFAS No. 160). SFAS No. 160 applies to all companies that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for the Company on January 1, 2009. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 160 to have a material impact on its results of operations or financial position.

In February 2008, the FASB issued FASB Staff Position (FSP) No. FAS 157-2, Effective Date of FASB Statement No. 157 (FSP No. 157-2). The FSP amends SFAS No. 157 to delay the effective date for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. For items within its scope, the FSP defers the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008. The Company does not expect the adoption of FSP No. 157-2 to have a material effect on its results of operations or financial position.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (SFAS No. 165), effective for financial periods ending after June 15, 2009. SFAS No. 165 established principles and requirements for subsequent events, including the period after the balance sheet date during which management of a reporting entity shall evaluate events for potential disclosure in the financial statements, the circumstances that warrant disclosure, and the specific disclosure requirements for transactions that occur after the balance sheet date. The Company does not expect the adoption of SFAS No. 165 to have a material effect on its results of operations and financial position.

In June 2009, the FASB issued SFAS No. 167 Amendments to FASB Interpretation No. 46(R) (SFAS No. 167). SFAS No. 167 amends FIN 46 (revised December 2003), Consolidation of Variable Interest Entities (FIN 46R), regarding when and how to determine, or re-determine, whether an entity is a variable interest entity. In addition, SFAS No. 167 replaces FIN 46R’s quantitative approach for determining who has a controlling financial interest in a variable interest entity with a qualitative approach. Furthermore, SFAS No. 167 requires ongoing assessments of whether an entity is the primary beneficiary of a variable interest entity. SFAS No. 167 is effective for the Company beginning January 1, 2010. The Company is currently evaluating the impact that SFAS No. 167 may have on the Company’s financial statements.

4. Asset Purchase/Acquisition

In December 2007, the Company acquired certain land, building, and equipment at the Masan Yard from Hanjin Heavy Industries Co., Ltd. in the amount of approximately $143,566. The balance of approximately $143,566 is included as accrued expenses as of December 31, 2007 and the amounts were paid in 2008.

In June 2008, the Company acquired certain land, building, and equipment of Mirae Shipbuilding and Engineering Co., Ltd. (MSE) in the amount of approximately $66,879.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

4. Asset Purchase/Acquisition  – (continued)

Detail of assets purchased is as follows:

	Fiscal Year Ended December 31, 2008 MSE	Fiscal Year Ended December 31, 2007 Masan Yard
Land	$21,651	$129,937
Building and structures	35,779	13,421
Machinery and equipment	9,382	208
Vehicles	67	—
Total	$66,879	$143,566

5. Trade Accounts Receivable (Including Affiliates), Net

Trade accounts receivable consisted of the following:

December 31,	2008	2007
Percentage completion method – billed (*)	$8,429	$9,650
Percentage completion method – unbilled (*)	7,638	9,637
Accounts receivable – sales	12,701	5,466
Total trade accounts receivable	28,768	24,753
Less – allowance for bad debt	(91)	(358)
Total trade accounts receivable, net	$28,677	$24,395

(*)	Billed or unbilled receivables represent the balances receivable under a fixed long-term contract. There are no balances billed but not paid by customers under retainage provisions in contracts and no amounts representing the recognized sales value of performance, and such amounts that had not been billed and were not billable to customers at the date of the balance sheet. Accounts receivable billed is based on the customer’s confirmation of interim completion for contractual work. The Company did not have any significant claims or other similar items subject to uncertainty concerning their determination or ultimate realization. The Company is expected to receive all accounts receivable balance within a one-year period.

6. Inventories

Inventories consisted of the following:

December 31,	2008	2007
Raw materials	$2,050	$79
Work-in-process	3,076	120
Total inventories	$5,126	$199

7. Short-Term Loans Receivable from Affiliates

The Company had non-interest bearing short-term loans receivable (9% per annum for Sungdong Shipbuilding & Marine Engineering Co., Ltd.) due upon demand from affiliates as follows:

December 31,	2008	2007
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$12,551	$—
SE Electric Co., Ltd.	1,058	—
Hojin Industries Co., Ltd.	4,191	—

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

7. Short-Term Loans Receivable from Affiliates  – (continued)

December 31,	2008	2007
Total	$17,800	$—

8. Loans Receivable from Executive

The Company had short-term loans receivable from the Chairman of the Company (Mr. Hong Jun Jung) with interest bearing 9% per annum due upon demand. The increase between 2008 and 2007 was primarily attributable to the $34,464 loan extended to Mr. Jung, which was used in purchasing SSME shares from Woori Bank, one of institutional shareholders of SSME. The call option was exercised by Mr. Jung as a part of enhancement of management control prior to the expected IPO of SSME. Mr. Jung plans to repay part of the loan, $6,300, by the end of 2009 and the remaining balance from the proceeds of SSME share sales By Mr. Jung, in his personal capacity, during or following SSME’s IPO, tentatively scheduled for mid-2010.

9. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

December 31,	2008	2007
Land	$127,974	$121,829
Building and structures	73,151	18,905
Machinery and equipment	34,239	5,356
Tools	4,596	117
Construction in progress	17,460	8,981
Office equipment	832	191
Vehicles	571	492
Total property, plant and equipment	258,823	155,871
Less – accumulated depreciation	(8,287)	(2,653)
Total property, plant and equipment, net	$250,536	$153,218

SDI currently leases properties in South Korea. Details of the leases are as follows:

Facilities	Expiration	Lease fee (*)	Purpose
Land (2,845 square meters) and building (431.68 square meters)	April 21, 2010	US$2,176/month	Warehouse
Land (3,402 square meters) and building (1,338 square meters)	June 30, 2010	US$4,534/month	Land for factory

(*)	Monthly lease fees are denominated in Korean won and translated into U.S. dollars, applying the average exchange rate in 2008 (KRW1,102.59:US$1). Amounts and land measurements are actual and not in thousands.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

10. Investments in Affiliates

In January 2007, the Company deconsolidated its three majority-owned subsidiaries, SDH, SDL, and SDK, as a result of owning less than 50% of common stock shares of these subsidiaries. This was a result of subsidiaries issuing additional new shares to non-related parties, which resulted in dilution of shares owned by the Company. As a result, the Company accounted these majority-owned subsidiaries as deconsolidated as of and for the year ended December 31, 2007. The Company’s equity ownership of these three subsidiaries prior to deconsolidation or as of December 31, 2006 is as follows:

SDH	52.9%
SDL	54.0%
SDK	71.8%

The Company recognized a net gain on deconsolidation as follows:

	Sungdong Heavy Industries Co., Ltd. (*)	Sungdong Kastech Co., Ltd.	Total
Equity investment (original cost) – prior to deconsolidation	$12,807	$2,916	$15,723
New basis on equity investment after deconsolidation (fair value) (**)	41,054	2,828	43,882
Net loss (gain) on deconsolidation	$(28,247)	$88	$(28,159)

(*)	— Includes investment in affiliates of SDL, which is a majority-owned subsidiary of SDH. However, in 2007, the Company did not have any shares of SDL, which was owned by SDH (40%), SDK (14%) and SSME (40%), but through these affiliates, controlled SDL indirectly.
(**)	— New basis was calculated by multiplying new common stock ownership percentage after the dilution of the deconsolidated affiliates by the new net asset and liabilities of the deconsolidated affiliates.

In July 2008, the Company exchanged all of its equity investment in affiliates including Sungdong Heavy Industries Co., Ltd., Sungdong Kastech Co., Ltd., and Sungdong Logistics Co., Ltd., (collectively referred as “Affiliates”) for the common stock of another affiliate, SSME. In exchange for its ownership interests in the Affiliates, the Company received 2,110,352 shares of common stock of SSME, which amount accounted for 13.9% of SSME’s total outstanding common stock and had a fair market value of $27,531. Immediately prior to the exchange, the carrying value of the Company’s interests in the Affiliates shares was $46,924. The Company recognized a net loss of $19,393 in 2008 related to the exchange transaction. The loss represents the difference between the fair market value of the SSME shares received and the carrying value of the Company’s interests in the Affiliates. The fair market value of SSME’s shares were determined by Oh Sung Accounting Corp., an independent third-party valuation firm located in Pusan, South Korea.

SSME had prepared for an IPO on the Singapore Stock Exchange (SGX), which was temporarily suspended due to unfavorable market conditions in early 2008. During the initial review of SSME, an outside consultant recommended the merger as a prerequisite for the IPO for the purpose of eliminating any potential conflict of interest between and among affiliates with the similar business scope/activities. As such, SSME, the surviving company, acquired SDH, SDL and SDK on July 9, 2008. SDH and SDK were under common control of SDI, as a result of the holdings of Hong Jun Jung, chairman of SDI.

Although the exchange loss of $19,393 occurred at the time of the exchange of shares, considering the high value of the SSME shares, the impairment loss of equity investments prior to the exchange was not considered necessary. Furthermore, SSME continued to generate positive operating cash flows and operating income for fiscal years ended December 31, 2008 and 2007.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

10. Investments in Affiliates  – (continued)

The Company had the following equity investments in affiliates:

December 31,	2008		2007		2006
Equity Investee	Equity Investment Ownership	Number of Shares Owned	Equity Investment Ownership	Number of Shares Owned	Equity Investment Ownership	Number of Shares Owned
Sungdong Shipbuilding & Marine Engineering Co., Ltd. (SSME)	13.94% **	2,110,352	10.89%	750,000	6.92%	750,000
Sungdong Heavy Industries Co. Ltd.	—	—	22.14%	1,190,000	52.89%	1,190,00
Sungdong Kastech Co., Ltd.	—	—	45.17%	271,000	45.17%	271,000
Sungdong Steel Co., Ltd. (SDS)	17.86% **	354,000	35.40%	354,000	46.00%	274,000

**	— The Chairman of the Company owns common shares of these affiliates, which increased the equity investment ownership by 24.68%, 22.06%, 22.06% for SSME and 7%, 0%, 0% for SDS for each of three years ended December 31, 2008, 2007 and 2006, respectively. As a result, equity accounting method was applied as the Company bases its recognition of the equity in the earnings of these entities.

Equity investments in affiliates as of December 31, 2008 consisted of the following:

Equity Investee	Beginning Equity Investment Basis 12/31/07	Proportional Share of the Equity- Accounted Affiliate’s Net Income (Loss)	Exchange of Equity Investments	Foreign Currency Translation Adjustment	Ending Equity Investment Basis 12/31/08
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$20,201	$(9,179)	$27,531	$(7,663)	$30,890
Sungdong Heavy Industries Co. Ltd.	41,137	3,823	(44,960)	—	—
Sungdong Kastech Co., Ltd.	2,406	(442)	(1,964)	—	—
Sungdong Steel Co., Ltd.	2,385	676	—	(688)	2,373
Total	$66,129	$(5,122)	$(19,393)	$(8,351)	$33,263

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

10. Investments in Affiliates  – (continued)

Equity investments in affiliates as of December 31, 2007 consisted of the following:

Equity Investee	Beginning Equity Investment Basis 12/31/06	Proportional Share of the Equity- Accounted Affiliate’s Net Income (Loss)	Acquisition (Disposition or Exchange)		Deconsolidation Gain	Foreign Currency Translation Adjustment	Ending Equity Investment Basis 12/31/07
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$14,227	$1,529	$4,628		$—	$(183)	$20,201
Sungdong Heavy Industries Co., Ltd.	—	483	11,900	(*)	28,247	507	41,137
Sungdong Kastech Co., Ltd.	—	(400)	2,710	(*)	(88)	184	2,406
Sungdong Steel Co., Ltd.	1,474	(842)	1,776		—	(23)	2,385
Total investment securities	$15,701	$770	$21,014		$28,159	$485	$66,129

(*)	Sungdong Heavy Industries Co., Ltd. and Sungdong Kastech Co., Ltd were deconsolidated in 2007 and, consequently, the investments in the companies were accounted under equity method. The acquisitions resulted from the deconsolidation were non-cash transaction. This balance represents investment costs on SDI’s books.

Equity investments in affiliates as of December 31, 2006 consisted of the following:

Equity Investee	Beginning Equity Investment Basis 12/31/05	Proportional Share of the Equity- Accounted Affiliate’s Net Income (Loss)	Acquisition (Disposition or Exchange)	Foreign Currency Translation Adjustment	Ending Equity Investment Basis 12/31/06
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$9,055	$3,597	$—	$1,575	$14,227
Sungdong Heavy Industries Co., Ltd.	—	—	—	—	—
Sungdong Kastech Co., Ltd.	—	—	—	—	—
Sungdong Steel Co., Ltd.	—	—	1,434	40	1,474
Total investment securities	$9,055	$3,597	$1,434	$1,615	$15,701

Critical audited financial information of significant equity investments in affiliates as of and for the year ended December 31, 2008 are as follows:

	SSME	Sungdong Steel Co. Ltd.
Total current assets	$1,136,981	$20,990
Total assets	2,274,427	46,254
Total current liabilities	1,717,279	21,215
Total liabilities	$2,013,787	$40,756

	SSME	Sungdong Steel Co. Ltd.
Net sales	$907,793	$148,102
Gross profit	209,492	10,873
Income from operations	150,880	8,388
Net income (loss)	$(54,927)	$1,096

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

10. Investments in Affiliates  – (continued)

Summarized audited financial information of significant equity investments in affiliates as of and for the year ended December 31, 2007 are as follows:

	SSME	Sungdong Heavy Industries Co., Ltd.
Total current assets	$807,864	$280,012
Total assets	1,319,199	454,789
Total current liabilities	987,710	242,007
Total liabilities	$1,124,861	$268,985

	SSME	Sungdong Heavy Industries Co., Ltd.
Net sales	$609,547	$229,685
Gross profit	59,578	9,685
Income from operations	25,857	1,570
Net income	$(10,984)	$2,179

11. Short-Term Borrowings from Affiliates

Short-term borrowings from affiliates consisted of the following:

December 31,	2008	2007
Sungdong Shipbuilding & Marine Engineering Co., Ltd. – Interest rate at 7% per annum payable monthly and the balance due upon demand	$5,719	$21,573
Sungdong Heavy Industries Co. Ltd. – Interest rate at 7% per annum payable monthly and the balance due upon demand	—	18,150
Sungdong Kastech Co., Ltd. – Interest rate at 7% per annum payable monthly and the balance due upon demand	—	1,066
Total	$5,719	$40,789

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

12. Short-term Borrowings from Banks

Short-term borrowings from banks consisted of the following:

December 31,	2008	2007
(NH Bank) Dated June 2008, due to financial institution with monthly interest only payments (interest rate at 6.98% per annum at December 31, 2008) and the remaining balance due in June 2009. Interest at bank certificate of deposit rate plus 3.05%.	$7,952	$—
(Korea Exchange Bank) Dated May 2008, due to financial institution with monthly interest only payments (interest rate at 7.48% per annum at December 31, 2008) and the remaining balance due in May 2009. Interest at bank certificate of deposit rate plus 3.55%.	3,976	—
(Kookmin Bank) Loan dated June 2008, due to financial institution with monthly interest only payments (interest rate at 7.80% and 6.83% per annum at December 31, 2008 and 2007, respectively) and the remaining balance due in December 2009. Interest at bank certificate of deposit rate plus 3.87%.	1,511	2,558
(Hanna Bank) Loan dated July 2008, due to financial institution with monthly interest only payments (interest rate at 7.80% and 7.36% – 7.57% per annum at December 31, 2008 and 2007, respectively) and the remaining balance due in July 2009. Interest at bank certificate of deposit rate plus 3.87%.	1,249	1,812
(Shinhan Bank) Loan dated March 2008, due to financial institution with monthly interest only payments (interest rate at 9.10% and 6.62% per annum at December 31, 2008 and 2007, respectively) and the remaining balance due in March 2009. Interest at bank certificate of deposit rate plus 5.17%.	1,074	1,332
(Kookmin Bank) Loan dated February 2008, due to financial institution with monthly interest only payments (interest rate at 9.10% and 6.89% per annum at December 31, 2008 and 2007, respectively) and the remaining balance due in February 2009. Interest at bank certificate of deposit rate plus 5.17%.	795	1,066
(Woori Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 9.10% and 6.51% – 8.30% per annum at December 31, 2008 and 2007, respectively) and the remaining balance due in June 2010. Interest at bank certificate of deposit rate plus 5.17%.	915	1,332
(Shinhan Bank) Non-interest bearing discounted short-term note payable due to financial institution due on demand.	6,982	—
Other short-term loans due to financial institution (various)	697	939
Total	$25,151	9,039

The short-term borrowings are collateralized by most of the Company’s assets.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

13. Long-term Borrowings from Banks

Long-term borrowings consisted of the following:

December 31,	2008	2007
(Woori Bank) Dated January 2008, due to financial institution with monthly principal and interest payments (interest rate at 6.84% per annum at December 31, 2008) and the remaining balance due in January 2018. Interest at bank certificate of deposit rate plus 2.91%.	$81,113	$—
(Woori Bank) Dated October 2008, due to financial institution with monthly principal and interest payments (interest rate at 9.01% per annum at December 31, 2008) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 5.08%.	39,761	—
(Woori Bank) Loan dated November 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.76% per annum at December 31, 2008) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 4.83%.	23,857	—
(NH Bank) Loan dated January 2008, due to financial institution with monthly principal and interest payments (interest rate at 6.56% per annum at December 31, 2008) and the remaining balance due in January 2011. Interest at bank certificate of deposit rate plus 2.63%.	15,905	—
(Woori Bank) Loan dated December 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.55% per annum at December 31, 2008) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 4.62%.	3,579	—
(Woori Bank) Loan dated December 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.13% per annum at December 31, 2008) and the remaining balance due in January 2009. Interest at bank certificate of deposit rate plus 4.20%.	477	—
(Woori Bank) Loan dated December 2008, due to financial institution with monthly principal and interest payments (interest rate at 7.76% per annum at December 31, 2008) and the remaining balance due in July 2015. Interest at bank certificate of deposit rate plus 3.83%.	2,704	—
(Woori Bank) Loan dated December 2008, due to financial institution with monthly principal and interest only payments (interest rate at 7.04% per annum at December 31, 2008) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 3.11%.	2,426	—
(Shinhan Bank) Loan dated March 2008, due to financial institution with monthly principal and interest payments (interest rate at 6.79% per annum at December 31, 2008) and the remaining balance due in February 2018. Interest at bank certificate of deposit rate plus 2.86%.	3,976	—
(NH Bank) Loan dated August 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.00% per annum at December 31, 2008) and the remaining balance due in August 2018. Interest at bank certificate of deposit rate plus 4.07%.	47,714	—

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

13. Long-term Borrowings from Banks  – (continued)

December 31,	2008	2007
(NH Bank) Loan dated September 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.50% per annum at December 31, 2008) and the remaining balance due in August 2018. Interest at bank certificate of deposit rate plus 4.57%.	3,976	—
(Woori Bank) Loan dated September 2008, due to financial institution with monthly principal and interest payments (bank certificate of deposit rate + 3.67%, interest rate at 7.60% per annum at December 31, 2008) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 3.67%.	1,499	—
Other long-term loans due to financial institutions (various) with monthly principal and interest payments.	868	8,554
Total long-term borrowings from banks	227,855	8,554
Less: Current portion of long-term borrowings from banks	(4,240)	(1,376)
Long-term borrowings from banks, net of current portion	$223,615	$7,178

Future maturities of long-term borrowings are as follows:

Years Ending December 31,	Amount
2009	$4,240
2010	25,296
2011	42,390
2012	33,068
2013	26,709
Thereafter	96,152
Total	$227,855

The long-term borrowings are collateralized by most of the Company’s assets.

14. Accrued Severance and Retirement Benefits

Changes in accrued severance benefits for the years ended December 31, 2008, and 2007 are as follows:

Years Ended December 31,	2008	2007
Balance – beginning of year	$163	$154
Provision for severance benefits	590	372
Payments	(41)	(361)
Effect of exchange rate change	(109)	(2)
Balance – end of year	$603	$163

15. Commitments and Contingencies

The company maintains lines of credit in an aggregate of $25,388 with various financial institutions as of December 31, 2008, which are related to trade note discount and bank overdraft facilities. In respect to trade note discount facility, the Company is contingently liable for $18,170 of outstanding notes payable discounted with recourse.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

15. Commitments and Contingencies  – (continued)

The Company is subject to various legal proceedings from time to time as part of its business. As of December 31, 2008 and 2007, the Company was not currently party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition and results of operations.

The Company has the following operating leases:

•	2,845 square meters of land for the Busan Plant and 431.68 square meters of building space in Busan, pursuant to a lease that expires on April 21, 2010 with monthly payment of $2,176.
•	4,740 square meters in Busan, pursuant to a lease that expires June 30, 2010 with monthly payment of $4,534.

The Company had rent expense of $90, $96, and $110 for the years ended December 31, 2008, 2007, and 2006, respectively.

Future minimum lease payments under these leases as of December 31, 2008 are as follows:

Years Ending December 31,	Operating Leases
2009	$81
2010	36
Total	$117

16. Comprehensive Income

Total comprehensive income includes, in addition to net income, changes in equity that are excluded from the consolidated statement of income and are recorded directly into a separate section of stockholders’ equity on the consolidated balance sheet. Comprehensive income and its components consist of the following:

Years Ended December 31,	2008	2007	2006
Net income (loss)	$(1,136)	$26,404	$8,568
Foreign currency translation adjustment net of tax of $328, $62, and $16, respectively	(11,244)	(289)	(89)
Comprehensive income	$(12,380)	$26,115	$8,479

17. Supplemental Disclosures of Cash Flow Information

Non-cash investing activities:

Years Ended December 31,	2008	2007	2006
Asset purchase – Masan Yard	$—	$125,835	$—

Cash paid during the years for:

Years Ended December 31,	2008	2007	2006
Interest	$9,682	$2,756	$1,041
Income taxes	$2,266	$4,364	$560

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

18. Income Taxes

The components of income tax expense consisted of the following:

Years Ended December 31,	2008	2007	2006
Actual provision for income taxes	$1,821 27.8%	$2,314 21.2%	$2,872 26.1%
Changes in deferred income taxes:
Temporary differences	(106) (1.6%)	(7) (0.1%)	77 0.7%
Effect of exchange rate changes	(29) (0.4%)	(1) (0.0%)	16 0.1%
Income tax expense	$1,686 25.8%	$2,306 21.1%	$2,965 26.9%

The effective income tax rates for the years ended December 31, 2008, 2007, and 2006 are approximately, 25.8%, 21.1%, and 26.9%, respectively.

The components of deferred income tax assets (liabilities) consisted of the following:

December 31,	2008		2007
	Current	Non- current	Current	Non- current
Provision for severance benefits	$—	$96	$—	$30
Loss on investments	—	6	—	—
Advance payment from customers	(6)	—	(4)	—
Severance benefits payments	—	(2)	—	(1)
Bad debt allowance	—	—	23	—
Foreign currency translation	47	13	—	—
Net deferred tax assets	$41	$113	$19	$29

No valuation allowance has been recorded against the deferred tax asset as of December 31, 2008 and 2007 as the Company believes that it is more likely than not that all deferred tax assets will be realized.

On January 1, 2007, the Company adopted the provisions of FASB Staff Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109” (“FIN No. 48”). FIN No. 48 addresses the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN No. 48, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of FIN No. 48.

19. Segment Reporting

Statement of Financial Accounting Standard No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS No. 131”), establishes standards for reporting information about segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

19. Segment Reporting  – (continued)

The Company supplies products and services to the shipbuilding industry. The Company’s subsidiaries are organized into five strategic businesses, each of which is a reportable operating segment. The accounting policies of the segments are the same as those of the Company, as described in Note 3, Summary of Significant Accounting Policies. Sungdong Industries Co., Ltd. (“SDI”), manufactures shipbuilding components of block and welding machines. Sungdong Engineering & Machinery Manufacturing Co., Ltd. (“SEM”), designs, engineers and manufactures shipbuilding components and subsystems. Sungdong Heavy Industries Co., Ltd. designs, engineers, and builds ships. Sungdong Kastech Co., Ltd. provides steel cutting and forming services. Sungdong Logistics Co., Ltd. provides storage, handling, and other logistics services.

Financial information by operating segment is set forth below:

Years Ended December 31,	2008	2007	2006
Net Sales:
Sungdong Industries Co., Ltd.	$81,182	$37,185	$25,784
Sales to external customer	76,923	30,730	25,781
Sales to subsidiaries	4,259	6,455	—
Sungdong Engineering & Machinery Manufacturing Co., Ltd.	114,800	43,623	1,746
Sales to external customer	96,947	43,623	1,745
Sales to subsidiaries	17,853	—	—
Sungdong Heavy Industries Co., Ltd.	—	—	64,393
Sungdong Kastech Co., Ltd.	—	—	20,424
Sungdong Logistics Co., Ltd.	—	—	6,887
Total	195,982	80,808	119,234
Less – Intercompany sales elimination	(22,112)	(6,455)	—
Total net sales	$173,870	$74,353	$119,234

Years Ended December 31,	2008	2007	2006
Segment income (loss) before interest and taxes:
Sungdong Industries Co., Ltd.	$15,092	$29,807	$6,280
Sungdong Engineering & Machinery Manufacturing Co., Ltd.	6,591	1,692	(256)
Sungdong Heavy Industries Co., Ltd.	—	—	7,190
Sungdong Kastech Co., Ltd.	—	—	1,004
Sungdong Logistics Co., Ltd.	—	—	1,521
Total income before interest and taxes	$21,683	$13,687	$15,739

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

19. Segment Reporting  – (continued)

Years Ended December 31,	2008	2007	2006
Depreciation and amortization expense:
Sungdong Industries Co., Ltd.	$3,412	$811	$188
Sungdong Engineering & Machinery Manufacturing Co., Ltd.	3,763	594	142
Sungdong Heavy Industries Co., Ltd.	—	—	3,485
Sungdong Kastech Co., Ltd.	—	—	1,136
Sungdong Logistics Co., Ltd.	—	—	225
Total depreciation and amortization expense	$7,175	$1,405	$5,176
Capital expenditures:
Sungdong Industries Co., Ltd.	$192,242	$18,387	$181
Sungdong Engineering & Machinery Manufacturing Co., Ltd.	81,850	3,533	8,077
Sungdong Heavy Industries Co., Ltd.	—	—	8,671
Sungdong Kastech Co., Ltd.	—	—	2,244
Sungdong Logistics Co., Ltd.	—	—	7,439
Total capital expenditures	$274,092	$21,920	$26,612

Segment assets include assets directly identifiable with each segment. Corporate assets include assets not specifically identified with a business segment, including cash.

December 31,	2008	2007
Total assets:
Sungdong Industries Co., Ltd.	$285,328	$233,545
Sungdong Engineering & Machinery Manufacturing Co., Ltd.	122,040	49,351
Total assets	$407,368	$282,896

20. Related Party Transactions

The Company has various related party transactions with its affiliates in the ordinary course of business. These affiliates primarily represent minority ownership by its executive and/or affiliates of the Company’s equity investment in affiliates.

Significant transactions entered into in the ordinary course of business with related parties as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007, and 2006 are as follows:

	Net Sales
Years Ended December 31,	2008	2007	2006
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$141,587	$38,937	$34,724
Sungdong Steel Co., Ltd.	255	409	—
Sungdong Steel Business Co., Ltd.	258	—	—
SD Electric Co., Ltd.	1,430	—	—
Sungdong Kastech Co., Ltd.	—	469	—
Sungdong Heavy Industries Co., Ltd.	—	39,815	—
Total net sales – related party	$143,530	69,000	34,724
Total net sales	$173,870	74,353	119,234
% of net sales to related party to total net sales	82.7%	92.8%	33.8%

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

20. Related Party Transactions  – (continued)

	Purchases
Years Ended December 31,	2008	2007	2006
Sungdong Steel Co., Ltd.	$16,345	$158	$—
Sungdong Steel Business Co., Ltd.	466	—	—
SD Electric Co., Ltd.	1,662	—	—
Total	$18,473	$158	$—

	Trade Accounts Receivable
December 31,	2008	2007
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$12,930	$18,365
Sungdong Steel Co., Ltd.	1,986	63
Sungdong Steel Business Co., Ltd.	35	—
SD Electric Co., Ltd.	1,090	—
Sungdong Heavy Industries Co., Ltd.	—	859
Total	$16,041	19,287

	Trade Accounts Payable
December 31,	2008	2007
Sungdong Steel Co., Ltd.	$4,062	$133
Sungdong Steel Business Co., Ltd.	225	—
SD Electric Co., Ltd.	809	—
Sungdong Heavy Industries Co., Ltd.	—	—
Total	$5,096	$133

The Company had the following loan receivable from affiliates and short-term borrowings payable to affiliates as follows:

	As of December 31, 2008		As of December 31, 2007
Years Ended December 31,	Loan Receivable from Affiliates	Short-term Borrowings Payable to Affiliate	Loan Receivable from Affiliates	Short-term Borrowings Payable to Affiliates
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$12,551	$5,719	$—	$21,573
Sungdong Heavy Industries Co., Ltd.	—	—	—	18,150
Sungdong Kastech Co., Ltd.	—	—	—	1,066
Hojin Industries Co., Ltd.	4,191	—	—	—
SE Electric Co., Ltd.	1,058	—	—	—
Total net sales – related party	$17,800	$5,719	$—	$40,789

The Company guaranteed bank borrowings from financial institutions and advances from customers included in the liabilities in the balance sheet of its affiliate, Sungdong Shipbuilding & Marine Engineering Co., Ltd., during 2008. As of December 31, 2008, the amounts guaranteed of these borrowings and advances from customers were $306,455 and $772,430, respectively.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

20. Related Party Transactions  – (continued)

The Company incurred interest expense of $2,110 related to short-term borrowings payable to its affiliate, Sungdong Shipbuilding & Marine Engineering Co., Ltd.

In December 2005, SSME issued 2,500,000 redeemable common shares for KRW50,000,000 ($49,358) to Military Mutual Aid Association (“MMAA”). Concurrent with the issuance of these common shares to MMAA, Sungdong Industries Co., Ltd. (“SDI”) and the Company’s Chairman, Hong Jun Jung, entered into a written put and call option agreement with MMAA expiring May 31, 2011. Under the put option agreement, MMAA may exercise the put option, whereby, SDI or Mr. Jung will be obligated to purchase SSME shares owned by MMAA in the amount of KRW50,000,000 (the original purchase price by MMAA) and under the call option, SDI or Mr. Jung may exercise to repurchase these shares at the same issued price. The put option agreement provides for 11% interest per annum that is payable when MMAA exercises the put option. SDI agreed to enter into this written put option because SSME, its affiliate, was legally prevented from redeeming the shares under the Law of Korea. Furthermore, SDI and Mr. Jung entered into the put and call option with the understanding that if and when MMAA exercised the put option, SSME would likely fund the purchase of these shares through a loan to SDI.

In December 2006, SSME issued an aggregate of 3,333,333 common shares in the amount of KRW100,000,000 ($106,769). MMAA received 2,333,333 of such shares and Woori Bank Co., Ltd. (“Woori”) received 1,000,000 shares. As part of this issuance, SDI and Mr. Jung entered into put and call option agreements with each of MMAA (expiring May 31, 2011) and Woori (no expiration date). Under the respective put option agreements, MMAA and Woori may exercise their put options, pursuant to which SDI or Mr. Jung would be obligated to purchase SSME shares owned by the party exercising the put option, in the amount of such party’s original purchase price for the shares and under the call option, SDI or Mr. Jung may exercise to repurchase these shares at the same issued price. The put option agreements also provide for interest per annum of 10% and 9% for MMAA and Woori, respectively, payable when the respective party exercises its put option. SDI and Mr. Jung agreed to enter into this written put option because SSME, its affiliate, was legally prevented from redeeming the shares. Furthermore, SDI and Mr. Jung entered into the put and call option with the understanding that if and when MMAA and/or Woori exercised the put option, SSME would likely fund the purchase of these shares through a loan to SDI or Jung.

In August 2008, Mr. Jung exercised the call option and paid approximately $36,000 (original price plus accrued interest).

On May 28, 2007, SDH (prior to being merged into SSME) issued an aggregate of 3,125,000 preferred shares in exchange for a total amount of KRW125,000,000 ($134,193) to HMFI (750,000 shares), MMAA (875,000 shares), Woori (750,000 shares), and the Korean National Agricultural Cooperative Federation (“Nonghyup”) (750,000 shares), collectively referred to as the “Investor”. As part of issuance of the preferred shares, SDI and Mr. Jung entered into a put and call option with the Investor. Pursuant to the put option agreement, if the Investor exercises the put option, SDI or Mr. Jung must purchase the preferred shares that the Investor owns at the purchase amount (KRW125,000,000) plus 10% per annum interest amount and under the call option, SDI or Mr. Jung may exercise to repurchase these shares at the same issued price. The put and call option agreement expires on May 31, 2011 with respect to MMAA but has no expiration date with respect to HMFI, Woori or Nonghyup. Furthermore, in connection with the execution of the put and call option agreement, SDI and Mr. Jung entered into a put and call option agreement, pursuant to which SDI or Mr. Jung may exercise a call option to impel the Investor to sell their preferred shares of SSME for the purchase amount plus 10% per annum interest amount.

In July 2008, SSME issued 2,267,662 redeemable preferred shares to HMFI (544,239 shares), MMAA (634,945), Nonghyup (544,239), and Woori (544,239), in exchange for all of the SDH preferred shares owned by HMFI, MMAA, Nonghyup, and Woori. As a result of such issuance, SSME acquired a controlling interest in SDH, and SDH was consolidated into SSME. As a result of this transaction, SSME entered into a new

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

20. Related Party Transactions  – (continued)

agreement with the Investor. Under the amended agreement, the put and call option on the SDH shares owned by the Investor was replaced by a put and call option on the SSME shares. As a result of this transaction, SSME classified the issuance of preferred shares as redeemable preferred shares on its balance sheet as December 31, 2008.

The put option agreements noted above were all entered into among SDI, Mr. Jung and the respective third party. SSME was also a signatory under these agreements and certain assets of SSME were collateralized under thereunder. Since SSME will likely be requested to provide funds to SDI (as SDI is an affiliate of SSME through non-controlling interest) or Mr. Jung to repurchase the common and preferred shares as mentioned above, SSME has recorded such transactions as redeemable preferred and common shares in the consolidated balance sheets as of December 31, 2008 and 2007.

The put and call option that was entered into by SDI qualifies as a derivative instrument under EITF 00-6 paragraph 8D under SDI financial statements and not under SSME financial statements. SDI and the Company has estimated that the put and call option has no value, primarily because the option exercise price equaled the fair value of the shares on the date the put and call option was entered into and is fixed at that rate. Furthermore, as SSME shares are not publicly traded, the company believes there would be no change in fair value of the put option from period to period.

21. Subsequent Events

The Company had non-interest bearing short-term loans receivable (9% per annum for SSME) due upon demand from its affiliates in the total amount of $17,800 as of December 31, 2008. The short-term loans receivable from its affiliates increased to $53,186 as of September 30, 2009 under the same borrowing arrangements. Short-term loans receivable from SSME was $46,096 as of September 30, 2009 compared to $12,551 as of December 31, 2008.

On August 31, 2009, the Company entered into a short-term borrowing arrangement with an institutional lender in the amount of KRW10,000,000 (or $7,950 at the exchange rate of $1:KRW1,257.50 applicable at December 31, 2008) with maturity date of April 30, 2010. The short-term borrowing provides for monthly interest only payments with the outstanding balance due on the maturity date. The loan is collateralized by 200,000 common shares of SSME held by SDI.

On September 8, 2009, North Shore Acquisition Corporation (“North Shore”) entered into a Securities Purchase and Share Exchange Agreement (“Agreement”) with Sungdong Industries Co. Ltd. and Subsidiaries (“SDI”), Hwi Young Jung (“Stockholder”), a principal stockholder of SDI, and Hong Jun Jung providing for the acquisition by North Shore (referred as “Transaction”) of shares of newly issued convertible voting preferred stock of SDI, representing up to 22.24%, but not less than 20.12%, of the voting capital stock of SDI, and 7,722 shares of currently issued and outstanding shares of common stock of SDI from Stockholder, representing at least 30.02% of the voting capital stock of SDI in exchange for the payment of the amount of cash remaining in North Shore’s trust account at closing after deduction of amounts for payment of transaction expenses and payments to North Shore’s public stockholders that exercise their conversion rights and an aggregate of 7,341,102 newly issued shares of common stock of North Shore.

Following the closing of the Preferred Stock Purchase and Share Exchange, North Shore shall own up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI and Stockholder shall initially own 48.04% of North Shore’s outstanding common stock based on the amount of shares currently outstanding and assuming that no holders of shares of North Shore’s common stock issued in its initial public offering (“Public Shares”) vote against the acquisition and elect to convert their shares into cash in accordance with North Shore’s amended and restated certificate of incorporation. If holders of 10% of the Public Shares elect

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

21. Subsequent Events  – (continued)

to convert their shares into cash, HY Jung will own 50.12% and the remaining holders of Public Shares will own 49.88% of the shares of North Shore common stock outstanding immediately after the closing of the acquisition.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of SDI will own the largest portion of the voting rights in the combined entity, the stockholders of SDI will have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and SDI’s senior management will dominate the management of the combined entity immediately following the completion of the transaction in accordance with the provisions of SFAS 141R. Accordingly, SDI will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of SDI. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of SDI and are recorded at the historical cost basis of SDI. North Shore’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SDI after consummation of the acquisition.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES
SCHEDULE II  — VALUATION AND QUALIFYING ACCOUNTS
(In thousands)

	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Deconsolidation	Foreign Currency Translation Adjustment	Balance at End of Period
December 31, 2008
Allowance for doubtful receivables	$358	$—	$(201)	—	$(66)	$91
December 30, 2007
Allowance for doubtful receivables	$5,957	$225	$(46)	5,774	$(4)	$358
December 31, 2006
Allowance for doubtful receivables	$1,301	$4,423	$(7)	—	$240	$5,957

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Sungdong Industries Co., Ltd. and Subsidiaries

We have reviewed the quarterly financial information included the Interim Financial Information which include accompanying consolidated balance sheet of the Sungdong Industries Co., Ltd. and Subsidiaries as of September 30, 2009 and the related consolidated statements of operations for the nine months and three-months ended September 30, 2009 and 2008 and cash flows for the nine months ended September 30, 2009 and 2008 (collectively referred as “Interim Financial Information”). The Interim Financial Information is the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the Interim Financial Information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews we are not aware of any material modifications that should be made to such Interim Financial Information for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated September 28, 2009, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2008 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Seoul, South Korea
November 23, 2009

INTERIM FINANCIAL INFORMATION

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except per Share Data)

	(Unaudited) September 30, 2009	(Audited) December 31, 2008
ASSETS
Cash and cash equivalents	$3,456	$3,276
Trade accounts receivable from affiliates, net of allowance for doubtful accounts of $0 and $0, respectively	31,933	16,041
Trade accounts receivable, net of allowance for doubtful accounts of $80 and $358, respectively	4,857	12,636
Inventories	5,866	5,126
Short-term loans to affiliates	14,881	17,800
Advance payments to vendors	6,675	5,913
Prepaid expenses and other current assets	6,474	7,536
Deferred income tax	43	41
Total current assets	74,185	68,369
Deferred income tax	120	113
Loans to executives	59,959	53,278
Property, plant and equipment, net	262,891	250,536
Investments in affiliates	80,959	33,263
Other assets	1,822	1,809
Total assets	$479,936	$407,368
LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable to affiliates	$22,577	$5,096
Trade accounts payable	26,890	50,720
Accrued expenses	13,865	16,370
Advance from customers	12,512	47,317
Short-term borrowings from banks	24,851	25,151
Current portion of long-term borrowings from banks	17,456	4,240
Short-term borrowings from affiliates	97,955	5,719
Total current liabilities	216,106	154,613
Long-term borrowings from banks, net of current portion	219,310	223,615
Accrued severance and retirement benefits	1,190	603
Total liabilities	436,606	378,831
Stockholders’ equity
Common stock – par value of $10.75; 40,000 shares authorized, 20,000 shares issued and outstanding	215	215
Additional paid-in capital	5,995	4,190
Retained earnings	41,877	31,998
Accumulated other comprehensive loss	(4,757)	(7,866)
Total stockholders’ equity	43,330	28,537
Total liabilities and stockholders’ equity	$479,936	$407,368

INTERIM FINANCIAL INFORMATION

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In Thousands)

	Nine Months Ended		Three Months Ended
September 30,	2009	2008	2009	2008
Net sales
Affiliates	$101,256	$111,739	$38,534	$68,563
Non-affiliates	11,247	15,118	986	1,780
Total net sales	112,503	126,857	39,520	70,343
Cost of sales
Affiliates	83,494	96,253	31,437	59,720
Non-affiliates	9,418	13,112	911	1,667
Total cost of sales	92,912	109,365	32,348	61,387
Gross profit	19,591	17,492	7,172	8,956
Operating expenses:
Selling, general, and administrative expenses	6,902	6,399	2,773	2,738
Depreciation and amortization	513	279	187	187
Total operating expenses	7,415	6,678	2,960	2,925
Income from operations	12,176	10,814	4,212	6,031
Non-operating expense (income):
Interest expense	15,828	5,884	5,923	1,758
Interest income	(5,101)	(1,062)	(1,663)	(37)
Others, net	3,244	(197)	1,611	(85)
Total non-operating expense, net	13,971	4,625	5,871	1,636
Income (loss) before income taxes and equity investments	(1,795)	6,189	(1,659)	4,395
Income taxes	106	811	(502)	(16)
Net income (loss) before equity investments	(1,901)	5,378	(1,157)	4,411
Loss on exchange of equity investments in affiliates with common stock shares of another affiliate	—	19,426	—	—
Gain on equity investment	(4,670)	(4,864)	(4,238)	(2,400)
Net income (loss)	$2,769	$(9,184)	$3,081	$6,811
Earnings (loss) per share – basic and diluted	$138.45	$(459.2)	$(154.05)	$340.55
Weighted average number of common shares outstanding – basic and diluted	20,000	20,000	20,000	20,000

INTERIM FINANCIAL INFORMATION

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Nine Months Ended September 30,	2009	2008
Net income (loss)	$2,769	$(9,184)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,428	5,626
Loss (Gain) on investment under equity method	(5,560)	10,782
Changes in operating assets and liabilities:
Trade accounts receivable	(6,955)	(6,252)
Inventories	(477)	(1,245)
Advance to vendors	(452)	2,317
Prepaid expenses and other current assets	1,616	(7,276)
Other assets	99	(283)
Accounts payable	(10,333)	74,589
Advance from customers	(3,723)	(85,711)
Accrued expenses	(40,477)	33,051
Accrued severance and retirement benefits	595	403
Net cash used in operating activities	(51,470)	16,817
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,091)	(171,338)
Payments under short-term loans to executives, net	(3,873)	(41,230)
Payments under short-term loans to affiliates, net	4,259	(29,639)
Purchases of investment in affiliates	(32,912)	(5,197)
Net cash used in investing activities	(41,617)	(237,010)
Cash flows from financing activities:
Short-term borrowings from banks, net	(1,894)	21,257
Short-term borrowings from affiliates, net	99,074	17,507
Borrowings (payments) under long-term borrowings from banks	(4,634)	188,586
Net cash provided by financing activities	92,546	227,350
Effect of foreign currency exchange translation	721	(1,930)
Net increase (decrease) in cash and cash equivalents	180	5,227
Cash and cash equivalents – beginning of period	3,276	4,166
Cash and cash equivalents – end of period	3,456	9,393

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Accounting Policies

Basis of Presentation

The unaudited interim consolidated financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the financial position as of September 30, 2009 and the statements of operations for the quarters and nine month periods ended September 30, 2009 and 2008, as well as the statements of cash flows for the nine months ended September 30, 2009 and 2008. Certain information and disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted.

These unaudited interim consolidated financial statements should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2008. Sungdong Industries Co., Ltd. and subsidiaries (“Company”) believe that these financial statements contain all adjustments necessary so that they are not misleading.

In preparing financial statements, management makes informed judgments and estimates that affect the reported amounts of assets and liabilities as of the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. Management reviews estimates on an on-going basis, including those related to impairment of long-lived assets and goodwill, contingencies, and income taxes. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

The results of operations for interim periods are not necessarily indicative of the results of operations that could be expected for the full year.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Sungdong Industries Co., Ltd. and its majority-owned subsidiaries. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Foreign Currency Translation

The Company’s financial statements are presented in U.S. dollars, which is the Company’s reporting currency, while the functional currency is the Korean won (KRW). Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of the transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Accounting Policies – (continued)

In accordance with ASC 830, “Foreign Currency Matters,” the Company translates the assets and liabilities into U.S. dollars ($) using the rate of exchange prevailing at the applicable balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from Korean won into U.S. dollars are recorded in stockholders’ equity as part of accumulated other comprehensive income. The exchange rates used for the periods presented are as follows:

	(Average Rate) Nine Months Ended		(Average Rate) Three Months Ended
September 30,	2009	2008	2009	2008
Korean won (KRW)	KRW1,312.71	KRW1,012.57	KRW1,240.89	KRW1,062.74
United States dollar ($)	$1.00	$1.00	$1.00	$1.00

Exchange Rate at	September 30, 2009	December 31, 2008
Korean won (KRW)	KRW1,188.70	KRW1,257.50
United States dollar ($)	$1.00	$1.00

2. Short-Term Loans to Affiliates

The Company had non-interest bearing short-term loans receivable (9% per annum for Sungdong Shipbuilding & Marine Engineering Co., Ltd.) due upon demand from affiliates as follows:

	September 30, 2009	December 31, 2008
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$7,454	$12,551
SE Electric Co., Ltd.	1,203	1,058
Hojin Industries Co., Ltd.	4,493	4,191
Sungdong Steel Co., Ltd.	1,262	—
Changjo industry	469	—
Total	$14,881	$17,800

3. Investments in Affiliates

The Company applies the equity method for investments in affiliates, which are privately-held companies where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliates. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee.

Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates. In addition, dividends received from the equity-accounted company reduce the carrying value of the Company’s investment.

In July 2008, the Company exchanged all of its equity investment in affiliates including Sungdong Heavy Industries Co., Ltd., Sungdong Kastech Co., Ltd., and Sungdong Logistics Co., Ltd., (collectively referred as “Affiliates”) for the common stock of another affiliate, SSME. In exchange for its ownership interests in the Affiliates, the Company received 2,110,352 shares of common stock of SSME, which amount accounted for 13.9% of SSME’s total outstanding common stock and had a fair market value of $27,531. Immediately prior to the exchange, the carrying value of the Company’s interests in the Affiliates shares was $46,924. The Company recognized a net loss of $19,393 in 2008 related to the exchange transaction. The loss represents the difference between the fair market value of the SSME shares received and the carrying value of the

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Investments in Affiliates – (continued)

Company’s interests in the Affiliates. The fair market value of SSME’s shares were determined by Oh Sung Accounting Corp., an independent third-party valuation firm located in Pusan, South Korea.

SSME had prepared for an IPO on the Singapore Stock Exchange (SGX), which was temporarily suspended due to unfavorable market conditions in early 2008. During the initial review of SSME, an outside consultant recommended the merger as a prerequisite for the IPO for the purpose of eliminating any potential conflict of interest between and among affiliates with the similar business scope/activities. As such, SSME, the surviving company, acquired SDH, SDL and SDK on July 9, 2008. SDH and SDK were under common control of SDI, as a result of the holdings of Hong Jun Jung, chairman of SDI.

Although the exchange loss of $19,393 occurred at the time of the exchange of shares, SSME continued to generate positive operating cash flows and operating income for fiscal years ended December 31, 2008 and 2007. Furthermore, the Company expects SSME to continue positive growth and as a result, the Company does not believe the fair value of the investment in SSME to be impaired.

The Company had the following equity investments in affiliates:

	September 30, 2009		December 30, 2008
Equity Investee	Equity Investment Ownership	Number of Shares Owned	Equity Investment Ownership	Number of Shares Owned
Sungdong Shipbuilding & Marine Engineering Co., Ltd. (SSME)	17.53%	2,654,591	13.94% **	2,110,352
Sungdong Steel Co., Ltd. (SDS)	17.86%	354,000	17.86% **	354,000

**	— The Chairman of the Company owns common shares of these affiliates, which increased the equity investment ownership by 24.68%, 22.06%, 22.06% for SSME and 7%, 0%, 0% for SDS for each of three years ended December 31, 2008, 2007 and 2006, respectively. As a result, equity accounting method was applied as the Company bases its recognition of the equity in the earnings of these entities.

Equity investments in affiliates as of September 30, 2009 consisted of the following:

Equity Investee	Beginning Equity Investment Basis 12/31/08	Proportional Share of the Equity- Accounted Affiliate’s Net Income (Loss)	Proportional Share of the Equity- Accounted Affiliate’s Stockholders’ Equity	Increase Due to Put Option Exercise		Foreign Currency Translation Adjustment	Ending Equity Investment Basis 9/30/09
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$30,890	$6,190	$3,185	$27,644	(1)	$12,221	$80,130
Sungdong Heavy Industries Co. Ltd.	—	—		—		—	—
Sungdong Kastech Co., Ltd.	—	—		—		—	—
Sungdong Steel Co., Ltd.	2,373	(1,520)		—		(24)	829
Total	$33,263	$4,670	$3,185	$27,644		$12,196	$80,959

(1)	As discussed in Note 10, the Company entered into put and call option agreements for redeemable preferred and common shares of SSME with several financial institutions. One of the financial institutions exercised its put option and, as a result, the Company purchased common shares of SSME from the financial institution exercising the put option. The funds for this transaction were provided by SSME and the Company recorded a loan payable to SSME at the date of the transaction.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Investments in Affiliates – (continued)

Equity investments in affiliates as of December 31, 2008 consisted of the following:

Equity Investee	Beginning Equity Investment Basis 12/31/07	Proportional Share of the Equity- Accounted Affiliate’s Net Income (Loss)	Exchange of Equity Investments	Foreign Currency Translation Adjustment	Ending Equity Investment Basis 12/31/08
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$20,201	$(9,179)	$27,531	$(7,663)	$30,890
Sungdong Heavy Industries Co. Ltd.	41,137	3,823	(44,960)	—	—
Sungdong Kastech Co., Ltd.	2,406	(442)	(1,964)	—	—
Sungdong Steel Co., Ltd.	2,385	676	—	(688)	2,373
Total	$66,129	$(5,122)	$(19,393)	$(8,351)	$33,263

Critical audited financial information of significant equity investments in affiliates as of and for the nine months ended September 30, 2009 are as follows:

	SSME	Sungdong Steel Co. Ltd.
Total current assets	$1,026,415	$20,857
Total assets	2,634,259	48,416
Total current liabilities	1,753,310	24,700
Total liabilities	$2,347,691	$46,493

	SSME	Sungdong Steel Co. Ltd.
Net sales	$1,272,067	$19,315
Gross profit	351,188	(430)
Income from operations	271,669	(1,871)
Net income (loss)	$6,740	$(3,525)

Critical audited financial information of significant equity investments in affiliates as of and for the year ended December 31, 2008 are as follows:

	SSME	Sungdong Steel Co. Ltd.
Total current assets	$1,136,981	$20,990
Total assets	2,249,046	46,254
Total current liabilities	1,673,659	21,215
Total liabilities	$1,970,167	$40,756

	SSME	Sungdong Steel Co. Ltd.
Net sales	$907,793	$148,102
Gross profit	209,492	10,873
Income from operations	150,880	8,388
Net income (loss)	$(28,454)	$1,096

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Short-Term Borrowings from Affiliates

Short-term borrowings from affiliates consisted of the following:

	September 30, 2009	December 31, 2008
Sungdong Shipbuilding & Marine Engineering Co., Ltd. – Interest rate at 7% per annum payable monthly and the balance due upon demand	$97,955	$5,719
Total	$97,955	$5,719

5. Short-term Borrowings from Banks

Short-term borrowings from banks consisted of the following:

	September 30, 2009	December 31, 2008
(NH Bank) Dated June 2008, due to financial institution with monthly interest-only payments (interest rate at 8.78% per annum at September 30, 2009 and 6.98% per annum at December 31, 2008) and the remaining balance due in June 2010. Interest at bank certificate of deposit rate plus 6.03%.	$8,413	$7,952
(Korea Exchange Bank) Dated May 2008, due to financial institution with monthly interest-only payments (interest rate at 12.2% per annum at September 30, 2009 and 7.48% per annum at December 31, 2008) and the remaining balance due in June 2010. Interest at bank certificate of deposit rate plus 9.45%.	4,206	3,976
(Kookmin Bank) Loan dated June 2008, due to financial institution with monthly interest-only payments (interest rate at 6.3% per annum at September 30, 2009 and 7.80% per annum at December 31, 2008) and the remaining balance due in June 2010. Interest at bank certificate of deposit rate plus 3.55%.	1,346	1,511
(Hanna Bank) Loan dated July 2008, due to financial institution with monthly interest-only payments (interest rate at 7.80% per annum at December 31, 2008. Interest at bank certificate of deposit rate plus 3.87%.	—	1,249
(Shinhan Bank) Loans dated February and March 2008, due to financial institution with monthly interest-only payments (interest rate at 6.63% – 6.68% per annum at September 30, 2009 and 9.10% per annum at December 31, 2008) and the remaining balance due between January 2010 and February 2010. Interest at bank certificate of deposit rate plus 3.88% – 3.93%.	757	1,074
(Kookmin Bank) Loan dated February 2008, due to financial institution with monthly interest-only payments (interest rate at 5.85% per annum at September 30, 2009 and 9.10% per annum at December 31, 2008) and the remaining balance due in February 2010. Interest at bank certificate of deposit rate plus 3.1%..	757	795
(Woori Bank) Various loans, due to financial institution with monthly interest-only payments (interest rate at 6.24% per annum at September 30, 2009 and 9.10% per annum at December 31, 2008 and) and the remaining balance due in January 2010. Interest at bank certificate of deposit rate plus 3.49%.	505	915

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Short-term Borrowings from Banks  – (continued)

	September 30, 2009	December 31, 2008
(KT Capital) Loan dated August 2009, due to financial institution with monthly interest-only payments (interest rate at 7.00% per annum at September 30, 2009) and the remaining balance due in August 2010. Interest at bank certificate of deposit rate plus 4.25%.	8,413	—
(Shinhan Bank) Non-interest bearing discounted short-term note payable due to financial institution due on demand.	—	6,982
Other short-term loans due to financial institution (various)	454	697
Total	$24,851	25,151

The short-term borrowings are collateralized by most of the Company’s assets.

6. Long-term Borrowings from Banks

Long-term borrowings consisted of the following:

September 30, 2009 and December 31, 2008	2009	2008
(Woori Bank) Dated January 2008, due to financial institution with monthly principal and interest payments (interest rate at 6.84% per annum at September 30, 2009) and the remaining balance due in January 2015. Interest at bank certificate of deposit rate plus 4.09%.	$85,808	$81,113
(Woori Bank) Dated October 2008, due to financial institution with monthly principal and interest payments (interest rate at 5.53% per annum at September 30,2009) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 2.78%.	42,063	39,761
(Woori Bank) Loan dated November 2008, due to financial institution with monthly principal and interest payments (interest rate at 5.53% per annum at September 30,2009) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 2.78%.	25,238	23,857
(NH Bank) Loan dated January 2008, due to financial institution with monthly principal and interest payments (interest rate at 6.56% per annum at September 30, 2009) and the remaining balance due in January 2011. Interest at bank certificate of deposit rate plus 3.81%.	16,825	15,905
(Woori Bank) Loan dated December 2008, due to financial institution with monthly principal and interest payments (interest rate at 5.53% per annum at September 30, 2009) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 2.78%.	3,786	3,579
(Woori Bank) Loan dated December 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.13% per annum at December 31, 2008) and the remaining balance due in January 2009. Interest at bank certificate of deposit rate plus 4.20%.	—	477
(Woori Bank) Loan dated July 2007, due to financial institution with monthly principal and interest payments (interest rate at 4.61% per annum at September 30, 2009) and the remaining balance due in July 2015. Interest at bank certificate of deposit rate plus 1.86%.	2,860	2,704

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Long-term Borrowings from Banks  – (continued)

September 30, 2009 and December 31, 2008	2009	2008
(Woori Bank) Loan dated December 2008, due to financial institution with monthly principal and interest only payments (interest rate at 5.53% per annum at September 30, 2009) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 2.78%.	2,567	2,426
(Shinhan Bank) Loan dated March 2008, due to financial institution with monthly principal and interest payments (interest rate at 6.11% per annum at September 30, 2009) and the remaining balance due in March 2010. Interest at bank certificate of deposit rate plus 3.36%.	1,514	3,976
(NH Bank) Loan dated August 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.00% per annum at September 30, 2009) and the remaining balance due in August 2018. Interest at bank certificate of deposit rate plus 5.25%.	50,475	47,714
(NH Bank) Loan dated September 2008, due to financial institution with monthly principal and interest payments (interest rate at 8.50% per annum at September 30, 2009) and the remaining balance due in August 2013. Interest at bank certificate of deposit rate plus 5.75%.	3,739	3,976
(Woori Bank) Loan dated October 2006, due to financial institution with monthly principal and interest payments (interest rate at 8.10% per annum at September 30, 2009) and the remaining balance due in October 2018. Interest at bank certificate of deposit rate plus 5.35%.	1,154	1,499
Other long-term loans due to financial institutions (various) with monthly principal and interest payments.	737	868
Total long-term borrowings from banks	236,766	227,855
Less: Current portion of long-term borrowings from banks	(17,456)	(4,240)
Long-term borrowings from banks, net of current portion	$219,310	$223,615

7. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company supplies products and services to the shipbuilding industry. The Company’s subsidiaries are organized into 5 strategic businesses, each of which is a reportable operating segment. The accounting policies of the segments are the same as those of the Company, as described in Note 2, Summary of Significant Accounting Policies. Sungdong Industries Co., Ltd. (“SDI”), manufactures shipbuilding components of block and welding machines. Sungdong Engineering & Machinery Manufacturing Co., Ltd. (“SEM”), designs, engineers and manufactures shipbuilding components and subsystems. Sungdong Heavy Industries Co., Ltd. designs, engineers, and builds ships. Sungdong Kastech Co., Ltd. provides steel cutting and forming services. Sungdong Logistics Co., Ltd. provides storage, handling, and other logistics services.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Segment Reporting – (continued)

Financial information by operating segment is set forth below:

	(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Sales:
Sungdong Industries Co., Ltd.
Sales to external customer	$683	$1,454	$9,784	$10,906
Sales to subsidiaries	22,445	34,320	65,498	48,266
Sungdong Engineering & Machinery Manufacturing Co., Ltd.
Sales to external customer	303	326	1,464	4,212
Sales to subsidiaries	18,828	39,045	46,456	82,227
Total	42,259	75,145	123,202	145,611
Less – intercompany elimination	(2,739)	(4,802)	(10,699)	(18,754)
Total Net Sales	$39,520	$70,343	$112,503	$126,857
Segment Operating Income:
Sungdong Industries Co., Ltd.	$1,528	$2,001	$8,353	$3,493
Sungdong Engineering & Machinery Manufacturing Co., Ltd.	2,684	4,030	3,825	7,321
Total operating income	$4,212	$6,031	$12,176	$10,814

Segment assets include assets directly identifiable with each segment. Corporate assets include assets not specifically identified with a business segment, including cash.

	September 30, 2009	December 31, 2008
Total assets:
Sungdong Industries Co., Ltd.	$369,784	$285,328
Sungdong Engineering & Machinery Manufacturing Co., Ltd.	110,152	122,040
Total assets	$479,936	$407,368

8. Related Party Transactions

The Company has various related party transactions with its affiliates in the ordinary course of business. These affiliates primarily represent minority ownership by its executive and/or affiliates of the Company’s equity investment in affiliates.

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Related Party Transactions – (continued)

Significant transactions entered into in the ordinary course of business with related parties as of September 30, 2009 and December 31, 2008 and for the three months and nine months ended September 30, 2009 and 2008, respectively, are as follows:

	Net Sales (In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$38,442	$68,563	$102,062	$110,671
Sungdong Steel Co., Ltd.	74	—	170	29
Sungdong Industries Co., Ltd.	—	—	—	—
SD Electric Co., Ltd.	—	—	—	538
Sungdong Steel Business Co., Ltd.	19	—	23	—
Sungdong Heavy Industries Co., Ltd.	—	—	—	501

Total net sales – related party	$38,534	$68,563	$101,256	$111,739

	Purchases (In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$1,888	$199	$27,782	$18,170
Sungdong Steel Co., Ltd.	—	1,349	395	1,570
Sungdong Steel Business Co., Ltd.	177	51	1,148	755
SD Electric Co., Ltd.	655	7	1,321	441
Total net sales — related party	$2,719	$1,606	$30,645	$20,936

Accounts Receivable	September 30, 2009	December 31, 2008
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$31,621	$12,930
Sungdong Steel Co., Ltd.	268	1,986
Sungdong Steel Business Co., Ltd.	11	35
SD Electric Co., Ltd.	33	1,090
Sungdong Heavy Industries Co., Ltd.	—	—
Total	$31,933	16,041

	Trade Accounts Payable	December 31, 2008
Accounts Payable – Trade	September 30, 2009
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	20,802	—
Sungdong Steel Co., Ltd.	$1,619	$4,062
Sungdong Steel Business Co., Ltd.	46	225
SD Electric Co., Ltd.	110	809
Total	$22,577	$5,096

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Related Party Transactions – (continued)

The Company had the following loan receivable from affiliates and short-term borrowings payable to affiliates as follows:

	As of September 30, 2009		As of December 31, 2008
	Loan Receivable from Affiliates	Short-term Borrowings Payable to Affiliate	Loan Receivable from Affiliates	Short-term Borrowings Payable to Affiliates
Sungdong Shipbuilding & Marine Engineering Co., Ltd.	$7,456	$97,955	$12,551	$5,719
Sungdong Steel Co., Ltd.	1,262	—	—	—
Changjo Co., Ltd.	467	—	—	—
Hojin Industries Co., Ltd.	4,493	—	4,191	—
SE Electric Co., Ltd.	1,203	—	1,058	—
Total net sales – related party	$14,881	$97,955	$17,800	$5,719

The Company guaranteed bank borrowings from financial institutions and advances from customers included in the liabilities in the balance sheet of its affiliate, Sungdong Shipbuilding & Marine Engineering Co., Ltd., during 2008. As of December 31, 2008 the amounts guaranteed of these borrowings and advances from customers were $306,455 and $772,430, respectively.

9. Supplemental Disclosures of Cash Flow Information

Cash paid during the periods for:

Nine months ended September 30,	2009	2008
Interest	$18,301	$9,682
Income taxes	$701	$2,266

10. Commitments and Contingencies

The Company maintains lines of credit in an aggregate of $25,388 with various financial institutions as of December 31, 2008, which are related to trade note discount and bank overdraft facilities. In respect to trade note discount facility, the Company is contingently liable for $18,170 of outstanding notes payable discounted with recourse.

The Company is subject to various legal proceedings from time to time as part of its business. As of December 31, 2008 and 2007, the Company was not currently party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition and results of operations.

As discussed in the SSME audited consolidated financial statements in Note 2 included in this proxy, the Company entered into put and call option agreements for redeemable preferred and common shares of SSME with several financial institutions. The put and call option that was entered into by the Company qualifies as a derivative instrument under EITF 00-6 paragraph 8D under SDI financial statements and not under SSME financial statements. SDI and the Company have estimated that the put and call option has no value, primarily because the option exercise price equaled the fair value of the shares on the date the put and call option was entered into and is fixed at that rate. Furthermore, as SSME shares are not publicly traded, the Company believes there would be no change in fair value of the put option from period to period.

11. Subsequent Events

In May 2009, the FASB issued ASC 855, “Subsequent Events.” ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial

SUNGDONG INDUSTRIES CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Subsequent Events  – (continued)

statements are issued or are available to be issued. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The Company’s management evaluated all events or transactions that occurred after December 31, 2008 up through September 28, 2009, the date the Company issued the financial statements included in this proxy statement as of September 30, 2009. The Company’s management has also evaluated all events or transactions from September 29, 2009 through November 24, 2009 for any additional transactions that have occurred, which are unaudited. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed other than those disclosed in Note 20 to the financial statements for the year ended December 31, 2008 included elsewhere in this proxy statement.

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of
Sungdong Shipbuilding & Marine Engineering Co., Ltd. and Subsidiary

We have audited the accompanying consolidated balance sheets of Sungdong Shipbuilding & Marine Engineering Co., Ltd. and Subsidiary (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Seoul, South Korea
October 22, 2009

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except per Share Data)

December 31,	2008	2007
ASSETS
Cash and cash equivalents	$89,060	$314,299
Currency forward contract assets	—	20,248
Trade accounts receivable from affiliates	—	—
Trade accounts receivable, net of allowance for doubtful accounts of $21 and $0, respectively	153,622	110,948
Inventories, net	615,971	116,259
Short-term loans receivable from executive and employees	17,877	7,944
Short-term loans receivable from affiliates	19,687	41,873
Advance payments to vendors	155,342	109,223
Prepaid expenses and other current assets	85,422	84,577
Deferred income taxes	—	2,493
Total current assets	1,136,981	807,864
Property, plant and equipment, net	1,125,141	504,237
Goodwill	4,344	—
Investments in affiliates	—	3,869
Other assets	7,961	3,229
Total assets	$2,274,427	$1,319,199
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable to affiliates	$14,442	$5,542
Accounts payable	266,751	117,065
Currency forward contract liabilities	—	36,636
Accrued expenses	187,861	104,277
Advance from customers	952,992	669,553
Short-term borrowings from banks	205,139	24,998
Current portion of long-term borrowings	60,906	28,942
Short-term borrowings from affiliates and executive	26,518	697
Deferred income taxes	2,670	—
Total current liabilities	1,717,279	987,710
Bonds payable	23,765	—
Long-term borrowings from banks, net of current portion	261,606	132,281
Accrued severance and retirement benefits	5,808	1,559
Other long term liabilities	4,470	122
Deferred income taxes	859	3,189
Total liabilities	2,013,787	1,124,861
Commitments and Contingencies
Redeemable common shares – par value of KRW10,000; 5,833,333	124,096	156,127
Redeemable preferred shares – par value of KRW10,000; 2,267,663	119,801	—
Stockholders’ equity
Common stock – par value of KRW10,000; 22,500,000 shares authorized, 7,043,225 shares issued and outstanding	64,847	44,919
Treasury stock – (1,077,933 shares)	(21,451)	—
Additional paid-in capital	56,374	—
Retained earnings (accumulated deficit)	(69,672)	(14,745)
Accumulated other comprehensive income (loss)	(13,355)	8,037
Total stockholders’ equity	16,743	38,211
Total liabilities and stockholders’ equity	$2,274,427	$1,319,199

See accompanying notes to consolidated financial statements.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)

Years Ended December 31,	2008	2007
Net sales	$907,793	$609,547
Cost of sales	698,301	549,969
Gross profit	209,492	59,578
Operating expenses:
Selling, general, and administrative expenses	55,478	32,051
Depreciation and amortization	3,134	1,670
Total operating expenses	58,612	33,721
Income from operations	150,880	25,857
Non-operating expense (income):
Interest expense	39,520	41,754
Interest income	(14,197)	(9,494)
Loss (gain) on currency forward contract, net	161,065	(8,271)
Loss on exchange and transaction of foreign currency, net	21,792	16,148
Others, net	(1,237)	(10,710)
Total non-operating expense, net	206,943	29,427
Income (loss) before income taxes and loss (gain) on equity investments in affiliates	(56,063)	(3,570)
Income taxes (benefits)	(1,657)	7,296
Net income (loss) before loss on equity investments in affiliates	(54,406)	(10,866)
Loss on equity investments in affiliates	521	118
Net income (loss)	$(54,927)	$(10,984)
Earnings (loss) per share – basic and diluted	$(7.79)	$(2.20)
Weighted average number of common shares outstanding – basic and diluted	7,043,225	5,000,000

See accompanying notes to consolidated financial statements.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In Thousands)

	Common Stock	Additional Paid In Capital	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total
Balance at December 31, 2006	$44,919	$—	$—	$—	$3,427	$48,346
Adjustment of accrued expenses	—	—	—	—	(7,188)	(7,188)
Foreign currency translation adjustment	—	—	—	8,037	—	8,037
Net loss – 2007					(10,984)	(10,984)
Balance at December 31, 2007	44,919	—	—	8,037	(14,745)	38,211
Issuance of common stock	9,251	30,942	—	—	—	40,193
Issuance of preferred stock	—	—	—	—	—	—
Increase in treasury stock	—	—	(21,451)	—	—	(21,451)
Exercise of redeemable common stock	10,677	25,432	—	—	—	36,109
Foreign currency translation adjustment	—	—	—	(21,392)	—	(21,392)
Net loss – 2008	—	—	—	—	(54,927)	(54,927)
Balance at December 31, 2008	$64,847	$56,374	$(21,451)	$(13,355)	$(69,672)	$16,743

See accompanying notes to consolidated financial statements.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

Years Ended December 31,	2008	2007
Net income (loss)	$(54,927)	$(10,984)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	36,427	31,356
Deferred income taxes	3,431	703
Loss on equity investments in affiliates	521	118
Changes in operating assets and liabilities:
Trade accounts receivable	(78,602)	(53,986)
Currency forward contract (assets) liabilities, net	(13,945)	24,632
Inventories	(579,347)	(101,403)
Advance to vendors	(21,393)	(43,800)
Prepaid and other current assets	66,630	(60,513)
Other assets	(6,334)	(1,679)
Accounts payable	125,625	21,102
Accrued expenses	116,989	66,461
Advance from customers	429,532	411,215
Accrued severance and retirement benefits	5,298	1,132
Other long term liabilities	(4,625)	(2,557)
Net cash provided by operating activities	25,010	281,561
Cash flows from investing activities
Purchases of property, plant and equipment	(546,306)	(130,852)
Short-term loans receivable from executive and employees	(13,629)	2,248
Short-term loans receivable from affiliates	13,177	(37,692)
Net cash used in investing activities	(546,758)	(166,296)
Cash flows from financing activities
Borrowings from issuance of bonds	23,765	—
Borrowings (payments) under short term borrowings from banks, net	151,258	(34,624)
Borrowings (payments) under short term borrowings from affiliates & executive, net	29,651	(1,409)
Borrowings under long-term borrowings from banks	52,157	20,826
Net cash provided by (used in) financing activities	256,831	(15,207)
Effect of foreign currency exchange translation	(33,228)	(27,209)
Net increase (decrease) in cash and cash equivalents	(264,917)	100,058
Cash – consolidating subsidiaries acquired	72,906	—
Cash and cash equivalents – beginning of year	314,299	241,450
Cash and cash equivalents – end of year	$89,060	$314,299

See accompanying notes to consolidated financial statements.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

1. Description of Business

Sungdong Shipbuilding & Marine Engineering Co., Ltd. (“SSME”) was established in 2003. Prior to September 2005, SSME engaged primarily in the production of mega blocks (over 2,000 tons) that SSME sold to shipbuilding companies in Korea that subcontracted such work to SSME. In September 2004, SSME changed its business model and began building entire vessels from inception to completion. SSME obtained its first vessel construction contract in August 2005. SSME’s first completed vessel was delivered in February 2007, and since then SSME has successfully delivered 46 vessels to date. SSME is currently ranked ninth in the world in terms of order book measured in CGT according to Clarkson Research. SSME has also begun to selectively diversify, and plans to further diversify, into larger, more sophisticated and/or higher margin products such as LNG/LPG carriers, offshore drilling rigs, and FPSO (Floating Production, Storage and Offloading vessel system).

In 2007, SSME established a subsidiary, Rongcheng Sungdong Shipbuilding & Marine Engineering Co., Ltd. (“RSSME”). RSSME, located in Rongcheong City, Shandong Province, China, is a wholly-owned subsidiary of SSME and was established to manufacture vessels, taking advantage of China’s cheaper labor costs and for other strategic reasons.

SSME and RSSME are collectively referred as the “Company”.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of SSME and its wholly-owned subsidiary of RSSME. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Foreign Currency Translation

The Company’s financial statements are presented in the U.S. dollar ($), which is the Company’s reporting currency, while its functional currency is Korean won (KRW). Transactions in foreign currencies are recorded initially at the functional currency rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. All differences are factored into profit or loss. Non-monetary items that are measured in terms of historical cost in foreign currency are translated using the exchange rate at the date the initial transactions.

In accordance with SFAS No. 52, the Company translates its assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date (2008: $1:KRW1,257.50; 2007: $1:KRW938.20) and the statements of operations is translated at an average rate during the reporting period (2008: $1:KRW1,102.59; 2007: $1:KRW929.20). Adjustments resulting from the translation from Korean won into the U.S. dollar are recorded in changes in stockholders’ equity as part of accumulated other comprehensive income.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 (SAB 104) when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is reasonably assured and delivery of products has occurred or services have been rendered.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Summary of Significant Accounting Policies  – (continued)

The Company’s revenues are primarily fixed price contracts which include vessel sales. Revenue on eligible fixed price contracts is recognized on the basis of the estimated percentage-of-completion within the scope of SOP 81-1 and is consistently applied on all fixed price contracts. Progress towards completion is typically measured based on achievement of specified contract milestones, or other measures of progress when available, or based on costs incurred as a proportion of estimated total costs. Profit in a given period is reported at the expected profit margin to be achieved on the overall contract. This method can result in the recognition of unbilled receivables or the deferral of costs or profit on these contracts. The Company did not incur any deferred costs for the years ended December 31, 2008, and 2007. Management regularly reviews project profitability and underlying estimates. Revisions to the estimates at completion are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management. Provisions for estimated losses, if any, are recognized in the period in which the loss becomes evident. The provision includes estimated costs in excess of estimated revenue and any profit margin previously recognized. Any advance payments received from its customers prior to recognition of revenue is classified as a current liability as advance from customers.

Cash and Cash Equivalents

The Company considers highly liquid deposits and marketable securities with original maturities of three months or less to be cash equivalents.

Advertising

Costs associated with advertising and promotions are expensed as incurred. Advertising expense amounted to $218 and $123 for the years ended December 31, 2008, and 2007, respectively.

Shipping and Handling Costs

The Company records all charges for outbound shipping and handling as revenue. All corresponding shipping and handling costs are classified as selling, general, and administrative expenses and amounted to $19, and zero for the years ended December 31, 2008 and 2007, respectively.

Inventories

Inventories consist of raw material and supplies and are valued at the lower of cost, determined on a moving average basis which approximates cost, and estimated net realizable value.

Investments in Affiliates

The Company applies the equity method for investments in affiliates, which are privately-held companies where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliates. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee.

Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates. In addition, dividends received from the equity-accounted company reduce the carrying value of the Company’s investment.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Summary of Significant Accounting Policies  – (continued)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method or double declining method over the estimated useful lives as follows:

Building and structures	10 – 40 Years
Machinery, tools, and equipment	5 – 10 Years
Vehicles	5 – 10 Years
Facilities	10 – 30 Years
Tug boat	10 – 30 Years
Computer software	5 Years

Severance and Retirement Benefits

In accordance with the Korean Labor Standard Law, employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent an amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the balance sheet date. The annual severance benefits expense charged to operations is calculated based upon the net change in the accrued severance benefits payable at the balance sheet date based on the guidance of EITF 88-1, “Determination of Vested Benefit Obligation for a Defined Benefit Pension Plan.”

The Company is also required to pay certain percentage of each employee’s annual wages to the National Pension Service. The total amount of contributions made to the National Pension Service for the years ended December 31, 2008 and 2007 was $1,563 and $1,282, respectively.

Impairment of Long-Lived Assets

The Company, in accordance with SFAS No. 144, “Accounting for Impairment on Disposal of Long-Lived Assets,” reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss would be recognized when estimated discounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Impairment of Long-Lived Assets

The Company performed impairment of long-lived assets test and no impairment losses were deemed required and as a result, the Company did not record any impairment losses for the years ended December 31, 2008 and 2007.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS No. 109, income taxes are accounted for under the asset and liability method. Deferred taxes are determined based upon differences between the financial reporting and tax bases of assets and liabilities at expected enacted statutory tax rates for the years in which the differences are expected to reverse. A valuation allowance is provided on net deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Summary of Significant Accounting Policies  – (continued)

Concentrations of Credit Risk and Risk Factors

Accounts Receivable

Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers dispersed across diverse markets and generally short payment terms. Credit is extended based on an evaluation of the customer’s financial condition and collateral generally is not required. The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record a specific allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected.

Revenue

Substantially all of the Company’s revenues are derived from customers in the ship building industry and/or customers who own ships. Any significant decline in market acceptance of the Company’s products or in the financial condition of our existing customers could impair our ability to operate effectively.

Treasury Stock

In July 2008, the Company exchanged 965,292 shares of its common stock and 2,267,663 shares of its preferred stock for certain percentage of common stock of its three affiliated companies, Sungdong Kastech Co., Ltd. (“SDK”), Sungdong Heavy Industries Co., Ltd. (“SDH”), and Sungdong Logistics Co., Ltd. (“SDL”), which resulted control over these three affiliated companies by the Company (refer to Note 3). Previous to this exchange, SDH, SDK and SDL together owned 1,077,933 shares of SSME common stock. As a result of this stock exchange, treasury stock was recorded for 1,077,933 shares for the year ended December 31, 2008.

Redeemable Common and Preferred Shares

Redeemable common and preferred shares detail is as follows:

Description	December 31,
	2008	2007
December 2005 (MMAA) – 2,500,000 redeemable common shares issued in December 2005, with interest at 11%, with redeemable put and call option expiring May 31, 2011. (KRW50,000,000)	$49,358	$49,358
November 2006 (Woori) – 1,000,000 redeemable common shares issued in November 2006, with interest at 9%, with redeemable put and call option with no expiration date. (KRW30,000,000)	—	32,031
November 2006 (MMAA) – 2,333,333 redeemable common shares issued in December 2006, with interest at 10%, with redeemable put and call option expiring May 31, 2011. (KRW70,000,000)	74,738	74,738
Total redeemable common shares	$124,096	$156,127

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Summary of Significant Accounting Policies  – (continued)

Description	December 31,
	2008	2007
July 2008 (MMAA) – 634,945 redeemable preferred shares issued in December 2006, with interest at 9%, with redeemable put and call option expiring May 31, 2011. (KRW35,000,000)	$33,545	$—
July 2008 (Woori) – 544,239 redeemable preferred shares issued in December 2006, with interest at 10% up to August 2008 and 11% subsequently, with redeemable put and call option with no expiration date. (KRW30,000,000)	28,752	—
July 2008 (Nonghyup) – 544,239 redeemable preferred shares issued in December 2006, with interest at 10% up to August 2008 and 11% subsequently, with redeemable put and call option with no expiration date. (KRW30,000,000)	28,752	—
July 2008 (HMFI) – 544,239 redeemable preferred shares issued in December 2006, with interest at 10% up to August 2008 and 11% subsequently, with redeemable put and call option expiring May 31, 2011. (KRW30,000,000)	28,752	—
Total redeemable preferred shares	$119,801	$—

In December 2005, SSME issued 2,500,000 redeemable common shares for KRW50,000,000 ($49,358) to Military Mutual Aid Association (“MMAA”). Concurrent with the issuance of these common shares to MMAA, Sungdong Industries Co., Ltd. (“SDI”) and the Company’s Chairman, Hong Jun Jung, entered into a written put and call option agreement with MMAA expiring May 31, 2011. Under the put option agreement, MMAA may exercise the put option, whereby, SDI or Mr. Jung will be obligated to purchase SSME shares owned by MMAA in the amount of KRW50,000,000 (the original purchase price by MMAA). The put option agreement provides for 11% interest per annum that is payable when MMAA exercises the put option. SDI agreed to enter into this written put option because SSME, its affiliate, was legally prevented from redeeming the shares under the Law of Korea.

In November 2006, SSME issued an aggregate of 3,333,333 common shares in the amount of KRW100,000,000 ($106,769). MMAA received 2,333,333 of such shares and Woori Bank Co., Ltd. (“Woori”) received 1,000,000 shares. As part of this issuance, SDI and Mr. Jung entered into put and call option agreements with each of MMAA (expiring May 31, 2011) and Woori (no expiration date). Under the respective put option agreements, MMAA and Woori may exercise their put options, pursuant to which SDI or Mr. Jung would be obligated to purchase SSME shares owned by the party exercising the put option, in the amount of such party’s original purchase price for the shares and under the call option, SDI or Mr. Jung may exercise to repurchase the shares Woori Bank received at the same issued price. The put option agreements also provide for interest per annum of 10% and 9% for MMAA and Woori, respectively, payable when the respective party exercises its put option. SDI and Mr. Jung agreed to enter into this written put option because SSME, its affiliate, was legally prevented from redeeming the shares.

In August 2008, Mr. Jung exercised the call option and paid approximately KRW36,000,000 (original price plus accrued interest).

On May 28, 2007, SDH (prior to being merged into SSME) issued an aggregate of 3,125,000 redeemable preferred shares in exchange for a total amount of KRW125,000,000 ($134,193) to HMFI (750,000 shares), MMAA (875,000 shares), Woori (750,000 shares), and the Korean National Agricultural Cooperative Federation (“Nonghyup”) (750,000 shares), collectively referred to as the “Investor”. As part of issuance of the preferred

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Summary of Significant Accounting Policies  – (continued)

shares, SDI and Mr. Jung entered into a put and call option with the Investor. Pursuant to the put option agreement, if the Investor exercises the put option, SDI or Mr. Jung must purchase the preferred shares that the Investor owns at the purchase amount (KRW125,000,000) plus 9 – 11% per annum interest amount and under the call option, SDI or Mr. Jung may exercise to repurchase part or all of these shares at the same issued price. The put and call option agreement expires on May 31, 2011 with respect to MMAA but has no expiration date with respect to HMFI, Woori or Nonghyup. Furthermore, in connection with the execution of the put and call option agreement, SDI and Mr. Jung entered into a put and call option agreement, pursuant to which SDI or Mr. Jung may exercise a call option to impel the Investor to sell their preferred shares of SSME for the purchase amount plus 12 – 15% per annum interest amount.

In July 2008, SSME issued 2,267,662 redeemable preferred shares to HMFI (544,239 shares), MMAA (634,945), Nonghyup (544,239), and Woori (544,239), in exchange for all of the SDH preferred shares owned by HMFI, MMAA, Nonghyup, and Woori. As a result of such issuance, SSME acquired a controlling interest in SDH, and SDH was consolidated into SSME. As a result of this transaction, SSME entered into a new agreement with the Investor. Under the amended agreement, the put and call option on the SDH shares owned by the Investor was replaced by a put and call option on the SSME shares. As a result of this transaction, SSME classified the issuance of preferred shares as redeemable preferred shares on its balance sheet as December 31, 2008.

The put option agreements noted above were all entered into among SDI, Mr. Jung and the respective third party. SSME was also a signatory under these agreements and certain assets of SSME were collateralized under thereunder.

The put and call option that was entered into by SDI qualifies as a derivative instrument under EITF 00-6 paragraph 8D under SDI financial statements and not under SSME financial statements. SDI and the Company has estimated that the put and call option has no value, primarily because the option exercise price equaled the fair value of the shares on the date the put and call option was entered into and is fixed at that rate. Furthermore, as SSME shares are not publicly traded, the company believes there would be no change in fair value of the put option from period to period.

Fair Value Measurements

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurement” (“SFAS No. 157”), for its financial assets and liabilities that are remeasured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FSP No. FAS 157-2, “Effective Date of FASB Statement No. 157”, the Company has elected to defer implementation of SFAS No. 157 as it relates to its non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until January 1, 2009. The Company is evaluating the impact, if any, this standard will have on its non-financial assets and liabilities.

The adoption of SFAS No. 157 to the Company’s financial assets and liabilities and non-financial assets and liabilities that are re-measured and reported at fair value at least annually did not have an impact on the Company’s financial results.

The Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2008, 2007, and 2006, include cash and cash equivalents which is valued from quoted prices in active markets (Level 1). In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices in markets that are not active, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Summary of Significant Accounting Policies  – (continued)

The fair values of the Company’s cash and cash equivalents are determined through market, observable and corroborated sources.

The carrying amounts reflected in the consolidated balance sheets for other current assets and accrued expenses approximate fair value due to their short-term maturities.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R establishes principles and requirements for how companies recognize and measure identifiable assets acquired, liabilities assumed, and any non-controlling interest in connection with a business combination; recognize and measure the goodwill acquired in a business combination or a gain from a bargain purchase; and determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009. The Company does not expect the adoption of SFAS No. 141R to have a material impact on its results of operations or financial position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 “Fair Value Measurements” (“SFAS No. 157”). The implementation of this pronouncement had no impact on the Company’s financial position or results of operations as of and for the year ended December 31, 2008.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 applies to all companies that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for the Company on January 1, 2009. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 160 to have a material impact on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”). FSP 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. Effective January 1, 2008, the Company adopted SFAS No. 157 for financial assets and liabilities. The adoption of SFAS No. 157 for financial assets and liabilities did not have any impact on its results of operations or financial position. Company does not expect that the adoption of the provisions of SFAS No. 157, when it is applied to non-financial assets and non-financial liabilities will have a material impact, if any, on the Company’s results of operations or financial condition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities: an amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 changes the

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

2. Summary of Significant Accounting Policies  – (continued)

disclosure requirements for derivative instruments and hedging activities. SFAS 161 is effective the first quarter of fiscal 2010. The Company is reviewing the provisions of SFAS No. 161. The Company does not expect the adoption of SFAS No. 161 to have a material effect on its results of operations or financial position.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”), effective for financial periods ending after June 15, 2009. SFAS No. 165 established principles and requirements for subsequent events, including the period after the balance sheet date during which management of a reporting entity shall evaluate events for potential disclosure in the financial statements, the circumstances that warrant disclosure, and the specific disclosure requirements for transactions that occur after the balance sheet date. The Company does not expect the adoption of SFAS No. 165 to have a material effect on its results of operations and financial position.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS No. 167”). SFAS No. 167 amends FIN 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46R”), regarding when and how to determine, or re-determine, whether an entity is a variable interest entity. In addition, SFAS No. 167 replaces FIN 46R’s quantitative approach for determining who has a controlling financial interest in a variable interest entity with a qualitative approach. Furthermore, SFAS No. 167 requires ongoing assessments of whether an entity is the primary beneficiary of a variable interest entity. SFAS No. 167 is effective for the Company beginning January 1, 2010. The Company is currently evaluating the impact that SFAS No. 167 may have on the Company’s financial statements.

3. Acquisition

In July 2008, the Company exchanged 965,292 shares of its common stock and 2,267,663 shares of preferred stock for certain percentage of common stock of its three affiliated companies, Sungdong Kastech Co., Ltd. (“SDK”), Sungdong Heavy Industries Co., Ltd. (“SDH”), and Sungdong Logistics Co., Ltd. (“SDL”). Previous to this exchange, the Company had minority equity investments in SDK and SDL and no equity ownership of SDH. As a result, of this exchange, the Company became a 100% equity owner of SDK, SDL, and SDH.

The 2,267,663 shares of SSME preferred stock that were issued in the exchange were issued for SDH preferred shares owned by Hyundai Marine & Fire Insurance Co., Ltd. (“HMFI”) (750,000 shares of SDH), Military Mutual Aid Association (“MMAA”) (875,000 shares of SDH), Woori Bank Co., Ltd. (“Woori”) (750,000 shares of SDH), and the Korean National Agricultural Cooperative Federation (“Nonghyup”) (750,000 shares of SDH).

The total common shares issued in the exchange were valued at $40,193 (or $41.64 per share). The common shares of SSME were valued by an independent valuation firm, Oh Sung Accounting Corp. (Seoul, Korea). The exchange of preferred shares was valued based on the total preferred redeemable shares SSME may be obligated to purchase (either by SDI or Hong Jun Jung), $119,801. The total consideration was $159,994 ($40,193 plus $119,801).

The Company accounted for the acquisition in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combination”. The assets and liabilities assumed were valued in accordance with SFAS No. 141 by an independent third party, Oh Sung Accounting Corp. (Seoul, Korea) at the date of acquisition. Based on this method, the purchase price approximated net assets acquired and as a result, no goodwill or negative goodwill was recognized at the date of acquisition.

The fair value of assets acquired and liabilities assumed on the date of acquisition after allocation of negative goodwill are identified as follows:

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

3. Acquisition  – (continued)

June 30, 2008	SDH	SDL	SDK	Total
Assets acquired
Cash	$72,002	$467	$437	$72,906
Account receivables	469	1,134	595	2,198
Inventories	24,234	—	6	24,240
Advance to vendor	59,569	2,310	956	62,835
Other current assets	90,332	73	1,682	92,087
Investment and other assets	29,820	11	197	30,028
Property, plant and equipment	253,843	29,634	20,809	304,286
Goodwill	—	5,236	—	5,236
Total assets	530,269	38,865	24,682	593,816
Liabilities assumed
Accounts payable	87,063	1,394	2,290	90,747
Accrued expenses	12,259	604	594	13,457
Other current liabilities	66,585	11,505	9,535	87,625
Short term borrowings from banks	42,003	16,005	3,423	61,431
Long term borrowings from banks	176,777	—	1,705	178,482
Other long term liabilities	1,117	292	671	2,080
Total liabilities	385,804	29,800	18,218	433,822
Net assets acquired (Stocks issued)	$144,465	9,065	6,464	159,994

4. Trade Accounts Receivable, Net

Trade accounts receivable consisted of the following:

December 31,	2008	2007
Percentage completion method – billed(*)	$150,460	$95,604
Percentage completion method – unbilled(*)	—	—
Accounts receivable – sales	3,183	15,344
Total trade accounts receivable	153,643	110,948
Less – allowance for bad debt	(21)	—
Total trade accounts receivable, net	$153,622	$110,948

(*)	Billed or unbilled receivables represent the balances receivable from customers under a fixed long-term contract in which there are no balanced billed but not paid by customers under retainage provisions in contracts and no amounts representing the recognized sales value of performance and such amounts that had not been billed and were not billable to customers at the date of the balance sheet. Accounts receivable billed to customers is based on the customer’s confirmation of interim completion for contractual work. Billed or unbilled accounts receivable do not include any amounts representing claims or other similar items subject to uncertainty concerning their determination or ultimate realization. The Company is expected to receive all accounts receivable balance within one year period and as a result it is appropriately classified as current assets.

5. Inventories

Inventories consisted of the following:

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

5. Inventories  – (continued)

December 31,	2008	2007
Raw materials and work-in progress	$596,209	$116,259
Supplies	19,762	—
Total inventories	$615,971	$116,259

6. Short-Term Loans Receivable from Executive and Employees

Short-term loans receivable from executive and employees consisted of the following:

December 31,	2008	2007
Hong Jun Jung, Chairman of the Company	$15,682	$7,315
Other directors and employees	2,195	629
Total	$17,877	$7,944

The Company had short-term loans receivable from the Chairman of the Company, Hong Jun Jung, with interest bearing 9% per annum due upon demand.

7. Short-Term Loans Receivable from Affiliates

The Company had short-term loans receivable (interest rate at 9% per annum) due upon demand from affiliates as follows:

December 31,	2008	2007
Sungdong Industries Co., Ltd	$19,687	$21,573
Sungdong Heavy Industries Co., Ltd	—	382
Sungdong Kastech. Co., Ltd	—	5,498
Sungdong Logistics Co., Ltd	—	10,522
Sungdong Steel Business Co., Ltd	—	3,898
Total	$19,687	$41,873

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

8. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

December 31,	2008	2007
Land	$186,211	$121,530
Buildings and structures	158,737	153,846
Machinery, tools, and equipment	183,600	190,853
Vehicles	5,742	6,045
Facilities	16,092	14,014
Tug boat	36,203	48,288
Construction in progress	571,742	9,715
Computer software	6,383	3,820
Total property, plant and equipment	1,164,710	548,111
Less – accumulated depreciation	(64,690)	(43,874)
Total property, plant and equipment, net	$1,099,760	$504,237

9. Investments in Affiliates

The Company applies the equity method for investments in affiliates, which are privately-held companies where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliates. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee. Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates.

In June 2008, the Company exchanged 965,292 shares of its common stock and 2,267,663 shares of its preferred stock valued at $137,793, or $42.6 per share, for a certain percentage of common stock of its three affiliated companies, SDK, SDH, and SDL. As a result of this exchange, the Company became a 100% equity owner of SDK, SDL, and SDH.

The Company has the following equity investments in affiliates:

December 31,	2008		2007
Equity Investee	Equity Investment Ownership	Number of Shares Owned	Equity Investment Ownership	Number of Shares Owned
Sungdong Kastech Co., Ltd.	—	—	28.17%	169,000
Sungdong Logistics Co., Ltd.	—	—	40.00%	200,000

Equity investments in affiliates as of December 31, 2008 consisted of the following:

Equity Investee	Beginning Equity Investment Basis 12/31/07	Proportional Share of the Equity- Accounted Affiliate’s Net Income	Decrease Due to Consolidation As a result of Acquisition	Ending Equity Investment Basis 12/31/08
Sungdong Kastech Co., Ltd.	$1,500	$(275)	$(1,225)	$—
Sungdong Logistics Co., Ltd.	2,369	(246)	(2,123)
Total	$3,869	$(521)	$(3,348)	$—

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

9. Investments in Affiliates  – (continued)

Equity investments in affiliates as of December 31, 2007 consisted of the following:

Equity Investee	Beginning Equity Investment Basis 12/31/06	Proportional Share of the Equity- Accounted Affiliate’s Net Income	Translation Adjustment	Ending Equity Investment Basis 12/31/07
Sungdong Kastech Co., Ltd.	$1,763	$(210)	$(53)	$1,500
Sungdong Logistics Co., Ltd.	2,260	92	17	2,369
Total	$4,023	$(118)	$(36)	$3,869

Summarized audited financial information of significant equity investments in affiliates as of and for the year ended December 31, 2007 are as follows:

	SDK	SDL
Total current assets	$3,973	$7,856
Total assets	23,519	39,668
Total current liabilities	15,428	33,550
Total liabilities	$18,194	$33,745

	SDK	SDL
Net sales	$18,303	$11,871
Gross profit	1,293	9,648
Income from operations	24	434
Net income	$887	$328

10. Short-Term Borrowings from Affiliates and Executive

Short-term borrowings from affiliates and executive consisted of the following:

December 31,	2008	2007
Sungdong Engineering & Machinery Co., Ltd. – Interest rate at 7% per annum payable monthly and the balance due upon demand.	$12,551	$—
Sungdong Industries Co., Ltd. – Interest rate at 7% per annum payable monthly and the balance due upon demand.	13,967	—
Borrowings from Hong Jun Jung, Chairman of the Company	—	697
Total	$26,518	$697

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

11. Short-Term Borrowings from Banks

Short-term borrowings from banks consisted of the following:

December 31,	2008	2007
(Korea Exim bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 6.87% per annum at December 31, 2008) and the remaining balance due between January and September 2009. Interest at bank’s floating rate plus margin.	$82,984	$12,208
(Korea Exchange Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 6.88% per annum at December 31, 2008) and the remaining balance due in May 2009. Interest at bank’s floating rate plus margin.	5,089	—
(Kookmin Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 7.71% per annum at December 31, 2008) and the remaining balance due between May and June 2009. Interest at bank’s floating rate plus margin.	3,579	2,132
(NH Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 7.2% per annum at December 31, 2008) and the remaining balance due in March 2009. Interest at bank’s floating rate plus margin.	9,543	—
(Hanna Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 8.04% per annum at December 31, 2008) and the remaining balance due between June and September 2009. Interest at bank’s floating rate plus margin.	24,383	—
(Shinhan Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 6.72% per annum at December 31, 2008) and the remaining balance due between January and August 2009. Interest at bank’s floating rate plus margin	15,109	—
(SC Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 7.09% per annum at December 31, 2008) and the remaining balance due between June and October 2009. Interest at bank’s floating rate plus margin.	15,905	—
(KDB Bank) Various loans, due to financial institution with monthly interest only payments (interest rate at 7.3% per annum at December 31, 2008) and the remaining balance due between March and August 2009. Interest at bank’s floating rate plus margin.	3,976	—
(SH Bank) Loan dated January 2008, due to financial institution with monthly interest only payments (interest rate at 7.26% per annum at December 31, 2008) and the remaining balance due in May 2009. Interest at bank’s floating rate plus margin	7,952	10,658
(KEIC) Loan dated January 2008, due to financial institution with monthly interest only payments (interest rate at 6.00% per annum at December 31, 2008) and the remaining balance due in January 2009. Interest at bank’s floating rate plus margin	36,619	—
Total	$205,139	$24,998

The short-term borrowings are collateralized by most of the Company’s assets which primarily include property, plant and equipment and financial assets.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

12. Long-Term Borrowings from Banks

Long-term borrowings consisted of the following:

December 31,	2008	2007
(Shinhan Capital) Loan Dated February 2006, due to financial institution with monthly principal and interest payments (interest rate at 10.26% per annum at December 31, 2008) and the remaining balance due in November 2011. Interest at bank’s floating rate plus margin.	$3,386	$5,596
(Doosan Capital) Loan dated March 2008, due to financial institution with monthly principal and interest payments (interest rate at 6.38% per annum at December 31, 2008) and the remaining balance due in March 2011. Interest at bank’s floating rate plus margin.	139,165	—
(Mirae Asset) Loan dated March 2007, due to financial institution with monthly principal and interest payments (interest rate at 6.13% per annum at December 31, 2008) and the remaining balance due in December 2009. Interest at bank’s floating rate plus margin.	5,567	—
(Woori Bank) Loan dated between 2005 and 2008, due to financial institution with monthly principal and interest payments (interest rate at 7.37% per annum at December 31, 2008) and the remaining balance due between November 2010 and August 2014. Interest at bank’s floating rate plus margin.	135,472	105,147
(Kookmin Bank) Loan dated between December 2001 and May 2005, due to financial institution with monthly principal and interest payments (interest rate at 8.72% per annum at December 31, 2008) and the remaining balance due between March 2010 and December 2011. Interest at bank’s floating rate plus margin.	1,841	—
(KDB) Loan dated July 2007, due to financial institution with monthly principal and interest payments (interest rate at 8.13% per annum at December 31, 2008) and the remaining balance due in October 2009. Interest at bank’s floating rate plus margin.	994	—
(NH Bank) Loan dated January 2007, due to financial institution with monthly principal and interest payments (interest rate at 6.25% per annum at December 31, 2008) and the remaining balance due in January 2010. Interest at bank’s floating rate plus margin.	5,885	7,887
(Shinhan Bank) Loan dated between January 2006 and August 2006, due to financial institution with monthly principal and interest only payments (interest rate at 8.27% per annum at December 31, 2008) and the remaining balance due between November 2010 and August 2012. Interest at bank’s floating rate plus margin.	23,658	36,826
(Others including long-term borrowings of foreign currency)	6,544	5,767
Total long-term borrowings from banks	322,512	161,222
Less: Current portion of long-term borrowings from banks	60,906	28,942
Long-term borrowings from banks, net of current portion	$261,606	$132,281

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

12. Long-Term Borrowings from Banks  – (continued)

Future maturities of long-term borrowings are as follows:

Years Ending December 31,	Amount
2009	$60,906
2010	106,270
2011	105,048
2012	25,050
2013	15,972
Thereafter	9,266
Total	$322,512

The long-term borrowings are collateralized by most of the Company’s assets, which primarily include property, plant and equipment and financial assets.

13. Accrued Severance and Retirement Benefits

Changes in accrued severance benefits for the years ended December 31, 2008, and 2007 are as follows:

Years Ended December 31,	2008	2007
Balance – beginning of year	$2,842	$553
Provision for severance benefits	5,101	2,654
Transfer from merged affiliates	1,535	—
Payments	(2,107)	(366)
Balance – end of year	7,371	2,841
Deposit for severance benefit	(1,563)	(1,282)
Net balance – end of year	$5,808	$1,559

14. Bonds Payable

The details of bonds payable issued by the company are summarized as follows:

Type of Bond	Date of Issuance	Due Date	Annual Interest Rate (%)	Amounts
Daewoo Securities – Non guaranteed bond (#1)	November 26, 2008	November 25, 2011	12.19	$11,928
Daewoo Securities – Non guaranteed bond (#2)	December 10, 2008	December 9, 2011	12.48	11,928
Discount of bond				(91)
Total				$23,765

15. Currency Forward Contract

During 2008, the Company entered into derivative financial instrument contracts for hedging purposes and accounts for them in accordance with SFAS No. 133 and its amendments, SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133” (“SFAS No. 133”), SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” These derivative financial instruments consist solely of foreign currency forward exchange contracts. The Company does not issue or hold derivative contracts for speculative purposes.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

15. Currency Forward Contract  – (continued)

The purpose of these derivative instruments is to hedge the Company’s economic exposure associated with sales and asset balances denominated in Korean Won. The Company’s forward contracts do not qualify as accounting hedges as prescribed by SFAS No. 133. The Company marks-to-market the forward contracts with the offset against the changes in fair value of the firm commitment and are included as a loss on transaction of financial instruments as a component of non-operating income (expense) in the consolidated statements of operation. The loss on currency forward contract was $161,065 for the year ended December 31, 2008 and a gain of $8,271 for the year ended December 31, 2007. The loss for the year ended December 31, 2008 primarily represented cash payments to settle differences between the hedged currency rate and the actual currency rate at the time of sales or purchase transaction as a result of the hedged currency rate being higher than the actual currency rate. As of December 31, 2007, the fair value of hedge contracts consisted of a total liabilities of $36,636 which was recorded in current liabilities. Additionally, an asset of $20,248 was recorded in current assets in the accompanying consolidated balance sheets. The Company did not have currency forward contracts as of December 31, 2008 and as a result, no currency forward contract assets or liabilities were required to be recorded as of December 31, 2008.

16. Commitments and Contingencies

The Company maintains certain lines of credit with various financial institutions which are related to trade receivable factorings. As of December 31, 2008, the Company did not have any outstanding lines of credit balance and unused outstanding lines of credit amounted to $69,543 as of December 31, 2008.

17. Supplemental Disclosures of Cash Flow Information

Non-cash investing activities:

Years Ended December 31,	2008	2007
Increase in property, plant and equipments	$(263,955)	—
Total	$(263,955)	—

Non-cash financing activities:

Years Ended December 31,	2008	2007
Increase in short-term borrowings	$58,133	—
Increase in long-term borrowings	168,900	—
Issuance of common stock	43,373	—
Issuance of preferred Stock	94,420	—
Increase in treasury stock	(21,451)	—
Total	$445,615	—

Cash paid during the years for:

Years Ended December 31,	2008	2007
Interests	$8,009	$14,591
Income taxes	$4,429	$10,358

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

18. Comprehensive Income (Loss)

Total comprehensive income includes, in addition to net income, changes in equity that are excluded from the consolidated statements of income and are recorded directly into a separate section of stockholders’ equity on the consolidated balance sheets. Comprehensive income and its components consist of the following:

Years Ended December 31,	2008	2007
Net income (loss)	$(28,454)	$14,752
Foreign currency translation adjustment	(36,168)	8,477
Comprehensive income (loss)	$(64,622)	$23,229

19. Income Taxes

The components of income tax expense (benefit) consisted of the following:

Years Ended December 31,	2008	2007
Actual provision for income taxes	$4,428	$10,358
Changes in deferred income taxes:
Temporary differences	(6,085)	(3,064)
Income tax expense (benefit)	$(1,657)	$7,296

The effective income tax rates for the years ended December 31, 2008 and 2007 are approximately, 5.5%, and 32.9%, respectively.

The components of deferred income tax assets (liabilities) consisted of the following:

December 31,	2008
	Current	Non-current
Deferred revenue	$(1,535)	$—
Valuation on investments in affiliates	(1,132)	—
Depreciation	—	(1,083)
Capitalized interest	—	(3,536)
Loss on foreign currency translation	—	4,204
Others	(3)	(444)
Net deferred tax liabilities	$(2,670)	$(859)

December 31,	2007
	Current	Non-current
Bad debt expense	$1,324	$—
Deferred revenue	(1,654)	—
Valuation on investments in affiliates	(1,893)	84
Depreciation	—	(3,563)
Currency forward contracts	4,507	—
Others	209	290
Net deferred tax assets (liabilities)	$2,493	$(3,189)

No valuation allowance has been recorded against the deferred tax asset as of December 31, 2007 as the Company believes that it is more likely than not that all deferred tax assets will be realized.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

19. Income Taxes  – (continued)

On January 1, 2007, the Company adopted the provisions of FASB Staff Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109” (“FIN No. 48”). FIN No. 48 addresses the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN No. 48, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of FIN No. 48.

20. Related Party Transactions

The Company has various related party transactions with its affiliates in the ordinary course of business. These affiliates primarily represent minority ownership by its executive and/or affiliates of the Company’s equity investment in affiliates.

Significant transactions entered into in the ordinary course of business with related parties as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 are as follows:

	Net Sales
Years Ended December 31,	2008	2007
SG Construction Co., Ltd.	$18	$—
Sungdong Steel Business Co., Ltd.	7,169	—
Sungdong Heavy Industries Co., Ltd.	—	51,133
Total net sales – related party	7,187	51,133
Total net sales	$907,793	$609,547
% of net sales to related party to total net sales	7.9%	8.4%

	Purchases
Years Ended December 31,	2008	2007
Sungdong Industries Co., Ltd.	$70,665	$10,562
Sungdong Heavy Industries Co., Ltd.	—	15,804
Sungdong Kastech Co., Ltd.	—	12,668
Sungdong Logistics Co., Ltd.	—	8,104
Sungdong Engineering Co., Ltd.	51,949	25,592
Sungdong Steel Co., Ltd.	153	341
SE Electrics Co., Ltd.	6,299	—
SG Construction Co., Ltd.	3,868	—
Total	$132,934	$73,071

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

20. Related Party Transactions  – (continued)

	Trade Accounts Receivable
December 31,	2008	2007
Sungdong Industries Co., Ltd.	$22,438	$—
Sungdong Heavy Industries Co., Ltd.	—	11,685
Sungdong Engineering Co., Ltd.	674	—
Sungdong Steel Co., Ltd.	55	—
SG Construction Co., Ltd.	3	—
Sungdong Steel Business Co., Ltd.	1,850	—
Total	$25,020	$11,685

	Trade Accounts Payable
December 31,	2008	2007
Sungdong Industries Co., Ltd.	$2,410	$3,402
Sungdong Heavy Industries Co., Ltd.	—	539
Sungdong Kastech Co., Ltd.	—	25
Sungdong Engineering Co., Ltd.	15,141	2,745
Sungdong Logistics Co., Ltd.		727
Sungdong Steel Co., Ltd.	38	41
SE Electrics Co., Ltd.	344	—
SG Construction Co., Ltd.	410	—
Sungdong Steel Business Co., Ltd.	—	—
Total	$18,343	$7,479

The Company had the following loan receivable from affiliates, executive, and short-term borrowings payable to affiliates & executive as follows:

	As of December 31, 2008		As of December 31, 2007
Years Ended December 31,	Loan Receivable from Affiliates	Short-term Borrowings from Affiliate	Loan Receivable from Affiliates	Short-term Borrowings from Affiliates
Hong Jun Jung, Chairman of the Company	$15,682	$—	$7,315	$697
Sungdong Industries Co., Ltd.	19,687	13,967	21,573	—
Sungdong Heavy Industries Co., Ltd.	—	—	382	—
Sungdong Kastech Co., Ltd.	—	—	5,498	—
Sungdong Logistics Co., Ltd.	—	—	10,522	—
Sungdong Engineering Co., Ltd.	—	12,551	—	—
Sungdong Steel Business Co., Ltd.	—	—	3,898	—
Total	$35,369	$26,518	$49,188	$697

The Company guaranteed borrowings of its affiliate, Sungdong Industries Co., Ltd. (“SDI”) from financial institution during 2008. The amount guaranteed as of December 31, 2008 was $2,378.

SUNGDONG SHIPBUILDING & MARINE ENGINEERING CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except per Share Data)

21. Subsequent Events

On May 28, 2007, SDH (prior to being merged into SSME) issued an aggregate of 3,125,000 preferred shares in exchange for a total amount of KRW125,000,000 ($134,193) to HMFI (750,000 shares), Military Mutual Aid Association (“MMAA”) (875,000 shares), Woori Bank Co., Ltd. (“Woori”) (750,000 shares), and the Korean National Agricultural Cooperative Federation (“Nonghyup”) (750,000 shares), collectively referred to as the “Investor”. As part of issuance of the preferred shares, SDI and Mr. Jung entered into a put and call option with the Investor. Pursuant to the put option agreement, if the Investor exercises the put option, SDI or Mr. Jung must purchase the preferred shares that the Investor owns at the purchase amount (KRW125,000,000) plus 10% per annum interest amount and under the call option, SDI or Mr. Jung may exercise to repurchase these shares at the same issued price. The put and call option agreement expires on May 31, 2011 with respect to MMAA but has no expiration date with respect to HMFI, Woori or Nonghyup. Furthermore, in connection with the execution of the put and call option agreement, SDI and Mr. Jung entered into a put and call option agreement, pursuant to which SDI or Mr. Jung may exercise a call option to impel the Investor to sell its preferred shares of SSME for the purchase amount plus 10% per annum interest amount.

In July 2008, SSME issued 2,267,662 redeemable preferred shares to HMFI (544,239 shares), MMAA (634,945), Nonghyup (544,239), and Woori (544,239), in exchange for all of the SDH preferred shares owned by HMFI, MMAA, Nonghyup, and Woori. As a result of such issuance, SSME acquired a controlling interest in SDH, and SDH was consolidated into SSME. As a result of this transaction, SSME entered into a new agreement with the Investor. Under the amended agreement, the put and call option on the SDH shares owned by the Investor was replaced by a put and call option on the SSME shares. As a result of this transaction, SSME classified the issuance of preferred shares as redeemable preferred shares on its balance sheet as December 31, 2008.

On July 1, 2009, HMFI exercised its put option and SDI was required to repurchase 544,239 SSME preferred shares owned by HMFI. As a result, SDI received 544,239 preferred shares of SSME from HMFI. The purchase amount was funded through a loan from SSME.

On August 31, 2009, SDI entered into a short-term borrowing arrangement with an institutional lender in the amount of KRW10,000,000 (or $7,950 at an exchange rate of $1:KRW1,257.50 effective at December 31, 2008) with a maturity date of April 30, 2010. The short-term borrowing provides for monthly interest only payments with the outstanding balance due on the maturity date. The loan is collateralized by 200,000 SSME common shares held by SDI.

The Company renewed its short-term borrowing with banks that expired subsequently with same terms for additional year from the expiration date.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

CONDENSED BALANCE SHEETS

	September 30, 2009 (Unaudited)	December 31, 2008 (Audited)
ASSETS
Current Assets:
Cash	$82,171	$186,578
Prepaid expenses and other current assets	65,838	105,233
Total Current Assets	148,009	291,811
Other asset, Investments held in Trust Account (Note 1)	49,706,866	49,833,790
Total Assets	$49,854,875	$50,125,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Income taxes payable	$14,649	$2,337
Accounts payable and accrued expenses	423,418	95,664
Total Current Liabilities	438,067	98,001
Deferred Underwriters’ Fee	1,524,720	1,524,720
Total Liabilities	1,962,787	1,622,721
Commons stock, subject to possible redemption, 2,541,199 shares at redemption value, approximately $7.82 per common share	19,877,255	19,877,255
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value	—	—
Authorized 1,000,000 shares; none issued and outstanding
Common stock, $.0001 par value
Authorized 20,000,000 shares
Issued and outstanding 7,941,250 shares at September 30, 2009 and December 31, 2008, (which includes 2,541,199 subject to possible redemptions)	794	794
Additional Paid-in Capital	28,505,877	28,505,877
(Deficit) earnings accumulated during the development stage	(491,838)	118,954
Total Stockholders’ Equity	28,014,833	28,625,625
Total Liabilities and Stockholders’ Equity	$49,854,875	$50,125,601

See notes to unaudited condensed financial statements.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Period from July 1, 2009 to September 30, 2009	Period from July 1, 2008 to September 30, 2008	Period from January 1, 2009 to September 30, 2009	Period from January 1, 2008 to September 30, 2008	Period from June 26, 2007 (Date of Inception) to September 30, 2009
Revenue
Formation and operating expenses	$396,814	$60,726	$687,916	$210,123	$1,165,310
Loss from operations	(396,814)	(60,726)	(687,916)	(210,123)	(1,165,310)
Other income, interest	26,461	199,337	128,374	733,161	1,025,774
Income (Loss) before income tax expense	(370,353)	138,611	(559,542)	523,038	(139,536)
Income tax expense	10,987	81,651	51,250	280,021	352,302
Net income (loss) applicable to common stockholders	$(381,340)	$56,960	$(610,792)	$243,017	$(491,838)
Weighted average shares outstanding	—				—
Basic	7,941,250	7,941,250	7,941,250	7,947,454	6,734,281
Diluted	7,941,250	10,371,333	7,941,250	10,336,546	6,734,281
	—				—
Net income (loss) per share, basic	$(0.05)	$0.01	$(0.08)	$0.03	$(0.07)
Net income (loss) per share, diluted	$(0.05)	$0.01	$(0.08)	$0.02	$(0.07)
Weighted average shares outstanding subject to possible redemption	—				—
Basic	2,541,199	2,541,199	2,541,199	2,541,199	2,013,181
Diluted	2,541,199	2,541,199	2,541,199	2,541,199	2,013,181
	—				—
Net income (loss) per share, basic	$0.00	$0.00	$0.00	$0.00	$0.00
Net income (loss) per share, diluted	$0.00	$0.00	$0.00	$0.00	$0.00

See notes to unaudited condensed financial statements.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period June 26, 2007 (Date of Inception) to September 30, 2009

	Common Stock		Additional Paid-In Capital	(Deficit) Earnings Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Sale of 1,811,250 shares of common stock to initial stockholders on June 27, 2007 (date of inception) at approximately $0.01 per common share	1,811,250	$181	$24,819	$—	$25,000
Sale of 6,300,000 units, net of underwriters’ discount and offering expenses (includes 2,519,999 shares subject to possible redemption)	6,300,000	630	46,361,757	—	46,362,387
Proceeds subject to possible redemption of 2,519,999 shares	—		(19,713,599)	—	(19,713,599)
Proceeds from sale of warrants to initial stockholders	—	—	1,600,000	—	1,600,000
Proceeds from issuance of option	—	—	100	—	100
Net income for the period		—	—	24,866	24,866
Balance, December 31, 2007	8,111,250	811	28,273,077	24,866	28,298,754
Sale of 53,000 units (includes 21,198 shares subject to possible redemption)	53,000	5	396,435		396,440
Proceeds subject to possible redemption of 21,198 shares	—	—	(163,657)		(163,657)
Forfeiture of shares of common stock by initial stockholders	(223,000)	(22)	22		—
Net income for the period		—	—	94,088	94,088
Balance, December 31, 2008	7,941,250	794	28,505,877	118,954	28,625,625
Net (loss) for the period (unaudited)		—	—	(610,792)	(610,792)
Balance, September 30, 2009 (unaudited)	7,941,250	$794	$28,505,877	$(491,838)	$28,014,833

See notes to unaudited condensed financial statements.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Period from January 1, 2009 to September 30, 2009	For the Period from January 1, 2008 to September 30, 2008	For the Period from June 26, 2007 (Date of Inception) to September 30, 2009
Cash Flows from Operating Activities
Net income (loss)	$(610,792)	$243,017	$(491,838)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Change in operating assets and liabilities:
Prepaid expenses and other current assets	39,395	13,753	(65,838)
Income taxes payable	12,312	20,000	14,649
Accounts payable and accrued expenses	327,754	(55,557)	423,418
Net cash (used in) provided by operating activities	(231,331)	221,213	(119,609)
Net cash used in Investing Activities
Change in Investments held in Trust Account	126,924	(388,252)	(49,706,866)
Cash Flows from Financing Activities
Borrowings from note payable	—	424,000	—
Gross proceeds of common stock public offering	—	—	50,824,000
Proceeds from notes payable, stockholder	—	—	100,000
Payment of notes payable, stockholder	—	—	(100,000)
Proceeds from the issuance of common stock to initial stockholders	—	—	25,000
Proceeds from sale of warrants to initial stockholders	—	—	1,600,000
Proceeds from issuance of option	—	—	100
Payment of costs of public offering	—	(14,840)	(2,540,454)
Net cash provided by financing activities	—	409,160	49,908,646
Net (decrease) increase in cash	(104,407)	242,121	82,171
Cash at the beginning of the period	186,578	107,863	—
Cash at the end of the period	$82,171	$349,984	$82,171
Supplemental disclosure of cash flow information
Cash paid during the period for:
Taxes	$41,762	$378,336	$477,722
Non-cash financing activity:
Deferred underwriters’ fee	$—	$12,720	$1,524,720
Proceeds from public offering reclassified to mezzanine debt for common stock subject to possible redemption	$—	$163,657	$19,877,825

See notes to unaudited condensed financial statements.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Organization and Business Operations

North Shore Acquisition Corp. (the “Company”) was incorporated in Delaware on June 26, 2007 as a blank check company whose objective is to acquire an operating business.

All activity from June 26, 2007 (inception) through September 30, 2009 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective November 30, 2007. The Company consummated the offering on December 7, 2007 and received net proceeds of approximately $47,883,000 (Note 3). On January 11, 2008, the Company received additional gross proceeds in the amount of approximately $424,000 from the sale of additional units reflecting the underwriters’ over-allotment. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $49,715,284 is being held in an interest-bearing trust account (“Trust Account”) including a portion of the underwriting discounts and commissions payable to the underwriters in this offering and invested only in United States “government debt securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2(a)(7) promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. To date all of the assets have been invested in the Dreyfus Treasury Cash Management — Institutional Shares. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s officers and directors have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,000,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements, as well as any amounts necessary to pay the Company’s tax obligations. At September 30, 2009, the Company had earned $1,018,577 of interest on the Trust Account since inception, which is included in the cash held in Trust Fund less $1,900,699 which has been used for federal and state tax payments and working capital.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,588,250 founding shares of common stock (“Founders’ Shares”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Organization and Business Operations – (continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (39.99% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying September 30, 2009 and December 31, 2008 balance sheets.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination by November 30, 2009. However, in November 2009, the Company’s Board of Directors approved amendments to the Company’s Certificate of Incorporation (collectively, the “Extension Amendments”). The Extension Amendments, which will require the affirmative vote of a majority of the Company’s outstanding common stock as of the close of business on November 9, 2009 (the “record date”) would (i) extend the date by which the company must complete a Business Combination from November 30, 2009 to January 31, 2010, to avoid being required to liquidate; and (ii) allow public holders of less than 40% of the Company’s outstanding common stock issued in the Offering who vote against the Extension Amendments and elect conversion to convert their respective shares into a portion of the funds available in the Trust Account. The Company has filed a definitive proxy statement with the SEC to solicit the approval of the Company’s stockholders of the Extension Amendments at a special meeting of stockholders (the “Special Meeting”), which is to be held on November 30, 2009. If the Extension Amendments are approved by the Company’s stockholders, the trust agreement that the Company entered into in connection with the Public Offering will be amended to extend the date by which the Trust Account must be liquidated from November 30, 2009 to January 31, 2010. However, the Company cannot assure you that the Extension Amendments will be approved or that, if approved, that the Company will complete a Business Combination before January 31, 2010. All of the Company’s directors and officers have agreed to vote any common stock owned by them in favor of the Extension Amendments.

If the Company has not completed a Business Combination by November 30, 2009 (or January 31, 2010, if the Extension Amendments are approved by the Company’s stockholders), its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 3).

The accompanying unaudited condensed interim financial statements of the Company as of September 30, 2009 and December 31, 2008 and for the three month periods ended September 30, 2009 and 2008, nine months ended September 30, 2009 and 2008, and for the period from inception (June 26, 2007) to September 30, 2009, reflect all adjustments of a normal and recurring nature to present fairly the financial position, results of operations and cash flows for the interim period. These unaudited condensed consolidated interim financial statements have been prepared by the Company pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X. Pursuant to such instructions, certain financial information and footnote disclosures normally included in such financial statements have been condensed or omitted.

These unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company and notes thereto, together with management’s discussion and analysis or plan of operations, contained in the Company’s annual report on Form 10-K for the year ended December 31, 2008.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Organization and Business Operations – (continued)

The results of operations for the three month period ended September 30, 2009 are not necessarily indicative of the results that may occur for the year ended December 31, 2009.

In the event that the Company does not consummate a Business Combination by November 30, 2009 (or January 31, 2010, if the Extension Amendments are approved by the Company’s stockholders), the proceeds held in the Trust Account will be distributed to the Company’s stockholders, excluding the Founders to the extent of their initial stock holdings. The mandatory liquidation raises substantial doubt about the Company’s ability to continue as a going concern.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to the accounting and disclosure rules and regulations for interim financial statements of the SEC.

Cash and Cash Equivalents

The Company considers money market funds to be cash equivalents.

Development Stage Company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.”

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures” approximates the carrying amounts represented in the balance sheet.

Basic and Diluted Earnings per Share

Earnings per common share is based on the weighted average number of common shares outstanding. The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if warrants were to be exercised or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies – (continued)

Income Taxes

The Company complies with FASB ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.

The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has decided to fully reserve for its deferred tax asset, as it is more likely than not that the Company will not be able utilize these deferred tax assets against future income.

New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued its final Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (“SFAS No. 168”). SFAS No. 168 established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities in the preparation of financial statements. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All guidance in the ASC carries an equal level of authority. The ASC supersedes all previously existing non-SEC accounting and reporting standards. The ASC simplifies user access to all authoritative GAAP by reorganizing previously issued GAAP pronouncements into approximately 90 accounting topics within a consistent structure, without creating new accounting and reporting guidance. The ASC became effective for financial statements issued for interim and annual periods ending after September 15, 2009; accordingly, the Company adopted the ASC in the third quarter of fiscal 2009. Following SFAS No. 168, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right; these updates will serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC. In the discussion that follows, the Company will refer to ASC citations that relate to ASC Topics and their descriptive titles, as appropriate, and will no longer refer to citations that relate to accounting pronouncements superseded by the ASC.

In April 2009, the FASB issued three related staff positions to clarify the application of FASB ASC 820 to fair value measurements in the current economic environment, modify the recognition of other-than-temporary impairments of debt securities, and require companies to disclose the fair value of financial instruments in interim periods. The final staff positions are effective for interim and annual periods ending after June 15, 2009.

•	FASB ASC 820 (Transitional 820-10-65-4) — which provides guidance on how to determine the fair value of assets and liabilities under FASB ASC 820 in the current economic environment and reemphasizes that the objective of a fair value measurement remains the price that would be received to sell an asset or paid to transfer a liability at the measurement date.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies – (continued)

•	FASB ASC 320 — which modifies the requirements for recognizing other-than-temporarily impaired debt securities and significantly changes the existing impairment model for such securities. It also modifies the presentation of other-than-temporary impairment losses and increases the frequency of and expands already required disclosures about other-than-temporary impairment for debt and equity securities.
•	FASB ASC 820-10-50 — which requires disclosures of the fair value of financial instruments within the scope of FASB ASC 820 in interim financial statements, adding to the current requirement to make those disclosures in annual financial statements. The staff position also requires that companies disclose the method or methods and significant assumptions used to estimate the fair value of financial instruments and a discussion of changes, if any, in the method or methods and significant assumptions during the period.

We do not believe that the adoption of these new staff positions had a material impact on our financial position and results of operations.

In June 2009, the FASB issued ASC 860, which eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. FASB ASC 860 will be effective for transfers of financial assets in fiscal years beginning after November 15, 2009 and in interim periods within those fiscal years with earlier adoption prohibited. We will adopt FASB ASC 860 on October 1, 2010.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying condensed financial statements.

Redeemable Common Stock

The Company accounts for redeemable common stock in accordance with FASB ASC 480-10. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a redemption event, the redeemable securities should not be classified outside of permanent equity. As discussed in Note 1, the Business Combination will only be consummated if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders holding less than 40% (2,541,199) of common shares sold in the Offering exercise their conversion rights. As further discussed in Note 1, if a Business Combination is not consummated within 24 months, the Company will liquidate. Accordingly, 2,541,199 shares have been classified outside of permanent equity at redemption value. The Company recognized changes in the redemption value immediately as they occur and adjusts the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period. The per share redemption price was approximately $7.82 at September 30, 2009.

Reclassification

Certain 2008 amounts were reclassified to conform to the 2009 presentation.

3. Initial Public Offering

On December 7, 2007, the Company sold 6,300,000 units (“Units”) in the Offering, and on January 11, 2008 the Company sold an additional 53,000 units. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant(s) (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of six months after the completion of a Business Combination or November 30, 2008 and expiring November 29, 2012. The Warrants will be redeemable, at the Company’s

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

3. Initial Public Offering – (continued)

option, with the prior consent of EarlyBirdCapital, Inc., the representative of the underwriters in the Offering (“Underwriters”), at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company agreed to pay the Underwriter in the Offering an underwriting discount of 6.5% of the gross proceeds of the Offering and a non-accountable expense allowance of 0.5% of the gross proceeds of the Offering. However, the Underwriter has agreed that 3.0% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and has waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. In connection with this Offering, the Company also issued an option (“Option”), for $100, to the Underwriter to purchase 420,000 Units at an exercise price of $8.80 per Unit. The Units issuable upon exercise of the Option are identical to the Units sold in the Offering. The Company intends to account for the fair value of the Option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of the Option is approximately $823,200 ($1.96 per Unit) using a Black-Scholes option-pricing model. The fair value of the Option granted to the Underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 20.43%, (2) risk-free interest rate of 4.82% and (3) expected life of 5 years. The Option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the Option (the difference between the exercise prices of the Option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the Option or underlying Warrants, the Option or Warrants, as applicable, will expire worthless.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

4. Fair Value Measurements

Effective January 1, 2008, the Company adopted FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The adoption of FASB ASC 820 to the Company’s financial assets and liabilities and non-financial assets and liabilities that are re-measured and reported at fair value at least annually did not have an impact on the Company’s financial results.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2009, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices in markets that are not active, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Financial Assets at Fair Value as of September 30, 2009

Description	September 30, 2009	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and cash equivalents held in Trust Account	$49,706,866	$49,706,866	$—	$—
Total	$49,706,866	$49,706,866	$—	$—

Financial Assets at Fair Value as of December 31, 2008

Description	December 31, 2008	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and cash equivalents held in Trust Account	$49,833,790	$49,833,790	$—	$—
Total	$49,833,790	$49,833,790	$—	$—

The fair values of the Company’s cash and cash equivalents held in the Trust Account are determined through market, observable and corroborated sources.

The carrying amounts reflected in the consolidated balance sheets for other current assets and accrued expenses approximate fair value due to their short-term maturities.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

5. Commitments

From the date of the Offering until August 17, 2009, the Company incurred a monthly fee of $8,000 for general and administrative services from American Fund Advisors, an affiliate of Barry J. Gordon, Marc H. Klee and Alan J. Loewenstein. The Company terminated this agreement and stopped paying this monthly fee beginning August 17, 2009.

Pursuant to letter agreements with the Company and the Underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

All of the Initial Stockholders purchased 1,600,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $1,600,000) privately from the Company upon consummation of the Offering. All of the proceeds received from these purchases were placed in the Trust Account. The Insider Warrants are identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), so long as such securities are held by such purchasers or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

The Initial Stockholders and holders of the Insider Warrants (or underlying securities) are entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities), as the case may be, pursuant to an agreement dated November 30, 2007. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

6. Basic and Diluted Earnings per Share

The following is a reconciliation of the denominator of the basic and diluted earnings per share for the period from July 1, 2008 to September 30, 2008 and the period from January 1, 2008 to September 30, 2008.

	July 1, 2008 to September 30, 2008	January 1, 2008 to September 30, 2008
Weighted average number of common shares outstanding:	7,941,250	7,947,454
Dilutive potential common shares outstanding from warrants	2,430,083	2,389,092
Diluted weighted average shares	10,371,333	10,336,546

Warrants to purchase 7,953,000 shares of common stock for the three and nine months ended September 30, 2009 as well as the period from June 26, 2007 (date of inception) through September 30, 2009 were excluded from the calculation of diluted earnings per share because they would have been anti-dilutive.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

7. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the Underwriter prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

8. Common Stock

At September 30, 2009, 8,373,000 shares of common stock were reserved for issuance upon exercise of the Warrants and the Option.

9. Investment Agreement With Initial Stockholders

On August 17, 2009, the Company entered into an agreement (“Investment Agreement”) with the Initial Stockholders and Mr. Sang-Chul Kim. In connection with the transactions contemplated by the Investment Agreement, Mr. Kim became Chairman of the Company, a position that he continues to hold. Pursuant to the Investment Agreement, among other things, the Initial Stockholders have the option to sell to Mr. Kim, and Mr. Kim has the option to purchase from the Initial Stockholders, warrants to purchase the 1,600,000 Insider Warrants upon the earliest of (i) the Company’s consummation of a Business Combination, (ii) the liquidation of the Company’s Trust Account and (iii) December 31, 2009. The purchase price for the Insider Warrants is $1,000,000. The Initial Stockholders originally paid $1,600,000 for the Insider Warrants, which they acquired concurrently with the closing of the Offering. Mr. Kim will exercise the option concurrently with the closing of the acquisition. Mr. Kim has agreed to transfer 35% of such Insider Warrants to Broadband Capital Management LLC (“Broadband”) as part of its fees for financial advisory services.

Pursuant to the Investment Agreement and as part of the same transaction, the Initial Stockholders also agreed to transfer an aggregate of 1,488,250 of the Founders’ Shares to Mr. Kim, for no additional consideration, upon consummation of a Business Combination. The Initial Stockholders will continue to hold an aggregate of 100,000 shares of the Company’s common stock following the transfer. If transferred, such shares will remain in escrow until one year after consummation of such Business Combination in accordance with the terms of the escrow agreement that was entered into by the Initial Stockholders in connection with the Company’s Offering.

As a result of above transactions, there are no accounting implications. The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of SDI will own the largest portion of the voting rights in the combined entity, the stockholders of SDI will have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and SDI’s senior management will dominate the management of the combined entity immediately following the completion of the transaction in accordance with the provisions of FASB ASC 805. Accordingly, SDI will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of SDI. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of SDI and are recorded at the historical cost basis of SDI. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of SDI after consummation of the acquisition.

10. Proposed Business Combination With Sungdong Industries Co. Ltd.

On September 8, 2009, the Company entered into a Securities Purchase and Share Exchange Agreement (the “Purchase Agreement”) by and among the Company, Sungdong Industries Co., Ltd. (“SDI”), Hwi Young Jung (“HY Jung”), a principal stockholder of SDI, and Hong Jun Jung (“HJ Jung”), which, among other things, provides for the acquisition of up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI in exchange for cash consideration to SDI and 7,341,102 shares of the common stock of the Company to

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

10. Proposed Business Combination With Sungdong Industries Co. Ltd. – (continued)

HY Jung. The Company’s proposed business combination with SDI qualifies as a “business combination” under the Company’s amended and restated certificate of incorporation.

Provided that the Extension Amendments are approved by the Company’s stockholders, the acquisition is expected to be consummated either during the end of the fourth quarter or the beginning of the first quarter of 2010, after the required approval by the Company’s stockholders and the fulfillment of certain other conditions, as discussed in the Purchase Agreement.

11. Subsequent Event

In November, 2009, the Company’s Board of Directors approved the Extension Amendments described above in Note 1. If the Extension Amendments are approved by the Company’s stockholders at the Special Meeting to be held on November 30, 2009, the trust agreement that the Company entered into in connection with the Public Offering will be amended to extend the date by which the Trust Account must be liquidated from November 30, 2009 to January 31, 2010. However, the Company cannot assure you that the Extension Amendments will be approved or that, if approved, the Company will complete a Business Combination by January 31, 2010.

If the Extension Amendments are approved by the Company’s stockholders and the Company has not completed a Business Combination by January 31, 2010, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering as discussed in Note 3).

The Company evaluated subsequent events from October 1, 2009 to November 24, 2009, the date the Company issued its unaudited condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
North Shore Acquisition Corp.

We have audited the accompanying balance sheets of North Shore Acquisition Corp. (a corporation in the development stage) (the “Company”) as of December 31, 2008 and 2007 and the related statements of operations and cash flows for the year then ended and the periods from June 26, 2007 (date of inception) to December 31, 2008 and 2007, and stockholders’ equity for the period June 26, 2007 (date of inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will face a mandatory liquidation if a business combination is not consummated by November 30, 2009, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Shore Acquisition Corp. (a corporation in the development stage) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended and the periods from June 26, 2007 (date of inception) to December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 9, 2009

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash	$186,578	$107,863
Prepaid expenses and other current assets	105,233	92,461
Total Current Assets	291,811	200,324
Other asset, Investments held in Trust Fund (Note 1)	49,833,790	49,411,768
Total Assets	$50,125,601	$49,612,092
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Income taxes payable	$2,337	$54,500
Accrued expenses	95,664	17,500
Accounts payable	—	15,740
Total Current Liabilities	98,001	87,740
Long-Term Liabilities
Deferred Underwriters' Fee	1,524,720	1,512,000
Commons stock, subject to possible redemption, 2,541,198 and 2,519,999 shares at initial redemption value, approximately $7.82 per common share	19,877,255	19,713,599
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued and outstanding
Common stock, $.0001 par value
Authorized 20,000,000 shares
Issued and outstanding 7,941,250 and 8,111,250 shares at December 31, 2008 and December 31, 2007, respectively (which includes 2,541,199 and 2,519,999 subject to possible redemptions)	794	811
Additional Paid in Capital	28,505,877	28,273,076
Income accumulated during the development stage	118,954	24,866
Total Stockholders’ Equity	28,625,625	28,298,753
Total Liabilities and Stockholders’ Equity	$50,125,601	$49,612,092

The accompanying notes are an integral part of the financial statements

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2008	Period from June 26, 2007 (Date of Inception) to December 31, 2007	Period from June 26, 2007 (Date of Inception) to December 31, 2008
Revenue	$—	$—	$—
Formation and administrative expenses	383,146	67,529	450,675
Loss before other income and income tax expense	(383,146)	(67,529)	(450,675)
Other income, interest	768,505	128,895	897,400
Income before income tax expense	385,359	61,366	446,725
Income tax expense	291,271	36,500	327,771
Net income applicable to common stockholders	$94,088	$24,866	$118,954
Weighted average common shares outstanding
Basic	7,945,895	2,644,583	6,140,583
Diluted	10,312,742	2,943,147	7,800,502
Income per share, basic	$0.01	$0.01	$0.02
Income per share, diluted	$0.01	$0.01	$0.02

The accompanying notes are an integral part of the financial statements

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period June 26, 2007 (Date of Inception) to December 31, 2008

	Common Stock		Additional Paid-In Capital	Income Accumulated During the Development Stage
	Shares	Amount			Total
Sale of 1,811,250 shares of common stock to initial stockholders on June 27, 2007 (date of inception) at approximately $0.01 per common share	1,811,250	$181	$24,819	$—	$25,000
Sale of 6,300,000 units, net of underwriters' discount and offering expenses (includes 2,519,999 shares subject to possible redemption)	6,300,000	630	46,361,757	—	46,362,387
Proceeds subject to possible redemption of 2,519,999 shares	—		(19,713,599)	—	(19,713,599)
Proceeds from sale of warrants to initial stockholders	—	—	1,600,000	—	1,600,000
Proceeds from issuance of option	—	—	100	—	100
Net income for the period		—	—	24,866	24,866
Balance, December 31, 2007	8,111,250	$811	$28,273,077	$24,866	$28,298,754
Sale of 53,000 units (includes 21,198 shares subject to possible redemption)	53,000	5	396,435		396,440
Proceeds subject to possible redemption of 21,198 shares	—	—	(163,657)		(163,657)
Forfeiture of shares of common stock by initial stockholders	(223,000)	(22)	22	—
Net income for the period		—	—	94,088	94,088
Balance, December 31, 2008	7,941,250	$794	$28,505,877	$118,954	$28,625,625

The accompanying notes are an integral part of the financial statements

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS

	For the Period from January 1, 2008 to December 31, 2008	For the Period from June 26, 2007 (Date of Inception) to December 31, 2007	For the Period from June 26, 2007 (Date of Inception) to December 31, 2008
Cash Flows from Operating Activities
Net income	$94,088	$24,866	$118,954
Adjustment to reconcile net income to net cash provided by operating activities
Increase in prepaid expenses and other current assets	(12,772)	(92,461)	(105,233)
Increase in income taxes payable	(52,163)	54,500	2,337
Increase in accrued expenses	78,164	17,500	95,664
Increase in accounts payable	(15,740)	15,740	0
Net cash provided by operating activities	91,577	20,145	111,722
Net cash used in Investing Activities
Change in Investments held in Trust Fund	(422,022)	(49,411,768)	(49,833,790)
Cash Flows from Financing Activities
Gross proceeds of common stock public offering	424,000	50,400,000	50,824,000
Proceeds from notes payable, shareholder	—	100,000	100,000
Payment of notes payable, shareholder	—	(100,000)	(100,000)
Proceeds from the issuance of common stock to initial stockholders	—	25,000	25,000
Proceeds from sale of warrants to initial shareholders	—	1,600,000	1,600,000
Proceeds from issuance of option	—	100	100
Payment of costs of public offering	(14,840)	(2,525,614)	(2,540,454)
Net cash provided by financing activities	409,160	49,499,486	49,908,646
Net increase in cash	78,715	107,863	186,578
Cash at the beginning of the period	107,863	—	—
Cash at the end of the period	$186,578	$107,863	$186,578
Supplemental disclosure of cash flow information
Cash paid during the period for:
Taxes	$455,960	$—	$455,960
Non cash financing activity:
Deferred underwriter's fee	$12,720	$1,512,000	$1,524,720
Proceeds from public offering reclassified to mezzanine debt for common stock subject to possible redemption	$163,657	$19,713,599	$19,877,825

The accompanying notes are an integral part of the financial statements

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

North Shore Acquisition Corp. (the “Company”) was incorporated in Delaware on June 26, 2007 as a blank check company whose objective is to acquire an operating business.

All activity from June 26, 2007 (inception) through December 31, 2008 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective November 30, 2007. The Company consummated the offering on December 7, 2007 and received net proceeds of approximately $47,883,000 (Note 3). On January 11, 2008 the Company received additional gross proceeds in the amount of approximately $424,000 from the sale of additional units reflecting the underwriters’ over-allotment. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $49,833,790 is being held in an interest-bearing trust account (“Trust Account”) including a portion of the underwriting discounts and commissions payable to the underwriters in this offering and invested only in United States “government debt securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2(a)(7) promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. To date all of the assets have been invested in the Dreyfus Treasury Cash Management — Institutional Shares. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s officers and directors have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,000,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements, as well as any amounts necessary to pay the Company’s tax obligations. At December 31, 2008, the Company had earned $890,630 of interest on the Trust Account since inception, which is included in the cash held in Trust Fund less $750,000 that has been used for federal and state tax payments and working capital.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,588,250 founding shares of common stock (“Founders’ Shares”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

The Initial Stockholders initially purchased 1,811,250 Founders’ Shares on June 27, 2007. In accordance with Company’s prospectus, up to an aggregate of 236,250 Founders’ Shares that were purchased by the

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

Initial Stockholders are subject to forfeiture in the event the underwriters’ overallotment was not exercised in full. The purpose of the forfeiture was to fix a 80% ownership percentage to the Public Stockholders as discussed in the Company’s registration statement. On January 11, 2008, the Company received additional gross proceeds in the amount of approximately $424,000 from the sale of 53,000 units from the underwriters’ over-allotment. The 223,000 shares forfeited represent the remaining number of shares that needed to be forfeited to maintain the Public Stockholders 80% ownership interest in the Company.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (39.99% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying December 31, 2008 and December 31, 2007 balance sheets.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination by November 30, 2009. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 3).

In the event that the Company does not consummate a Business Combination by November 30, 2009, the proceeds held in the Trust Account will be distributed to the Company’s stockholders, excluding the Founders to the extent of their initial stock holdings. The mandatory liquidation raises substantial doubt about the Company’s ability to continue as a going concern.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Development Stage Company

The Company complies with the reporting requirements of Statement of Financial Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Investments Held in Trust

Cash is invested only in United States “government debt securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2(a)(7) promulgated under the Investment Company Act of 1940,

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies  – (continued)

until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. To date all of the assets have been invested in the Dreyfus Treasury Cash Management — Institutional Shares.

Fair Value of Financial Instruments

The Company does not enter into financial instruments for trading or speculative purposes. The carrying amounts of the Company's assets and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instrument,” approximate their fair value due to their short-term maturities.

Basic and Diluted Earnings per Share

Earnings per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if warrants were to be exercised or otherwise resulted in the issuance of common stock.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company complies with the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is `more likely than not` that the position is sustainable based on its technical merits.

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS 141(R), “Business Combinations”. SFAS No. 141(R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree as well as the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141(R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS No. 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies  – (continued)

business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS No. 141(R) is not permitted. We are currently evaluating the impact of applying the provisions of SFAS No. 141(R) on our financial statements.

In December 2007, FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51”. SFAS No. 160 requires reporting entities to present noncontrolling (minority) interests as equity as opposed to a liability or mezzanine equity and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS No. 160 is effective the first fiscal year beginning after December 15, 2008, and interim periods within that fiscal year. SFAS No. 160 applies prospectively as of the beginning of the fiscal year SFAS No. 160 is initially applied, except for the presentation and disclosure requirements which are applied retrospectively for all periods presented subsequent to adoption. The adoption of SFAS No. 160 will not have a material impact on the Company’s financial statements; however, it could impact future transactions entered into by the Company.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

Redeemable Common Stock

The Company accounts for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a redemption event, the redeemable securities should not be classified outside of permanent equity. As discussed in Note 1, the Business Combination will only be consummated if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders holding less than 40% of common shares sold in the Offering exercise their conversion rights. As further discussed in Note 1, if a Business Combination is not consummated within 24 months, the Company will liquidate. Accordingly, shares have been classified outside of permanent equity at redemption value. The Company recognized changes in the redemption value immediately as they occur and adjusts the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period. The per share redemption price was approximately $7.84 at December 31, 2008.

3. Initial Public Offering

On December 7, 2007, the Company sold 6,300,000 units (“Units”) in the Offering, and on January 11, 2008 the Company sold an additional 53,000 units. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant(s) (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of six months after the completion of a Business Combination or November 30, 2008 and expiring November 29, 2012. The Warrants will be redeemable, at the Company’s option, with the prior consent of EarlyBirdCapital, Inc., the representative of the underwriters in the Offering

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

3. Initial Public Offering  – (continued)

(“Underwriters”), at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company agreed to pay the Underwriter in the Offering an underwriting discount of 6.5% of the gross proceeds of the Offering and a non-accountable expense allowance of 0.5% of the gross proceeds of the Offering. However, the Underwriter has agreed that 3.0% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and has waived their right to receive such payment upon the Company's liquidation if it is unable to complete a Business Combination. In connection with this Offering, the Company also issued an option (“Option”), for $100, to the Underwriter to purchase 420,000 Units at an exercise price of $8.80 per Unit. The Units issuable upon exercise of the Option are identical to the Units sold in the Offering. The Company intends to account for the fair value of the Option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of the Option is approximately $823,200 ($1.96 per Unit) using a Black-Scholes option-pricing model. The fair value of the Option granted to the Underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 20.43%, (2) risk-free interest rate of 4.82% and (3) expected life of 5 years. The Option may be exercised for cash or on a “cashless” basis, at the holder's option, such that the holder may use the appreciated value of the Option (the difference between the exercise prices of the Option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the Option or underlying Warrants, the Option or Warrants, as applicable, will expire worthless.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

4. Fair Value Measurements

Financial Assets at Fair Value as of December 31, 2008:

	Fair Value as of December 31, 2008	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investments held in Trust	49,833,790	49,833,790	—	—
	49,833,790	49,833,790	—	—

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurement, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, the Company has elected to defer implementation of SFAS No. 157 as it relates to its non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until January 1, 2009. The Company is evaluating the impact, if any, this standard will have on its non-financial assets and liabilities.

The adoption of SFAS No. 157 to the Company’s financial assets and liabilities and non-financial assets and liabilities that are re-measured and reported at fair value at least annually did not have an impact on the Company’s financial results.

The table above presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2008, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources.

5. Income Taxes

The current tax provision is comprised of the following:

	For the Year Ended December 31, 2008	June 26, 2007 (Date of Inception) to December 31, 2007	June 26, 2007 (Date of Inception) to December 31, 2008
Federal	$227,947	$20,500	$248,447
State	63,324	16,000	79,324
Total	$291,271	$36,500	$327,771

The Company has not begun its trade or business for U.S. tax purposes. Accordingly, it could not yet recognize losses for expenditures. As a result a deferred tax asset of approximately $118,000 was established for the book loss recorded as well as a fully offsetting valuation allowance.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

5. Income Taxes  – (continued)

The reconciliation of the effective tax rate to the statutory tax rate due:

	For the Period Ended December 31,
	2008	2007
U.S. statutory federal tax rate	34%	34%
Non-Deductible Formation costs	26%	10%
State taxes	16%	16%
Effective tax rate	76%	60%

6. Commitments

The Company presently occupies office space provided by an affiliate of the Company’s Chairman of the Board, President, and Vice President. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $8,000 per month for such services commencing on the effective date of the Offering.

Pursuant to letter agreements with the Company and the Underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

All of the Initial Stockholders purchased 1,600,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $1,600,000) privately from the Company upon consummation of the Offering. All of the proceeds received from these purchases were placed in the Trust Account. The Insider Warrants are identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), so long as such securities are held by such purchasers or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

The Initial Stockholders and holders of the Insider Warrants (or underlying securities) are entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities), as the case may be, pursuant to an agreement dated November 30, 2007. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

NORTH SHORE ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

7. Basic and Diluted Earnings Per Share

	For the Year Ended December 31, 2008	June 26, 2007 (Inception) to December 31, 2007	June 26, 2007 (Inception) to December 31, 2008
Weighted average number of common shares outstanding:	7,945,895	2,644,583	6,140,583
Dilutive potential common shares outstanding from warrants	2,366,847	298,564	1,659,919
Diluted weighted average shares	10,312,742	2,943,147	7,800,502

8. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination. As of December 31, 2008 and 2007, the Company has not issued shares of preferred stock.

9. Common Stock

At December 31, 2008, 8,373,000 shares of common stock were reserved for issuance upon exercise of the Warrants and the Option.

ANNEX A

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

BY AND AMONG

NORTH SHORE ACQUISITION CORP.,

SUNGDONG INDUSTRIES CO. LTD.,

HWI YOUNG JUNG

AND

HONG JUN JUNG

DATED AS OF SEPTEMBER 8, 2009

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

THIS SECURITIES PURCHASE AND EXCHANGE AGREEMENT is made and entered into as of September 8, 2009, by and among North Shore Acquisition Corp., a Delaware corporation (“NSAQ”), Sungdong Industries Co. Ltd., a Korean company (“SDI”), Hwi Young Jung (“Stockholder”) and Hong Jun Jung (“Pledgor”). (Each of the above parties, a “Party,” and collectively, the “Parties,” unless the context requires otherwise).

RECITALS

A. Stockholder is the direct and beneficial owner of 11,000 of the 20,000 shares of issued and outstanding common stock of SDI (“SDI Common Stock”).

B. Subject to the terms and conditions of this Agreement (defined below), NSAQ at the Closing (as defined below), shall acquire, (i) shares of newly issued convertible voting preferred stock of SDI (“SDI Preferred Stock”), representing up to 22.77%, but not less than 20.68%, of the voting power of SDI, in exchange for the payment of the amount of cash remaining in NSAQ’s Trust Fund (as defined in Section 3.15) at Closing after deduction of amounts for (i) payment of NSAQ’s expenses in connection with the transactions contemplated by this Agreement and (ii) payments to NSAQ stockholders that exercise their conversion rights at the Special Meeting (as defined in Section 5.1(a)) (the “SDI Preferred Stock Purchase”), and (ii) 7,722 shares of currently issued and outstanding SDI Common Stock from Stockholder, representing at least 29.82% of the voting power of SDI, in exchange for an aggregate of 7,341,102 newly issued shares of common stock of NSAQ (the “Share Exchange”).

C. Following the Closing, (i) NSAQ shall own up to 52.59%, but not less than a majority, of the voting power of SDI and (ii) Stockholder shall initially own 48.04% of the issued and outstanding shares of NSAQ’s common stock, par value $0.0001 per share (“NSAQ Common Stock”), assuming that no NSAQ stockholders exercise their conversion rights. The term “Agreement” as used herein refers to this Securities Purchase and Exchange Agreement, as the same may be amended from time to time, and all schedules hereto (including the SDI Schedules and the NSAQ Schedules, as defined in the preambles to Articles II and III hereof, respectively).

NOW, THEREFORE, in consideration of the covenants, mutual premises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE SDI STOCK PREFERRED STOCK PURCHASE AND THE SHARE EXCHANGE

1.1  SDI Preferred Stock Purchase.

(a)  Purchase and Sale. Upon the terms and subject to the conditions hereof, at the Closing, SDI shall issue, sell, transfer, assign and convey to NSAQ, and NSAQ shall purchase from SDI, the number of shares of SDI Preferred Stock equal to the quotient obtained by dividing (x) the amount of total cash remaining in NSAQ’s Trust Fund at Closing after deduction of amounts for (i) payment of NSAQ’s expenses in connection with the transactions contemplated by this Agreement and (ii) payments to NSAQ stockholders that exercise their conversion rights at the Special Meeting, by (y) $7,292 (the “SDI Preferred Shares ”), representing up to 22.77%, but not less than 20.68%, of the total voting power of SDI, which shall have the voting rights, dividends, rights and preferences as set forth in SDI’s Korean Registration Certificate attached as Exhibit A hereto.

(b)  Purchase Price. The aggregate purchase price to be paid by NSAQ to SDI for the SDI Preferred Shares shall be the amount of total cash remaining in NSAQ’s Trust Fund at Closing after deduction of amounts for (i) payment of NSAQ’s expenses in connection with the transactions contemplated by this Agreement and (ii) payments to NSAQ stockholders that exercise their conversion rights at the Special Meeting. The cash issued under this Section 1.1(b) is sometimes referred to herein as the “Cash Consideration.”

1.2  Share Exchange.

(a)  Upon the terms and subject to the conditions hereof, at the Closing, Stockholder shall sell, transfer, assign and convey to NSAQ, and NSAQ shall purchase from Stockholder, all of the right, title and interest of Stockholder in and to 7,722 shares of SDI Common Stock (the “SDI Common Shares”), representing at least 29.82% of the total voting power of SDI.

(b)  Purchase Price. In exchange for the SDI Common Shares, NSAQ shall issue and deliver to Stockholder 7,341,102 shares of NSAQ Common Stock, representing 48.04% of the total voting power of NSAQ, assuming that no NSAQ stockholders exercise their conversion rights. The shares of NSAQ Common Stock issued under this Section 1.2(b) are sometimes referred to herein as the “NSAQ Shares.”

(c)  Following Closing of the SDI Preferred Stock Purchase referenced in Section 1.1 and the Share Exchange referenced in Section 1.2, NSAQ shall own up to 52.59%, but not less than a majority, of the total voting power of SDI.

(d)  Following Closing of the SDI Preferred Stock Purchase referenced in Section 1.1 and the Share Exchange referenced in Section 1.2, Stockholder shall initially own 48.04% of the total voting power of NSAQ, assuming that no stockholders exercise their conversion rights.

(e)  As the sole remedy for the indemnification obligations set forth in Article VII of this Agreement, 20% of the NSAQ Shares issued to Stockholder (the “Escrow Shares”) shall be deposited in escrow (the “Escrow Account”), all in accordance with the terms and conditions of the escrow agreement to be entered into at the Closing between NSAQ, Stockholder and Continental Stock Transfer & Trust Company (“Continental”) (or such other Person as may be agreed by NSAQ and Stockholder), as escrow agent (“Escrow Agent”), substantially in the form of Exhibit B hereto (the “Escrow Agreement”). The Escrow Agreement shall provide that on the one year anniversary after the Closing (the “Escrow Release Date”), the Escrow Agent shall release the Escrow Shares, less that portion thereof applied in satisfaction of or reserved with respect to indemnification claims in connection with claims made pursuant to Section 7.1(a) of this Agreement (“Escrow Claims”). Any Escrow Shares due to be released on the Escrow Release Date that continue to be held with respect to any unresolved Escrow Claim shall be delivered to Stockholder, promptly upon such resolution, subject to reduction, if any, for the indemnification obligation associated with such resolved Escrow Claim.

1.3  NSAQ Committee for Purposes of Escrow Agreement. Prior to the Closing, the board of directors of NSAQ shall appoint a committee consisting of one or more of its then-members to act on behalf of NSAQ to take all necessary actions and make all decisions pursuant to the Escrow Agreement. In the event of a vacancy in such committee, the board of directors of NSAQ shall appoint as a successor a Person (as defined below in Section 9.2(c)) who was a director of NSAQ prior to the Closing Date (as defined below) or, in the event of an inability to appoint same, another Person who would qualify as an “independent” director of NSAQ and who has not had any relationship with SDI or Stockholder prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VII hereof and the Escrow Agreement.

1.4  The Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the SDI Preferred Stock Purchase and the Share Exchange (“Closing”) shall take place at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., counsel to NSAQ, 666 Third Avenue, New York, New York 10017 at a time and date to be specified by the Parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the Parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by emailed PDF file.

1.5  Deliveries.

(a)  SDI. At the Closing, SDI will (i) issue the SDI Preferred Shares to NSAQ by delivering to NSAQ the certificates representing such SDI Preferred Shares, which shall be duly authorized and validly issued shares free and clear of all Liens (as defined below in Section 9.2(e)), (ii) provide confirmation that NSAQ is reflected on the share register of SDI as the registered owner of the SDI Preferred Shares, and (iii) deliver to NSAQ the certificates, opinions and other agreements contemplated by Article VI hereof and the other provisions of this Agreement.

(b)  Stockholder. At the Closing, Stockholder will (i) assign and transfer to NSAQ all of its right, title and interest in and to the SDI Common Shares by delivering to NSAQ the certificates representing such SDI Common Shares, duly endorsed for transfer and free and clear of all Liens, (ii) provide confirmation that NSAQ is reflected on the share register of SDI as the registered owner of the SDI Common Shares, and (iii) deliver to NSAQ the certificates, opinions and other agreements contemplated by Article VI hereof and the other provisions of this Agreement.

(c)  NSAQ. At the Closing, NSAQ shall deliver (i) to SDI, the Cash Consideration pursuant to Section 1.1, (ii) to Stockholder, the NSAQ Common Shares pursuant to Section 1.2 and (iii) the certificates, opinions and other agreements and instruments contemplated by Article VI hereof and the other provisions of this Agreement.

1.6  Additional Agreements. At the Closing, the following agreements will have been executed and delivered (collectively, the “Transaction Documents”), the effectiveness of each of which is subject to the Closing:

(a)  The Escrow Agreement and a mutually agreed upon agent for escrow.

(b)  A Pledge Agreement (“Pledge Agreement”) and a mutually agreed upon collateral agent in the form attached as Exhibit C hereto.

(c)  A Lock-Up Agreement (“Lock-Up Agreement”) in the form attached as Exhibit D hereto.

1.7  Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

1.8  Payment of Dividends.

(a)  Payment of Cash Dividends on SDI Preferred Shares. Pursuant to the SDI’s Korean Registration Certificate attached as Exhibit A hereto, SDI shall issue dividend payments on the SDI Preferred Shares as follows:

(i)  Four percent (4%) of the Cash Consideration referenced in Section 1.1(b) with respect to the fiscal year ended December 31, 2009 to be issued to NSAQ no later than March 31, 2010; and

(ii)  Twelve and one half (12.5%) of the Cash Consideration referenced in Section 1.1(b) with respect to each subsequent fiscal year to be issued to NSAQ in each instance no later than March 31 following the end of such fiscal year; provided that no such dividends shall be required to be paid with respect to the preceding fiscal year following conversion of the SDI Preferred Shares into shares of SDI Common Stock pursuant to Section 1.8(b).

(b)  Automatic Conversion of SDI Preferred Shares. The SDI Preferred Shares shall automatically convert into an equal number of shares of SDI Common Stock that maintains NSAQ’s equivalent voting power of SDI upon the earlier to occur of the following: (i) for the two-month period commencing November 1, 2013 and ending December 31, 2013, if the Weighted Average Stock Price (as defined below) of the NSAQ Common Stock has increased at least twenty-four percent (24%) above $8.00 (the “Price Condition”), and (ii) in the event that the Price Condition has not been met by December 31, 2013, at any time following such date when the Weighted Average Stock Price exceeds the calculated rate of six percent (6%) multiplied by the number of years elapsed from the Closing Date, as determined during the period commencing on November 1 and ending on December 31 for each such year (the “Post-2013 Price Condition”). For the avoidance of doubt, there shall be no dividend payment on the SDI Preferred Shares with respect to fiscal year 2013 in the event that the Price Condition is met or any subsequent fiscal year if the Post-2013 Price Condition is met. “Weighted Average Stock Price” as used herein refers to the number of shares traded per day multiplied by the closing price of the stock per day, divided by the total volume of shares of NSAQ Common Stock traded during each day during the period.

(c)  Dividend Default Payment. In the event of the non-payment or delay in payment of any dividends on the SDI Preferred Shares pursuant to the terms of this Agreement, an interest rate of sixteen percent (16%) per annum shall apply to the unpaid amount from the first day following the scheduled payment date of the applicable dividend until the actual payment date of such dividend.

(d)  Payment of Dividends to NSAQ Common Stockholders. Following the Closing, NSAQ, SDI and Stockholder shall cause NSAQ to issue cash dividends to its holders of NSAQ Common Stock in an amount equal to (i) the amount of the dividends received on the SDI Preferred Shares divided by (ii) the number of issued and outstanding shares of NSAQ Common Stock less the number of shares of NSAQ Common Stock owned by Stockholder as a result of the Share Exchange, provided that such amount is legally available therefor for the payment of such dividends. Such dividend payments shall be made no later than the tenth (10th) calendar day following NSAQ’s receipt of the dividend payment on its SDI Preferred Shares.

(e)  Waiver of Dividends by Stockholder. Stockholder hereby agrees that it shall waive its rights to any such dividends payable with respect to the NSAQ Shares pursuant to this Section 1.8; provided, however, that Stockholder shall participate in any dividend payments on shares of NSAQ Common Stock that are not acquired pursuant to the Share Exchange.

(f)  Pledge of SSME Shares as Collateral. In order to secure the payment to NSAQ of the dividends on the SDI Preferred Shares, Pledgor shall pledge to NSAQ all of his rights, title and interest in 280,000 common shares of Sungdong Shipbuilding & Marine Engineering Co., Ltd. (“SSME”) owned by Pledgor (the “SSME Pledged Shares”) to NSAQ pursuant to the Pledge Agreement attached as Exhibit C hereto. At Closing, Pledgor shall deliver the certificates representing the SSME Pledged Shares, together with any other documentation assigning such rights to such shares, to NSAQ, to be held in escrow by a collateral agent in accordance with the terms of the Pledge Agreement. In the event that SDI defaults on its obligation to pay any of the dividends on the SDI Preferred Shares and such dividends continue to be unpaid for a period of sixty (60) days following the applicable payment date, NSAQ shall be entitled to take full possession of the SSME Pledged Shares and liquidate the SSME Pledged Shares, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation in satisfaction of the obligation to pay the dividends on the SDI Preferred Shares as more fully described in the Pledge Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND SDI

Subject to the exceptions set forth in the Schedules described in this Article 2 and attached hereto (collectively, the “SDI Schedules”), Stockholder and SDI, jointly and separately, hereby represent and warrant to NSAQ as follows:

2.1  Organization and Qualification of SDI. SDI is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Korea and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by SDI to be conducted. SDI is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below in Section 9.2(a)) on SDI. Complete and correct copies of the articles of incorporation (collectively referred to herein as “Charter Documents”) of SDI, as amended and currently in effect, have been heretofore made available to NSAQ or NSAQ’s counsel. SDI is not in violation of any of the provisions of its Charter Documents.

2.2  Subsidiaries.

(a)  SDI has no subsidiaries or participations in joint ventures or other entities (collectively, “Subsidiaries”), other than those listed in Schedule 2.2 hereto. SDI owns all of the outstanding equity securities of its Subsidiaries, free and clear of all Liens, except for those listed on Schedule 2.2. Except for its Subsidiaries, SDI does not own any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)  Each Subsidiary of SDI that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state or country of incorporation (as listed in Schedule 2.2 hereto) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by SDI to be conducted. Each Subsidiary of SDI that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state or country of organization or formation (as listed in Schedule 2.2 hereto) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by SDI to be conducted. Each Subsidiary of SDI is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by SDI to be conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SDI. No Subsidiary of SDI is in violation of any of the provisions of its Charter Documents.

2.3  Capitalization.

(a)  As of the date of this Agreement, the authorized capital stock of SDI consists of (i) 40,000 shares of common stock, par value KRW10,000 per share, of which 20,000 shares are issued and outstanding as of the date of this Agreement and all of which are validly issued, fully paid and nonassessable, and (ii) no shares of preferred stock, Other than SDI Common Stock, SDI has no class or series of securities authorized by its Charter Documents. Stockholder is the owner of 11,000 shares of SDI Common Stock.

(b)  As of the date of this Agreement, no shares of SDI Common Stock are reserved for issuance upon the exercise of outstanding options granted to employees of SDI or other parties (“SDI Common Stock Options”). No shares of SDI Common Stock are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase SDI Common Stock. All shares of SDI Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of SDI Common Stock have been issued and granted in compliance with all applicable securities laws and (in all material respects) other applicable laws and regulations.

(c)  There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which SDI is a party or by which it is bound obligating SDI to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of SDI, or obligating SDI to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d)  Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which SDI is a party or by which SDI is bound with respect to any equity security of any class of SDI.

(e)  No outstanding shares of SDI Common Stock are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with SDI.

(f)  The SDI Preferred Shares to be issued by SDI in connection with the SDI Preferred Stock Purchase, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of SDI Preferred Stock will be fully paid and nonassessable.

2.4  Authority Relative to this Agreement. SDI has all necessary corporate power and authority to: (i) execute and deliver this Agreement and each ancillary document that SDI is to execute or deliver pursuant to this Agreement, and (ii) carry out SDI’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the SDI Preferred Stock Purchase and the Share Exchange). The execution and delivery of this Agreement by SDI and the consummation by SDI of the transactions contemplated hereby (including the SDI Preferred Stock Purchase and the Share Exchange) have been duly and validly authorized by all necessary corporate action on the part of SDI (including the approval by its board of directors). No other corporate proceedings on the part of SDI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the Commercial Acts of the Republic of Korea and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by SDI and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, constitutes the legal and binding obligation of SDI, enforceable against SDI in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5  No Conflict; Required Filings and Consents.

(a)  The execution and delivery of this Agreement by SDI does not, and the performance of this Agreement by SDI shall not, (i) conflict with or violate SDI’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 9.2(b)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair SDI’s or any Subsidiary of SDI’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or encumbrance on any of the properties or assets of SDI or any Subsidiary of SDI pursuant to, any of SDI Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any material contract, including any “change in control” or similar provision of any material contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on SDI.

(b)  The execution and delivery of this Agreement by SDI does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as defined below in Section 9.2(g)) or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or United States state securities laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which SDI is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of the required waiting period thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.5(b) hereto, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SDI or, after the Closing, NSAQ or prevent consummation of the SDI Preferred Stock Purchase or Share Exchange or otherwise prevent the Parties hereto from performing their obligations under this Agreement.

2.6  Compliance. SDI has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on SDI. SDI is not in default or violation of any term, condition or provision of any applicable

Charter Documents. No written notice of material non-compliance with any Legal Requirements material to the business of SDI has been received by SDI (and SDI has no knowledge of any such notice delivered to any other Person) within the past two years. SDI is not in violation of any term of any material contract, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on SDI.

2.7  Financial Statements; Projections.

(a)  SDI has made available to NSAQ true and complete copies of the unaudited consolidated financial statements (including any related notes thereto) of SDI and its consolidated Subsidiaries for the quarter and the six months ended June 30, 2009 and the audited consolidated financial statements (including any related notes thereto) of SDI and its consolidated Subsidiaries for the fiscal years ended December 31, 2008, 2007, and 2006.

(b)  SDI has made available to NSAQ true and complete copies of the unaudited consolidated financial statements (including any related notes thereto) of SSME for the six months ended June 30, 2009 and the audited consolidated financial statements (including any related notes thereto) of SSME for the fiscal years ended December 31, 2008 and 2007.

(c)  “Unaudited Financial Statements” as used herein refers to the unaudited financial statements of SDI and SSME. “Audited Financial Statements” as used herein refers to the audited financial statements of SDI and SSME. “Financial Statements” as used herein refers to all of the financial statements of SDI and SSME, which includes the Audited Financial Statements and the Unaudited Financial Statements.

(d)  The Financial Statements comply as to form in all material respects with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, and were prepared in accordance with U.S. GAAP, and fairly present in all material respects the financial position of SDI and SSME at the date thereof and the results of their operations and cash flows for the period indicated.

(e)  The books of account, minute books and transfer ledgers and other similar books and records of SDI and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and that have not been so set forth.

(f)  Except as otherwise noted in the Financial Statements, the accounts and notes receivable of SDI and its Subsidiaries reflected in the Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which SDI has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of SDI or any of its Subsidiaries as of the date hereof.

(g)  The projections of the financial performance of SDI and SSME that have been provided to NSAQ (the “Projections”) and were prepared on the basis of reasonable assumptions, including information about the projects with which SDI and the Subsidiaries are currently involved. The Projections were prepared by RSM based on management projections provided by SDI and SSME in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered. Neither the Stockholder nor SDI has any knowledge of facts that would make the Projections materially in error.

2.8  No Undisclosed Liabilities. SDI and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required in accordance with U.S. GAAP to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of SDI and its Subsidiaries on a consolidated basis, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet and related notes to financial statements included in the Financial Statements, (ii) such liabilities arising in the ordinary course of

SDI’s and its Subsidiaries’ businesses since June 30, 2009, none of which would reasonably be expected to have a Material Adverse Effect on SDI and Subsidiaries, and (iii) liabilities or obligations reasonably incurred by or on behalf of SDI in connection with this Agreement, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SDI.

2.9  Absence of Certain Changes or Events. Except as set forth in the Financial Statements, since June 30, 2009, there has not been: (i) any Material Adverse Effect on SDI, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the shares of SDI Common Stock, or any purchase, redemption or other acquisition by SDI of any of the shares of SDI Common Stock or any other securities or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the shares of SDI Common Stock, (iv) any granting by SDI of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by SDI of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by SDI of any increase in severance or termination pay or any entry by SDI into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving SDI of the nature contemplated hereby, (v) entry by SDI into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 9.2(h) hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by SDI with respect to any Governmental Entity, (vi) any material change by SDI in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of SDI, (viii) any issuance of capital stock of SDI, (ix) any revaluation by SDI of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of SDI other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10  Litigation. Except as disclosed in the Financial Statements, there are no material claims, suits, actions or proceedings pending or, to the knowledge of SDI, threatened against SDI or any of its Subsidiaries before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

2.11  Business Activities. To SDI’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon SDI or any Subsidiary of SDI or their assets or to which SDI or any Subsidiary of SDI is a party that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of SDI or any Subsidiary of SDI, any acquisition of property by SDI or any Subsidiary of SDI or the conduct of business by SDI or any Subsidiary of SDI as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on SDI.

2.12  Taxes.

(a)  Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all United States federal, state, local and foreign taxes (including taxes in the Republic of Korea), including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b)  Tax Returns and Audits. SDI and each Subsidiary have filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by SDI and each Subsidiary with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects. All Taxes that are due from or may be asserted against SDI or any Subsidiary (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of SDI or are being contested in good faith by appropriate proceedings. No issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to above that might be determined to have a Material Adverse Effect on SDI or any Subsidiary. Neither SDI nor any Subsidiary has given or been requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes. There are no tax liens affecting SDI, any Subsidiary or their respective assets that have not been satisfied or discharged by payment or concession by the relevant taxing authority.

2.13  Brokers; Third Party Expenses. SDI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

2.14  Governmental Actions/Filings.

(a)  SDI and each Subsidiary of SDI has been granted and holds, and has made, all Governmental Actions/Filings (as defined below) necessary to the conduct by SDI and each Subsidiary of SDI of its business (as presently conducted). Each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2009 (except to the extent such expiration would not reasonably be expected to have a Material Adverse Effect on SDI) and to SDI’s knowledge, SDI is in substantial compliance with all of its obligations with respect thereto. To SDI’s knowledge, no event has occurred and is continuing that requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events that, either individually or in the aggregate, would not have a Material Adverse Effect upon SDI.

(b)  No Governmental Action/Filing is necessary to be obtained, secured or made by SDI to enable it to continue to conduct its businesses and operations and use its properties immediately after the Closing in a manner which is consistent with current practice.

(c)  For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any United States federal, state, municipal, foreign (included those in the Republic of Korea) or other governmental, administrative or judicial body, agency or authority.

2.15  Interested Party Transactions. Except as expressly stated in the Financial Statements, no employee, officer, director, shareholder or holder of derivative securities of SDI or a member of his or her immediate family (collectively, the “Company Insiders”) is indebted to SDI, nor is SDI indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of SDI, and (iii) for other employee benefits made generally available to all employees. To SDI’s knowledge, none of such individuals has any ownership interest in any Person with whom SDI is affiliated or with whom SDI has a contractual relationship, or in any Person that competes with SDI. To the knowledge of SDI, no Company Insider or any member of a Company Insider’s immediate family is interested in any material contract with SDI that is adverse to SDI (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of SDI or such Person’s employment with SDI).

2.16  No Illegal or Improper Transactions. Neither SDI nor any Subsidiary nor any other officer, director, employee, agent or Affiliate of SDI or any Subsidiary has offered, paid or agreed to pay to any Person or entity (including any governmental official) or solicited, received or agreed to receive from any such Person or entity, directly or indirectly, in any manner that is in violation of any applicable policy of SDI or any Subsidiary, ordinance, regulation or law, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for SDI or any Subsidiary, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty.

2.17  Board Approval. The board of directors of SDI (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.18  Stockholder Matters.

(i)  Stockholder has had both the opportunity to ask questions and receive answers from the officers and directors of NSAQ and all persons acting on NSAQ’s behalf concerning the business and operations of NSAQ and to obtain any additional information to the extent NSAQ possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information;

(ii)  Stockholder has had access to the NSAQ SEC Reports (as defined below in Section 3.7(a)) filed prior to the date of this Agreement;

(iii)  This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, constitutes the legal and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement by Stockholder does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (1) for applicable requirements, if any, of the Securities Act, the Exchange Act and the rules and regulations thereunder, and (2) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Stockholder or SDI or, after the Closing, NSAQ, or prevent consummation of the SDI Preferred Stock Purchase or the Share Exchange or otherwise prevent the Parties hereto from performing their material obligations under this Agreement; and

(iv)  Stockholder owns the SDI Common Shares free and clear of all Liens.

(v)  The NSAQ Shares to be acquired by Stockholder will be acquired for investment for such Stockholder’s own account and not with a view to the resale or distribution of any part thereof.

(vi)  Stockholder is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and (ii) does not qualify as a “U.S. Person” as defined in Regulation S under the Securities Act.

(vii)  Stockholder understands that it will acquire “restricted securities” from NSAQ under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration.

(viii)  Stockholder acknowledges that the certificate evidencing the NSAQ Common Stock shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

2.19  Disclosure. No representation or warranty by Stockholder, SDI or any Subsidiary contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to NSAQ pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

2.20  Survival of Representations and Warranties. The representations and warranties of SDI and Stockholder set forth in this Agreement shall survive the Closing until, and shall terminate and be of no further force or effect on, the Escrow Release Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NSAQ

Subject to the exceptions set forth in the Schedules described in this Article 3 and attached hereto (collectively, the “NSAQ Schedules”), NSAQ represents and warrants to, and covenants with, SDI and Stockholder, as follows:

3.1  Organization and Qualification.

(a)  NSAQ is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted. NSAQ is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted by NSAQ, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NSAQ. Complete and correct copies of NSAQ’s Charter Documents, as amended and currently in effect, have been heretofore made available to SDI. NSAQ is not in violation of any of the provisions of its Charter Documents.

(b)  NSAQ is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NSAQ.

3.2  Subsidiaries.

(a)  NSAQ has no direct or indirect Subsidiaries. NSAQ does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person, nor does it have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

3.3  Capitalization.

(a)  As of the date of this Agreement, the authorized capital stock of NSAQ consists of 20,000,000 shares of NSAQ Common Stock and 1,000,000 shares of preferred stock, par value $.0001 per share (“NSAQ Preferred Stock”), of which 7,941,250 shares of NSAQ Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of NSAQ Preferred Stock are issued and outstanding. Other than the NSAQ Common Stock and NSAQ Preferred Stock, NSAQ has no class or series of securities authorized by its Charter Documents. The NSAQ Common Stock and NSAQ Preferred Stock are collectively referred to herein as the “NSAQ Stock.”

(b)  No shares of NSAQ Stock are reserved for issuance upon the exercise of outstanding options granted to employees of NSAQ or other parties (“NSAQ Stock Options”). Except for 7,953,000 warrants to purchase NSAQ Common Stock and the underwriter unit purchase option, as disclosed in the NSAQ SEC Reports, as of the date of this Agreement, no shares of the NSAQ Stock are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase NSAQ Stock. All shares of the NSAQ Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of NSAQ Stock have been issued and granted in compliance with all applicable securities laws and (in all material respects) other applicable laws and regulations.

(c)  The NSAQ Shares to be issued by NSAQ in connection with the Share Exchange, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of NSAQ Common Stock will be fully paid and nonassessable.

(d)  Except for 7,953,000 warrants to purchase NSAQ Common Stock and the underwriter unit purchase option, as disclosed in the NSAQ SEC Reports, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which NSAQ is a party or by which it is bound obligating the NSAQ to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of NSAQ or obligating NSAQ to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(e)  Except as set forth in the NSAQ SEC Reports, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the NSAQ is a party or by which the NSAQ is bound with respect to any equity security of any class of the NSAQ.

(f)  No outstanding shares of NSAQ Common Stock are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with NSAQ.

3.4  Authority Relative to this Agreement. NSAQ has all necessary corporate power and authority to: (i) execute and deliver this Agreement, and each ancillary document that NSAQ is to execute or deliver pursuant to this Agreement, and (ii) carry out NSAQ’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the SDI Preferred Stock Purchase and the Share Exchange). The execution and delivery of this Agreement and the consummation by NSAQ of the transactions contemplated hereby (including the SDI Preferred Stock Purchase and the Share Exchange) have been duly and validly authorized by all necessary corporate action on the part of NSAQ (including the approval by its board of directors), and no other corporate proceedings on the part of NSAQ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the NSAQ Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by NSAQ and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, constitutes the legal and binding obligation of NSAQ, enforceable against NSAQ in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5  No Conflict; Required Filings and Consents.

(a)  The execution and delivery of this Agreement by NSAQ do not, and the performance of this Agreement by NSAQ shall not: (i) conflict with or violate NSAQ’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair NSAQ’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of NSAQ, except with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on NSAQ.

(b)  The execution and delivery of this Agreement by NSAQ does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which NSAQ is qualified to do business, (ii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NSAQ, or prevent consummation of the SDI Preferred Stock Purchase or the Share Exchange or otherwise prevent the Parties hereto from performing their obligations under this Agreement.

3.6  Compliance. NSAQ has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on NSAQ. NSAQ is not in default or violation of any term, condition or provision of any applicable Charter Documents. No written notice of material non-compliance with any Legal Requirements has been received by NSAQ (and NSAQ has no knowledge of any such notice delivered to any other Person). NSAQ is not in violation of any term of any material contract, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on NSAQ.

3.7  SEC Filings; Financial Statements.

(a)  NSAQ has made available to SDI a correct and complete copy of each report, registration statement and definitive proxy statement filed by NSAQ with the SEC (the “NSAQ SEC Reports”), which are all the forms, reports and documents required to be filed by NSAQ with the SEC prior to the date of this Agreement. All NSAQ SEC Reports required to be filed by NSAQ in the twenty-four (24) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates the NSAQ SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such NSAQ SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, NSAQ makes no representation or warranty whatsoever concerning any NSAQ SEC Report as of any time other than the date or period with respect to which it was filed.

(b)  Each set of financial statements (including, in each case, any related notes thereto) contained in NSAQ SEC Reports, including each NSAQ SEC Report filed after the date hereof until the Closing, complied or (with respect to filings after the date hereof) will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or (with respect to filings after the date hereof) will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or (with respect to filings after the date hereof) will fairly present in all material respects the financial position of NSAQ at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or (with respect to filings after the date hereof) will be subject to normal adjustments that were not or are not expected to have a Material Adverse Effect on NSAQ taken as a whole.

3.8  No Undisclosed Liabilities. NSAQ has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in NSAQ SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of NSAQ, except (i) liabilities provided for in or otherwise disclosed in a balance sheet or in the related notes to the financial statements included in NSAQ SEC Reports filed prior to the date hereof, (ii) liabilities incurred since June 30, 2009 in the ordinary course of business, none of which would reasonably be expected to have a Material Adverse Effect on NSAQ and (iii) liabilities or obligations reasonably incurred by or on behalf of NSAQ in connection with this Agreement, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on NSAQ.

3.9  Absence of Certain Changes or Events. Except as contemplated by this Agreement, since June 30, 2009, there has not been: (i) any Material Adverse Effect on NSAQ, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of NSAQ’s capital stock, or any purchase, redemption or other acquisition by NSAQ of any of NSAQ’s capital stock or any other securities of NSAQ or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of NSAQ’s capital stock, (iv) any granting by NSAQ of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by NSAQ of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by NSAQ of any increase in severance or termination pay or any entry by NSAQ into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving NSAQ of the nature contemplated hereby, (v) entry by NSAQ into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by NSAQ with respect to any Governmental Entity, (vi) any material change by NSAQ in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of NSAQ, (viii) any issuance of capital stock of NSAQ, (ix) any revaluation by NSAQ of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of NSAQ other than in the ordinary course of business or (x) any agreement, whether written or oral, to do any of the foregoing.

3.10  Litigation. There are no claims, suits, actions or proceedings pending or to NSAQ’s knowledge, threatened against NSAQ, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

3.11  Business Activities. Since its organization, NSAQ has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the NSAQ Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon NSAQ or to which NSAQ is a party that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of NSAQ, any acquisition of property by NSAQ or the conduct of business by NSAQ as currently conducted other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have, a Material Adverse Effect on NSAQ.

3.12  Taxes.

(a)  NSAQ has timely filed all returns required to be filed by NSAQ with any Tax authority prior to the date hereof, except such returns that are not material to NSAQ. All such returns are true, correct and complete in all material respects. NSAQ has paid all Taxes shown to be due on such returns.

(b)  All Taxes that NSAQ is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)  NSAQ has not been delinquent in the payment of any Tax that has not been accrued for in NSAQ’s books and records of account for the period for which such Tax relates, nor is there any Tax deficiency outstanding, proposed or assessed against NSAQ, nor has NSAQ executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)  To the knowledge of NSAQ, no audit or other examination of any return of NSAQ by any Tax authority is presently in progress, nor has NSAQ been notified of any request for such an audit or other examination.

(e)  No adjustment relating to any returns filed by NSAQ has been proposed in writing, formally or informally, by any Tax authority to NSAQ or any representative thereof.

(f)  NSAQ has no liability for any unpaid Taxes that have not been accrued for or reserved on NSAQ’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of NSAQ in the ordinary course of business, none of which is material to the business, results of operations or financial condition of NSAQ or, if any such amount is material, it has been accrued on the books and records of NSAQ in accordance with U.S. GAAP.

3.13  Interested Party Transactions. Except as set forth in the NSAQ SEC Reports filed prior to the date of this Agreement: (a) no employee, officer, director or stockholder of NSAQ or a member of his or her immediate family is indebted to NSAQ, nor is NSAQ indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of NSAQ; (b) to NSAQ’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom NSAQ is affiliated or with whom NSAQ has a material contractual relationship, or any Person that competes with NSAQ; and (c) to NSAQ’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with NSAQ (other than such contracts as relate to any such individual ownership of capital stock or other securities of NSAQ).

3.14  Board Approval. The board of directors of NSAQ (including any required committee or subgroup of the board of directors of NSAQ) has, as of the date of this Agreement, by majority vote (i) declared the advisability of the SDI Preferred Stock Purchase and the Share Exchange and approved this Agreement and the transactions contemplated hereby, (ii) determined that the SDI Preferred Stock Purchase and the Share Exchange are in the best interests of the stockholders of NSAQ, and (iii) determined that the fair market value of the portion of SDI that it is acquiring is equal to at least 80% of NSAQ’s net assets.

3.15  Trust Fund. As of the date hereof and at the Closing Date, NSAQ has and will have no less than $49,715,284 invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Continental (the “Trust Fund”); provided that a portion of the Trust Fund shall be utilized in accordance with Section 5.19.

3.16  Governmental Filings. NSAQ has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by NSAQ of its business (as presently conducted), which is true, complete and correct. Each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2009, and NSAQ is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing that requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon NSAQ.

3.17  Brokers; Third Party Expenses. Except as set forth in Schedule 3.17 hereto, NSAQ has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

3.18  Disclosure. No representation or warranty by NSAQ contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to SDI or the Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

3.19  Survival of Representations and Warranties. The representations and warranties NSAQ set forth in this Agreement shall survive the Closing until, and shall terminate and be of no further force or effect on, the Escrow Release Date.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1  Conduct of Business by SDI and NSAQ. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of SDI and NSAQ shall, except to the extent that the other Party shall otherwise consent in writing or as contemplated by this Agreement, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not be reasonably expected to have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required by the terms of this Agreement, without the prior written consent of the other Party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of SDI and NSAQ shall not do any of the following:

(a)  waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)  grant any severance or termination pay to (i) any officer or (ii) any employee, except with respect to SDI or any of its Subsidiaries, pursuant to applicable law, the existing terms of written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other Party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)  transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of SDI, any Subsidiary of SDI or NSAQ, as applicable, or enter into grants to transfer or license to any person future patent rights, other than, with respect to SDI or any Subsidiary of SDI in the ordinary course of business consistent with past practices provided that in no event shall SDI, any Subsidiary of SDI or NSAQ license on an exclusive basis or sell any Intellectual Property of SDI, any Subsidiary of SDI or NSAQ as applicable;

(d)  declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)  except as permitted by Section 5.20, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests of SDI and NSAQ, as applicable;

(f)  issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(g)  except to comply with the terms of this Agreement and to the extent necessary to become a subsidiary of NSAQ, amend its Charter Documents;

(h)  acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, in the case of SDI, which are material, individually or in the aggregate, to the business of SDI or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such Party’s ability to compete or to offer or sell any products or services;

(i)  sell, lease, license, encumber or otherwise dispose of any properties or assets, except with respect to SDI and its Subsidiaries, (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of SDI and its Subsidiaries, taken as a whole;

(j)  incur any indebtedness for borrowed money (other than, with respect to SDI and its Subsidiaries, under its existing credit facilities as may be required for working capital needs in the ordinary course of business and, with respect to NSAQ, as permitted pursuant to Section 5.18) or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of NSAQ or SDI or any Subsidiary of SDI, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k)  pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements included in the NSAQ SEC Reports filed prior to the date of this Agreement or SDI’s Unaudited Financial Statements, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which SDI or any Subsidiary of SDI is a party or of which SDI or any Subsidiary of SDI is a beneficiary or to which NSAQ is a party or of which NSAQ is a beneficiary, as applicable;

(l)  except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(m)  enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with past practices; or

(n)  agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (m) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1  Proxy Statement; Special Meeting.

(a)  As soon as is reasonably practicable after execution of this Agreement, NSAQ shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of NSAQ Common Stock to vote, at a meeting of the holders of NSAQ Common Stock to be called for such purpose (the “Special Meeting”), in favor of, among other things, (i) the adoption of this Agreement and the approval of the SDI Preferred Stock Purchase and the Share Exchange, (ii) the issuance of the NSAQ Shares in connection with the Share Exchange, (iii) if mutually agreed to by NSAQ and SDI, the redomestication of NSAQ to the British Virgin Islands, (iv) the change of the name of NSAQ to a name selected by SDI, (v) increasing the authorized number of shares of NSAQ Common Stock, (vi) the election of directors of NSAQ pursuant to Section 5.2, whose election shall be effective as of the Closing, (vii) other changes to NSAQ’s certificate of incorporation agreed by the Parties, including (1) changing corporate existence to perpetual; (2) incorporating the classification of directors that would result from the election of directors as contemplated by Section 5.2; (3) removing provisions that will no longer be applicable to NSAQ after the SDI Preferred Stock Purchase and the Share Exchange, and (4) making certain other changes in terms, gender and number that are substantively immaterial; and (viii) an adjournment proposal to adjourn the Special Meeting if, based on the tabulated vote count, NSAQ is not authorized to proceed with the SDI Preferred Stock Purchase and the Share Exchange (romanettes (i) through (viii), collectively, the “NSAQ Stockholder Approval”). Such proxy materials shall be in the form of a proxy statement to be used for the purposes of soliciting proxies from holders of NSAQ Common Stock for the matters to be acted upon at the Special Meeting (the “Proxy Statement”). SDI shall furnish to NSAQ on a timely basis all information concerning SDI (or any of its Subsidiaries) as NSAQ may reasonably request in connection with the preparation of the Proxy Statement. SDI and its counsel shall be given an opportunity to review, comment on and approve (such approval not to be unreasonably withheld, conditioned or delayed) the Proxy Statement (including any amendments thereto) prior to its filing with the SEC. NSAQ, with the assistance of SDI, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use commercially reasonable efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable. NSAQ shall also take any and all commercially reasonable actions required to satisfy the requirements of the Exchange Act.

(b)  As soon as reasonably practicable following approval by the SEC, NSAQ shall distribute the Proxy Statement to the holders of NSAQ Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware General Corporation Law (the “DGCL”) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the SDI Preferred Stock Purchase and the Share Exchange and the other matters presented to the stockholders of NSAQ for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

(c)  NSAQ shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, NSAQ shall ensure that the Proxy Statement does not, as of the date on which it is first distributed to holders of NSAQ Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that NSAQ shall not be responsible for the accuracy or completeness of any information relating to SDI or Stockholder any other information furnished by SDI or Stockholder for inclusion in the Proxy Statement). SDI represents and warrants that the information relating to SDI supplied in writing by SDI and Stockholder for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of NSAQ Common Stock or at the time of the Special Meeting contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d)  NSAQ, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of NSAQ Common Stock vote in favor of the adoption of this Agreement and the approval of the SDI Preferred Stock Purchase and the Share Exchange, and shall otherwise use commercially reasonable efforts to obtain the NSAQ Stockholder Approval.

5.2  Directors and Officers of NSAQ after Closing. The Parties shall take all necessary action so that the following persons are nominated for election as directors at the Special Meeting: (i) three (3) nominees appointed by Stockholder, at least one of which shall be fluent in English, and (ii) one (1) nominee appointed by NSAQ.

5.3  HSR Act. If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, NSAQ and SDI shall each prepare and file the notifications and any other information required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) in connection with such notifications in accordance with all applicable requirements of all Governmental Entities. NSAQ and SDI shall cooperate in good faith with each other and such Governmental Entities. NSAQ and SDI shall (a) promptly inform the other of any communication to or from the FTC, the DOJ or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions, (c) request an early termination of the waiting period under the HSR Act and (d) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be paid by NSAQ.

5.4  Other Actions.

(a)  As promptly as practicable after execution of this Agreement, NSAQ shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which SDI shall review, comment upon and approve (which approval shall not be unreasonably withheld or delayed) prior to filing.

(b)  Prior to Closing, NSAQ shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by SDI and its accountant, and such other information that may be required to be disclosed with respect to the SDI Preferred Stock Purchase and the Share Exchange in any report or form to be filed with the SEC (“Closing Form 8-K”), which SDI shall review, comment upon and approve (which approval shall not be unreasonably withheld or delayed) prior to filing. Concurrently with the Closing or as soon as practicable thereafter, NSAQ shall file the Closing Form 8-K with the SEC.

(c)  SDI and NSAQ shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the SDI Preferred Stock Purchase and the Share Exchange and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity. This obligation shall include, on the part of NSAQ, sending to Continental a termination letter with respect to the Investment Management Trust Agreement by and between NSAQ and Continental.

5.5  Required Information. In connection with the preparation of the Signing Form 8-K, the Proxy Statement and the Closing Form 8-K, or any other filing notice or application made by or on behalf of NSAQ and/or SDI to any Government Entity or other third party in connection with the SDI Preferred Stock Purchase and the Share Exchange and the other transactions contemplated hereby, and for such other reasonable purposes, SDI and NSAQ each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, managers, members and stockholders (including the directors of NSAQ and SDI to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the SDI Preferred Stock Purchase and the Share Exchange, or any other statement, filing, notice or application made by or on behalf of SDI and NSAQ to any third party and/or any Governmental Entity in connection with the SDI Preferred Stock Purchase and the Share Exchange and the other transactions contemplated hereby. Each Party warrants and represents to the other Party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.6  Confidentiality; Access to Information.

(a)  Non-Disclosure and Confidentiality. Each Party hereto shall keep secret and confidential any and all documents and information, including this Agreement and the terms and conditions hereof, provided by any other Party in connection with the execution or performance of this Agreement (the “Confidential Information”) and shall neither disclose to a third party nor use the Confidential Information other than for the purpose of achieving the objectives of this Agreement. If a shareholder, officer, employee, worker, agent or trading counterparty of any Party has disclosed any of the Confidential Information to a third party, that Party shall be liable hereunder for the disclosure as if that Party had committed the disclosure. The obligation of confidentiality contained herein shall not apply in a case in which the data and information is: (i) generally known to the public; (ii) known through a third party other than that Party and the receiving Party is not aware of any confidentiality obligations binding on such third party; or (iii) required to be disclosed by applicable laws and regulations. No Party may use or provide to its shareholders, officers, employees, workers, agents or other trading counterparties any information related to this Agreement unless such use or provision is required for achieving the objective of this Agreement, or for compliance with law.

(b)  Access to Information.

(i)  SDI will afford NSAQ and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and key personnel of SDI during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties, to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of SDI as NSAQ may reasonably request. No information or knowledge obtained by NSAQ in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the SDI Preferred Stock Purchase and the Share Exchange.

(ii)  NSAQ will afford SDI and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of NSAQ during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties (the existence and scope of which have been disclosed to SDI), to obtain all information concerning the business, including properties, results of operations and personnel of NSAQ, as SDI may reasonably request. No information or knowledge obtained by SDI in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the SDI Preferred Stock Purchase and the Share Exchange.

5.7  Public Disclosure. From the date of this Agreement until Closing or termination of this Agreement, the Parties shall cooperate in good faith to jointly prepare and mutually agree upon all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no Party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transactions contemplated hereby without the prior consent of NSAQ (in the case of SDI) or SDI (in the case of NSAQ), except as provided by Section 5.4 or as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement or any terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other Party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to confidential communications by any Party to its counsel, accountants, investors, and other professional advisors.

5.8  Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the SDI Preferred Stock Purchase and the Share Exchange and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 2.5 hereto of SDI Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, NSAQ and its board of directors, and SDI and its board of directors, shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the SDI Preferred Stock Purchase, the Share Exchange, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to enable the SDI Preferred Stock Purchase and the Share Exchange and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require NSAQ or SDI to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.9  Sale Restrictions. No public market sales of shares of the NSAQ Common Stock issued as a result of the Share Exchange shall be made by Stockholder during the period prescribed by and as otherwise permitted pursuant by the Lock-Up Agreement executed by Stockholder in connection with this Agreement.

5.10  No Securities Transactions. Neither SDI nor Stockholder nor any of their respective Affiliates, directly or indirectly, shall engage in any transactions involving the securities of NSAQ prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. SDI shall use commercially reasonable efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

5.11  No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, SDI and Stockholder acknowledges that it has read NSAQ’s final prospectus dated November 30, 2007 and understands that NSAQ has established the Trust Fund for the benefit of NSAQ’s public stockholders and that NSAQ may disburse monies from the Trust Fund only (a) to NSAQ’s public stockholders in the event they elect to convert their respective shares into cash in accordance with NSAQ’s Charter Documents and/or the liquidation of NSAQ, (b) to NSAQ after, or concurrently with, the consummation of a business combination, and (c) to NSAQ in limited amounts for its working capital requirements and tax obligations. SDI and Stockholder further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by November 30, 2009, NSAQ will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, SDI, for itself and its Subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and Affiliates, and Stockholder, for itself, hereby waive all rights, title, interest or claim of any kind against NSAQ to collect from the Trust Fund any monies that may be owed to them by NSAQ for any reason whatsoever, including but not limited to a breach of this Agreement by NSAQ or any negotiations, agreements or understandings with NSAQ (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of the Committee, NSAQ, SDI and Stockholder.

5.12  Disclosure of Certain Matters. Each of NSAQ and SDI will provide the other with prompt written notice of any event, development or condition that (a) would cause any of the conditions set forth in Article VI not to be satisfied or (b) would require any amendment or supplement to the Proxy Statement.

5.13  Securities Listing. NSAQ and SDI shall use commercially reasonable efforts to obtain listing for trading of the NSAQ Common Stock, NSAQ’s warrants and NSAQ’s units on the NYSEA, the New York Stock Exchange or the Nasdaq Stock Market, as mutually agreed upon by NSAQ and SDI if NSAQ shall meet the listing requirements for such exchange or market.

5.14  Charter Protections; Directors’ and Officers’ Liability Insurance.

(a)  All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of NSAQ as provided in the Charter Documents of NSAQ or in any indemnification agreements shall survive the SDI Preferred Stock Purchase and the Share Exchange and shall continue in full force and effect in accordance with their terms.

(b)  For a period of six (6) years after the Closing Date, NSAQ shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by NSAQ and SDI, respectively (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous), with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c)  If NSAQ or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of NSAQ assume the obligations set forth in this Section 5.14.

(d)  The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of NSAQ for all periods ending on or before the Closing Date and may not be changed without the consent of Committee.

5.15  Insider Loans; Equity Ownership in Subsidiaries. SDI agrees to list and provide to NSAQ prior to the Closing and make schedules for payment and/or performance of obligations relating to: (i) any and all loans made by SDI to any Company Insider to be repaid to SDI and any other amount owed by such Company Insider to SDI; and (ii) guaranties or similar arrangements pursuant to which SDI has guaranteed the payment or performance of obligations of such Company Insider to a third party. For the purpose of this Agreement, the Company Insider shall mean any officer, director, employee, stockholder or holder of derivative securities of SDI at or prior to Closing.

5.16  Audited Financial Information. SDI shall use commercially reasonable efforts to deliver to NSAQ the Financial Statements of SDI as soon as practicable, which Financial Statements shall be included in the Proxy Statement.

5.17  Access to Financial Information. SDI will, and will use commercially reasonable efforts to cause its auditors to (a) continue to provide NSAQ and its advisors access to all of SDI’s financial information used in the preparation of its Audited Financial Statements and Unaudited Financial Statements and (b) cooperate fully with any reviews performed by NSAQ or its advisors of any such financial statements or information.

5.18  NSAQ Borrowings; Indebtedness. Through the Closing, NSAQ shall be allowed to borrow from its directors, officers and/or stockholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of NSAQ in due course on a non-interest bearing basis and repayable at Closing from the Trust Fund. Any indebtedness of NSAQ existing immediately prior to the Closing shall be paid in full immediately upon the release of funds from the Trust Fund.

5.19  Trust Fund Disbursement. NSAQ shall cause the Trust Fund to be disbursed to NSAQ as otherwise contemplated by this Agreement immediately upon the Closing. All liabilities and obligations of NSAQ due and owing or incurred at or prior to the Closing shall be paid as and when due, including all amounts payable (i) to stockholders who elect to have their shares converted to cash in accordance with the provisions of NSAQ’s Charter Documents, (ii) all amounts payable in connection with any of the arrangements or transactions contemplated by Section 5.20 (including all costs and expenses in connection therewith), (iii) as deferred underwriters’ compensation in connection with NSAQ’s initial public offering, (iv) for income tax or other tax obligations of NSAQ prior to Closing, (v) as repayment of loans and reimbursement of expenses to directors, officers and founding stockholders of NSAQ and (vi) to third parties (e.g., professionals, printers, etc.) who have rendered services to NSAQ in connection with its operations and efforts to effect a business combination, including the SDI Preferred Stock Purchase and the Share Exchange.

5.20  Certain Actions with Respect to NSAQ Securities. NSAQ shall use its best efforts to prevent NSAQ stockholders from voting against the adoption of the Securities Purchase and Exchange Agreement in order to increase the probability that NSAQ public stockholders will vote in favor of and approve such agreement. Notwithstanding NSAQ’s best efforts, if it is anticipated that there will be any votes against the adoption of the Securities Purchase and Share Exchange Agreement, SDI shall cause SSME to purchase a maximum of 2,541,200 shares of NSAQ Common Stock (equivalent to forty percent (40%) of the public shares of NSAQ Common Stock) prior to the Special Meeting in order to secure approval of the transactions contemplated hereby.

5.21  Warrant Purchases. NSAQ shall use its best efforts to assist SSME to purchase at least 1,400,000 of NSAQ’s outstanding warrants no later than the record date of the Special Meeting.

5.22  Post-Closing Issuances of SDI Stock. SDI shall not issue or sell any shares of, or rights to acquire shares of, SDI Stock that reduces NSAQ’s ownership and voting power to less than 52.59% except for SDI’s issuance of shares or rights issue stipulated in Charter Documents for which NSAQ waives its vested rights of first refusal.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1  Conditions to Obligations of Each Party to Effect the SDI Preferred Stock Purchase and the Share Exchange. The respective obligations of each Party to this Agreement to effect the SDI Preferred Stock Purchase and the Share Exchange shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)  NSAQ Stockholder Approval. The NSAQ Stockholder Approval shall have been obtained by the requisite vote under the laws of the State of Delaware.

(b)  NSAQ Common Stock. Holders of forty percent (40%) or more of the shares of NSAQ Common Stock issued in NSAQ’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with NSAQ’s Charter Documents.

(c)  HSR Act; No Order. All specified waiting periods under the HSR Act shall have expired (or been terminated early), and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that has the effect of making the SDI Preferred Stock Purchase or the Share Exchange illegal or otherwise prohibiting consummation of the SDI Preferred Stock Purchase or the Share Exchange, substantially on the terms contemplated by this Agreement.

6.2  Additional Conditions to Obligations of SDI and Stockholder. The obligations of SDI and Stockholder to consummate and effect the SDI Preferred Stock Purchase and the Share Exchange shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by SDI:

(a)  Representations and Warranties. Each representation and warranty of NSAQ contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. SDI shall have received a certificate with respect to the foregoing signed on behalf of NSAQ by an authorized officer of NSAQ (“NSAQ Closing Certificate”).

(b)  Agreements and Covenants. NSAQ shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the NSAQ Closing Certificate shall include a provision to such effect.

(c)  No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity that is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect materially and adversely the right of NSAQ to own, operate or control any of the assets and operations of SDI following the SDI Preferred Stock Purchase and the Share Exchange and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)  Consents. NSAQ shall have obtained the consents, waivers and approvals required to be obtained by NSAQ in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NSAQ, and the NSAQ Closing Certificate shall include a provision to such effect.

(e)  SEC Compliance. Immediately prior to Closing, NSAQ shall be in compliance in all material respects with the reporting requirements under the Securities Act and Exchange Act.

(f)  Resignations. The officers and directors of NSAQ listed in Schedule 6.2(f) shall have resigned from all of their positions and offices with NSAQ, and the directors designated in Section 5.2 shall have been elected at the Special Meeting.

(g)  Escrow Agreement. The Escrow Agreement shall have been executed and delivered by NSAQ and Stockholder and shall be in full force and effect with respect to NSAQ and Stockholder.

(h)  Trust Fund. NSAQ shall have made appropriate arrangements, subject to Section 5.19, to have the Trust Fund dispersed to NSAQ immediately upon the Closing and in accordance with Section 5.19. At the Closing, the chief executive officer of NSAQ shall deliver a certificate to SDI setting forth the amount of disbursements from the Trust Fund or from the NSAQ or any of its subsidiaries at or after the closing required to be made to satisfy all liabilities and obligations of NSAQ due and owing or incurred at or prior to Closing (the “CEO Certificate”), such liabilities and obligations not to exceed the amounts therefor set forth on Schedule 6.2(h). For clarity, Schedule 6.2(h) does not include amounts payable as contemplated by clauses (i), (ii) or (v) of Section 5.19, but does include all other amounts paid or payable out of the Trust Fund or otherwise by NSAQ after the date hereof and to and including the Closing.

(i)  Limitation on Conversions. The number of shares of NSAQ Common Stock owned by stockholders that exercise their rights to convert their shares into a pro rata share of the Trust Fund shall not exceed 10% of NSAQ Common Stock issued in NSAQ’s initial public offering and outstanding immediately before the Closing, and such condition shall supersede the condition set forth in Section 6.1(b).

(j)  Warrant Purchases. SSME shall have purchased at least 1,400,000 outstanding warrants issued by NSAQ.

(k)  Other Deliveries. At or prior to the Closing, NSAQ shall have delivered to SDI such other documents or certificates as shall reasonably be required by SDI and its counsel in order to consummate the transactions contemplated hereunder.

6.3  Additional Conditions to the Obligations of NSAQ. The obligations of NSAQ to consummate and effect the SDI Preferred Stock Purchase and the Share Exchange shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by NSAQ:

(a)  Representations and Warranties. Each representation and warranty of SDI and Stockholder contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date. NSAQ shall have received a certificate with respect to the foregoing signed on behalf of SDI by an authorized officer of SDI (“SDI Closing Certificate”).

(b)  Agreements and Covenants. SDI and Stockholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and SDI Closing Certificate shall include a provision to such effect.

(c)  No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity that is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect materially and adversely the right of NSAQ to own, operate or control any of the assets and operations of SDI following the SDI Preferred Stock Purchase and the Share Exchange and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)  Consents. SDI shall have obtained the consents, waivers, permits and approvals required to be obtained by SDI in connection with the consummation of the transactions contemplated hereby, other than consents, waivers, permits and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SDI and the SDI Closing Certificate shall include a provision to such effect.

(e)  Lock-Up Agreement. The Lock-Up Agreement shall have been executed and delivered by Stockholder and shall be in full force and effect with respect to Stockholder.

(f)  Escrow Agreement. The Escrow Agreement shall have been executed and delivered by NSAQ, Stockholder, and Escrow Agent and shall be in full force and effect with respect to NSAQ and Stockholder.

(g)  Pledge Agreement. The Pledge Agreement shall have been executed and delivered by NSAQ and the Pledgor and shall be in full force and effect with respect to NSAQ, and the Pledgor.

(h)  SDI Preferred Stock. The SDI Preferred Stock has been created by SDI and SDI’s Korean Registration Certificate has been filed.

(i)  Other Deliveries. At or prior to Closing, SDI shall have delivered to NSAQ such other documents or certificates as shall reasonably be required by NSAQ and its counsel in order to consummate the transactions contemplated hereunder.

ARTICLE VII

INDEMNIFICATION

7.1  Indemnification.

(a)  Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), NSAQ and their respective representatives, successors and permitted assigns (the “NSAQ Indemnitees”) shall be indemnified, defended and held harmless with respect to the matters under Sections 7.1(a)(i) and 7.1(a)(ii), below, but only to the extent of the Escrow Shares, from and against all Losses (as defined below) asserted against, resulting to, imposed upon, or incurred by any NSAQ Indemnitee by reason of, arising out of or resulting from:

(i)  the inaccuracy or breach of any representation or warranty of SDI or Stockholder contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by SDI to NSAQ pursuant to this Agreement with respect hereto or thereto in connection with the Closing; or

(ii)  the non-fulfillment or breach of any covenant or agreement of SDI or Stockholder contained in this Agreement or any other agreement among the Parties contemplated hereby.

(b)  As used in this Article VII, the term “Losses”, subject to Section 7.4(e) hereof, shall include all actual losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which the NSAQ Indemnitees or SDI Indemnitees (as defined below) (each of the NSAQ Indemnitees and SDI Indemnitees, the “Indemnitees”) may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2  Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against an Indemnitee by a Person other than the NSAQ, SDI or Stockholder (a “Third Party Claim”) shall be subject to the following terms and conditions (for purposes of this Agreement, “Indemnified Representative” means NSAQ, acting through the Committee, with respect to an indemnification claim by an NSAQ Indemnitee, and Stockholder, with respect to an indemnification claim by an SDI Indemnitee, and “Indemnifying Representative” means the Stockholder, with respect to an indemnification claim by an NSAQ Indemnitee, and NSAQ, acting through the Committee, with respect to an indemnification claim by an SDI Indemnitee:

(a)  Notice of Claim. The Indemnified Representative, will give the Indemnifying Representative prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”), which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss that may be covered under such insurance, and the Indemnifying Representative shall be entitled to participate in the defense of Third Party Claim at its expense.

(b)  Defense. The Indemnifying Representative shall have the right, at its option (subject to the limitations set forth in Section 7.2(c) below) and at its own expense, by written notice to the Indemnified Representative, to assume the entire control of, subject to the right of Indemnified Representative to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to the Indemnified Representative to be the lead counsel in connection with such defense. If the Indemnifying Representative is permitted and elects to assume the defense of a Third Party Claim:

(i)  the Indemnifying Representative shall diligently and in good faith defend such Third Party Claim and shall keep the Indemnified Representative reasonably informed of the status of such defense; provided, however, that the Indemnified Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned except to the extent the settlement relates solely to monetary damages that are indemnified fully under Section 7.1; and

(ii)  the Indemnified Representative shall cooperate fully in all respects with the Indemnifying Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and the Indemnified Representative shall make available to the Indemnifying Representative all pertinent information and documents under its control.

(c)  Limitations of Right to Assume Defense. The Indemnifying Representative shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks, as one of its principal claims, an injunction or equitable relief against an Indemnitee; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments.

(d)  Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by an Indemnitee against the Indemnifying Representative and shall not affect the Indemnifying Representative’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Indemnifying Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages to the Indemnitee to be greater than such damages would have been had the Indemnified Representative given the Indemnifying Representative prompt notice hereunder. So long as the Indemnifying Representative is defending any such action actively and in good faith, the Indemnified Representative shall not settle such action without the consent of the Indemnifying Representative, such consent not to be unreasonably withheld or delayed. The Indemnified Representative shall make available to the Indemnifying Representative all relevant records and other relevant materials required by them and in the possession or under the control of the Indemnified Representative, for the use of the Indemnifying Representative and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e)  Failure to Defend. If the Indemnifying Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, the Indemnified Representative, subject to the limitations of Section 7.4, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion; provided that the Indemnifying Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f)  Indemnitee Rights. Anything in this Section 7.2 to the contrary notwithstanding, the Indemnifying Representative shall not, without the written consent of the Indemnified Representative, settle or compromise any action or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to each of the Indemnitees of a full and unconditional release from all liability and obligation in respect of such action without any payment by any Indemnitee.

(g)  Representative Consent. Unless the Indemnifying Representative has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss.

7.3  Insurance and Tax Effect.

(a)  To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, the Indemnitees shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided that the Indemnitees shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses.

(b)  To the extent that any Losses that are subject to indemnification pursuant to this Article VII are deductible for income tax purposes by an Indemnitee, the amount of any Loss shall be reduced by the income tax savings to such Party as a result of the payment of such Loss.

7.4  Limitations on Indemnification.

(a)  Survival; Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by SDI or Stockholder to NSAQ, or by NSAQ to SDI or Stockholder, in connection with this Agreement (including the certificate required to be delivered by SDI pursuant to Section 6.3(a) and the certificate required to be delivered by the NSAQ pursuant to Section 6.2(a) shall survive the Closing until the Escrow Release Date (the “Survival Period”).

(b)  Any indemnification claim made by an Indemnitee in writing prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, (i) no claim for indemnification under this Article VII shall be brought after the end of the Survival Period, and (ii) the indemnification rights of the Indemnitees under this Article VII shall terminate and be of no further force or effect; provided that, until the first anniversary of the Escrow Release Date (the “Extended Indemnity Period”), an SDI Indemnitee may bring a claim for indemnification under this Article VII for any claims, action, suit or proceeding, to the extent arising out of or resulting from the actions taken by NSAQ in accordance with Section 5.20 or any agreement between NSAQ and SDI contemplated thereby. For purposes of the proviso in this subsection (b), any indemnification claim made by an SDI Indemnitee in writing prior to the expiration of the Extended Indemnity Period shall be preserved despite the subsequent expiration of the Extended Indemnity Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Extended Indemnity Period shall survive until final resolution thereof.

(c)  Deductible. No amount shall be payable under Article VII to an NSAQ Indemnitee unless and until the aggregate amount of all indemnifiable Losses otherwise payable to NSAQ Indemnitees exceeds $1,500,000 (the “Deductible”), in which event the amount payable shall be only the amount in excess of the Deductible. No amount shall be payable under Article VII to an SDI Indemnitee unless and until the aggregate amount of all indemnifiable Losses otherwise payable to SDI Indemnitees exceeds the Deductible, in which event the amount payable shall be only the amount in excess of the Deductible.

(d)  Aggregate Amount Limitation. The aggregate liability for Losses pursuant to Section 7.1(a) shall not in any event exceed the Escrow Shares and no NSAQ Indemnitee shall have any claim against SDI’s stockholders in respect of any claim pursuant to this Article VII (and shall only have recourse to the Escrow Shares for such purpose). The aggregate liability for Losses pursuant to Section 7.1(c) shall not in any event exceed an amount of shares of NSAQ Common Stock equivalent to the Escrow Shares as of the Closing and shall only be payable in shares of NSAQ Common Stock.

(e)  No Special or Consequential Damages. In no event shall Losses be deemed to include any special, indirect, consequential or punitive damages.

7.5  Exclusive Remedy. The Parties acknowledge and agree that, from and after the Closing, the sole remedy of the Indemnitees with respect to any and all claims for damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit an Indemnitees’ right to bring any claim, demand or suit against the other Party based upon such other Party’s actual fraud.

7.6  Application of Escrow Shares. The Parties acknowledge that all actions to be taken by the NSAQ Indemnitees pursuant to this Article VII shall be taken on their behalf by the Committee in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto. Notwithstanding anything to the contrary contained herein, all Escrow Shares remaining in escrow following the Final Escrow Release Date in excess of the Escrow Shares necessary to satisfy any timely filed claim for indemnification shall be released and delivered to the Persons entitled to them on such date.

7.7  Indemnification of SDI Indemnitee. In the event that an SDI Indemnitee is entitled to be indemnified by NSAQ for Losses incurred by such SDI Indemnitee pursuant to this Article VII, NSAQ shall issue to such SDI Indemnitee shares of NSAQ Common Stock (subject to Section 7.4(d)) with a Fair Market Value (as defined in the Escrow Agreement) equal to the amount of such Losses. In the event that Losses suffered by an SDI Indemnitee are as a result of Losses suffered by NSAQ (by virtue of their ownership interest in NSAQ), then each SDI Indemnitee shall be entitled to recover a percentage of such losses equal to such SDI Indemnitee’s percentage ownership of NSAQ Common Stock.

ARTICLE VIII

TERMINATION

8.1  Termination. This Agreement may be terminated at any time prior to the Closing:

(a)  by mutual written agreement of all the Parties at any time;

(b)  by either NSAQ, SDI or Stockholder if the SDI Preferred Stock Purchase and the Share Exchange shall not have been consummated by the earlier of date that NSAQ is required to liquidate and March 31, 2010; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the SDI Preferred Stock Purchase and the Share Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)  by either NSAQ, SDI or Stockholder if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the SDI Preferred Stock Purchase or the Share Exchange, which order, decree, ruling or other action is final and nonappealable;

(d)  by SDI or Stockholder, upon a material breach of any representation, warranty, covenant or agreement on the part of NSAQ set forth in this Agreement, or if any representation or warranty of NSAQ shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by NSAQ is curable by NSAQ prior to the Closing Date, then SDI or Stockholder may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from SDI to NSAQ of such breach, provided NSAQ continues to exercise commercially reasonable efforts to cure such breach (it being understood that SDI may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by NSAQ is cured during such thirty (30)-day period);

(e)  by NSAQ, upon a material breach of any representation, warranty, covenant or agreement on the part of SDI or Stockholder set forth in this Agreement, or if any representation or warranty of SDI or Stockholder shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by SDI or Stockholder prior to the Closing Date, then NSAQ may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from NSAQ to SDI or Stockholder of such breach, provided SDI or such Stockholder continues to exercise commercially reasonable efforts to cure such breach (it being understood that NSAQ may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by SDI or such Stockholder is cured during such thirty (30)-day period); or

(f)  by either NSAQ, SDI or Stockholder, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated hereby shall fail to be approved and adopted by the affirmative vote of the holders of NSAQ Common Stock required under NSAQ’s amended and restated certificate of incorporation, or the holder of more than 10% of the number of shares of NSAQ Common Stock issued in NSAQ’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of NSAQ Common Stock held by them into cash in accordance with NSAQ’s amended and restated certificate of incorporation.

8.2  Notice of Termination; Effect of Termination.

(a)  Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other Parties hereto.

(b)  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the SDI Preferred Stock Purchase and the Share Exchange shall be abandoned, except for and subject to the following: (i) Sections 5.6(a), 5.11, 8.2 and 8.3 and Article IX (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

8.3  Fees and Expenses. Except as may be otherwise agreed by the Parties in writing, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses whether or not the SDI Preferred Stock Purchase and the Share Exchange are consummated.

ARTICLE IX

GENERAL PROVISIONS

9.1  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt by intended recipient confirmed) to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a Party as shall be specified by like notice):

if to NSAQ, to:

North Shore Acquisition Corp.
545-7 Dogok-Dong
SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul, South Korea
135-270
Attention:   Sang Chul Kim
Telephone:  82-2-526-8400
Fax:         82-2-526-8474

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
666 Third Avenue
New York, NY 10017
Attention:  Kenneth R. Koch, Esq.
Telephone:  212-692-6768
Fax:         212-983-3115

if to SDI, to:

Sungdong Industries Co., Ltd.
407-1 Maehak-ri Jungkwan-myun
Kijang-kun
Pusan, South Korea
Attention:   Han Uk Kim
Telephone:  82-55-259-7010
Fax:         82-55-259-7099

with a copy to SSME:

Sungdong Shipbuilding & Marine Engineering Co., Ltd.
1609-2 Hwang-ri
Kwangdo-myun, Tongyong-si
Kyungsangnam-do, South Korea
Attention:   Bonick Koo, Esq.
Telephone:  82-55-650-9302
Fax:         82-55-650-5021

with a copy to DR&AJU International Law Firm:

DR&AJU International Law Firm
11/12/13F Donghoon Tower 702-19
Yeoksam-dong Gangnam-gu
Seoul, Korea
Attention   Kyeong Rok Geong, Esq.
Telephone:  82-2-563-2900
Fax:         82-2-553-4080

if to Stockholder, to:

Hwi Young Jung
1609-2 Hwang-ri
Kwangdo-myun, Tongyong-si
Kyungsangnam-do, South Korea
Telephone:  82-55-650-9303
Fax:         82-55-650-9494

9.2  Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all Subsidiaries of such entity. For purposes of this Agreement:

(a)  the term “Material Adverse Effect” when used in connection with SDI or NSAQ, as the case may be, means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that is materially adverse to the business, operations, financial results, financial condition or material assets of SDI or NSAQ, as applicable, and SDI’s Subsidiaries, taken as a whole (and, in the case of NSAQ, both before and after giving effect to the SDI Preferred Stock Purchase and the Share Exchange); provided however that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: any changes, events, occurrences or effects arising out of, resulting from or attributable to (A) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (B) earthquakes, hurricanes, tornados or other natural disasters, (C) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (D) any change in U.S. GAAP, or (E) with respect to SDI, except to the extent they disproportionately affect SDI and its Subsidiaries, conditions affecting (1) the industry in which SDI and its Subsidiaries operate generally or (2) the U.S. economy or financial markets generally.

(b)  the term “Legal Requirements” means any United States federal, state, local, municipal, foreign (including those of the Republic of Korea) or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(c)  the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d)  the term “knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(e)  the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f)  the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person; for purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(g)  the term “Governmental Entity” shall mean any Korean or United States federal or state court, administrative agency, commission, governmental or regulatory authority or similar body; and

(h)  the term “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisional applications, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral rights of authors, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

9.3  Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

9.4  Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

9.5  Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6  Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.7  Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

9.8  Jurisdiction. Each Party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of New York, New York County, with respect to any action or legal proceeding that may arise out of this Agreement or the interpretation thereof and agrees that service of process in any such action or proceeding may be made by registered mail. for such purpose. Each of SDI and Stockholder hereby appoints Mintz Levin Cohn Ferris Glovsky and Popeo, PC as their respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

9.9  Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

9.10  Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 9.10, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.11  Amendment. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties.

9.12  Extension; Waiver. At any time prior to the Closing, any Party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

9.13  Currency. All references to currency amounts in this Agreement shall mean United States dollars unless noted otherwise.

9.14  Language. This Agreement shall be drafted in English and Korean. In the event of any discrepancy between the two versions, the English version shall take precedence.

9.15  Schedules. The information furnished in the Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement. The Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations, warranties and covenants of the Parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation, warranty or covenant (except as explicitly set forth therein). The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business. The inclusion of any fact or information in a Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any Party and any Person who is not a Party.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

NORTH SHORE ACQUISITION CORP.
By: /s/ Sang-Chul Kim Name: Sang-Chul Kim Title: Chairman

SUNGDONG INDUSTRIES CO. LTD.
By: /s/ Hong Jun Jung Name: Hong Jun Jung Title: CEO

/s/ Hwi Young Jung Hwi Young Jung
/s/ Hong Jun Jung Hong Jun Jung

Exhibit A

TERMS OF CONVERTIBLE VOTING PREFERRED STOCK

Exhibit B

FORM OF ESCROW AGREEMENT

Exhibit C

FORM OF PLEDGE AGREEMENT

Exhibit D

FORM OF LOCK-UP AGREEMENT

September 7, 2009

North Shore Acquisition Corp.
545-7 Dogok-Dong
SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul, South Korea

Ladies and Gentlemen:

In connection with the Securities Purchase and Exchange Agreement dated September 7, 2009 (the “Purchase and Exchange Agreement”), among NSAQ, SDI, Stockholder and Pledgor (as such terms are defined in the Purchase and Exchange Agreement), the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of NSAQ common stock issued to Stockholder pursuant to Article 1.2 in this Stock Purchase and Exchange Agreement to the undersigned prior to the date hereof (the “Restricted Securities”), or
(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise,

As used herein, “Restricted Period” means the period commencing on the day of Closing (as such term is defined in the Purchase and Exchange Agreement) and ending on the day preceding the day that is one (1) year after the Closing.

Any of the Restricted Securities subject to this Lock-up Agreement may be released in whole or part from the terms hereof only upon the approval of the Board of Directors of NSAQ and a majority of the persons serving as directors of NSAQ immediately prior to the Closing.

The undersigned hereby authorizes NSAQ’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-Up Agreement.

This Lock-Up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by applicable laws of the State of Delaware.

Very truly yours,
STOCKHOLDER:
Hwi Young Jung

ANNEX B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NORTH SHORE ACQUISITION CORP.

Pursuant to Section 245 of the
Delaware General Corporation Law

NORTH SHORE ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “North Shore Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 26, 2007. The Certificate of Incorporation was previously amended and restated on November 30, 2007.

3. This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

4. This Second Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

5. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is North Shore Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 36,000,000 of which 35,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: Intentionally omitted.

SIXTH: The Corporation’s existence shall be perpetual.

SEVENTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

NINTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Sang-Chul Kim, its Chairman, as of the __ day of , 2009.

Sang-Chul Kim, Chairman

ANNEX C

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated September 8, 2009 by and among a Stockholder of Sungdong Industries Co. Ltd., (“SDI”), Hwi Young Jung (“Stockholder”), North Shore Acquisition Corp., a Delaware corporation, with its registered office located at 615 S. DuPont Hwy., Kent County, Dover, Delaware (“NSAQ”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

Stockholder, Hong Jun Jung, NSAQ and SDI are parties to a Securities Purchase and Exchange Agreement dated as of September 8, 2009 (the “Securities Purchase and Exchange Agreement”) pursuant to which NSAQ shall acquire an aggregate of up to 52.59%, but not less than a majority, of the voting power of SDI and Stockholder shall acquire 7,341,102 newly issued shares of common stock of NSAQ, representing 48.04% of the outstanding shares of common stock of NSAQ. Pursuant to the Securities Purchase and Exchange Agreement, NSAQ is to be indemnified in certain respects. The parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Securities Purchase and Exchange Agreement that is to consist of 1,468,220 shares of NSAQ Common Stock (the “Escrow Shares”) which Stockholder is to receive pursuant to this Agreement. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase and Exchange Agreement.

The parties agree as follows:

1. (a) Concurrently with the execution hereof, Stockholder is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement and Section 1.2(e) of the Securities Purchase and Exchange Agreement, stock certificates issued in the name of Stockholder representing the Escrow Shares, together with stock transfer instruments separate from certificate executed in blank by Stockholder, with medallion signature guaranties. The shares of NSAQ Common Stock represented by the stock certificates so delivered by Stockholder to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.”

(b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of NSAQ. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c) Except as herein provided, Stockholder and all Permitted Transferees (as hereinafter defined and, together with Stockholder, the “Owner”) shall retain all of their rights as stockholders of NSAQ with respect to the NSAQ Common Stock constituting the Escrow Fund during the one year period that the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote its NSAQ Common Stock included in the Escrow Fund.

(d) During the Escrow Period, all dividends payable in cash with respect to the NSAQ Common Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e) During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the shares of NSAQ Common Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include an entity in which (A) Stockholder beneficially owns more than 51% of such entity’s voting and non-voting equity securities, or (B) Stockholder is a majority shareholder in which Stockholder beneficially own more than 51% of all capital accounts of such entity. In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by Stockholder, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with two (2) assignments separate from certificate executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to NSAQ’s transfer agent the original stock certificate out of which the assigned shares are to be transferred, together with the executed stock transfer instrument separate from certificate executed by Stockholder, or a copy of the applicable court order, and shall request that NSAQ issue new certificates representing (m) the number of shares, if any, that continue to be owned by Stockholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Stockholder, NSAQ and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of NSAQ Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2. Indemnification Claims Procedure.

(a) NSAQ, acting through the current or former member or members of NSAQ’s Board of Directors who has or have been appointed by NSAQ to take all necessary actions and make all decisions on behalf of NSAQ with respect to its rights to indemnification under Article VII of the Securities Purchase and Exchange Agreement (the “Committee”), may make a claim for indemnification pursuant to the Securities Purchase and Exchange Agreement (“Indemnification Claim”) against the Escrow Shares in the Escrow Fund by giving notice (a “Notice”) to Stockholder (with a copy to the Escrow Agent) (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Securities Purchase and Exchange Agreement which it asserts has been breached or otherwise entitles NSAQ to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim and (iii) whether the Indemnification Claim results from a Third Party Claim against NSAQ. The Committee also shall deliver to the Escrow Agent (with a copy to Stockholder), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to Stockholder.

(b) If Stockholder shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Committee’s certification) by Stockholder of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Securities Purchase and Exchange Agreement, the Committee and Stockholder shall attempt to resolve such dispute by voluntary settlement as provided in Section 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from Stockholder within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c) If Stockholder delivers a Counter Notice to the Escrow Agent, the Committee and Stockholder shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and Stockholder shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Committee and Stockholder shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to Section 2(d) below.

(d) If the Committee and Stockholder cannot resolve a dispute prior to expiration of the 60-day period referred to in Section 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be settled as set forth in Section 7 hereof.

(e) As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of Section 2(b) above, (ii) Indemnification Claim resolved in favor of NSAQ by settlement pursuant to Section 2(c) above, resulting in a dollar award to NSAQ, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to Section 2(d) above, resulting in a dollar award to NSAQ, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Committee and Stockholder have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Securities Purchase and Exchange Agreement.

(f) (i) Promptly after an Indemnification Claim becomes an Established Claim, the Committee and Stockholder shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to NSAQ, and the Escrow Agent promptly shall pay to NSAQ, an amount of Escrow Shares, subject to the provisions of Section 2(f)(ii) and (iii) equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

      (ii) Payment of an Established Claim shall be made from Escrow Shares pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to NSAQ in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to NSAQ out of the Escrow Fund that number of NSAQ Common Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Committee and Stockholder concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Committee and Stockholder in accordance with the procedures specified in Section 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to NSAQ one or more stock certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with stock transfer instruments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and stock transfer assignments, NSAQ shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in NSAQ Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of NSAQ Common Stock or otherwise. The Committee and Stockholder shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the NSAQ Common Stock for the ten trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Indemnity Escrow Termination Date, and (y) the Indemnity Escrow Termination Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined) on the Indemnity Escrow Termination Date.

      (iii) Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, Stockholder shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, Stockholder shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to NSAQ in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to Stockholder.

(g) On the first Business Day after the Indemnity Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing Escrow Shares then in such Owner’s account in the Escrow Fund less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Indemnity Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of NSAQ, would result in a payment to NSAQ, the Escrow Agent shall retain in the Pending Claims Reserve that number of NSAQ Common Stock having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Committee shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of NSAQ Common Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Committee and Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to NSAQ the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with Section 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against NSAQ, the Committee and Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(h) As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Escrow Shares in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

3. The Escrow Agent, the Committee and Stockholder shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to NSAQ, Stockholder and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

4. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

  (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

  (c) The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Stockholder pursuant to the terms of this Agreement or, if such notice is disputed by the Committee or Stockholder, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to NSAQ the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

  (d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 4(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

  (e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Committee and Stockholder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

  (f) The Escrow Agent shall be indemnified and held harmless by Stockholder from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the United States District Court for the Southern District of New York.

  (g) The Escrow Agent shall be entitled to reasonable compensation from Stockholder for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Stockholder for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

  (h) From time to time on and after the date hereof, the Committee and Stockholder shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

  (i) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Securities Purchase and Exchange Agreement.

6. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Committee, Stockholder and the Escrow Agent.

7. All disputes arising under this Agreement between the Committee and Stockholder, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in New York City. The Committee and Stockholder each hereby consents to the exclusive jurisdiction of the federal and state courts sitting in New York County, New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Committee or Stockholder in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 8, with copies delivered by nationally recognized overnight carrier to Mintz Levin Cohn Ferris Glovsky and Popeo PC, 666 Third Avenue, New York, NY 10017: Attention: Kenneth Koch and to SSME to Yong Phil Lee. .

8. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A. If to the Committee, to it at:

with a copy to: Mintz Levin Cohn Ferris Glovsky and Popeo PC

666 Third Avenue
New York, NY 10017
Attention: Kenneth Koch Telephone: 212-692-6768
Fax: 212-983-3115

B. If to Stockholder, to it at:

Hwi Young Jung
Kyungsangnam-do Moojun-dong
Jooyoung Aceville 3cha 1306
Tonyong, South Korea
Attention: Yong Phil Lee
Telephone: 82-55-650-9305
Fax: 82-55-650-9494

C. If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004
Attention: Steven G. Nelson
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

9. (a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration as provided for herein.

(b) All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to NSAQ.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

[Signatures are on following page]

[Signature Page to Escrow Agreement]

North Shore Acquisition Corp.
By: Name: Sang-Chul Kim Title: Chairman

Sungdong Industries Co. Ltd.
By: Name: Hong Jun Jung Title: Representative Director

Stockholder Hwi Young Jung
Escrow Agent
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

ANNEX D

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) is entered into as of September 8, 2009, by and between North Shore Acquisition Corp. (“NSAQ”) and Hong Jun Jung (“HJJ”), pursuant to the Securities Purchase and Exchange Agreement (the “SPEA”) entered into as of September 8, 2009, by and among NSAQ, HJJ, Sungdong Industries Co. Ltd., a Korean company (“SDI”), and Hwi Young Jung (individually, a “Party” and collectively, the “Parties”). Capitalized terms used herein that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the SPEA.

Article 1. Secured Debt.

The secured debt shall mean the dividend payable to NSAQ by SDI pursuant to Section 1.8 (a) of the SPEA plus any dividend default interest payment set forth in Section 1.8 (c) of the SPEA.

Article 2. Terms of Secured Debt.

In order to fulfill the obligation in the foregoing Article 1 of this Agreement, HJJ hereby pledges, assigns, transfers and grants to NSAQ, a continuing first priority security interest in and to all of the right, title and interest of HJJ in, and agrees to provide the right of pledge for, the following shares (the “Pledged Shares”):

1.	Shares to be Pledged: 280,000 shares of common stock of Sungdong Shipbuilding & Marine Engineering Co., Ltd. (“SSME”)
2.	Stock Certificates: The 4th issuance A(Ah) No. 0000936 to 0000963
3.	Face Value per Stock: 10,000KRW
4.	Recorded Stockholder of the Stock Certificates: Hong Jun Jung

The term “Pledged Shares” as used herein shall also mean and include, without limitation, any securities into which the Pledged Shares are converted or for which they are exchanged, any stock dividend and/or distribution or exchange of stock in connection with any reorganization, recapitalization, reclassification, or increase or reduction of capital, if any, to which HJJ shall become entitled for any reason whatsoever as an addition to, in substitution for, or in exchange for any portion of the Pledged Shares.

Article 3. Effective Date and Delivery of Pledged Shares; Voting Rights

1.	This Agreement shall be effective from the Closing Date following the approval of the SPEA by NSAQ’s stockholders at the shareholders meeting and the other condition precedents of the SPEA are met (the “Effective Date”).
2.	HJJ will deliver the Pledged Shares, together with such signed documentation that transfers ownership of the Pledged Shares to NSAQ, to a collateral agent mutually agreed upon by NSAQ and HJJ, on the Closing Date, pursuant to the SPEA, if this Agreement becomes effective.
3.	HJJ may exercise all voting and other rights in respect of the Pledged Shares, provided that HJJ shall not exercise any of such rights in a manner which would be inconsistent with any provisions of this Agreement, or any other agreement, document or instrument executed and delivered pursuant hereto, or which would otherwise have the effect of impairing the value of the Pledged Shares.

Article 4. Foreclosure Agreement

1.	In the event that SDI fails to pay any of the dividends to NSAQ pursuant to 1.8(a) of the SPEA within sixty(60) days of the scheduled dividend payment date, NSAQ may dispose all or part of the Pledged Shares in satisfaction for the unpaid dividend obligation without complying with the procedures for execution of the security rights provided in the Civil Execution Act of Korea.
2.	NSAQ may transfer the Pledged Shares of value equivalent to the unpaid dividend to NSAQ, instead of disposing them under the Article 4.1.
3.	In the event of Articles 4.1 and 4.2, NSAQ shall take reasonable care and good faith in obtaining appropriate value of the Pledged Shares for the disposal or the transfer. HJJ acknowledges that

NSAQ may be unable to effect a public sale of the Pledged Shares and may be compelled to resort to one or more private sales of the Pledged Shares. HJJ further acknowledges that any such private sales may be at prices and terms less favorable to NSAQ and HJJ than if sold publicly.

Article 5. Preemptive Right

Notwithstanding Article 4 of this Agreement, SDI, Hwi Young Jung, HJJ or a party appointed by HJJ shall have the preemptive right to purchase the Pledged Shares at the same price agreed to by NSAQ and any third party. In such event, NSAQ shall sell the Pledged Shares to SDI, Hwi Young Jung, HJJ or a party appointed by HJJ.

Article 6. Payment of Deficit Amount

In the event that the disposal or the transfer of the Pledged Shares is not sufficient enough to pay the secured debt, HJJ shall pay the deficit amount immediately in cash.

Article 7. HJJ’s Representations and Warranties.

HJJ represents and warrants and, so long as this Agreement is in effect, shall be deemed continuously to represent and warrant, that:

(a) No Liens. HJJ is and will be the owner of all Pledged Shares free from any lien or other right, title or interest of any person, other than NSAQ.

(b) Authority; Enforceability. HJJ has full corporate power and authority and has taken all corporate action necessary to execute, deliver and perform this Agreement and the SPEA and to encumber and grant a security interest in the Pledged Shares. Each of this Agreement and the SPEA constitutes legal, valid and binding obligations of HJJ, enforceable against HJJ in accordance with their terms.

(c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under any jurisdiction) or any notice filed with any governmental authority covering or purporting to cover any interest of any kind in the Pledged Shares, and so long as any of the secured debt obligation remain unpaid, HJJ shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Shares, except financing statements filed or to be filed in respect of and covering the security interest granted hereby by HJJ.

(d) Security Interest; Necessary Filings. This Agreement creates a valid security interest of NSAQ in the Pledged Shares securing payment of the secured debt obligation. All filings, registrations and recordings necessary, appropriate or reasonably requested by NSAQ to create, preserve, protect and perfect the security interest granted by HJJ to NSAQ hereby in respect of the Pledged Shares have or will be made on or before the date of this Agreement. The security interest granted to NSAQ pursuant to this Agreement in and to the Pledged Shares constitutes and hereafter will constitute a perfected security interest therein, superior and prior to the rights of all other persons therein and subject to no other liens.

(e) No Consents, etc. No other consent of any other person (including, without limitation, stockholders or creditors of HJJ) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority (other than a court in connection with the exercise of judicial remedies by NSAQ) or regulatory body is required either (i) for the pledge by HJJ of the Pledged Shares pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by HJJ, or (ii) for the exercise by NSAQ of the rights provided for in this Agreement or the remedies in respect of the Pledged Shares pursuant to this Agreement.

(f) Pledged Shares. The Pledged Shares were validly issued and are fully paid. All information set forth herein relating to the Pledged Shares is accurate and complete in all material respects.

Article 8. HJJ’s Covenants.

HJJ agrees and covenants for itself, its successors and permitted assigns that:

(a) Protection of NSAQ’s Security. HJJ shall not take any action that impairs the rights of NSAQ in the Pledged Shares. HJJ shall cause SSME to mark any and all books and records to indicate the security interest in the Pledged Shares. HJJ will defend the Pledged Shares against the claims and demands of all other parties against HJJ or NSAQ; will keep the Pledged Shares free from all liens; and will not sell, transfer, assign, deliver, pledge, hypothocate or otherwise dispose of any Pledged Shares or any interest therein without the prior written consent of NSAQ.

(b) Financing Statements. HJJ shall, at no cost to NSAQ, execute, acknowledge and deliver all such other documents as NSAQ reasonably deems necessary to create, perfect and continue the security interest in the Pledged Shares contemplated hereby.

(c) Further Actions. HJJ shall at any time and from time to time take such steps as NSAQ may reasonably request to insure the continued perfection and priority of NSAQ’s security interest in any of the Pledged Shares and of the preservation of its rights therein in any jurisdiction. Without limiting the foregoing, HJJ will, at its own expense, deliver to NSAQ, upon demand, all documents, instruments or other writings constituting, representing or relating to the Pledged Shares or any part thereof.

Article 9. Expenses.

HJJ will upon demand pay to NSAQ the amount of any and all reasonable expenses, including the fees and expenses of its counsel, which NSAQ may incur in connection with (i) the collection of the secured debt obligations, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Shares, (iv) the exercise or enforcement of any of the rights of NSAQ hereunder, or (v) the failure by HJJ to perform or observe any of the provisions hereof. All amounts payable by HJJ under this Article 9 shall be due upon demand and shall be part of the secured debt. HJJ’s obligations under this Article 9 shall survive the termination of this Agreement and the discharge of HJJ’s other obligations hereunder.

Article 10. Governing Law and Jurisdiction

Each Party hereby agrees that the law of the Republic of Korea is the governing law of this agreement and consents to the exclusive jurisdiction of the federal and state courts located in the State of New York, New York County, U.S.A.

IN WITNESS WHEREOF, the Parties have executed this Agreement of the date first above written.

[Signature Page Follows]

North Shore Acquisition Corp.

By:

Name: Sang-Chul Kim
Title: Chairman

Hong Jun Jung

By:

Address: 32 San Gumdan-ri, Woongchon-myun,
        Woolju-gun, Woosan-shi, Gyoungsangnam-do, Korea.

ANNEX E

September 24, 2009

Board of Directors
North Shore Acquisition Corporation
SoftForum Building, 7th Floor
545-7 Dogok-Dong, Gangnam-Gu
Seoul, South Korea

Members of the Board:

We understand that on September 8, 2009, North Shore Acquisition Corporation (“North Shore”) entered into a Securities Purchase and Share Exchange Agreement (“Agreement”) with Sungdong Industries Co. Ltd. and Subsidiaries (“SDI”), Hwi Young Jung (“Stockholder”), a principal stockholder of SDI, and Hong Jun Jung providing for the acquisition by North Shore (referred as “Transaction”) of shares of newly issued convertible voting preferred stock of SDI, representing up to 22.24%, but not less than 20.12%, of the voting capital stock of SDI, and 7,722 shares of currently issued and outstanding shares of common stock of SDI from Stockholder, representing up to 30.84% but not less than 30.02% of the voting capital stock of SDI in exchange for the payment of the amount of cash remaining in North Shore’s trust account at closing after deduction of amounts for payment of transaction expenses and payments to North Shore’s public stockholders that exercise their conversion rights and an aggregate of 7,341,102 newly issued shares of common stock (“Common Stock”) of North Shore (“Consideration”).

You have asked for our opinion as to whether (i) the Consideration to be paid by North Shore pursuant to the Transaction is fair, from a financial point of view, to the holders of Common Stock, and (ii) the fair market value of SDI’s capital stock that North Shore shall acquire, which shall represent up to 52.26% but not less than 50.96% of the voting capital stock of SDI, is at least equal to 80% of the net assets of North Shore.

In arriving at our opinion, we have, among other things:

xi.	Reviewed the Agreement;
xii.	Reviewed certain publicly available financial and other information about North Shore and SDI;
xiii.	Reviewed certain information furnished to us by SDI’s management, including historical financial information and financial forecasts and analyses relating to the business, operations and prospects of SDI;
xiv.	Reviewed certain information furnished to us by North Shore’s management relating to North Shore;
xv.	Held discussions with members of senior management of North Shore and SDI concerning the matters described in clauses (ii), (iii) and (iv) above;
xvi.	Reviewed the share trading price history for the Common Stock for the period ending September 7, 2009, and considered the implied value of the Consideration based upon the closing price of the Common Stock as of that date;
xvii.	Reviewed the valuation multiples for certain publicly traded companies that we deemed relevant in lines of business similar to SDI;

xviii.	Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant;
xix.	Reviewed and compared the net asset value of North Shore to the indicated fair market value of SDI; and
xx.	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by North Shore and SDI or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, North Shore or SDI, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. North Shore and SDI have informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of SDI as to the future financial performance of SDI, and we have relied solely upon such financial forecasts prepared by the management of SDI. We express no opinion as to SDI’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We note, however, that in rendering this opinion we have analyzed the implied value of the Consideration based upon the closing price of the Common Stock as of September 7, 2009, which was the date immediately prior to the date of the public announcement of the Transaction. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting North Shore or SDI, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to North Shore and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreement to North Shore and its stockholders. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on North Shore, SDI or the contemplated benefits of the Transaction.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the Consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of North Shore or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from North Shore’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might result in terms and conditions more favorable to North Shore or its stockholders than those contemplated by the Agreement.

It is understood that our opinion is for the use and benefit of the Board of Directors of North Shore in its consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative transaction or opportunity that might be available to North Shore, nor does it address the underlying business decision by North Shore to engage in the Transaction or the terms of the Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Transaction or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Transaction, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time.

We have been engaged by North Shore in connection with the delivery of this opinion and will receive a fee for our services, a portion of which is payable upon the delivery of our opinion and the balance of which is payable upon the earliest to occur of the consummation of the Transaction, abandonment of the Transaction or termination of our engagement letter with North Shore. We also will be reimbursed for expenses incurred. North Shore has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. In the ordinary course of our business, we and our affiliates may trade or hold securities of North Shore and/or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to North Shore, SDI or entities that are affiliated with North Shore or SDI, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with North Shore, our opinion may not be used or referred to by North Shore, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, (i) the Consideration to be paid by North Shore pursuant to the Transaction is fair, from a financial point of view, to the holders of Common Stock, and (ii) the fair market value of SDI’s capital stock that North Shore shall own is at least equal to 80% of the net assets of North Shore.

Best regards,

Shinhan Accounting Corporation.

Jongman, Choi
Managing Partner